Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-258348

Prospectus Supplement No. 4
(to prospectus dated April 28, 2022)

Up to 44,350,000 Shares of Class A Common Stock
and
Up to 1,195,006,622 Shares of Class A Common Stock
Up to 44,350,000 Warrants to Purchase Class A Common Stock
Offered by the Selling Securityholders

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated April 28, 2022 (the “Prospectus”), which forms part of our registration statement on Form S-1 (No. 333-258348), as amended, with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on June 15, 2022 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to: (1) the issuance by us of an aggregate of up to 44,350,000 shares of our common stock, par value $0.0001 per share (“Class A common stock”), consisting of (a) 42,850,000 shares of Class A common stock issuable upon exercise of the Private Placement Warrants and (b) 1,500,000 shares of Class A common stock issuable upon exercise of the Working Capital Warrants, and (2) the offer and sale from time to time by the selling securityholders named in the Prospectus (the “Selling Securityholders”), or their permitted transferees, of (a) up to 1,195,006,622 shares of Class A common stock, consisting of (i) 1,118,905,164 issued and outstanding shares of Class A common stock, (ii) 31,751,458 shares of Class A common stock subject to vesting and/or exercise of the assumed Lucid Equity Awards and (iii) 44,350,000 shares of Class A common stock issuable upon exercise of the Private Placement Warrants and the Working Capital Warrants, and (b) 44,350,000 warrants representing the Private Placement Warrants and the Working Capital Warrants.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement. Terms used in this prospectus supplement but not defined herein shall have the meanings given to such terms in the Prospectus.

We are a “controlled company” within the meaning of Nasdaq rules and, as a result, qualify for exemptions from certain corporate governance requirements. Ayar, our majority stockholder, also currently has the ability to nominate five of the nine directors to our Board.

You should read the Prospectus, this prospectus supplement and any additional prospectus supplement or amendment carefully before you invest in our securities. Our Class A common stock is listed on The Nasdaq Stock Market LLC under the symbol “LCID”. On June 14, 2022, the closing price of our Class A common stock was $16.60 per share.

Investing in our Class A common stock involves a high degree of risk. See the section titled “Risk Factors” beginning on page 7 of the Prospectus and in our other documents subsequently filed with the SEC.

Neither the SEC nor any other state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the Prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

June 15, 2022

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 9, 2022

Lucid Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39408	85-0891392
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
7373 Gateway Boulevard Newark, CA (Address of Principal Executive Offices)	94560 (Zip Code)
Registrant’s telephone number, including area code: (510) 648-3553

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	LCID	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into Material Definitive Agreement.

On June 9, 2022 (the “Closing Date”), Lucid Group, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent (the “Administrative Agent”), as swingline lender and as an issuing bank, and each other lender and issuing bank party thereto from time to time, governing a new $1.0 billion senior secured asset-based revolving credit facility (the “ABL Credit Facility”), which the Company and each other borrower from time to time party thereto (the “Borrowers”) may draw upon from time to time subject to the terms and conditions set forth therein. The ABL Credit Facility includes a $350.0 million letter of credit subfacility and a $100.0 million swingline loan subfacility. Subject to certain terms and conditions, including obtaining such new commitments, the Company may from time to time request one or more increases in the amount of credit commitments under the ABL Credit Facility in an aggregate amount up to the sum of $500.0 million plus certain other amounts.

On the Closing Date, there were no borrowings and no outstanding letters of credit under the ABL Credit Facility.

Availability

The ABL Credit Facility has an initial aggregate principal commitment amount of up to $1.0 billion, with availability from time to time subject to the value of the borrowing base which, subject to eligibility criteria set forth in the Credit Agreement, equals the sum of, from time to time, (i) 85% of the eligible accounts receivable of the Loan Parties (as defined below) (other than eligible credit card receivables and eligible investment grade accounts receivable), plus (ii) 90.0% of the eligible investment grade accounts receivable of the Loan Parties, plus (iii) 90.0% of the eligible credit card receivables of the Loan Parties, plus (iv) the lesser of (x) 75% of the lower of cost or market value of eligible inventory of the Loan Parties, determined on a first-in-first-out basis and (y) 85% of the appraised net orderly liquidation value of eligible inventory of the Loan Parties valued at the lower of cost or market value, determined on a first-in-first-out basis, plus (v) prior to the Fixed Asset Release Date (as defined in the Credit Agreement), the lesser of (x) 75% of the lower of cost or market value of eligible machinery and equipment of the Loan Parties and (y) 85% of the appraised net orderly liquidation value of eligible machinery and equipment of the Loan Parties, plus (vi) prior to the Fixed Asset Release Date, 50% of the appraised fair market value of certain eligible fee owned real property of the Loan Parties plus (vii) 100% of Eligible Cash (as defined in the Credit Agreement), minus (viii) customary reserves and other adjustments (including with respect to the real estate component). The amount included as part of the borrowing base pursuant to clauses (v) and (vi) above may not exceed, in the aggregate, (x) at any time prior to the second anniversary of the Closing Date, 50% of the borrowing base and (y) from and after the second anniversary of the Closing Date, 35% of the borrowing base.

Currency, Interest Rate and Fees

Extensions of credit under the ABL Credit Facility may be denominated in U.S. dollars, pounds sterling, euro, Canadian dollars, Australian dollars, Swiss francs, Japanese yen and other agreed currencies from time to time. Borrowings under the ABL Credit Facility bear interest at a rate per annum equal to (i) for amounts denominated in U.S. Dollars, at the Company’s option, either (A) the “Alternate Base Rate” (as defined in the Credit Agreement) plus a margin of 0.25% to 0.75% or (B) the “Term SOFR Rate” (as defined in the Credit Agreement) (which includes a credit spread adjustment of 10 basis points per annum) plus a margin of 1.25% to 1.75%, (ii) for amounts denominated in Canadian dollars, at the Company’s option, either (A) the “Canadian Prime Rate” (as defined in the Credit Agreement) plus a margin of 0.25% to 0.75% or (B) the “CDOR Rate” (as defined in the Credit Agreement) plus a margin of 1.25% to 1.75%, (iii) for amounts denominated in pounds sterling or Swiss francs, the applicable “Alternative Currency Daily Rate” (as defined in the Credit Agreement) plus a margin of 1.25% to 1.75% and (iv) for amounts denominated in euros, Australian dollars, Japanese yen or any other applicable foreign currency available under the ABL Credit Facility from time to time, the applicable “Alternative Currency Term Rate” (as defined in the Credit Agreement) plus a margin of 1.25% to 1.75%. Each applicable margin set forth above will be determined based on average quarterly availability under the ABL Credit Facility.

In addition to paying interest on outstanding principal under the ABL Credit Facility, the Borrowers are required to pay a quarterly commitment fee to the lenders under the ABL Credit Facility in respect of the unutilized revolving commitments thereunder at a commitment fee rate equal to 0.25% per annum. The Borrowers will also pay customary letter of credit fees.

Maturity

Borrowings under the ABL Credit Facility mature, and commitments thereunder terminate, on the earlier of (i) June 9, 2027 and (ii) the date that is 91 days prior to the stated maturity date of certain material debt for borrowed money incurred by any of the Borrowers or their restricted subsidiaries in an aggregate principal amount of not less than $500.0 million.

Prepayments

If at any time the sum of the outstanding amounts under the ABL Credit Facility exceed the lesser of (i) the borrowing base and (ii) the aggregate revolving commitments under the ABL Credit Facility (such lesser amount, the “Line Cap”), the Company is required to repay outstanding loans and/or cash collateralize letters of credit in an aggregate amount equal to such excess.

Guarantees and Security

The obligations under ABL Credit Facility are guaranteed by the Company, each other Borrower, if any, and certain other domestic subsidiaries of the Company (collectively, the “Loan Parties”). Obligations under the ABL Credit Facility, and the guarantees of those obligations, are initially secured by a perfected first-priority security interest in substantially all assets of the Loan Parties, subject to certain exceptions, including the exclusion of intellectual property.

Certain Covenants and Events of Default

Prior to the date on which (i) the fixed charge coverage ratio is greater than 1.00 to 1.00 for at least two consecutive fiscal quarters, in each case on a trailing four fiscal quarter basis, and (ii) the Company has elected to cause the fixed charge ratio covenant to become effective (the “FCCR Covenant Trigger Date”), the Borrowers are required to maintain “Liquidity” (as defined in the Credit Agreement) at all times of at least the dollar equivalent of $1.0 billion. Following the FCCR Covenant Trigger Date, if “Specified Availability” (as defined in the Credit Agreement) is less than the greater of (A) $62.5 million and (B) 12.5% of the Line Cap (a “Compliance Period Trigger Event”), the Company is required to comply with a minimum fixed charge coverage ratio of at least 1.00 to 1.00 as of the end of (x) the last quarter immediately preceding the occurrence of such Compliance Period Trigger Event and (y) each subsequent fiscal quarter during such Compliance Period (as defined in the Credit Agreement), and must continue to comply with such minimum fixed charge coverage ratio covenant until Specified Availability is greater than or equal to the greater of (x) $62.5 million and (y) 12.5% of the Line Cap for at least 20 consecutive calendar days.

The Credit Agreement contains customary affirmative covenants, including financial statement reporting requirements and delivery of borrowing base certificates. The Credit Agreement also contains customary negative covenants that limit the ability of the Company and its restricted subsidiaries to, among other things, pay dividends, incur debt, create liens and encumbrances, redeem or repurchase stock, dispose of assets (including dispositions of material intellectual property), consummate acquisitions or other investments, prepay certain debt, engage in transactions with affiliates, engage in sale and leaseback transactions, consummate mergers and other fundamental changes, enter in to restrictive agreements or modify their organizational documents.

The Credit Agreement contains customary events of default (subject to certain exceptions, thresholds and grace periods), such as the failure to pay obligations when due, initiation of bankruptcy or insolvency proceedings, defaults on certain other indebtedness, change of control events, ERISA events, material breach of representations and warranties, failure to perform or observe covenants, material judgements, and invalidity of security interests or guarantees or other obligations. Upon an event of default, the lenders may, subject to certain cure rights, require the immediate payment of all amounts outstanding and foreclose on collateral.

The foregoing description of the terms of the Credit Agreement is not a complete description thereof and is qualified in its entirety by the full text of such agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 15, 2022, the Company issued a press release relating to its entry into the Credit Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Credit Agreement, dated as of June 9, 2022, by and among Lucid Group, Inc., as the Borrower Representative, the other Borrowers party thereto from time to time, the Lenders and Issuing Banks from time to time party thereto and Bank of America, N.A., as Administrative Agent.
99.1	Press Release dated June 15, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2022	Lucid Group, Inc.

	By:	/s/ Sherry House
Name: Sherry House Title: Chief Financial Officer

Exhibit 10.1

Execution Version

CREDIT AGREEMENT

dated as of

June 9, 2022

among

LUCID GROUP, INC.,

as Borrower Representative

THE BORROWERS PARTY HERETO

THE LENDERS PARTY HERETO

and

BANK OF AMERICA, N.A.,
as Administrative Agent

BOFA SECURITIES, INC. and CITIBANK, N.A.
as Joint Lead Arrangers

BOFA SECURITIES, INC., CITIBANK, N.A., BARCLAYS BANK PLC, GOLDMAN SACHS BANK USA, JPMORGAN CHASE BANK, N.A., BNP PARIBAS SECURITIES CORP. and RBC CAPITAL MARKETS1
as Joint Bookrunners

BOFA SECURITIES, INC. and CITIBANK, N.A.
as Syndication Agents

and

BARCLAYS BANK PLC, GOLDMAN SACHS BANK USA, JPMORGAN CHASE BANK, N.A., BNP PARIBAS SECURITIES CORP. and RBC CAPITAL MARKETS
as Documentation Agents

1 RBC Capital Markets is a marketing name for the capital markets activities of Royal Bank of Canada and its affiliates.

i

SCHEDULES:

Schedule 1.01(a)	—	Eligible Real Property
Schedule 1.01(b)	—	Subsidiary Guarantors
Schedule 1.01(c)	—	Unrestricted Subsidiaries
Schedule 1.01(d)	—	Commitment Schedule
Schedule 1.12	—	Sustainability Targets
Schedule 2.06	—	Existing Letters of Credit
Schedule 2.06A	—	Letter of Credit Fees
Schedule 3.04	—	Corporate Structure
Schedule 3.06	—	Litigation; Labor Matters
Schedule 3.07	—	Ownership of Property
Schedule 3.16	—	Intellectual Property
Schedule 3.20	—	UCC Filing Offices
Schedule 3.22	—	Deposit Accounts; Securities Accounts
Schedule 5.18	—	Post-Closing Covenant
Schedule 6.01(b)	—	Debt
Schedule 6.02	—	Liens
Schedule 6.07	—	Investments
Schedule 6.08	—	Affiliate Transactions
Schedule 6.15	—	Transactions

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B-1	—	Form of Borrowing Request / Swingline Loan Request
Exhibit B-2	—	Form of Interest Election Request
Exhibit C	—	Form of Borrowing Base Certificate
Exhibit D-1	—	Form of Crossing Liens Intercreditor Agreement
Exhibit D-2	—	Form of Junior Lien Intercreditor Agreement
Exhibit D-3	—	Form of Intercompany Note
Exhibit E	—	Compliance Certificate
Exhibit F-1	—	U.S. Tax Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-2	—	U.S. Tax Certificate (For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-3	—	U.S. Tax Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit F-4	—	U.S. Tax Certificate (For Foreign that are Partnerships for U.S. Federal Income Tax Purposes)

v

CREDIT AGREEMENT dated as of June 9, 2022 (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) among LUCID GROUP, INC. (the “Company”), as a Borrower, the Lenders and Issuing Banks from time to time party hereto, and BANK OF AMERICA, N.A., as Administrative Agent.

WHEREAS, the Borrower Representative has requested that the Lenders and Issuing Banks extend credit to the Borrowers in the form of an asset-based revolving credit facility with Revolving Commitments in an original aggregate amount equal to $1,000,000,000; and

WHEREAS, the Lenders and Issuing Banks have agreed to extend credit to the Borrowers hereunder, subject to the terms and conditions set form herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I
Definitions

Section 1.01.       Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABL Collateral” means all Collateral consisting of the following:

(1)            Accounts;

(2)            Payment Intangibles that constitute credit card receivables, including Credit Card Account Receivables;

(3)            Inventory;

(4)            (a) Instruments, Documents, Chattel Paper and General Intangibles evidencing or substituted for the foregoing and (b) Chattel Paper evidencing car leases;

(5)            all Deposit Accounts with any bank or other financial institution (including all cash, cash equivalents, financial assets, negotiable instruments and other evidence of payment, and other funds on deposit therein or credited thereto);

(6)            all Securities Accounts with any securities intermediary (including any and all Investment Property held therein or credited thereto) except to the extent that such Investment Property constitute identifiable proceeds of Fixed Assets;

(7)            all accessions to, substitutions for and replacements of the foregoing, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any General Intangibles at any time evidencing or relating to any of the foregoing; and

(8)            to the extent not otherwise included, all Proceeds (including without limitation, all insurance proceeds), Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that, any Collateral, regardless of type, received in exchange for ABL Collateral pursuant to an Enforcement Action in accordance with the terms of this Agreement and the Collateral Agreement shall be treated as ABL Collateral under this Agreement, the Collateral Documents and any Fixed Asset Facility Documents; provided, further, that any Collateral of the type that constitutes ABL Collateral, if received in exchange for Fixed Assets pursuant to an Enforcement Action in accordance with the terms of any Fixed Asset Facility Documents and this Agreement, shall be treated as Fixed Assets under this Agreement, the Collateral Documents and any Fixed Asset Facility Documents; and, provided, further, however, that “ABL Collateral” shall include proceeds from the disposition of any Fixed Assets permitted by this Agreement and any Fixed Asset Facility Documents to the extent such proceeds would otherwise constitute ABL Collateral and are not required to be applied to the mandatory prepayment of any Fixed Asset Facility Obligations pursuant to the applicable Fixed Asset Facility Documents, unless such proceeds either (a) arise from a disposition of Fixed Assets resulting from any Enforcement Action taken by Fixed Asset Facility Collateral Agent on behalf of the secured parties in respect of such Fixed Asset Facility permitted by this Agreement or (b) are deposited in a segregated cash collateral account with the Fixed Asset Facility Collateral Agent to the extent required by the applicable Fixed Asset Facility Documents. Each capitalized term used in this definition that is not otherwise defined in this Agreement shall have the meaning assigned to such term in Article 9 of the UCC. For the avoidance of doubt, it is understood and agreed that the Secured Parties remain entitled to the benefit of a second priority Lien in any Collateral comprised of Fixed Assets (the “Fixed Asset Collateral”) unless a Fixed Asset Release Date has occurred and no Fixed Asset Facility is then outstanding or will contemporaneously be outstanding. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, in no event shall “ABL Collateral” include, and the provisions of this Agreement and the other Loan Documents with respect to Collateral need not be satisfied with respect to, any Excluded Assets.

“ABR”, when used in reference to (a) a rate of interest, refers to the Alternate Base Rate, and (b) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate. All ABR Loans shall be denominated in Dollars.

“Acceptable Intercreditor Agreement” shall mean an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent in its Permitted Discretion (it being understood and agreed that an intercreditor agreement in form and substance substantially the same as the form attached hereto as Exhibit D-1 or Exhibit D-2, as applicable, is satisfactory to the Administrative Agent).

“Acceptable Real Estate Appraisal” has the meaning assigned to such term in the definition of “Eligible Real Property”.

“Account Debtor” shall mean any Person obligated on an Account.

“Accounts” shall mean (a) all of the rights of any Loan Party in, to and under all “accounts” (as defined in the UCC), (b) all of the rights of any Loan Party in, to and under all purchase orders for goods, services or other property, (c) all of the rights of any Loan Party to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid seller’s rights of rescission, replevin, reclamation and rights to stoppage in transit) and (d) all monies due to or to become due to any Loan Party under any and all contracts for any of the foregoing (in each case, whether or not yet earned by performance on the part of such Loan Party), including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all Supporting Obligations of any kind given by any Person with respect to all or any of the foregoing.

2

“Account Party” shall have the meaning assigned to such term in Section 2.06(b).

“Acquired Borrowing Base Component” shall mean with respect to assets acquired pursuant to any permitted acquisition or other permitted Investment, (i) (A) until the earlier of (x) the date on which the Administrative Agent receives a Report in respect of the Accounts and Inventory acquired pursuant to such acquisition or Investment and (y) the date that is 120 days after such acquisition or Investment is consummated, the sum of (1) the net book value of Eligible Accounts acquired in connection with such permitted acquisition or other Investment multiplied by 65.0%, plus (2) the net book value of Eligible Inventory acquired in connection with such permitted acquisition or other Investment multiplied by 45.0% and (ii) thereafter, $0; provided that, subject to the immediately following proviso, during such period such Accounts and Inventory shall constitute Eligible Accounts and Eligible Inventory, respectively, for all purposes under this Agreement other than for purposes of clauses (b), (c) and (d) of the definition of “Borrowing Base”; provided, further, that the Administrative Agent shall take such actions as are reasonably required to obtain or prepare a Report within 120 days of such acquisition of such Accounts and such Inventory (which Report shall be at the expense of the Company and the related field examinations and/or appraisals shall be in addition to any other field examinations and appraisals permitted to be conducted under this Agreement) promptly upon the request of the Company; provided, further, that, (1) if the inclusion of all such Eligible Accounts and such Eligible Inventory acquired pursuant to any such acquisition or other Investment in the Acquired Borrowing Base Component, would, in the aggregate, cause the Borrowing Base calculated on a pro forma basis for such acquisition (the “Post-Acquisition Borrowing Base”) to exceed the Borrowing Base in existence at such time prior to giving effect to such acquisition (the “Pre-Acquisition Borrowing Base”) by more than 20.0%, then the Acquired Borrowing Base Component shall exclude all such Accounts and Inventory to the extent such Accounts and Inventory would cause the Post-Acquisition Borrowing Base to exceed the Pre-Acquisition Borrowing Base by more than 20.0%.

“Additional Alternative Currency” shall mean any Eligible Currency that is approved in accordance with Section 1.08.

“Additional Lender” means at any time, any bank, other financial institution or institutional lender or institutional investor (but not an Ineligible Institution) that, in any case, is not an existing Lender and that agrees to provide any portion of any Incremental Commitments in accordance with Section 2.09(e); provided that each Additional Lender shall be subject to the consent of the Administrative Agent and each Issuing Bank pursuant to subclauses (B) and (C) of Section 9.04(b)(i) (in each case, such approval not to be unreasonably withheld or delayed and solely to the extent such consent would be required for an assignment of Loans or Commitments to such Person under Section 9.04(b)).

“Adjustment Date” means the first day of each fiscal quarter of the Company.

“Administrative Agent” shall mean Bank of America, in its capacity as administrative agent hereunder and under any of the other Loan Documents and its successors in such capacity.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

3

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean with respect to any Person (a) any other Person that directly or indirectly controls such Person and (b) any other Person that is controlled by or is under common control with such controlling Person; provided that, for the avoidance of doubt, The Public Investment Fund of Saudi Arabia (and/or any direct or indirect controlling Person and/or Persons under direct or indirect common control) shall not constitute an Affiliate of the Company for purposes of this Agreement and the other Loan Documents. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. For purpose of this definition, the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent-Related Person” has the meaning assigned to such term in Section 9.03(d).

“Aggregate Revolving Commitment” shall mean, at any time, the aggregate of the Revolving Commitments of all of the Lenders, as increased or reduced from time to time pursuant to the terms and conditions hereof. As of the Effective Date, the Aggregate Revolving Commitment is $1,000,000,000.

“Aggregate Revolving Exposure” shall mean, at any time, the aggregate Revolving Exposure of all the Lenders at such time.

“Agreement Currency” shall have the meaning assigned to such term in Section 9.23.

“Agreement Value” shall mean, for each Swap Agreement, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements) that the Company, any Borrower or any Restricted Subsidiary would be required to pay if such Swap Agreement were terminated on such date.

“ALTA” shall mean the American Land Title Association.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 0.50% and (c) the Term SOFR Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. New York City time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

4

“Alternative Currencies” means Pounds Sterling, Euro, Canadian Dollars, Australian Dollars, Swiss Francs, Japanese Yen and each Additional Alternative Currency.

“Alternative Currency Daily Rate” shall mean, for any day, with respect to any Credit Extension:

(a)            denominated in Pounds Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof;

(b)            denominated in Swiss Francs, the rate per annum equal to SARON determined pursuant to the definition thereof; and

(c)            and with respect to Loans, Letters of Credit and Letter of Credit reimbursement obligations, denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.08(a);

provided, that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.

“Alternative Currency Daily Rate Loan” or “Alternative Currency Daily Rate Borrowing” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate”. All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.

“Alternative Currency Loan” shall mean a Loan that bears interest at the Alternative Currency Daily Rate, the Alternative Currency Term Rate or the Canadian Prime Rate.

“Alternative Currency Successor Rate” has the meaning specified in Section 2.14(g).

“Alternative Currency Term Rate” means, for any Interest Period, with respect to any Credit Extension:

(a)            denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period;

(b)            denominated in Canadian Dollars, the rate per annum equal to the Canadian Dollar Offered Rate (the “CDOR Rate”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period;

(c)            denominated in Australian Dollars, the rate per annum equal to the Bank Bill Swap Reference Bid Rate (“BBSY”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period;

5

(d)            denominated in Japanese Yen, the rate per annum equal to the Tokyo Interbank Offer Rate (“TIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period; and

(e)            and with respect to Loans, Letters of Credit and Letter of Credit reimbursement obligations denominated in any other Alternative Currency, the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders or Issuing Bank pursuant to Section 1.08(a) plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders or Issuing Bank pursuant to Section 1.08(a);

provided, that, if any Alternative Currency Term Rate shall be less than the applicable Floor, such rate shall be deemed to be such Floor for purposes of this Agreement.

“Alternative Currency Term Rate Loan” or “Alternative Currency Term Rate Borrowing” shall mean a Loan that bears interest at a rate based on the Alternative Currency Term Rate. All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.

“Ancillary Document” has the meaning assigned to such term in Section 9.06(b).

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to anti-bribery or anti-corruption, including the U.S. Foreign Corrupt Practices Act and the UK Bribery Act, in each case as amended from time to time.

“Applicable Percentage” shall mean, with respect to any Lender, (a) with respect to Revolving Loans, LC Exposure or Overadvances, a percentage equal to a fraction the numerator of which is such Lender’s Revolving Commitment and the denominator of which is the Aggregate Revolving Commitment; provided that, if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon such Lender’s share of the Aggregate Revolving Exposure at that time and (b) with respect to Protective Advances or with respect to the Aggregate Revolving Exposure, a percentage based upon its share of the Aggregate Revolving Exposure and the unused Commitments; provided that, in accordance with Section 2.20, so long as any Lender shall be a Defaulting Lender, such Defaulting Lender’s Commitment shall be disregarded in the calculations under clauses (a) and (b) above.

“Applicable Rate” shall mean, for any day, with respect to any Initial Revolving Loan, the applicable rate per annum set forth below under the caption “Revolver ABR Spread / Canadian Prime Rate Spread” or “Revolver Term Rate Spread / Alternative Currency Daily Rate Spread”, as the case may be, determined as of each Adjustment Date based upon the Average Quarterly Availability during the most recently ended fiscal quarter of the Company immediately preceding such Adjustment Date; provided that the “Applicable Rate” with respect to the Initial Revolving Loans shall be the applicable rates per annum set forth below in Category 2 during the period from the Effective Date to, and including, the last day of the first fiscal quarter of the Company ending after the Effective Date:

6

Average Quarterly Availability	Revolver ABR Spread / Canadian Prime Rate Spread	Revolver Term Rate Spread / Alternative Currency Daily Rate Spread
Category 1 ≥ 66⅔ of the Aggregate Revolving Commitment	0.25%	1.25%
Category 2 < 66⅔ of the Aggregate Revolving Commitment but ≥ 33⅓ of the Aggregate Revolving Commitment	0.50%	1.50%
Category 3 < 33⅓ of the Aggregate Revolving Commitment	0.75%	1.75%

For purposes of the foregoing, each change in the Applicable Rate resulting from a change in Average Quarterly Availability shall be effective during the period commencing on and including the applicable Adjustment Date and ending on the last day of the fiscal quarter immediately preceding such Adjustment Date, it being understood and agreed that, for purposes of determining the Applicable Rate on the first day of any fiscal quarter of the Company, the Average Quarterly Availability during the most recently ended fiscal quarter of the Company shall be used. Notwithstanding the foregoing, the Average Quarterly Availability shall be deemed to be in Category 3 (A) at any time that an Event of Default has occurred and is continuing or (B) at the option of the Administrative Agent or at the request of the Required Lenders if the Borrowers fail to deliver any Borrowing Base Certificate or related information required to be delivered by them pursuant to Section 5.01, during the period from the expiration of the time for delivery thereof until each such Borrowing Base Certificate and related information is so delivered.

The Applicable Rate for any Class of Incremental Term Loans shall be as set forth in the applicable Incremental Amendment.

“Appraisal and Field Examination Event” shall mean at any time Specified Availability is less than the greater of (i) 15% of the Line Cap and (ii) the Dollar Equivalent of $75,000,000 for 5 consecutive Business Days; provided, that to the extent that the Appraisal and Field Examination Event has occurred, if the Specified Availability is greater than the applicable amount specified above for at least 20 consecutive calendar days, the Appraisal and Field Examination Event shall no longer be deemed to exist or be continuing until such time as the Specified Availability may again be less than the applicable specified amount. If a field examination and/or appraisal is initiated after an Appraisal and Field Examination Event has occurred and material work has occurred with respect thereto, the Administrative Agent shall be permitted to complete (and be entitled to reimbursement of expenses related to) such field examination and/or appraisal regardless of whether such Appraisal and Field Examination Event has ended.

“Appropriate Lender” shall mean, at any time, a Lender that has a Commitment or holds a Loan at such time.

“Approved Counterparty” means any Person that was the Administrative Agent or a Lender or any Affiliate of the foregoing (i) at the time it entered into a Swap Agreement or Banking Services Agreement, as applicable, in its capacity as a party thereto, (ii) with respect to a Swap Agreement or Banking Services Agreement, in each case in effect as of the Effective Date, as of the Effective Date, as applicable, in its capacity as a party thereto, and in the case of (i) or (ii) notwithstanding whether such Approved Counterparty may cease to be the Administrative Agent, Lender or an Affiliate of the foregoing thereafter, as applicable.

7

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Asset Sale” shall mean any Disposition (by way of merger, casualty, condemnation or otherwise, including a Casualty Event) by the Company, the other Borrowers or any of the Restricted Subsidiaries other than (a) Dispositions of ABL Collateral, (b) Dispositions permitted by Section 6.06 (other than 6.06(l)) and (c) a Disposition or series of related Dispositions having a value not in excess of the Dollar Equivalent of $5,000,000.

“Assignment and Assumption” shall mean an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Australian Dollar” shall mean the lawful currency of Australia.

“Availability” shall mean, at any time, an amount equal to (a) the Line Cap minus (b) the Aggregate Revolving Exposure (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Applicable Percentage of all outstanding Borrowings).

“Availability Period” shall mean the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of all of the Commitments.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, pursuant to this Agreement as of such date.

“Average Quarterly Availability” shall mean, as of any Adjustment Date for any fiscal quarter of the Company, an amount equal to the average daily Availability during such fiscal quarter immediately preceding such Adjustment Date; provided, that in order to determine Availability on any day for purposes of this definition, the Borrowing Base for such day shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01 as of such day.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

8

“Bank of America” shall mean Bank of America, N.A., a national banking association, in its individual capacity, and its successors.

“Banking Services” shall mean each and any of the following bank services provided to any Loan Party or its Restricted Subsidiaries by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts, cash pooling services and interstate depository network services). Banking Services shall not include any Swap Agreements.

“Banking Services Agreement” shall mean those agreements entered into from time to time by any Loan Party or any of its Restricted Subsidiaries with a Lender or any of its Affiliates in connection with the obtaining of any of the Banking Services.

“Banking Services Obligations” shall mean any and all obligations of the Loan Parties and their Restricted Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Bankruptcy Event” shall mean, with respect to any Person, when such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the U.S. or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality), to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“BBSY” has the meaning assigned to such term in clause (c) of the definition of “Alternative Currency Term Rate”.

“Benchmark” shall mean, initially, the Term SOFR Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to such Relevant Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(b). Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” shall mean, for purposes of Section 2.14(b)(ii), the first alternative set forth below that can be determined by the Administrative Agent:

(1)            [reserved];

9

(2)            the sum of: (a) Daily SOFR and (b) the SOFR Adjustment; and

(3)            the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Representative as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (2) or (3) above would be less than the applicable Floor, the Benchmark Replacement will be deemed to be such Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower Representative for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities; provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent (in consultation with the Borrower Representative) in its reasonable discretion.

“Benchmark Replacement Conforming Changes” shall mean, with respect to any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, “Business Day” or “Interest Period” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent (in consultation with the Borrower Representative) decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent (in consultation with the Borrower Representative) decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

10

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:

(1)            in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); and

(2)            in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative or not to comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-representativeness, non-compliance, or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative or do not, or as a specified future date will not, comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

11

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” shall mean the Board of Governors of the Federal Reserve System of the U.S.

“Bona Fide Debt Fund” means any fund or investment vehicle that is primarily engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and other similar extensions of credit in the ordinary course.

“Borrower Notice” shall have the meaning assigned to such term in Section 5.13(b)(ii).

“Borrower Representative” has the meaning assigned to such term in Section 11.01.

“Borrowers” shall mean, collectively and jointly and severally, (a) the Company and (b) any other Restricted Subsidiary of the Company designated as a Borrower by the Borrower Representative by notice in writing to the Administrative Agent but shall not include any Foreign Subsidiary (other than as provided in Section 2.09); provided that, with respect to each Restricted Subsidiary so designated pursuant to this clause (b), (w) the Administrative Agent shall have received a joinder agreement to this Agreement executed by such Restricted Subsidiary in form and substance reasonably satisfactory to the Administrative Agent, (x) to the extent not previously complied with, such Restricted Subsidiary shall comply with the requirements of Section 5.13 mutatis mutandis (it being understood that the documents described in Section 5.13(a) shall be delivered on the effective date of the joinder agreement to the extent not previously delivered), (y) the Administrative Agent shall have received documents of the type described in Section 4.01(a)(ii), 4.01(c) and 4.01(f) dated as of the effective date of the joinder agreement with respect to such Restricted Subsidiary in substantially the same form as such documents that were delivered with respect to the Company on the Effective Date and (z) the Administrative Agent shall have received, at least three (3) days prior to the effective date of such joinder, (i) all documentation and other information regarding such Restricted Subsidiary reasonably requested in writing by the Administrative Agent or any Lender in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested in writing to the Borrower Representative at least ten (10) days prior to the effective date of such joinder and (ii) to the extent such Restricted Subsidiary qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three (3) days prior to the effective date of such joinder (or such later date as such requesting Person may agree), any Lender that has reasonably requested, in a written notice to the Borrower Representative at least ten (10) days prior to the effective date of such joinder, a Beneficial Ownership Certification in relation to such Restricted Subsidiary shall have received such Beneficial Ownership Certification. Each of the Borrowers are sometimes individually referred to as a “Borrower”.

12

“Borrowing” shall mean (a) Loans of the same Type, made, converted or continued on the same date and, in the case of Term Rate Loans, as to which a single Interest Period is in effect, (b) a Swingline Loan, (c) a Protective Advance and (d) an Overadvance.

“Borrowing Base” shall mean, at any time, the sum of:

(a)            90% of the Loan Parties’ Eligible Credit Card Receivables (other than Eligible Investment Grade Accounts) at such time, plus

(b)            90% of the Loan Parties’ Eligible Investment Grade Accounts (other than Eligible Credit Card Receivables) at such time, plus

(c)            85% of the Loan Parties’ Eligible Accounts (other than Eligible Credit Card Receivables and Eligible Investment Grade Accounts) at such time, plus

(d)            the lesser of (i) 75% of the Loan Parties’ Eligible Inventory, at such time, valued at the lower of cost or market value, determined on a first-in-first-out basis, and (ii) the product of 85% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent Inventory appraisal ordered by the Administrative Agent of the Loan Parties’ Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, plus

(e)            prior to the Fixed Asset Release Date, the lesser of (i) 75% of the Loan Parties’ Eligible Machinery and Equipment at such time, valued at the lower of cost or market value, and (ii) the product of 85% multiplied by the Net Orderly Liquidation Value identified in the most recent Equipment appraisal ordered by the Administrative Agent of the Loan Parties’ Eligible Machinery and Equipment, plus

(f)             prior to the Fixed Asset Release Date, the Real Estate Component, plus

(g)           100% of Eligible Cash, plus

(h)            the Acquired Borrowing Base Component, minus

(i)             Reserves;

13

provided that the maximum amount included as part of the Borrowing Base pursuant to the foregoing clauses (e) and (f) shall not exceed, in the aggregate, (x) at any time prior to the second anniversary of the Effective Date, 50% of the Borrowing Base and (y) from and after the second anniversary of the Effective Date, 35% of the Borrowing Base. The calculations in clause (d) above may be determined on a combined basis for Eligible Inventory or on a category by category basis for Eligible Inventory, as determined by Administrative Agent from time to time in its Permitted Discretion based on its review of any appraisal and/or field examination of such Inventory; provided, that, commencing with the delivery of the Borrowing Base Certificate for the month ended December 31, 2023, the Borrower Representative shall determine amounts to be included pursuant to clause (d) above based on monthly inventory accounting methods consistent with the Company's quarterly inventory accounting methods as in effect on the Effective Date (or as otherwise reasonably acceptable to the Administrative Agent in its Permitted Discretion). The calculations in clause (e) above may be determined on a combined basis for Eligible Machinery and Equipment or on a category by category basis for Eligible Machinery and Equipment, as determined by Administrative Agent from time to time in its Permitted Discretion based on its review of any appraisal of such Equipment. The establishment or increase of any Reserve will be limited to the exercise by the Administrative Agent of its Permitted Discretion, upon at least five Business Days’ prior written notice to the Borrower Representative (which notice will include a reasonably detailed description of the Reserve being established); provided that, upon such notice, the Borrowers will not be permitted to borrow so as to exceed the Borrowing Base after giving effect to such new or modified Reserves. During such five Business Day period, the Administrative Agent will, if requested, discuss any such new or modified Reserve with the Borrower Representative, and the Borrower Representative may take such action as may be required so that the event, condition or matter that is the basis for such new or modified Reserve no longer exists or exists in a manner that would result in the establishment of a lower Reserve, in each case, in a manner and to the extent reasonably satisfactory to the Administrative Agent. Notwithstanding anything to the contrary herein, (x) the amount of any such Reserve will have a reasonable relationship to the event, condition or other matter that is the basis for such Reserve, (y) no Reserves will be duplicative of other reserves or items that are otherwise addressed, excluded or already accounted for through eligibility criteria (including collection/advance rates) and (z) no Reserve shall be imposed on the first 5% of dilution and thereafter no dilution Reserve shall exceed 1% for each incremental whole percentage in dilution over 5% (it being agreed that partial percentage point Reserves are permitted (e.g., a Reserve for 0.1 percentage points where dilution is 5.1%)). To the extent any component of the Borrowing Base is denominated in a currency other than Dollars, such amount shall be reflected in the Borrowing Base (and reported in the Borrowing Base Certificate) in Dollars based on the Dollar Equivalent thereof.

“Borrowing Base Certificate” shall mean a certificate, signed and certified as accurate and complete by a Financial Officer of the Borrower Representative, in substantially the form of Exhibit C or another form that is reasonably acceptable to the Administrative Agent in its Permitted Discretion, together with such supporting information and schedules as may be reasonably requested by the Administrative Agent.

“Borrowing Request” shall mean a notice substantially in the form of Exhibit B-1 or such other form as may be approved by the Administrative Agent (including any form on an Electronic System as shall be approved by the Administrative Agent) by the Borrower Representative requesting any Borrowing in accordance with Section 2.03.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that,

(a)     if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan, shall mean a Business Day that is also a TARGET Day;

(b)     if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Pounds Sterling, shall mean a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom;

14

(c)     if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Canadian Dollars, shall mean a day other than a day banks are closed for general business in Toronto because such day is a Saturday, Sunday or a legal holiday under the laws of Canada;

(d)     if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Australian Dollars, shall mean a day other than a day banks are closed for general business in Sydney because such day is a Saturday, Sunday or a legal holiday under the laws of Australia;

(e)     if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Japanese Yen, shall mean a day other than a day banks are closed for general business in Tokyo because such day is a Saturday, Sunday or a legal holiday under the laws of Japan;

(f)      if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Swiss Francs, shall mean a day other than a day banks are closed for general business in Bern because such day is a Saturday, Sunday or a legal holiday under the laws of Switzerland;

(g)     if such day relates to any fundings, disbursements, settlements or payments in an Additional Alternative Currency, or any other dealings in any Additional Alternative Currency to be carried out pursuant to this Agreement, means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such Additional Alternative Currency; and

(h)     if such day relates any interest rate settings as to Loan the reference rate for which utilizes Term SOFR and for any notice periods related to the borrowing or continuation of, or the conversion into, a Term SOFR Loan, shall also mean any day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Canadian Dollar” shall mean the lawful currency of Canada.

“Canadian Prime Rate” shall mean, for any day, the rate of interest per annum equal to the greater of (a) the interest rate per annum publicly announced from time to time by the Administrative Agent as its reference rate in effect on such day at its principal office in Toronto for determining interest rates applicable to commercial loans denominated in Canadian Dollars and made by it in Canada (each change in such reference rate being effective from and including the date such change is publicly announced as being effective) and (b) the interest rate per annum equal to the sum of (i) the CDOR Rate and (ii) 1.00% per annum, in each case, adjusted automatically with each quoted or published change in such rate, all without the necessity of any notice to the Borrower Representative or any other Person; provided that if the Canadian Prime Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Canadian Prime Rate Loan” or “Canadian Prime Rate Borrowing” mean a Loan or Borrowing that bears interest at the Canadian Prime Rate. All Canadian Prime Rate Loans shall be denominated in Canadian Dollars.

15

“Capital Expenditures” shall mean, for any period, the additions to property, plant and equipment and other expenditures of the Company and the Restricted Subsidiaries, on a consolidated basis, that are (or are required to be) set forth in a consolidated statement of cash flows of the Company and the Restricted Subsidiaries for such period prepared in accordance with GAAP, but excluding in each case any such expenditures that (i) are made to restore, repair, replace or rebuild property to the condition of such property immediately prior to any Casualty Event, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such Casualty Event, (ii) are financed with the proceeds of any Asset Sale which proceeds do not constitute Net Cash Proceeds, (iii) are made pursuant to a Permitted Acquisition, or (iv) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time.

“Capital Lease” of any Person shall mean any lease of any property by such Person as lessee which would, in accordance with GAAP but subject to Section 1.04(b), be required to be accounted for as a capital lease on the balance sheet of such Person.

“Capital Lease Obligations” shall mean, at any time, with respect to any Capital Lease, the amount of all obligations of such Person that is capitalized on a balance sheet of such Person prepared in accordance with GAAP but subject to Section 1.04(b).

“Cash Dominion Event” shall mean any of the following: (a) at any time Specified Availability is less than the greater of (i) 12.5% of the Line Cap and (ii) the Dollar Equivalent of $62,500,000 for 5 consecutive Business Days or (b) a Specified ABL Event of Default shall have occurred and be continuing; provided, that (x) to the extent that the Cash Dominion Event has occurred due to clause (a) of this definition, if the Specified Availability is greater than the applicable amount specified above for at least 20 consecutive calendar days, the Cash Dominion Event shall no longer be deemed to exist or be continuing until such time as the Specified Availability may again be less than the applicable specified amount and (y) to the extent that the Cash Dominion Event has occurred due to clause (b) of this definition, if no Specified ABL Event of Default exists for at least 20 consecutive calendar days, the Cash Dominion Event shall no longer be deemed to exist or be continuing until such time as a Specified ABL Event of Default may occur and be continuing again.

“Cash Dominion Notice” means a written notice delivered by the Administrative Agent at any time a Cash Dominion Event has occurred and is continuing to any bank or other depository at which any Controlled Account is maintained directing such bank or other depository to remit all funds in such Controlled Account to the applicable Exclusive Control Account on a daily basis.

“Casualty Event” shall mean any event that gives rise to the receipt by any Loan Party of any insurance proceeds or condemnation awards (or any agreement entered into in connection with any right to receive insurance proceeds or any current or potential condemnation proceeding) in respect of any equipment, fixed assets or real property (including any improvements thereon) or other assets the restoration, repairing, replacement or rebuilding of which would constitute a Capital Expenditure to restore, repair, replace or rebuild such equipment, fixed assets, real property or other assets.

“CDOR Rate” has the meaning assigned to such term in the definition of “Alternative Currency Term Rate”.

16

A “Change in Control” shall be deemed to have occurred if:

(a)            any “person” or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, but excluding (i) any employee benefit plan of such Person and its subsidiaries and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (ii) any Permitted Party), acquires beneficial ownership of Voting Stock of the Company representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company (determined on a fully diluted basis but without giving effect to contingent voting rights that have not yet vested);

(b)            the Company ceases to own, beneficially and of record, directly or indirectly, one hundred percent (100%) of the issued and outstanding Voting Stock of each other Borrower; and

(c)            a “change of control” or similar event (which, in the case of Permitted Convertible Notes, shall include any “fundamental change,” “make-whole fundamental change” or other similar event risk provision) shall occur as provided in any document governing any Material Debt and in connection with such “change of control” or similar event, the Company shall be obligated to prepay, repurchase or offer to repurchase all of the affected Material Debt.

“Change in Law” shall mean the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption of or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Charge” means any fee, loss, charge, expense, cost, accrual or reserve of any kind.

“Class” (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular series of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Commitments or Incremental Commitments and (c) when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Revolving Loans, Swingline Loans, Protective Advances, Overadvances or Incremental Loans. Incremental Commitments (and in each case, the Loans made pursuant to such Incremental Commitments) that have different terms and conditions shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean any and all property of a Person in which a Lien is granted or purported to be granted pursuant to the Collateral Documents. For the avoidance of doubt, the Collateral shall exclude the Excluded Assets, unless specifically consented to by the Company in writing.

17

“Collateral Access Agreement” shall mean any landlord waiver or other agreement, in form and substance satisfactory to the Administrative Agent in its Permitted Discretion, between the Administrative Agent and any third party (including any bailee, consignee, customs broker, creditor, warehouseman or other similar Person) in possession of any Collateral or any landlord of any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Collateral Agreement” shall mean the Collateral Agreement, dated as of the Effective Date, among the Company, the other Borrowers party thereto from time to time, the Subsidiary Guarantors from time to time party thereto and the Administrative Agent for the benefit of the Secured Parties.

“Collateral Documents” shall mean, collectively, the Collateral Agreement, the Mortgages and any other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, leases, financing statements and all other written matter whether theretofore, now or hereafter executed by any Loan Party and delivered to the Administrative Agent.

“Commingled Inventory” shall mean Inventory of any Borrower that is commingled (whether pursuant to a consignment, a toll manufacturing agreement or otherwise) with Inventory of another Person (other than a Borrower) at a location owned or leased by any Borrower to the extent that such Inventory of the applicable Borrower is not readily identifiable.

“Commitment” shall mean, with respect to each Lender, the sum of such Lender’s Revolving Commitment, together with the commitment of such Lender to acquire participations in Protective Advances hereunder, and its Incremental Commitment (if any). The initial amount of each Lender’s Commitment is set forth on the Commitment Schedule, in the applicable Incremental Amendment, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Commitment Fee Rate” shall mean, for any day, with respect to the commitment fees payable hereunder, a rate per annum equal to 0.25%.

“Commitment Increase” has the meaning specified in Section 2.09(e).

“Commitment Schedule” shall mean the Schedule attached hereto as Schedule 1.01(d).

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to such term in Section 9.01(d).

“Company” has the meaning specified therefor in the preamble to this Agreement.

“Compliance Certificate” shall mean a certificate substantially in the form of Exhibit E.

18

“Compliance Period” shall mean at any time from and after the occurrence of the FCCR Covenant Trigger Date, Specified Availability is less than the greater of (i) 12.5% of the Line Cap and (ii) the Dollar Equivalent of $62,500,000 and shall continue for the period until Specified Availability is equal to or greater than the greater of (i) 12.5% of the Line Cap and (ii) the Dollar Equivalent of $62,500,000 for at least 20 consecutive calendar days.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period plus

(a)      without duplication and, except in the case of clause (xiii), (xiv), (xvii) or (xviii), to the extent deducted in determining such Consolidated Net Income, the sum of:

(i)            Consolidated Interest Expense for such period determined in accordance with GAAP;

(ii)           provision for taxes based on income, profits or capital of the Company and the Restricted Subsidiaries, including federal, state, franchise, excise, international withholding and similar taxes payable by the Company or any of the Restricted Subsidiaries or accrued during such period including any penalties and interest relating to any tax examinations and state taxes in lieu of business fees (including business license fees);

(iii)          all amounts attributable to depreciation and amortization for such period;

(iv)          any cash distributions or payments made by an Unrestricted Subsidiary to the Company or any Restricted Subsidiary during such period in respect of the operating cash flow of such Unrestricted Subsidiary;

(v)           an amount equal to the sum of (A) Integration Costs, (B) any net after-tax unusual, extraordinary, exceptional, infrequent or non-recurring losses, expenses or other Charges (as determined by the Borrower Representative in good faith) during such period (including any unusual, extraordinary, exceptional, infrequent or non-recurring losses, expenses or other Charges directly attributable to the implementation of cost savings initiatives and any accruals or reserves in respect of any unusual, extraordinary, exceptional, infrequent or non-recurring items), (C) any fees, expenses or charges (including any amortization or write-off of debt issuance or deferred financing costs, premiums or prepayment penalties) related to any Permitted Acquisition and any other Investment permitted hereunder, any Equity Issuance, any incurrence of Debt permitted under Section 6.01, obtaining an increase in Aggregate Revolving Commitment pursuant to Section 2.09, any waivers in respect of, or amendments or modifications to, this Agreement, any other Loan Document, or any Permitted Additional Indebtedness Document, and any disposition, recapitalization or option buyout in each case, whether or not such transactions have been consummated and (D) any fees, expenses or charges incurred in connection with any Permitted Reorganization or Tax Restructuring (in each case, whether or not consummated);

19

(vi)            the amount of (A) strategic and/or business initiative costs, business optimization Charges, including costs and expenses relating to business optimization programs, which, for the avoidance of doubt, shall include, without limitation, implementation of operational and reporting systems and technology initiatives; strategic initiatives; retention; severance; systems establishment costs; systems conversion and integration costs; contract termination costs; recruiting and relocation costs and expenses; costs, expenses and charges incurred in connection with curtailments or modifications to pension and post-retirement employee benefits plans; costs to start-up, ramp-up, pre-opening, opening, closure, transition and/or consolidation of distribution centers, operations, offices and facilities and Charges attributable to the undertaking and/or implementation of cost savings initiatives, cost rationalization programs, operating expense reductions, synergies and/or similar initiatives or programs (including, without limitation, in connection with any inventory optimization program, integration, restructuring or transition, any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, any implementation of operational and reporting systems and initiatives (including any expense relating to the implementation of enhanced accounting or IT functions or new system designs), systems implementation or establishment Charges) including in connection with the Transactions and any Permitted Acquisition or other permitted Investment, and new systems design and implementation, as well as consulting fees and any one-time expense relating to enhanced accounting function, (B) business or facilities (including greenfield facilities) start-up, opening, transition, consolidation, shut-down, closing, expansion and consolidation costs (including but not limited to termination costs, moving costs and legal costs), unused warehouse space costs, new contract costs, restructuring Charges (including restructuring and integration costs related to acquisitions after the Effective Date and adjustments to existing reserves and any restructuring Charge relating to any Permitted Reorganization or any Tax Restructuring), whether or not classified as restructuring expense on the consolidated financial statements, Charges relating to entry into a new market or to exiting a market, one time Charges (including compensation expense), consulting Charges, software and other intellectual property development Charges, corporate development Charges and Charges in connection with new operations, (C) recruiting, signing, retention and completion bonuses, costs and expenses, human resources costs, transition costs and management transition costs, advertising costs, losses associated with temporary decreases in work volume and expenses related to maintaining underutilized personnel (including duplicative personnel), any transition Charge, any employee ramp-up Charges, costs relating to early termination of rights fee arrangements, costs or cost inefficiencies related to facility or property disruptions or shutdowns and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of multi-employer plan or pension liabilities) and (D) severance, relocation or recruiting costs;

(vii)           any losses from abandoned, disposed or discontinued operations;

(viii)          Transaction Costs incurred during such period;

(ix)            any other noncash charges, losses or expenses (except to the extent representing a non-cash “straight-line” rent expense under sub-clause (x) below or an accrual or reserve for potential cash items in any future period and excluding any amortization of a prepaid cash item that was paid but not expensed in a previous period);

(x)              the non-cash portion of “straight-line” rent expense for such period;

20

(xi)            the amount of any minority interest expense attributable to minority interests of third parties in the positive income of any non-wholly owned Restricted Subsidiary;

(xii)            (A) the amount of any restructuring charges or reserves, equity-based or non-cash compensation charges or expenses, including any such charges or expenses arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights or retention charges (including charges or expenses in respect of incentive plans), or pursuant to any management equity plan, stock option plan, equity-based compensation plan or any other management or employee benefit plan or long term incentive plan or agreement, any severance agreement or any stock subscription or shareholder agreement, (B) payments made to option holders in connection with, or as a result of, any distribution made to shareholders and (C) any Charge in connection with the rollover, acceleration or payout of Equity Interests held by management and members of the board of the Company (or any Parent Entity) or any Subsidiary thereof;

(xiii)           any adjustments reflected in any quality of earnings report prepared by any of the “Big Four” accounting firms and furnished to the Administrative Agent, in connection with a Permitted Acquisition or other Investment consummated after the Effective Date;

(xiv)           at the option of the Company, without duplication, the sum of the following amounts for such period: (A) pro forma adjustments, including the amount of “run rate” cost savings, operating expense reductions, operational improvements and cost synergies (collectively, “Expected Cost Savings”) related to (X) any of the Transactions that are (i) reasonably identifiable and projected by the Company in good faith to be realized as a result of actions that have been taken or initiated or with respect to which steps have been taken or initiated or are expected to be taken or initiated (in the good faith determination of the Company) or (ii) identified to the Administrative Agent prior to the Effective Date (including by inclusion in any financial model, management presentation, confidential information memorandum, offering memorandum or quality of earnings or similar report of analysis) or (Y) any corporate or business restructuring initiatives, any Specified Transaction, any acquisition or combination, the commencement of activities constituting a business line, the termination or discontinuance of activities constituting a business line or related to any other initiative (including the effect of increased pricing in customer contracts, the renegotiation of contracts or other arrangements or efficiencies from the shifting of production of one or more products from one manufacturing facility to another (or the provision of services from one location to another)) (any such restructuring initiatives, Specified Transaction, acquisition or combination, cost savings initiative or other initiative, a “Cost Saving Initiative”) that are reasonably identifiable and projected by the Company in good faith to be realized as a result of actions that have been taken or initiated or with respect to which steps have been taken or initiated or are expected to be taken or initiated within 24 months after the date of any such restructuring initiatives, Specified Transaction, acquisition or combination or other Cost Saving Initiative (in the good faith determination of the Company); provided that in each case of this clause (xiv)(A), Expected Cost Savings shall be added to Consolidated EBITDA until fully realized and calculated on a pro forma basis as though such Expected Cost Savings had been realized on the first day of the relevant period, net of the amount of actual benefits realized from such actions (it being understood that “run rate” shall mean the full reasonably expected recurring benefit that is associated with the relevant action) (it being understood that the 24-month look-forward period referred to above will not apply to (x) any other provision of this definition of “Consolidated EBITDA”, (y) any amount relating to any adjustment contemplated by the Transactions or identified to the Administrative Agent (including by inclusion in any financial model, management presentation, confidential information memorandum, offering memorandum or quality of earnings or similar report of analysis) prior to the Effective Date (without regard to the amounts or time periods therein) (in each case, regardless of whether actions are taken or are expected to be taken before or after the Effective Date) or (z) any pro forma adjustments consistent with Regulation S-X); and (B) other add-backs and adjustments that are consistent with Regulation S-X;

21

(xv)           one-time public company registration, listing, compliance, reporting and related expenses;

(xvi)           (A) losses or discounts in connection with any Permitted Receivables Financing or otherwise in connection with factoring arrangements or the sale of Permitted Receivables Financing Assets and (ii) amortization of (x) capitalized fees, (y) loan origination costs and (z) portfolio discounts, in each case in connection with any Permitted Receivables Financing;

(xvii)         cash receipts (or any netting arrangements resulting in reduced cash expenditures) not included in the calculation of Consolidated EBITDA in any prior period to the extent non-cash gains relating to such receipts (or netting arrangement) were deducted in the calculation of Consolidated EBITDA pursuant to clause (b) below for any previous period and not added back;

(xviii)         unrealized net losses in the fair market value of any arrangements under any hedge agreements or other derivative instruments; minus

(b)            without duplication,

(i)              consolidated interest income for such period determined in accordance with GAAP;

(ii)             the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense;

(iii)            any net after-tax extraordinary or non-recurring gains during such period;

(iv)            all non-cash gains during such period for which no cash inflow is foreseeable;

(v)             the amount of any minority interest income attributable to minority interests of third parties in the losses of any non-wholly owned Restricted Subsidiary; plus

(vi)            cash expenditures (or any netting arrangements resulting in increased cash expenditures) not included in Consolidated EBITDA in any period to the extent non-cash losses relating to such expenditures were added to the calculation of Consolidated EBITDA for any previous periods and not subtracted back.

22

“Consolidated Interest Expense” shall mean, for any period, the aggregate interest expense (including imputed interest expense in respect of Capital Leases), net of interest income, of the Company, the other Borrowers and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by the Company, the other Borrowers or any Restricted Subsidiary with respect to interest rate Swap Agreements.

“Consolidated Net Income” shall mean, for any period, the net income or loss of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded:

(a)            the income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such Restricted Subsidiary,

(b)            the income or loss of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with any Borrower or any Restricted Subsidiary or the date that such Person’s assets are acquired by any Borrower or any Restricted Subsidiary,

(c)            the income of any Person in which any other Person (other than the Company, the other Borrowers or a Wholly Owned Subsidiary that is a Restricted Subsidiary or any director holding qualifying shares in accordance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Company, any other Borrower or a Wholly Owned Subsidiary that is a Restricted Subsidiary by such Person during such period,

(d)            any gains or losses attributable to Dispositions out of the ordinary course of business,

(e)            the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period (including with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with Accounting Standards Codification 840 on the definitions and covenants herein, for which GAAP as in effect on the Effective Date shall be applied);

(f)            net unrealized gains and losses resulting from obligations under Swap Agreement or other derivative instruments entered into for the purpose of hedging interest rate risk and the application of FASB ASC 815-10;

(g)            gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP;

(h)            the effect of any non-cash impairment charges or write-ups, write-downs or write-offs of assets or liabilities resulting from the application of GAAP and the amortization of intangibles arising from the application of GAAP;

(i)            any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement, to the extent actually reimbursed, or, so long as the Company has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within the next four fiscal quarters of the Company of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such next four fiscal quarters of the Company);

23

(j)            to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (x) not denied by the applicable carrier in writing within 180 days and (y) in fact reimbursed within next four fiscal quarters of the Company of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such next four fiscal quarters of the Company), expenses, charges or losses with respect to liability or casualty events or business interruption;

(k)            any non-cash gain (or loss) attributable to the mark to market movement in the valuation of hedging obligations or other derivative instruments pursuant to FASB Accounting Standards Codification 815-Derivatives and Hedging or mark to market movement of other financial instruments pursuant to FASB Accounting Standards Codification 825-Financial Instruments; provided that any cash payments or receipts relating to transactions realized in a given period shall be taken into account in such period; and

(l)            any non-cash gain (or loss) attributable to changes in the fair market value of (i) convertible preferred stock warrant liability and/or (ii) common stock warrant liability.

“Consolidated Total Assets” shall mean, as of any date of determination, the total assets of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as set forth on the consolidated balance sheet of the Company and the Restricted Subsidiaries as of the most recently delivered financial statements pursuant to Sections 5.01(a) or (b), as applicable.

“Controlled Account” has the meaning assigned to such term in Section 5.15(a).

“Copyrights” shall mean all rights, title and interests (and all related IP Ancillary Rights) in or relating to copyrights and all mask work, database and design rights (including to the fullest extent arising under any Requirement of Law), whether or not registered or published and all registrations thereof.

“Corresponding Tenor” with respect to any Available Tenor shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity” shall mean any of the following:

(i)                    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)                   a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)                  a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to such term in Section 9.22.

24

“Credit Card Account Receivables” shall mean any receivables due to any Borrower in connection with purchases from and other goods and services provided by such Borrower on the following credit cards or payment process systems: Visa, MasterCard, American Express, Stripe, Shopify, Square and such other credit cards and payment processors as the Administrative Agent shall reasonably approve from time to time, in each case which have been earned by performance by such Borrower but not yet paid to such Borrower by the credit card issuer or the credit card processor, as applicable.

“Credit Extension” has the meaning assigned to such term in Section 4.02.

“Credit Party” shall mean the Administrative Agent, the Issuing Bank or any other Lender.

“Cure Amount” has the meaning assigned to such term in Section 7.02.

“Cure Right” has the meaning assigned to such term in Section 7.02.

“Daily Rate Loan” or “Daily Rate Borrowing” shall mean an ABR Loan, a Canadian Prime Rate Loan or an Alternative Currency Daily Rate Loan.

“Daily SOFR” means the rate per annum equal to SOFR determined for any day pursuant to the definition thereof plus the SOFR Adjustment. Any change in Daily SOFR shall be effective from and including the date of such change without further notice. If the rate as so determined would be less than 0.0%, such rate shall be deemed to be 0.0% for purposes of this Agreement.

“DDA” means any checking, demand deposit or other account maintained by the Loan Parties.

“DDA Instruction” has the meaning assigned to such term in Section 5.15(a).

“Debt” of a Person shall mean at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) to the extent reflected as a liability on the balance sheet of such Person in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, which purchase price is due more than 6 months after the date of (x) placing the property in service or taking delivery and title thereto or (y) completion of the service rendered, as applicable, (iv) all Capital Lease Obligations of such Person, (v) all obligations of such Person as account party under letters of credit or similar instrument, (vi) net obligations of such Person under Swap Agreements, valued at the Agreement Value thereof to the extent such obligations would appear as a net liability on a balance sheet of such Person (other than in the footnotes) prepared in accordance with GAAP, (vii) all Disqualified Equity Interests of such Person, (viii) all Guarantees of such Person in respect of the Debt described in clauses (i) through (vii) above and (ix) all Debt of the types described in clauses (i) through (vii) above secured by any Lien on any property owned by such Person, whether or not such Debt has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Debt, such Debt shall be deemed to be in an amount equal to the lesser of (x) the aggregate unpaid amount of Debt secured by such Lien and (y) the fair market value of the property to which such Lien relates as determined in good faith by such Person); provided that, notwithstanding the foregoing, Debt will be deemed not to include indebtedness, guarantees or obligations that are (1) trade payables incurred by such Person in accordance with customary practices and in the ordinary course of business of such Person, (2) earn outs, purchase price holdbacks or similar obligations until such obligation has become a liability of such Person on its balance sheet in accordance with GAAP and solely if not paid after becoming due and payable, (3) intercompany liabilities arising in the ordinary course of business, (4) intercompany loans and advances made by Loan Parties having a term not exceeding 364 days (inclusive of any roll over or extension of terms) and made in the ordinary course of business or consistent with past practice or industry norm and (5) Debt of any direct or indirect parent appearing on the balance sheet of such Person solely by reason of push down accounting under GAAP.

25

Accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Debt with the same terms, the payment of dividends on Disqualified Equity Interests in the form of additional shares of Disqualified Equity Interests of the same class, accretion or amortization of original issue discount or liquidation preference and increases in the amount of Debt outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an incurrence of Debt for purposes of Section 6.01. Guarantees of, or obligations in respect of letters of credit relating to, Debt which is otherwise included in the determination of a particular amount of Debt shall not be included in the determination of such amount of Debt; provided that the incurrence of the Debt represented by such guarantee or letter of credit, as the case may be, was permitted under this Agreement. With respect to any Debt consisting of Disqualified Equity Interests, the principal amount thereof shall be deemed to be the liquidation preference or the maximum fixed repurchase price, as the case may be. For the avoidance of doubt, in no event will Debt include any obligations in respect of any Issuer Option.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” shall mean any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied; (b) has notified any Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular Default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.

26

“Deposit Account Control Agreement” means a control agreement executed by the Administrative Agent, the applicable Loan Party and the applicable bank or other depository at which a deposit account of such Loan Party is maintained that, in each case, gives the Administrative Agent the right, without further action by the applicable Loan Party, to direct the disposition of the funds in such deposit account.

“Designated Event of Default” shall mean any Event of Default under clauses (a), (b) (solely on account of a breach of Section 5.01(j), Section 6.13 or Section 6.14), (f) or (g) of Section 7.01.

“Designated Non-Cash Consideration” shall mean the fair market value of non-cash consideration received by the Company or any Restricted Subsidiary in connection with a Disposition designated as Designated Non-Cash Consideration pursuant to a certificate of a Financial Officer of the Borrower Representative setting forth the basis of such valuation, less the amount of cash or Permitted Investments received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Disposition” or “Dispose” shall mean the sale, transfer, or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a division or otherwise) of any Property of any Person (including any sale and leaseback transaction, the sale of any Equity Interest owned by such Person and any issuance of Equity Interest by any subsidiary of such Person to any other Person).

“Disqualified Equity Interests” shall mean any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or, other than with respect to Permitted Convertible Notes, requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in each case at any time on or prior to the date that is 91 days following the Stated Maturity Date at the time of the issuance of such Equity Interest; provided, however, that (i) only the portion of such Equity Interest which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be a Disqualified Equity Interest, (ii) if such Equity Interests are issued to any current or former employees or other service providers or to any plan for the benefit of employees, directors, officers, members of management or consultants (including any equity or incentive compensation or benefit plan) of the Company or its subsidiaries or by any such compensation or plan to such current or former employees, other service providers, directors, officers, members of management or consultants, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by such Person in order to satisfy applicable statutory or regulatory obligations or as a result of such current or former employee’s, other service provider’s, director’s, officer’s, management member’s or consultant’s termination, death or disability, (iii) any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Equity Interests shall not be deemed to be Disqualified Equity Interests, and (iv) Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an initial public offering, “asset sale” or “change of control” occurring prior to such date; or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) Debt securities or (ii) any Equity Interest referred to in clause (a) above, in each case at any time prior to the date that is 91 days following the Stated Maturity Date at the time of the issuance of such Equity Interest.

27

“Disqualified Lender” shall mean any (i) competitor of the Company or any of its subsidiaries and (ii) such other Person, in each case of the foregoing clause (i) and (ii), identified in writing to the Administrative Agent prior to the Effective Date, and, in the case of the foregoing clause (i) and (ii), the clearly identifiable (solely on the basis of the similarity of its name) Affiliates of any of the foregoing (other than any Affiliate that is a Bona Fide Debt Fund); provided that, after the Effective Date, the Borrower Representative shall be permitted, upon three Business Days’ prior notice to the Administrative Agent, to supplement in writing the list of competitors provided for in clause (i) to include additional competitors and/or any Affiliates thereof (other than any Affiliate that is a Bona Fide Debt Fund) and to remove institutions from such list (such list, as so supplemented or modified from time to time, the “Disqualified Institution List”); provided, further, that the foregoing shall not apply retroactively to disqualify any parties that have previously acquired an assignment or participation interest in the Loans to the extent such party was not a Disqualified Lender at the time of the applicable assignment or participation, as the case may be. The Administrative Agent will make available to a Lender, upon the request of such Lender, the Disqualified Institution List.

“Document” has the meaning assigned to such term in Article 9 of the UCC.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of Dollars with the Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.

“Dollars” or “$” refers to lawful currency of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“ECP” shall mean an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“EEA Financial Institution” shall mean (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

28

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” shall mean the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” shall mean an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” shall mean any electronic system, including e-mail, e-fax, web portal access for a Loan Party, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and the Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Eligible Accounts” shall mean, at any time, all Accounts owned by a Loan Party based on the criteria set forth below. Eligible Accounts shall not include any Account of a Loan Party:

(a)          which is not subject to a first priority perfected security interest in favor of the Administrative Agent;

(b)          which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent, (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent unless an appropriate Reserve (as determined by the Administrative Agent in its Permitted Discretion) shall have been established or maintained by the Loan Parties or (iii) a Lien permitted in this Agreement that is subject to an Acceptable Intercreditor Agreement;

(c)           (i) which is unpaid (a) more than 90 days after the date of the original invoice therefor; provided that, with respect to this clause (a), any Accounts owing by McLaren Applied LTD and its Affiliates may be included as Eligible Accounts after such 90 day period so long as such Accounts are not unpaid for more than 120 days after the date of the original invoice therefor or (b) more than 60 days after the original due date therefor or (ii) which has been written off the books of the Loan Parties or otherwise designated as uncollectible; provided that a Permitted Bank Financing Account shall not be eligible if it is unpaid more than 10 days past the consummation of the related sale;

(d)          which is owing by an Account Debtor for which more than 50% of the Accounts owing from such Account Debtor and its Affiliates are ineligible pursuant to clause (c) above;

(e)          at any time when the amount of Eligible Accounts exceeds the Dollar Equivalent of $5,000,000, which is owing by an Account Debtor to the extent the aggregate amount of Accounts (excluding, for the avoidance of doubt, any Permitted Bank Financing Accounts) owing from such Account Debtor and its Affiliates to all Loan Parties exceeds 25% of the aggregate amount of Eligible Accounts of all Loan Parties; provided, that the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined based on all of the otherwise Eligible Accounts after giving effect to any eliminations other than this clause (e);

29

(f)            with respect to which any covenant, representation or warranty contained in this Agreement or in the Collateral Agreement has been breached or is not true in a material respect (and all respects to the extent such covenant, representation or warranty is already qualified by materiality);

(g)           which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to the Administrative Agent in its Permitted Discretion which has been sent to the Account Debtor, (iii) represents a progress billing (provided, the foregoing shall not exclude any Account in respect of the sale of motor vehicles solely because a de minimis portion of such Account relates to future services to be provided in respect of such motor vehicle(s)), (iv) is contingent upon such Loan Party’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis (except as to bill and hold invoices, if Administrative Agent shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Administrative Agent in its Permitted Discretion, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice) or (vi) relates to payments of interest, finance charges or late charges;

(h)           for which goods giving rise to such Account have not been received by the Account Debtor or for which the services giving rise to such Account have not been performed by such Loan Party (provided, the foregoing shall not exclude any Account in respect of the sale of motor vehicles solely because a de minimis portion of such Account relates to future services to be provided in respect of such motor vehicle(s)) or if, in duplication, such Account was invoiced more than once (provided, that only the amount of the Account related to the duplicative invoice shall be deemed ineligible by virtue of this clause (h));

(i)            with respect to which any check or other instrument of payment has been returned uncollected for any reason;

(j)            which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws (other than post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the Bankruptcy Code and reasonably acceptable to the Administrative Agent), (iv) admitted in writing its inability, or is generally unable to, pay its debts as they become due or (v) ceased operation of its business;

(k)           which is owed by any Account Debtor which has sold all or substantially all of its assets;

30

(l)            which is owed by an Account Debtor which (i) does not maintain its chief executive office in the U.S. or (ii) is not organized under applicable law of the U.S., any state of the U.S., or the District of Columbia, unless, in any such case, either (x) such Account is backed by a Letter of Credit acceptable to the Administrative Agent in its Permitted Discretion and which is in the possession of, and is directly drawable by, the Administrative Agent or (y) such Account is subject to credit insurance payable to the Administrative Agent issued by an insurer and on terms and in an amount (net of any applicable deductibles) deemed acceptable to the Administrative Agent in its Permitted Discretion; provided that notwithstanding this clause (l), the Borrowing Base may include Accounts owing from large multinational corporations reasonably acceptable to the Administrative Agent in its Permitted Discretion so long as (1) such Account Debtor has an Investment Grade Rating, (2) such Account Debtor maintains its chief executive office in, and is organized under applicable law of, an Eligible Jurisdiction or Canada and (3) each parent entity of such Account Debtor maintains its chief executive office in, and is organized under applicable law of, the U.S., any state of the U.S., the District of Columbia, an Eligible Jurisdiction or Canada;

(m)          which is owed in any currency other than Dollars, Euros, Pounds Sterling, Swiss Francs, Japanese Yen, Canadian Dollars or any other Alternative Currency;

(n)           which is owed by (i) any Governmental Authority of any country other than the U.S., (ii) any Governmental Authority of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.) and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s satisfaction, or (iii) any Governmental Authority that is any state government of the U.S., or any department, agency, public corporation, or instrumentality thereof, unless the state law (if any) that is substantially equivalent to the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.) and any other steps necessary to perfect the Lien of the Administrative Agent in such Account have been complied with to the Administrative Agent’s satisfaction, in each case with respect to the foregoing clauses (i) through (iii), unless such Account is backed by a Letter of Credit acceptable to the Administrative Agent in its Permitted Discretion and which is in the possession of, and is directly drawable by, the Administrative Agent;

(o)           which is owed by any Affiliate of any Loan Party or any employee, officer, director, agent or stockholder of any Loan Party or any of its Affiliates;

(p)           which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness, or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof;

(q)           which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;

(r)           which is evidenced by any promissory note, chattel paper or instrument (unless such promissory note, chattel paper or instrument is in the possession of the Administrative Agent, and to the extent necessary or appropriate, endorsed to the Administrative Agent);

(s)           which is owed by an Account Debtor (i) located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit such Loan Party to seek judicial enforcement in such jurisdiction of payment of such Account, unless such Loan Party has filed such report or qualified to do business in such jurisdiction or (ii) which is a Sanctioned Person;

31

(t)            with respect to which such Loan Party has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business (provided, that only the amount of the non-ordinary course of business reduction of any such Account shall be deemed ineligible by virtue of this clause (t)), or any Account which was partially paid and such Loan Party created a new receivable for the unpaid portion of such Account (provided, that only the amount of partially paid shall be deemed ineligible by virtue of this clause (t));

(u)            which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board to the extent that such non-compliance adversely affects the collectability of the Accounts;

(v)            which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates or purports that any Person other than such Loan Party has or has had an ownership interest in such goods, or which indicates any party other than such Loan Party as payee or remittance party;

(w)            which was created on cash on delivery terms;

(x)            which is owing by an Account Debtor that is a natural person (it being understood, for the avoidance of doubt, that this clause (x) shall not apply to any Permitted Bank Financing Account); or

(y)            which the Administrative Agent determines in its Permitted Discretion may not be paid by reason of the Account Debtor’s inability to pay or which the Administrative Agent otherwise determines is unacceptable in its Permitted Discretion.

Without duplication of any dilution reserve or eligibility criteria, in determining the amount of an Eligible Account of a Loan Party, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion, be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that such Loan Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by such Loan Party to reduce the amount of such Account.

“Eligible Cash” shall mean the aggregate amount of unrestricted cash (which, for the avoidance of doubt, shall include cash restricted in favor of any Secured Party) and unrestricted Permitted Investments of the Company and the Restricted Subsidiaries that is in a deposit account or securities account, as the case may be, located within the United States and such account is either (a) the Exclusive Control Account or (b) any other account maintained with the Administrative Agent or an Affiliate thereof and designated by the Borrower Representative in writing to the Administrative Agent as an “Eligible Cash” account, to the extent such designated account is subject to a control agreement (including a “springing” control agreement) to provide a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties with respect thereto; provided that, solely in the case of this clause (b), prior to any withdrawal by the Borrower Representative or its Subsidiaries of Eligible Cash from such designated account, the Borrower Representative shall provide the Administrative Agent with prompt prior notice of such withdrawal. Promptly (or such later time permitted by the Administrative Agent) following the voluntary deposit (excluding, for the avoidance of doubt, any deposits that are the result of the Sweep pursuant to Section 5.15) of any additional “Eligible Cash” in the Exclusive Control Account or any account described in clause (b) above, the Borrower Representative shall deliver an updated Borrowing Base Certificate to the Administrative Agent after giving effect to such deposit and no amount of any such deposit shall be deemed “Eligible Cash” hereunder until the delivery of such updated Borrowing Base Certificate; provided that, for the avoidance of doubt, such updated Borrowing Base Certificate shall not reflect any updates or modifications to any other component of the Borrowing Base set forth in the then-most most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.01 as of such day.

32

“Eligible Credit Card Receivables” shall mean, at any time, all Credit Card Account Receivables based on the criteria below and that were earned, and are owned, by a Loan Party and represent bona fide amounts due to a Loan Party from a credit card processor and/or credit card issuer. Eligible Credit Card Receivables shall not include any Credit Card Account Receivable of a Loan Party:

(a)            which is not subject to a first priority perfected security interest in favor of the Administrative Agent;

(b)            which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent, (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent unless an appropriate Reserve (as determined by the Administrative Agent in its Permitted Discretion) shall have been established or maintained by the Loan Parties, (iii) a Lien permitted in this Agreement that is subject to an Acceptable Intercreditor Agreement or (iv) Permitted Encumbrances contemplated by the processor agreements and for which appropriate Reserves (as determined by the Administrative Agent in its Permitted Discretion) have been established or maintained by the Loan Parties;

(c)            which was not originated in the ordinary course of business of the applicable Loan Party;

(d)            which indicates any Person other than a Loan Party as payee or remittance party;

(e)            which Credit Card Account Receivable is not owned by a Loan Party or for which a Loan Party does not have good or marketable title to such Credit Card Account Receivable;

(f)            which Credit Card Account Receivable is neither a “Payment Intangible” nor an “Account” (each as defined in the UCC) or which Credit Card Account Receivable has been outstanding more than seven Business Days;

(g)            for which the credit card issuer or credit card processor of the applicable credit card with respect to such Credit Card Account Receivable has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws (other than post-petition accounts payable of a credit card issuer or credit card processor that is a debtor-in-possession under the Bankruptcy Code and reasonably acceptable to the Administrative Agent), (iv) admitted in writing its inability, or is generally unable to, pay its debts as they become due or (v) ceased operation of its business;

33

(h)            for which the credit card issuer or credit card processor of the applicable credit card with respect to such Credit Card Account Receivable has sold all or substantially all of its assets;

(i)            which is owed in any currency other than Dollars or an Alternative Currency;

(j)            which Credit Card Account Receivable is not a valid, legally enforceable obligation of the applicable credit card issuer or credit card processor (as applicable) with respect thereto;

(k)            with respect to which any covenant, representation or warranty contained in this Agreement or the Collateral Agreement has been breached or is not true in a material respect (and all respects to the extent such covenant, representation or warranty is already qualified by materiality);

(l)            which Credit Card Account Receivable is subject to risk of set-off, non-collection or not being processed due to unpaid and/or accrued credit card processor fee balances, to the extent of the lesser of the balance of such Credit Card Account Receivable or unpaid credit card processor fees;

(m)            which Credit Card Account Receivable is evidenced by “chattel paper” or an “instrument” of any kind unless such “chattel paper” or “instrument” is in the possession of the Administrative Agent, and to the extent necessary or appropriate, endorsed to the Administrative Agent;

(n)            which the Administrative Agent determines in its Permitted Discretion may not be paid by reason of the inability to pay of the credit card issuer or credit card processor of the applicable credit card or which the Administrative Agent otherwise determines is unacceptable in its Permitted Discretion; or

(o)            for which goods giving rise to such Credit Card Account Receivable have not been received by the Account Debtor (or end customer in respect thereof) or for which the services giving rise to such Credit Card Account Receivable have not been performed by such Loan Party (provided, the foregoing shall not exclude any Credit Card Account Receivable in respect of the sale of motor vehicles solely because a de minimis portion of such Credit Card Account Receivable relates to future services to be provided in respect of such motor vehicle(s)) or if, in duplication, such Credit Card Account Receivable was invoiced more than once (provided, that only the amount of the Credit Card Account Receivable related to the duplicative invoice shall be deemed ineligible by virtue of this clause (o)).

In determining the amount to be so included in the calculation of the value of an Eligible Credit Card Receivable, the face amount thereof shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all customary fees and expenses in connection with any credit card arrangements and (ii) the aggregate amount of all cash received in respect thereof but not yet applied by the applicable Loan Party to reduce the amount of such Eligible Credit Card Receivable.

34

“Eligible Currency” shall mean any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Lenders in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Lenders of any currency as an Additional Alternative Currency pursuant to Section 1.08, any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Administrative Agent (in the case of any Alternative Currency Loans) or the applicable Issuing Bank (in the case of any Letter of Credit to be denominated in an Alternative Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent no longer being readily calculable with respect to such currency, (c) such currency being impracticable for the Lenders to provide or (d) such currency no longer being a currency in which the Required Lenders are willing to make such Credit Extensions (each of clauses (a), (b), (c) and (d) a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Borrower Representative, and such country’s currency shall no longer be an Additional Alternative Currency until such time as the Disqualifying Event(s) no longer exist(s) (in the Permitted Discretion of the Administrative Agent in consultation with the Company).

“Eligible In-Transit Inventory” shall mean Inventory owned by a Loan Party:

(a)            which is either (i) subject to a negotiable document of title, showing the Administrative Agent (or, with the consent of the Administrative Agent in its Permitted Discretion, the applicable Loan Party) as consignee and the Administrative Agent has control over such documents of title (including by delivery of customs broker or freight forwarder agreements in a form and substance reasonably acceptable to the Administrative Agent) or (ii) subject to a Reserve established by the Administrative Agent in its Permitted Discretion;

(b)            which is fully insured in such amounts, with insurance companies and subject to such deductibles as are reasonably satisfactory to the Administrative Agent in its Permitted Discretion (including, without limitation, to the extent applicable, marine cargo insurance);

(c)            which is in-transit (i) in the United States, (ii) to the United States from any country that is not a Sanctioned Country (or any other country that is reasonably acceptable to the Administrative Agent in its Permitted Discretion) or (iii) from the United States to Canada or an Eligible Jurisdiction;

(d)            which would meet all of the criteria of “Eligible Inventory” if it were not in transit (solely to a location in the United States that would otherwise be acceptable pursuant to the other clauses of this definition);

(e)            which has been identified to the applicable sales contract and title has passed to the applicable Loan Party;

(f)            which is not sold by a vendor that has a right to reclaim, divert shipment of, repossess, stop delivery, claim any reservation of title or otherwise assert Lien rights against such Inventory (in each case, solely to the extent of such rights);

(g)            which is shipped by a common carrier that is not affiliated with the vendor and has not been acquired from a Person that is currently a Sanctioned Person; and

(h)            which is being handled by a customs broker, freight-forwarder or other handler that has delivered a customary lien waiver;

35

provided that the aggregate amount of Eligible In-Transit Inventory shall not at any time exceed the Dollar Equivalent of $100,000,000 (which may, in the Permitted Discretion of the Administrative Agent, be increased to $150,000,000).

“Eligible Inventory” shall mean, at any time, all Inventory owned by a Loan Party based on the criteria set forth below. Eligible Inventory shall not include any Inventory:

(a)            which is not subject to a first priority perfected Lien in favor of the Administrative Agent;

(b)            which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent, (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent unless an appropriate Reserve (as determined by the Administrative Agent in its Permitted Discretion) shall have been established or maintained by the Loan Parties or (iii) a Lien permitted in this Agreement that is subject to an Acceptable Intercreditor Agreement;

(c)            (i) which is, in the Administrative Agent’s reasonable opinion in the exercise of its Permitted Discretion, slow moving, obsolete, used or defective and (ii) other than with respect to any parts Inventory used to service finished goods, which is, in the Administrative Agent’s reasonable opinion in the exercise of its Permitted Discretion, unmerchantable, unfit for sale, not salable at prices approximating at least the cost of such Inventory in the ordinary course of business;

(d)            with respect to which any covenant, representation or warranty contained in this Agreement or in the Collateral Agreement has been breached in any material respect or is not true in any material respect (in each case, and all respects to the extent such covenant, representation or warranty is already qualified by materiality);

(e)            in which any Person other than such Loan Party (i) has direct or indirect ownership, interest or title or (ii) is indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have direct or indirect ownership, interest or title;

(f)            spare or replacement parts (not intended for sale), subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold or ship-in-place goods, goods that are returned or marked for return (other than vehicles that have been returned and marked for resale and with respect to which such Loan Party shall have completed all internal protocols and met all internal standards for such vehicles to be considered resalable), repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business;

(g)            which is not located in the U.S. or is in transit (other than Eligible In-Transit Inventory);

(h)            which is located in any location leased by such Loan Party unless (i) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (ii) a Reserve for rent, charges and other amounts due or to become due with respect to the lease of such facility for up to three (3) months (plus any past due amounts) has been established by the Administrative Agent in its Permitted Discretion; provided that, during the 90 day period immediately following the Effective Date (or such longer period as the Administrative Agent may agree in its sole discretion), such location need not be subject to a Collateral Access Agreement and neither the lack thereof nor the absence of a Reserve hereunder during such period shall cause the applicable Inventory to be ineligible;

36

(i)            which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document, unless (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement or (ii) an appropriate Reserve for fees, rents, charges for such warehousing or bailment up to three (3) months (plus any past due amounts) has been established by the Administrative Agent in its Permitted Discretion; provided that, during the 90 day period immediately following the Effective Date (or such longer period as the Administrative Agent may agree in its sole discretion), such warehouse need not be subject to a Collateral Access Agreement and neither the lack thereof nor the absence of a Reserve hereunder during such period shall cause the applicable Inventory to be ineligible;

(j)            which is located at an owned location subject to a mortgage or other similar security interest in favor of a creditor other than the Administrative Agent or the junior Permitted Liens under Section 6.02(o) unless either (x) a reasonably satisfactory Collateral Access Agreement has been delivered to the Administrative Agent or (y) Reserves reasonably satisfactory to the Administrative Agent have been established with respect thereto; provided that, during the 90 day period immediately following the Effective Date, such location need not be subject to a Collateral Access Agreement and neither the lack thereof nor the absence of a Reserve hereunder during such period shall cause the applicable Inventory to be ineligible;

(k)            which is being processed offsite at a third party location or outside processor, or is in-transit to or from such third party processor location or outside processor (other than Eligible In-Transit Inventory);

(l)            which is a discontinued product or a component thereof (provided, this clause (l) shall not apply to prior model years so long as such prior model year is not obsolete and is resalable);

(m)            which is the subject of a consignment by such Loan Party as consignor unless Reserves reasonably satisfactory to the Administrative Agent in its Permitted Discretion have been established;

(n)            which contains or bears any intellectual property rights licensed to such Loan Party or jointly developed by such Loan Party and a third party unless the Administrative Agent is satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor or third party, (ii) violating any contract with such licensor or third party, or (iii) incurring any liability with respect to payment of royalties other than, with respect to intellectual property rights licensed to such Loan Party, royalties incurred pursuant to sale of such Inventory under the current licensing agreement; provided that this clause (n) shall not exclude any Inventory so long as (x) such intellectual property can be removed from such Inventory within a period of time that is acceptable to the Administrative Agent in its Permitted Discretion and, after giving effect to such removal, the circumstances described in the foregoing clauses (i) through (iii) would not apply and (y) Reserves reasonably satisfactory to the Administrative Agent may be established with respect thereto;

(o)            which is not reflected in a current perpetual inventory report of such Loan Party;

(p)            for which reclamation rights have been asserted by the seller;

(q)            which has been acquired from a Sanctioned Person;

37

(r)            which is located at a single location where the aggregate value of Inventory at such location is less than the Dollar Equivalent of $500,000;

(s)            consists of apparel, personal accessories and other promotional merchandise items outside of the core business of the Company and its Subsidiaries;

(t)            which is manufactured, assembled or otherwise produced in violation of the Fair Labor Standards Act and subject to the “hot goods” provisions contained in Title 25 U.S.C. 215(a)(i);

(u)            which is not covered by casualty insurance required by the terms of this Agreement;

(v)            which does not conform in all material respects to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof;

(w)            which is Commingled Inventory;

(x)            which is subject to a license agreement or other arrangement with a third party which, in the Administrative Agent’s Permitted Discretion, restricts the ability of the Administrative Agent to exercise its rights under the Loan Documents with respect to such Inventory unless such third party has entered into an agreement in form and substance reasonably satisfactory to the Administrative Agent permitting the Administrative Agent to exercise its rights with respect to such Inventory or the Administrative Agent has otherwise agreed to allow such Inventory to be eligible in the Administrative Agent’s Permitted Discretion;

(y)            consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

(z)            which consists of goods for which a certificate of title has been issued unless a perfected security interest in such goods is granted in favor of the Administrative Agent by (i) filing a UCC financing statement in the applicable financing office with respect to the Loan Party that owns such goods identifying the Administrative Agent as the secured party with respect to any goods subject to a certificate of title that constitute inventory held for sale or lease by a Person or leased by that Person as lessor and that Person is in the business of selling goods of that kind or (ii) making a notation on such certificate of title identifying the Administrative Agent as the secured party with respect to all other goods subject to a certificate of title, in each case of clauses (i) and (ii) which documents shall be in a form reasonably satisfactory to the Administrative Agent;

(aa)      which is Inventory in respect of which there is a related Eligible Account; or

(bb)      which the Administrative Agent otherwise determines is unacceptable in its Permitted Discretion.

“Eligible Investment Grade Accounts” shall mean, at any time, all Eligible Accounts owned by a Loan Party and owing by an Account Debtor who has an Investment Grade Rating.

“Eligible Jurisdiction” shall mean each of Austria, Belgium, Denmark, Finland, France, Germany, Greece, Italy, Ireland, Luxembourg, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and England and Wales; provided that the Administrative Agent may, in its Permitted Discretion in consultation with the Borrower Representative, remove one or more of the countries comprising the Eligible Jurisdictions and subsequently add one or more countries back as Eligible Jurisdictions.

38

“Eligible Machinery and Equipment” shall mean at any time, all Equipment owned by a Loan Party based on the criteria set forth below. Eligible Machinery and Equipment shall not include any Equipment:

(a)            which is not subject to a first priority perfected Lien in favor of the Administrative Agent;

(b)            which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent, (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of the Administrative Agent unless an appropriate Reserve (as determined by the Administrative Agent in its Permitted Discretion) shall have been established or maintained by the Loan Parties or (iii) a Lien permitted in this Agreement that is subject to an Acceptable Intercreditor Agreement;

(c)            which is excess, obsolete, unsalable, shopworn, seconds, damaged or unfit for sale;

(d)            which is located in any location leased by such Loan Party unless (i) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (ii) a Reserve for rent, charges and other amounts due or to become due with respect to the lease of such facility for up to three (3) months (plus any past due amounts) has been established by the Administrative Agent in its Permitted Discretion; provided that, during the 90 day period immediately following the Effective Date (or such longer period as the Administrative Agent may agree in its sole discretion), such location need not be subject to a Collateral Access Agreement and neither the lack thereof nor the absence of a Reserve hereunder during such period shall cause the applicable Equipment to be ineligible;

(e)            which is located in any third party warehouse or is in the possession of a bailee (other than a third party processor) and is not evidenced by a Document, unless (i) such warehouseman or bailee has delivered to the Administrative Agent a Collateral Access Agreement or (ii) an appropriate Reserve for fees, rents, charges for such warehousing or bailment up to three (3) months (plus any past due amounts) has been established by the Administrative Agent in its Permitted Discretion; provided that, during the 90 day period immediately following the Effective Date (or such longer period as the Administrative Agent may agree in its sole discretion), such warehouse need not be subject to a Collateral Access Agreement and neither the lack thereof nor the absence of a Reserve hereunder during such period shall cause the applicable Equipment to be ineligible;

(f)            which is located at an owned location subject to a mortgage or other similar security interest in favor of a creditor other than the Administrative Agent or the junior Permitted Liens under Section 6.02(o) unless either (x) a reasonably satisfactory Collateral Access Agreement (as determined by the Administrative Agent in its Permitted Discretion) has been delivered to the Administrative Agent or (y) Reserves reasonably satisfactory to the Administrative Agent in its Permitted Discretion have been established with respect thereto; provided that, during the 90 day period immediately following the Effective Date (or such longer period as the Administrative Agent may agree in its sole discretion), such location need not be subject to a Collateral Access Agreement and neither the lack thereof nor the absence of a Reserve hereunder during such period shall cause the applicable Equipment to be ineligible;

39

(g)            which is located at any location that is not owned or leased by such Loan Party, except as set forth in clause (e) above;

(h)            which is in transit;

(i)            which is not covered by casualty insurance required by the terms of this Agreement;

(j)            with respect to which any covenant, representation or warranty contained in this Agreement or in the Collateral Agreement has been breached in any material respect or is not true in any material respect (in each case, and all respects to the extent such covenant, representation or warranty is already qualified by materiality);

(k)            which does not conform in all material respects to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods or the use or sale thereof;

(l)            which is subject to a license agreement or other arrangement with a third party which, in the Administrative Agent’s Permitted Discretion, restricts the ability of the Administrative Agent to exercise its rights under the Loan Documents with respect to such Equipment unless such third party has entered into an agreement in form and substance reasonably satisfactory to the Administrative Agent permitting the Administrative Agent to exercise its rights with respect to such Equipment or the Administrative Agent has otherwise agreed to allow such Equipment to be eligible in the Administrative Agent’s Permitted Discretion;

(m)            which is located outside of the United States;

(n)            which has been acquired from a Sanctioned Person; or

(o)            which the Administrative Agent otherwise determines is unacceptable in its Permitted Discretion.

“Eligible Real Property” shall mean (x) the real property listed on Schedule 1.01(a) owned by a Loan Party and (y) any other real property owned by a Loan Party which is acceptable in the Permitted Discretion of the Administrative Agent for inclusion in the Borrowing Base and which the Borrower Representative has requested to identify as “Eligible Real Property” by notice to the Administrative Agent, in each case of clauses (x) and (y) which satisfies each of the following criteria:

(a)            which is wholly owned in fee simple by a Loan Party;

(b)            in respect of which a FIRREA-compliant appraisal prepared by an appraiser, with appropriate credentials, has been delivered to the Administrative Agent in form, scope and substance reasonably satisfactory to the Administrative Agent and the Lenders (each, an “Acceptable Real Estate Appraisal”);

(c)            in respect of which a Mortgage is filed and recorded creating a perfected first priority Lien on such real property (subject to Permitted Encumbrances);

(d)            in respect of which an environmental assessment report has been completed and delivered to the Administrative Agent in form reasonably satisfactory to the Administrative Agent in its Permitted Discretion and, unless otherwise approved by Administrative Agent, which does not indicate any pending, threatened or existing Environmental Liability or noncompliance with any Environmental Law;

40

(e)            which is adequately protected by fully-paid valid lenders title insurance policy with endorsements and in amounts acceptable to the Administrative Agent in its Permitted Discretion, insuring that the Administrative Agent, for the benefit of the Secured Parties, shall have a perfected first priority Lien on such real property, evidence of which shall have been provided in form and substance satisfactory to the Administrative Agent, which title insurance policy shall not contain a general mechanics lien exception or any listed exceptions, limitations or qualifications other than Permitted Encumbrances;

(f)            a Flood Determination Form and, if any such parcel of real property is shown in such determination or otherwise determined by the Administrative Agent to be in a Special Flood Hazard Area, a Borrower Notice form signed by the Borrower Representative and Evidence of Flood Insurance in compliance with all applicable Flood Laws, has been delivered to the Administrative Agent;

(g)            an ALTA survey has been delivered for which all necessary fees have been paid and which is acceptable to the Title Company for the issuance of the aforementioned title insurance policies, including the survey related endorsements and no survey exception, in a form and substance reasonably acceptable to the Administrative Agent, and which shows all buildings and other improvements, any offsite improvements, the location of any easements, parking spaces, rights of way, building setback lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Administrative Agent in its Permitted Discretion;

(h)            in respect of which local counsel for a Loan Party in states in which such real property is located have delivered a letter of opinion with respect to the enforceability of the Mortgages and any related fixture filings and such other customary matters incidental thereto in form and substance reasonably satisfactory to the Administrative Agent in its Permitted Discretion;

(i)            if required by the Administrative Agent in its Permitted Discretion, in respect of which such Loan Party shall have used its commercially reasonable efforts to obtain estoppel certificates executed by all tenants of such real property and such other consents, agreements and confirmations of tenants, lessors and third parties, in each case, as the Administrative Agent may deem necessary or desirable in its Permitted Discretion, together with evidence that all other actions that the Administrative Agent may deem necessary in its Permitted Discretion in order to create perfected first priority Liens on the property described in the Mortgages have been taken; and

(j)            in respect of which the Administrative Agent shall have received evidence satisfactory to it that such real property is covered by property and liability insurance that is reasonably satisfactory to the Administrative Agent and, in the case of property insurance, names the Administrative Agent an additional insured and as mortgagee and lender’s loss payee.

Notwithstanding anything contained in this Agreement to the contrary, no Mortgage shall be executed and delivered with respect to any real property unless and until each Lender has received, at least (a) if the applicable real property is not in a “special flood hazard area”, ten (10) Business Days or (b) if the applicable real property is in a “special flood hazard area”, fifteen (15) days in advance of execution and delivery of such Mortgage, the documents described in clause (f) above, and Administrative Agent has determined that flood insurance due diligence and flood insurance compliance has been completed to its reasonable satisfaction and no Lender has notified Administrative Agent that such Lender has not completed any necessary flood insurance due diligence and flood insurance compliance relating to the applicable real property to its reasonable satisfaction (and the date by which any Loan Party is required to deliver a Mortgage hereunder shall automatically be extended to the extent necessary to comply with the foregoing).

41

For the avoidance of doubt, there shall be no minimum value or minimum appraised value requirement for the inclusion of real property as Eligible Real Property and/or including in the Borrowing Base.

“Enforcement Action” means, with respect to the Obligations or the Fixed Asset Facility Obligations, the exercise of any rights and remedies with respect to any Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the Loan Documents or the Fixed Asset Facility Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code.

“Environment” shall mean ambient air, indoor air, surface water, groundwater, drinking water, land surface, sediments, and subsurface strata & natural resources such as wetlands, flora and fauna.

“Environmental Laws” shall mean any Requirement of Law relating to pollution or protection of the environment, or human health and safety (as it relates to exposure to harmful or deleterious substances), or the generation, use, handling, transportation, treatment, storage, disposal or Release of harmful or deleterious substances.

“Environmental Liability” shall mean all Liabilities arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of, or the arrangement for such activities with respect to, any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the presence or Release of any Hazardous Materials or (e) any contract or agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment” (a) for purposes of the definition of Eligible Machinery and Equipment and provisions relating to the Borrowing Base, shall mean any “equipment” as such term is defined in Article 9 of the UCC owned by any Loan Party, and in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings and fittings now or hereinafter owned by any Loan Party and all additions, all accessions thereto, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and (b) for all other purposes, has the meaning assigned to such term in Article 9 of the UCC.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest (excluding any agreement for the purchase of the equity interests of a Subsidiary), but excluding, for the avoidance of doubt, any Permitted Convertible Notes.

“Equity Issuance” shall mean any issuance or sale by the Company of any Equity Interests.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

42

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrowers, is treated as a single employer under Section 414(b) or (c) of the Code and, for purposes of provisions relating to Section 412 of the Code, any member of an affiliated service group within the meaning of Section 414(m) or 414(o) of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) with respect to a Plan, the failure to satisfy the “minimum funding standard” within the meaning of Section 412 or 430 of the Code or Section 302 or 303 of ERISA, whether or not waived, or the failure to make by its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA with respect to a Plan, (c) the failure of any Borrower or any ERISA Affiliate to timely make any required contribution to a Multiemployer Plan, (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (e) the imposition of any liability under Title IV of ERISA upon any Borrower or any ERISA Affiliate with respect to the termination of any Plan, (f) the withdrawal or partial withdrawal (within the meaning of Title IV of ERISA) of any Borrower or any ERISA Affiliate from any Plan or Multiemployer Plan, (g) the filing of a notice of intent to terminate, the treatment of a Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Plan or Multiemployer Plan, (h) an event or condition that constitutes grounds under Section 4042 of ERISA for, and that would reasonably be expected to result in, the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, (i) the occurrence of a non-exempt “prohibited transaction” (within the meaning of Section 4975 of the Code or Section 406 of ERISA) for which any Borrower or any of the Subsidiaries has or is reasonably expected to have any material liability, (j) the receipt by any Borrower or any ERISA Affiliate of notice from any Multiemployer Plan (1) imposing Withdrawal Liability on any Borrower or any ERISA Affiliate, (2) notifying any Borrower or any ERISA Affiliate that such Multiemployer Plan is, or is expected to be, in “insolvency” pursuant to Section 4245 of ERISA, if applicable or (3) notifying any Borrower or any ERISA Affiliate that such Multiemployer Plan is, or is expected to be, in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA, if applicable), (k) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA, if applicable) or (l) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303(k) of ERISA with respect to any Plan.

“ESG Amendment” has the meaning assigned to such term in Section 1.12.

“ESG Pricing Provisions” has the meaning assigned to such term in Section 1.12.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR” has the meaning assigned to such term in in clause (a) of the definition of “Alternative Currency Term Rate”.

“Euro” or “€” means the single currency of participating member states of the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“Event of Default” has the meaning assigned to such term in Article VII.

43

“Evidence of Flood Insurance” shall have the meaning assigned to such term in Section 5.13(b)(iv).

“Excluded Accounts” shall mean any deposit account (a) containing solely cash or deposits in respect of which a Lien is permitted pursuant to Section 6.02(b), (b) exclusively used for trust, payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any employees of any Loan Party or any Restricted Subsidiary, (c) after the occurrence of the Fixed Asset Release Date, solely containing proceeds of the sale of Fixed Assets, (d) that is a zero balance account; provided, that the available balance of each such zero balance account is automatically swept on each Business Day into another account that is subject to a Deposit Account Control Agreement for the benefit of the Administrative Agent and such other account does not provide for automatic payments to, or debit of amounts disbursed from, other linked accounts that are not subject to a Deposit Account Control Agreement for the benefit of the Administrative Agent, (e) that is located outside of the United States, (f) exclusively used for, and which solely contain, customer deposits in respect of motor vehicles that have not been delivered to such customers and (g) other than the Exclusive Control Account and any Controlled Account, with an average monthly balance of less than the Dollar Equivalent of $5,000,000 for each such individual deposit account and less than the Dollar Equivalent of $25,000,000 in the aggregate for all such deposit accounts.

“Excluded Assets” shall mean (a) voting Equity Interests, including any interest treated as an Equity Interest for U.S. federal income tax purposes, of any first-tier Foreign Subsidiary or Foreign Holdco in excess of 65% of all of the issued and outstanding Equity Interests of such Foreign Subsidiary or Foreign Holdco and Equity Interests of any Subsidiary of a Foreign Subsidiary or of a Foreign Holdco, (b) assets of any Foreign Subsidiary (that is not a Loan Party) or any other Subsidiary that may require registration under the laws of any jurisdiction outside the U.S., (c) Excluded Accounts listed in clauses (a), (b), (f) and (g) (in the case of clause (g), only to the extent any such account is subject to a Permitted Lien) of the definition thereof, (d) all Intellectual Property (excluding any proceeds of Intellectual Property generated from the sale of Inventory containing such Intellectual Property), (e) all leasehold interests in Real Estate or any fee owned Real Estate that is not a Material Real Property or Eligible Real Property, (f) motor vehicles and other assets subject to certificates of title and Letter of Credit Rights (as defined in the UCC) (in each case, other than (x) to the extent a security interest in such rights can be perfected by filing of financing statements or analogous notice filings in appropriate form in the applicable jurisdiction under the Uniform Commercial Code or analogous law of such jurisdiction and (y) motor vehicles that are included in Eligible Inventory), (g) commercial tort claims with an individual value of less than the Dollar Equivalent of $10,000,000, (h) Equity Interests in and assets of (i) an Unrestricted Subsidiary, (ii) Immaterial Subsidiary, (iii) Limited Purpose Subsidiary, (iv) Lucid, LLC, a limited liability company established in the Kingdom of Saudi Arabia, (v) any Person (other than a Wholly Owned Subsidiary) to the extent not permitted by the terms of such Person’s organizational or joint venture documents or applicable law; provided, that, such Equity Interests shall cease to be Excluded Assets at such time as such prohibition ceases to be in effect or (vi) any Subsidiary established primarily for the purpose of owning or otherwise holding rights in respect of Intellectual Property, (i) any rights or interests in any agreement, lease, permit, license, charter or license agreement, if under the terms thereof or applicable law with respect thereto, the valid grant of a security interest or Lien therein to the Administrative Agent would constitute or result in a breach, termination or default under such agreement, lease, permit, license, charter or license agreement and such breach, termination or default has not been or is not waived or the consent of the other party to such agreement, lease, permit, license, charter or license agreement has not been or is not otherwise obtained or under applicable law such prohibition cannot be waived; provided, that this clause (i) shall in no way be construed (x) to apply if any such prohibition is unenforceable under Section 9-406, 9-407 or 9-408 of the UCC or other applicable law or (y) so as to limit, impair or otherwise affect the Administrative Agent’s unconditional continuing security interests in and Liens upon any rights or interests of any Loan Party in or to monies due or to become due under any such agreement, lease, permit, license, charter or license agreement, (j) any property or assets the pledge of which or the security interests or Lien thereon would require any governmental consent, approval, license or authorization that has not been obtained, (k) any asset subject to a Permitted Lien securing a Capital Lease Obligation or purchase money indebtedness to the extent the documents governing such Lien prohibit such asset from being subject to a Lien of the Administrative Agent, (l) any asset subject to a Lien existing at the time of its acquisition and not incurred in contemplation thereof to the extent the documents governing such Lien prohibit such assets from being subject to a Lien of the Administrative Agent, and (m) such other property or assets as reasonably determined by the Administrative Agent and the Company, the burden or cost or other consequence (including material adverse tax consequences) of providing a security interest in such property or asset outweighs the benefit to the Secured Parties. Notwithstanding the foregoing, in no event shall “Excluded Assets” include any assets that are subject to a Lien securing any Permitted Additional Secured Indebtedness or that are included in the Borrowing Base. Notwithstanding the foregoing, the Borrower Representative may from time to time elect to cause any asset that would otherwise constitute an Excluded Asset hereunder to become Collateral under the Collateral Documents (but shall have no obligation to do so) with the consent of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed); provided that the Administrative Agent shall have received such collateral documents as are customary for the applicable asset in the applicable jurisdiction and reasonably requested by the Administrative Agent.

44

“Excluded Subsidiary” shall mean any subsidiary of the Company:

(i)          that is not a Wholly Owned Subsidiary;

(ii)         that is an Immaterial Subsidiary;

(iii)        that is prohibited from providing a Guarantee in respect of the Obligations by (x) any provision of any agreement, instrument or other undertaking to which such subsidiary is a party or by which it or any of its assets or property is bound existing on the date such Person became a subsidiary; provided that such provision is not entered into for the purpose of qualifying as an “Excluded Subsidiary” under this Agreement or (y) applicable law;

(iv)        that would require the consent, approval, license or authorization of any third party in order to provide a Guarantee in respect of the Obligations pursuant to any agreement, instrument or other undertaking referred to in clause (iii)(x) above or applicable law (in each case, to the extent such consent, approval, license or authorization has not been received);

(v)         that is a Foreign Holdco;

(vi)        that is (x) a Foreign Subsidiary or (y) a Domestic Subsidiary of a Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code;

(vii)       that is newly formed for the purpose of consummating a merger transaction pursuant to an acquisition permitted by this Agreement, which Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it substantially contemporaneously with the closing of such merger transaction (it being understood that any surviving Subsidiary of such merger transaction shall not constitute an Excluded Subsidiary under this clause (vii));

45

(viii)      to the extent the provision a Guarantee by such subsidiary in respect of the Obligations would reasonably be expected to result in material adverse tax consequences to the Company or any of its Subsidiaries as reasonably determined by the Borrower Representative in good faith in consultation with the Administrative Agent;

(ix)         that is an Unrestricted Subsidiary;

(x)          that does not own any assets (other than de minimis assets) that are not Intellectual Property, so long as such subsidiary is not an obligor in respect of any Permitted Additional Indebtedness;

(xi)        with respect to which, as reasonably determined by the Administrative Agent and the Borrower Representative, the burden or cost or other consequences (including material adverse tax consequences) of providing a Guarantee outweighs the benefits to the Secured Parties; or

(xii)        any not-for-profit Subsidiaries, captive insurance companies, broker-dealer Subsidiaries, Receivables Subsidiary or other Special Purpose Entities (each, a “Limited Purpose Subsidiary”);

provided that the Borrower Representative, in its sole discretion, may cause any Restricted Subsidiary that qualifies as an Excluded Subsidiary under any of the clauses above to become a Guarantor in accordance with the definition thereof (pursuant to documentation reasonably acceptable to the Administrative Agent in its Permitted Discretion and subject to customary restrictions under applicable local law and completion of any requested “know your customer” and similar requirements of the Administrative Agent and the Lenders and the requirements of Section 5.13 as if such Subsidiary were required to comply with such Section as a Domestic Subsidiary) and thereafter such Subsidiary shall not constitute an “Excluded Subsidiary” (unless and until the Borrower Representative elects, in its sole discretion, to designate such Persons as an Excluded Subsidiary).

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an ECP at the time the Guarantee of such Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrowers under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f); and (d) any withholding Taxes imposed under FATCA.

46

“Exclusive Control Account” means a deposit account maintained with the Administrative Agent and located within the United States that is subject to (a) a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties and (b) a control agreement granting the Administrative Agent non-springing control over such account.

“Existing Convertible Notes” shall mean the 1.25% convertible senior notes issued by the Company and due in December 2026 in an aggregate principal amount of aggregate of $2,012,500,000.

“Existing Letters of Credit” shall mean each letter of credit issued prior to the Effective Date that (a) upon delivery of written notice by the Borrower Representative to the Administrative Agent on or after the Effective Date and subject to the consent of the applicable Issuing Bank in its discretion, will be deemed to be issued and outstanding hereunder for all purposes of this Agreement and the other Loan Documents from and after the date on which such notice is delivered to the Administrative Agent and (b) is listed on Schedule 2.06 hereto.

“fair market value” means with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset. Except as otherwise expressly set forth herein, such value shall be as determined in good faith by the Company.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant thereto, including any intergovernmental agreements and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreements and implementing such Sections of the Code.

“FCCR Covenant Trigger Date” shall mean, the first date after the Effective Date on which (i) the Fixed Charge Coverage Ratio shall have been greater than 1.0 to 1.0 for two consecutive fiscal quarters, in each case on a trailing four fiscal quarter basis as of the end of the last quarter for which financial statements have most recently been delivered or are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b) and (ii) the Borrower Representative delivers written notice to the Administrative Agent of the Borrower Representative’s election to cause (x) the financial covenant set forth in Section 6.13 to become effective (from and after the date specified in such notice) and (y) the financial covenant set forth in Section 6.14 to cease to be effective (from and after the date specified in such notice), which written notice shall include a certification with respect to the accuracy of clause (i) of this definition and the calculation of the Fixed Charge Coverage Ratio for the two applicable consecutive fiscal quarters.

47

“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer, controller, vice president - tax and treasury or any manager with similar responsibilities of such Person.

“FIRREA” means the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended from time to time.

“Fiscal Year” shall mean, with respect to the Company and the Restricted Subsidiaries, a fiscal year ending on December 31 of each calendar year.

“Fixed Asset Collateral” has the meaning assigned to such term in the definition of “ABL Collateral”.

“Fixed Asset Facility” means any Debt that is permitted to be incurred and permitted to be secured by first priority Liens on the Fixed Assets pursuant to Section 6.01(s) and Section 6.02(o).

“Fixed Asset Facility Collateral Agent” shall mean, with respect to any Fixed Asset Facility, the collateral agent for the secured parties in respect of such Fixed Asset Facility.

“Fixed Asset Facility Documents” shall mean, with respect to any Fixed Asset Facility, the definitive documentation governing such Fixed Asset Facility.

“Fixed Asset Facility Obligations” shall mean, with respect to any Fixed Asset Facility, the “Obligations” (or equivalent term) as defined in the applicable Fixed Asset Facility Documents.

“Fixed Asset Release Date” means the first date on which each of the following conditions is satisfied:

(a)            no Event of Default shall have occurred and be continuing as of such date or would result therefrom;

(b)            the Administrative Agent shall have received an updated appraisal of the Borrowers’ Inventory and an updated field examination in each case from a firm satisfactory to the Administrative Agent in its Permitted Discretion, which appraisal and field examination shall be satisfactory to the Administrative Agent in its Permitted Discretion;

(c)            Specified Availability for each day in the 30-day period prior to such date, and as of such date, shall not be less than 25% of the Line Cap then in effect, on a pro forma basis as of such date; and

48

(d)            the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower Representative (i) requesting, on behalf of the Borrowers, either (x) if no Fixed Asset Facility is then outstanding or will contemporaneously be outstanding, the release of the Liens on the Fixed Assets securing the Secured Obligations or (y) if a Fixed Asset Facility is then outstanding or will contemporaneously be outstanding, the subordination of the Liens on the Fixed Assets securing the Secured Obligations to the Liens securing such Fixed Asset Facility pursuant to the terms of an Acceptable Intercreditor Agreement and (ii) (x) certifying that each of the conditions set forth in the foregoing clauses (a) through (c) have been satisfied as of such date and (y) confirming that none of such Fixed Assets shall be included in the Borrowing Base on and after such date.

“Fixed Assets” means all assets other than ABL Collateral.

“Fixed Charge Coverage Ratio” shall mean, with respect to the Company and its Restricted Subsidiaries on a consolidated basis, for any applicable period, the ratio of (a) Consolidated EBITDA for such period, minus Unfinanced Capital Expenditures, to (b) Fixed Charges for such period.

“Fixed Charges” shall mean, as to the Company and its Restricted Subsidiaries on a consolidated basis, with respect to any period, the sum of, without duplication, (a) all Consolidated Interest Expense that was paid or payable in cash during such period, plus (b) all regularly scheduled (as determined at the beginning of the respective period) principal payments of Money Borrowed (other than intercompany debt) (but excluding, for purposes of the foregoing clauses (a) and (b), (i) any non-cash interest or deferred financing costs, (ii) any amortization or write-down of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses, (iii) any expensing of bridge, commitment and other financing fees (and including fees and expenses associated with the Transactions and any annual agency fees) and costs associated with obtaining, or breakage costs in respect of, Swap Agreements and commissions, discounts, yield and other fees and expenses related to any Permitted Receivables Financing, (iv) penalties and interest related to taxes, (v) any imputed interest as a result of purchase accounting, (vi) fees and expenses associated with Dispositions, acquisitions, Investments, the sale or issuance of Equity Interests or incurrence of Debt (in each case, whether or not consummated) and (vii) the payment or Satisfaction of Conversion Obligation of any Permitted Convertible Notes at their final maturity date or upon conversion thereof), in each case paid or payable in cash during such period (and without duplicating items in (a) and (b) of this definition, the interest component with respect to Debt under Capital Leases), plus (c) all taxes paid or required to be paid during such period in cash (net of tax refunds received during such period), plus (d) solely to the extent testing compliance with the Payment Conditions for purposes of making a Restricted Distribution, all Restricted Distributions paid in cash (other than those made to a Loan Party or otherwise eliminated in consolidation) that were made in reliance on Section 6.03(h).

“Flood Determination Form” shall have the meaning assigned to such term in Section 5.13(b)(i).

“Flood Laws” has the meaning assigned to such term in Section 8.10.

“Floor” means, (i) with respect to BBSY, the Canadian Prime Rate, the CDOR Rate, EURIBOR, SONIA and Term SOFR, 0.0% per annum and (ii) for any other benchmark rate, the floor, if any, provided in this Agreement (as of the execution of a modification, amendment or renewal of this Agreement or otherwise) in respect thereof.

49

“Foreign Holdco” shall mean any direct or indirect subsidiary of the Company, that has no material assets other than Equity Interests, or Equity Interests and Debt, of one or more direct or indirect Foreign Subsidiaries.

“Foreign Lender” shall mean (a) if a Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if a Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“Fronting Exposure” means a Defaulting Lender's LC Exposure, Swingline Exposure and participation in Protective Advances, except to the extent (x) cash collateralized by the Defaulting Lender by the delivery of cash to the Administrative Agent, as security for the payment of such Lender’s LC Exposure, in an amount equal to 103% of such LC Exposure or (y) allocated to other Lenders hereunder.

“Funding Account” means one or more deposit account(s) designated in writing by the Borrower Representative to the Administrative Agent from time to time into which the Administrative Agent and the Lenders are authorized by the Borrower Representative to transfer the proceeds of any Borrowings requested or authorized pursuant to this Agreement.

“GAAP” shall mean United States generally accepted accounting principles as in effect from time to time (except as otherwise expressly provided herein).

“Government Official” shall have the meaning assigned to such term in Section 3.21.

“Governmental Authority” shall mean the government of the U.S., any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment of such Debt or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted by this Agreement (other than such obligations with respect to Debt).

The amount of any Guarantee will be deemed to be an amount equal to the stated or determinable amount of the Debt in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

50

“Guarantee Agreement” shall mean the Guarantee Agreement, dated as of the Effective Date, among the Company, the other Borrowers party thereto from time to time, the Subsidiary Guarantors from time to time party thereto and the Administrative Agent for the benefit of the Secured Parties.

“Guarantors” shall mean the Subsidiary Guarantors.

“Hazardous Materials” shall mean (a) any petroleum products or byproducts and all other hydrocarbons, asbestos or asbestos containing materials, polychlorinated biphenyls, per- and polyfluoroalkyl substances, chlorofluorocarbons and all other ozone depleting substances, and (b) any other chemical, material, pollutant, contaminant, substance or waste that is prohibited or regulated by or pursuant to any Environmental Law due to its harmful or deleterious character (including microbial matter, mycotoxins, mold and mold spores).

“Immaterial Subsidiary” shall mean any Restricted Subsidiary that, together with its subsidiaries that are Restricted Subsidiaries and every other Immaterial Subsidiary, (i) did not, as of the most recently ended Test Period, have total assets with a value in excess of 5.0% of Consolidated Total Assets and (ii) did not, during the most recently ended Test Period, have revenues in excess of 5.0% of the consolidated total revenues of the Company and its Subsidiaries for such period (and the Borrower Representative will designate in writing to the Administrative Agent from time to time the Restricted Subsidiaries that will cease to be treated as “Immaterial Subsidiaries” in order to comply with the foregoing limitations).

“Incremental Amendment” has the meaning specified in Section 2.09(e).

“Incremental Amount” means, as of any date of determination, the sum of:

(a)            $500,000,000, plus

(b)            the aggregate amount (without duplication) of (i) all voluntary permanent terminations or reductions, as applicable, of the Initial Revolving Commitments and all other Commitments and (ii) all permanent terminations or reductions, as applicable, of any Initial Revolving Commitments and all other Commitments of any Lender pursuant to Sections 2.09, 2.19 and 9.02(d); provided that, in each case of clauses (i) and (ii), any prepayment accompanying such permanent termination or reduction, as applicable, is not funded with long-term Debt (other than revolving loans), plus

(c)            an amount, if positive, by which the Borrowing Base (other than with respect to any portion of the Borrowing Base based on Eligible Cash) exceeds the Aggregate Revolving Commitments at the time of determination.

“Incremental Commitments” has the meaning specified in Section 2.09(e).

“Incremental Lender” has the meaning specified in Section 2.09(e).

“Incremental Loans” means, collectively, any Incremental Term Loans and any Loans made pursuant to a Commitment Increase.

51

“Incremental Term Loans” has the meaning specified in Section 2.09(e)(ix).

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by, or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in the foregoing clause (a) hereof, Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(c).

“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Information” has the meaning assigned to such term in Section 9.12.

“Initial Revolving Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Initial Revolving Loans and to acquire participations in Letters of Credit, Swingline Loans and Overadvances hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Initial Revolving Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Initial Revolving Commitment, as applicable.

“Initial Revolving Exposure” shall mean, with respect to any Initial Revolving Lender at any time, the sum of the Dollar Equivalent of (a) the outstanding principal amount of such Lender’s Initial Revolving Loans and LC Exposure at such time, plus (b) an amount equal to its Applicable Percentage of the aggregate principal amount of Swingline Loans outstanding at such time, plus (c) an amount equal to its Applicable Percentage of the aggregate principal amount of Protective Advances outstanding at such time, plus (d) an amount equal to its Applicable Percentage of the aggregate principal amount of Overadvances outstanding at such time.

“Initial Revolving Lender” shall mean, as of any date of determination, a Lender with an Initial Revolving Commitment or, if the Initial Revolving Commitments have terminated or expired, a Lender with Initial Revolving Exposure.

“Initial Revolving Loan” shall mean a Loan made under an Initial Revolving Commitment pursuant to Section 2.01.

“Integration Costs” shall mean non-recurring integration costs incurred in connection with any Permitted Acquisition or similar Investment.

“Intellectual Property” shall mean all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses and any other intellectual property rights (and all IP Ancillary Rights related thereto) to the fullest extent arising under any Requirement of Law.

“Intercompany Note” shall mean an intercompany note in form and substance reasonably satisfactory to the Administrative Agent in its Permitted Discretion (it being understood and agreed that an intercompany note in form and substance substantially the same as the form attached hereto as Exhibit D-3, is satisfactory to the Administrative Agent).

“Interest Charges” has the meaning assigned to such term in Section 9.17.

52

“Interest Election Request” shall mean a request by the Borrower Representative to convert or continue a Borrowing in accordance with Section 2.08, which shall be substantially in the form of Exhibit B-2 or such other form as approved by the Administrative Agent (including any form on an Electronic System as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower Representative.

“Interest Payment Date” shall mean (a) with respect to any Daily Rate Loan (including any Swingline Loan), the first calendar day of each fiscal quarter and the Maturity Date, and (b) with respect to any Term Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part (and, in the case of a Term Rate Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period) and the Maturity Date.

“Interest Period” shall mean, with respect to any Term Rate Borrowing, the period commencing on the date of such Term Rate Borrowing and ending on the numerically corresponding day in the calendar month that is one, two (solely for a Term Rate Loan based on the CDOR Rate), three or six months thereafter, as the Borrower Representative may elect, or to the extent available (as determined by each Appropriate Lender) to all Appropriate Lenders, less than one month (in which case the Interest Period shall end on the day designated by the Borrower Representative); provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, thereafter, shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Internet Domain Name” shall mean all rights, title and interests (and all related IP Ancillary Rights) in or relating to internet domain names (including to the fullest extent arising under any Requirement of Law), together with all goodwill associated therewith.

“Inventory” has the meaning given to such term in Article 9 of the UCC and shall include raw materials, in-transit, work-in-process, parts, supplies and finished goods.

“Investment Grade Rating” shall mean, with respect to any Account Debtor, that the long-term senior unsecured publicly held debt rating or corporate family rating of such Account Debtor is equal to or higher than Baa3 (or its equivalent) by Moody’s or BBB (or its equivalent) by S&P.

“Investments” shall mean, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Debt of, or purchase or other acquisition of any other Debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees the Debt of such Person or (c) the purchase or other acquisition (in one transaction or series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of the definition of “Unrestricted Subsidiary” and Section 6.07:

(a)            “Investments” shall include the portion (proportionate to the Company’s direct or indirect Equity Interest in such subsidiary) of the fair market value of the net assets of a subsidiary of the Company at the time that such subsidiary is designated an Unrestricted Subsidiary; and

53

(b)            any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Company.

The amount, as of any date of determination, of (i) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any payments actually received by such investor representing interest in respect of such Investment, but without any adjustment for writedowns or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (ii) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion or maximum amount thereof, in each case in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by the Borrower Representative, (iii) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return or reduction of capital of, or dividends, share buybacks, or other distributions in respect of, such Investment, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment and (iv) any Investment (other than any Investment referred to in clause (i), (ii) or (iii) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of indebtedness or other securities of any other Person shall be the original cost of such Investment (including any indebtedness assumed in connection therewith), plus (1) the cost of all additions thereto, minus (2) the amount of any portion of such Investment that has been repaid to (or on behalf of) the investor as a repayment of principal or a return of capital, and of any payments actually received by (or on behalf of) such investor representing interest, dividends or other distributions in respect of such Investment, but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 6.07, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by the Borrower Representative.

“IP Ancillary Rights” shall mean, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property, and, in each case, all rights to obtain or enforce any other IP Ancillary Right.

“IP License” shall mean all licenses granting any right to exploit any Intellectual Property.

“IRS” shall mean the United States Internal Revenue Service.

54

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP” shall mean, with respect to any Letter of Credit, the International Standby Practices 1998 (International Chamber of Commerce Publication No. 590) and any version or revision thereof accepted by the Issuing Bank for use.

“Issuer Option” shall mean (a) any Note Hedge Option and (b) any Upper Strike Warrant.

“Issuing Bank” shall mean in its capacity as the issuer of Letters of Credit hereunder, each of (i) Bank of America and, to the extent Bank of America is no longer the Administrative Agent hereunder, any successor Administrative Agent, (ii) Citibank, N.A., (iii) JPMorgan Chase Bank, N.A., (iv) BNP Paribas, (v) Royal Bank of Canada, (vi) Wells Fargo Bank, N.A. and (vii) and any other Lender that agrees to act as an Issuing Bank. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by its Affiliates, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such Issuing Bank shall, or shall cause such Affiliate to, comply with the requirements of Section 2.06 with respect to such Letters of Credit). At any time there is more than one Issuing Bank, all singular references to the Issuing Bank shall mean any Issuing Bank, each Issuing Bank, the Issuing Bank that has issued the applicable Letter of Credit, or all Issuing Banks, as the context may require.

“Issuing Bank Sublimits” means (a) $97,500,000, in the case of Bank of America, (b) $97,500,000, in the case of Citibank, N.A., (c) $45,000,000, in the case of JPMorgan Chase Bank, N.A., (d) $40,000,000, in the case of BNP Paribas, (e) $40,000,000, in the case of Royal Bank of Canada, (f) $30,000,000, in the case of Wells Fargo Bank, N.A. and (g) with respect to any other Issuing Bank, such amount as shall be designated to the Administrative Agent in writing (which may be email) by the Borrower Representative and such Issuing Bank. The Issuing Bank Sublimit of any Issuing Bank may be increased or decreased by the mutual written agreement of the Borrowers and the affected Issuing Bank (and notified to the Administrative Agent in writing).

“Japanese Yen” or “¥” shall mean the lawful currency of Japan.

“Joint Lead Arrangers” shall mean BofA Securities, Inc. and Citibank, N.A., each in their capacity as a joint lead arranger hereunder and BofA Securities, Inc., Citibank, Inc., Barclays Bank PLC, Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., BNP Paribas Securities Corp. and RBC Capital Markets, each in their capacity as a joint bookrunner hereunder.

“Judgment Currency” shall have the meaning assigned to such term in Section 9.23.

“Junior Financing” shall mean any Debt of the Loan Parties that is (i) contractually subordinated in right of payment to the Obligations or (ii) secured by a Lien on the Collateral that is junior to the Lien on the Collateral securing the Secured Obligations pursuant to an Acceptable Intercreditor Agreement (it being agreed that a Fixed Asset Facility shall not constitute Junior Financing so long as such Fixed Asset Facility is secured by a Lien on any Fixed Assets that is pari passu or senior to the Lien on such Fixed Assets securing the Secured Obligations).

“Junior Financing Documentation” shall mean any documentation governing the Junior Financing.

55

“Jurisdictional Requirements” shall have the meaning assigned to such term in Section 6.05(a).

“Last-Out Tranche” means a tranche of Incremental Commitments that is established pursuant to Section  2.09(e) and which may take the form of term loan commitments, with respect to which Loans incurred thereunder shall rank junior in right of payment to the Initial Revolving Loans and, solely to the extent constituting revolving loans, will be subject to the same Borrowing Base and other terms applicable to the Initial Revolving Loans, except as otherwise permitted under Section 2.09(e).

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” shall mean any payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” shall mean, at any time, the sum of the Dollar Equivalent of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by, or on behalf of, the Borrowers at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate LC Exposure at such time.

“LC Instrument” means any letter of credit, letter of guarantee, bank guarantee, bankers’ acceptance, performance bond, surety bond or other similar document or instrument.

“LCT Election” shall have the meaning assigned to such term in Section 1.05(a).

“LCT Test Date” shall have the meaning assigned to such term in Section 1.05(a).

“Legal Reservations” means applicable Debtor Relief Laws or other laws affecting creditors’ rights generally, general principles of equity, regardless of whether considered in a proceeding in equity or at law and general principles of good faith and fair dealing.

“Lender-Related Person” has the meaning assigned to such term in Section 9.03(b).

“Lenders” shall mean the Persons listed on the Commitment Schedule, each Incremental Lender, each Additional Lender and any other Person that shall have become a Lender hereunder pursuant to Section 2.09 or an Assignment and Assumption, other than any such Person that ceases to be a Lender hereunder pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Issuing Bank and the Swingline Lender.

Letter of Credit Expiration Date” shall have the meaning assigned to such term in Section 2.06(c).

“Letters of Credit” shall mean the letters of credit issued pursuant to this Agreement, and the term “Letter of Credit” shall mean any one of them or each of them singularly, as the context may require.

“Liabilities” shall mean all claims (including intraparty claims), actions, suits, judgments, orders, demands, damages, losses, liabilities, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

56

“Licensed Intellectual Property” shall mean all Intellectual Property owned by a third party and licensed or sublicensed to a Loan Party.

“Lien” shall mean, with respect to any asset, any mortgage, deed of trust, deed to secure debt, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement and the other Loan Documents, the Company, the other Borrowers or any of their respective subsidiaries shall be deemed to own, subject to a Lien, any asset which any of them has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement (other than non-exclusive licenses) relating to such asset. Notwithstanding the foregoing, in no event will an operating lease or agreement to sell be deemed to constitute a Lien.

“Limited Condition Eligible Transaction” shall mean (a) any Investment or acquisition by the Borrower or one or more of the Restricted Subsidiaries, including by way of merger or amalgamation, of any assets, business or Person permitted pursuant to this Agreement (and including the incurrence or assumption of Debt in connection therewith) whose consummation is not conditioned on the availability of, or on obtaining, third party financing and (b) any redemption, repurchase, defeasance, satisfaction and discharge or repayment permitted under this Agreement of Debt requiring the giving of advance irrevocable notice of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Limited Condition Transaction” shall mean any Limited Condition Eligible Transaction with respect to which the Borrower Representative has made an LCT Election.

“Limited Purpose Subsidiary” has the meaning assigned to such term in the definition of “Excluded Subsidiary”.

“Line Cap” shall mean the lesser of (a) the Borrowing Base and (b) the Aggregate Revolving Commitment.

“Liquidity” shall mean, on any date of determination, an amount equal to the sum of, without duplication, (a) Availability as of such date, plus (b) the aggregate amount of unrestricted cash and unrestricted Permitted Investments of the Company and the Restricted Subsidiaries (and including, for the avoidance of doubt, Eligible Cash not already included in the Borrowing Base as of such date) (which, for the avoidance of doubt, shall in each case of this clause (b) include cash restricted in favor of any Secured Party); provided that the aggregate amount of unrestricted cash and unrestricted Permitted Investments of Foreign Subsidiaries shall not at any time exceed 25% of all Liquidity (calculated after giving effect to the inclusion of such assets for the Foreign Subsidiaries) (such amounts, “Foreign Liquidity”); provided, further, that such Foreign Liquidity shall be calculated net of any applicable Taxes or other amounts that would be payable or reserved against as a result of repatriating such amounts. With respect to any amounts included in the calculation of “Liquidity” (whether Foreign Liquidity or otherwise) that are held in an account that is not maintained with the Administrative Agent (or an Affiliate thereof), the Administrative Agent shall (x) be entitled to reasonably request cash reporting on a daily basis with respect to any such account or (y) be reasonably satisfied in its Permitted Discretion with any other method of verifying the amounts on deposit therein.

57

“Loan Documents” shall mean, collectively, this Agreement, any promissory notes issued pursuant to this Agreement, any Letter of Credit applications, the Collateral Documents, any Acceptable Intercreditor Agreement, any Incremental Amendment and all other agreements, instruments, documents and certificates, including those identified in Section 4.01, executed by or on behalf of any Loan Party, and delivered to, or in favor of, the Administrative Agent or any Lender and required pursuant to the foregoing. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative. For the avoidance of doubt, Loan Documents shall not include Banking Services Agreements.

“Loan Parties” shall mean, collectively, the Company, the other Borrowers, the Subsidiary Guarantors and their successors and assigns, and the term “Loan Party” shall mean any one of them or all of them individually, as the context may require.

“Loans” shall mean the loans and advances made by the Lenders pursuant to this Agreement, including, Overadvances and Protective Advances.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a material adverse effect on the financial condition, results of operations or business of the Company and the Restricted Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Company, the other Borrowers and the other Loan Parties, taken as a whole, to perform any of their respective payment obligations under the Loan Documents, taken as a whole, or (c) a material adverse effect on the material rights and remedies of or benefits available to, taken as a whole, the Administrative Agent and the Lenders under the Loan Documents (taken as a whole).

“Material Debt” shall mean Money Borrowed of any one or more of the Loan Parties or any of their respective Restricted Subsidiaries in an aggregate principal amount (i) for purposes of the definition of “Maturity Date”, $500,000,000 and (ii) for all other purposes, $200,000,000; provided that in no event shall any of the following be Material Debt: (a) Debt under a Loan Document, (b) Capital Leases, (c) obligations under any Permitted Receivables Financing, (d) intercompany Debt and (e) Debt under any Swap Agreements.

“Material IP” means any Intellectual Property that is material to the conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole (as determined by the Borrower Representative in good faith).

“Material IP Subsidiary” means each Subsidiary that owns, directly or indirectly through one or more of its subsidiaries, any Material IP.

“Material Real Property” shall mean any owned Real Estate located in the United States having a fair market value in excess of the Threshold Amount (per property).

“Material Subsidiary” shall mean any Restricted Subsidiary other than an Immaterial Subsidiary.

“Maturity Date” shall mean (a) with respect to the Initial Revolving Commitment and the Initial Revolving Loans, the earlier of (i) the Stated Maturity Date and (ii) the date that is 91 days prior to the stated maturity date of any Material Debt and (b) with respect to any Incremental Commitments or Incremental Loans made hereunder, the final maturity date applicable thereto as specified herein or in the applicable Incremental Amendment.

58

“Maximum Rate” has the meaning assigned to such term in Section 9.17.

“Money Borrowed” shall mean (a) Debt for borrowed money arising from the lending of money by any third party to any Loan Party or any of their respective Subsidiaries, (b) Debt, whether or not in any such case arising from the lending by any third party of money to any Loan Party or any of their respective Subsidiaries, (i) which is represented by notes payable or drafts accepted that evidence extensions of credit or (ii) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, (c) reimbursement obligations with respect to letters of credit or guaranties of letters of credit, and (d) without duplication to any Debt under clauses (a), (b) or (c) hereof, Debt of any Loan Party or any of their respective Subsidiaries under any guarantee of obligations that would constitute Debt for Money Borrowed under clauses (a), (b) or (c) hereof, if owed directly by any Loan Party or any of their respective Subsidiaries.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgaged Properties” shall mean all Material Real Property with respect to which a Mortgage is delivered pursuant to the terms hereof and shall include all Eligible Real Property.

“Mortgages” shall mean the mortgages, deeds of trust, deeds to secure debt, assignments of leases and rents and other security documents (including any assignment, amendment, amendment and restatement or similar modification of any existing mortgage) delivered pursuant to the terms hereof, in each case, reasonably acceptable to the Administrative Agent and the Borrower Representative.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 3(37) or Section 4001(a)(3) of ERISA and in respect of which the Company or any other Borrower makes or is obligated to make contributions, or with respect to which such Borrower has liability under Section 4212(c) of ERISA (including on account of any ERISA Affiliate).

“Net Cash Proceeds” shall mean, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a Casualty Event, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event and restoration costs following a Casualty Event and out-of-pocket costs incurred in connection therewith, (ii) in the case of a Disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Debt (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event (including principal amount, premium or penalty, if any, interest and breakage costs) and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer of the Borrower Representative) and (iv) without duplication of the foregoing, in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (iv) attributable to minority interests and not available for distribution to or for the account of the Company or a wholly owned Restricted Subsidiary as a result thereof).

59

“Net Orderly Liquidation Value” shall mean, with respect to Inventory or Equipment (or in each case any category thereof) of any Person, the orderly liquidation value thereof as determined in a manner acceptable to the Administrative Agent in its Permitted Discretion by an appraiser acceptable to the Administrative Agent in its Permitted Discretion, net of all costs of liquidation thereof.

“NFIP” shall have the meaning assigned to such term in Section 5.13(b)(ii).

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(d).

“Note Hedge Option” shall mean any hedging agreement (including, but not limited to, any bond hedge transaction, call option, transaction, or capped call transaction), with respect to Permitted Stock, purchased by the Company (or any parent company thereof) (with respect to Permitted Convertible Notes issued by the Company (or any parent company thereof, as the case may be)) in connection with the issuance of Permitted Convertible Notes (whether such transaction is settled in shares of Permitted Stock, the cash value of such shares or a combination thereof).

“Notice of Intent to Cure” has the meaning assigned to such term in Section 7.02.

“NYFRB” shall mean the Federal Reserve Bank of New York.

“NYFRB’s Website” shall mean the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” shall mean all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Loan Parties to any of the Lenders, the Administrative Agent, the Issuing Bank or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred in respect of any of the Letters of Credit or other instruments at any time evidencing any thereof.

“Organizational Documents” shall mean (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Equity Interests (other than options and warrants) of a Person, or, in each case, the equivalent in any applicable jurisdiction.

60

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or any Loan Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Overadvance” has the meaning assigned to such term in Section 2.05(b).

“Owned Intellectual Property” shall mean all Intellectual Property owned by a Loan Party.

“Paid in Full” or “Payment in Full” shall mean, (a) the indefeasible payment in full in cash of all outstanding Loans and LC Disbursements, together with accrued and unpaid interest thereon, (b) the termination, expiration, or cancellation and return of all outstanding Letters of Credit (or alternatively, with respect to each such Letter of Credit, the furnishing to the applicable Issuing Bank of a cash deposit, or at the discretion of such Issuing Bank a back-up standby letter of credit satisfactory to such Issuing Bank, in an amount equal to 103% of the LC Exposure as of the date of such payment), (c) the indefeasible payment in full in cash of the accrued and unpaid fees, (e) the indefeasible payment in full in cash of all reimbursable expenses and other Secured Obligations (other than (x) Unliquidated Obligations for which no claim has been made and other obligations expressly stated to survive such payment and termination of this Agreement, (y) Banking Services Obligations and (z) Swap Agreement Obligations), together with accrued and unpaid interest thereon and (e) the termination of all Commitments.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(d).

“Patent” shall mean all rights, title and interests (and all related IP Ancillary Rights) in or relating to letters patents and design letters patents (including to the fullest extent arising under any Requirement of Law).

“Payment Conditions” shall mean, and will be deemed to be satisfied with respect to any particular action as to which the satisfaction of the Payment Conditions is being determined if, as of the applicable date of determination in accordance with Section 1.05(a), with respect to Investments, incurrence of Debt, incurrence of Liens, Restricted Distributions and Restricted Debt Payments:

(i)             no Specified ABL Event of Default has occurred and is continuing,

(ii)            Specified Availability for each day in the 30-day period prior to such action and on the date of such proposed action is equal to or greater than the greater of (x) 15% of the Line Cap then in effect and (y) $75,000,000, on a pro forma basis, and

61

(iii)           the Fixed Charge Coverage Ratio would be at least 1.0 to 1.0 on a pro forma basis as of the last day of the most recent Test Period; provided that compliance with the Fixed Charge Coverage Ratio will not be required if after giving pro forma effect to the taking of such action, Specified Availability for each day in the 30-day period prior to the relevant test date and on the relevant test date, is equal to or greater than the greater of (i) 20% of the Line Cap then in effect and (ii) $100,000,000, on a pro forma basis.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” shall mean the Perfection Certificate substantially in the form of Exhibit II to the Collateral Agreement.

“Permitted Acquisition” shall have the meaning assigned to such term in Section 6.07(f).

“Permitted Additional Indebtedness” shall mean Permitted Additional Unsecured Indebtedness and Permitted Additional Secured Indebtedness.

“Permitted Additional Indebtedness Documents” shall mean Permitted Additional Unsecured Indebtedness Documents and Permitted Additional Secured Indebtedness Documents.

“Permitted Additional Secured Indebtedness” shall mean Debt incurred or issued under Section 6.01(s)(vi)(B).

“Permitted Additional Secured Indebtedness Documents” shall mean on and after the execution and delivery thereof, each note, indenture, purchase agreement, loan agreement, credit agreement, guaranty, security agreement, pledge agreement, mortgage, other collateral document and other document relating to the incurrence or issuance of any Permitted Additional Secured Indebtedness, as the same may be amended, modified, restated, renewed, extended and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Permitted Additional Unsecured Indebtedness” shall mean Debt incurred or issued under Section 6.01(s)(vi)(A).

“Permitted Additional Unsecured Indebtedness Documents” shall mean, on and after the execution and delivery thereof, each note, indenture, purchase agreement, loan agreement, credit agreement, guaranty and other document relating to the incurrence or issuance of any Permitted Additional Unsecured Indebtedness, as the same may be amended, modified, restated, renewed, extended and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Permitted Bank Financing” shall mean a transaction in which (a) a bank or other financial institution finances the purchase of a motor vehicle by a customer from the Company or a Restricted Subsidiary or purchases the Account of a customer that finances the purchase of a motor vehicle, (b) such bank or other financial institution becomes the Account Debtor in respect of the relevant Account (such Account, a “Permitted Bank Financing Account”), (c) such Account is the valid, legally enforceable obligation of such bank or other financial institution and (d) such bank or other financial institution has no recourse to the Company or its Subsidiaries if the customer fails to pay the bank or other financial institution in respect of financing such purchase; provided that, upon the reasonable request of the Administrative Agent, the Borrower Representative shall provide supporting documentation demonstrating each of the foregoing requirements.

62

“Permitted Bank Financing Account” has the meaning provided in the definition of Permitted Bank Financing.

“Permitted Common Stock” shall mean, with respect to Permitted Convertible Notes issued by the Company, authorized shares of common stock of the Company.

“Permitted Contest” shall mean a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; provided that any enforcement action by the holder of the obligation that is the subject of such contest is effectively stayed during such challenge.

“Permitted Convertible Notes” shall mean, collectively, (i) the Existing Convertible Notes and (ii) any other unsecured convertible senior debt securities of the Company or any Restricted Subsidiary issued pursuant to, and containing the requirements of, Section 6.01(s) or Section 6.01(t), as applicable, which unsecured convertible senior securities are convertible into Equity Interests of the Company (or any direct or indirect parent of the Company), cash or a combination of cash and Equity Interests of the Company (or any direct or indirect parent of the Company).

“Permitted Convertible Notes Documents” shall mean any Permitted Convertible Notes and any Permitted Convertible Notes Indenture.

“Permitted Convertible Notes Indenture” shall mean each indenture (or similar document) pursuant to which any Permitted Convertible Notes are issued.

“Permitted Discretion” shall mean a determination made by the Administrative Agent in its commercially reasonable judgment exercised in good faith in accordance with customary business practices for comparable asset-based lending transactions. When Permitted Discretion relates to the establishment of Reserves after the Effective Date or the imposition of additional exclusionary criteria after the Effective Date, it shall require that (a) such establishment or imposition be based on (i) the results of any field examination or appraisal performed after the Effective Date, or (ii) an analysis of facts or events first occurring or first discovered by the Administrative Agent after the Effective Date or that are different from the facts or events occurring and known to the Administrative Agent on the Effective Date, unless the Borrower Representative and the Administrative Agent otherwise agree in writing, (b) the contributing factors to the imposition of any Reserves shall not duplicate (i) the exclusionary criteria set forth in the definitions of Eligible Accounts, Eligible Investment Grade Accounts, Eligible Cash, Eligible Credit Card Receivables, Eligible Inventory, Eligible In-Transit Inventory, Eligible Machinery and Equipment or Eligible Real Property, as applicable (and vice versa) or (ii) any reserves deducted in computing book value, and (c) the amount of any such Reserve so established or the effect of any adjustment or imposition of exclusionary criteria shall be a reasonable quantification of the incremental dilution of the Borrowing Base attributable to such contributing factors.

63

“Permitted Encumbrances” shall mean:

(a)    Liens imposed by law and other non-consensual Liens, in each case, for taxes, assessments or other governmental charges or levies (i) not at the time delinquent or (ii) the subject of a Permitted Contest;

(b)    carriers’, warehousemen’s, mechanics’, landlords’ mortgagee’s, materialmen’s, repairmen’s, vendor’s and other similar Liens and agricultural and similar Liens, in each case, imposed by law or otherwise non-consensual, arising in the ordinary course of business, and which are securing obligations which are not overdue by more than thirty (30) days or which are the subject of a Permitted Contest;

(c)    pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security or similar laws or regulations;

(d)    judgments and other similar Liens in respect of judgments, orders for the payment of money or other court proceedings that do not constitute an Event of Default under clause (k) of Section 7.01;

(e)    (i) easements, zoning restrictions, licenses, rights-of-way, site plan agreements, development agreements, cross easement or reciprocal agreements, and other non-monetary encumbrances on real property that do not materially detract from the value of the affected property or interfere in any material respect with the ordinary conduct of business of any Borrower or any Subsidiary (taken as a whole) or the operation of such real property for its intended purpose or (ii) title defects or irregularities with respect to Real Estate which are of a minor nature and which in the aggregate do not materially detract from the value of the affected property or interfere in any material respect with the ordinary conduct of business of any Borrower or any Subsidiary or the operation of such real property for its intended purpose;

(f)    ground leases in respect of Real Estate on which facilities or equipment owned or leased by the Company or any of the Restricted Subsidiaries are located;

(g)    Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(h)    licenses and sublicenses, and grants and permits, including in respect of Intellectual Property and software, granted by the Company or any Restricted Subsidiary and leases and subleases (by the Company or any Restricted Subsidiary as lessor or sublessor) to third parties, in each case in the ordinary course of business and not interfering in any material respect with the business of the Company and the Restricted Subsidiaries, taken as a whole; provided, however, unless approved by the Administrative Agent, such leases shall (i) not grant to the lessee any options to purchase or rights of first refusal or first offer to purchase, (ii) shall be subordinate to the applicable Mortgage unless the Administrative Agent elects, at its sole option, to subordinate the Mortgage to such lease and (iii) provide that the lessee thereunder shall recognize and attorn to any person succeeding in the interest of the mortgagor upon foreclosure of the Mortgage (or deed in lieu thereof);

(i)     with respect to leasehold interests, mortgages, obligations, Liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord, ground lessor or owner of the leased property, with or without consent of the lessee; provided, that with respect to mortgages by ground lessor or owner of the leased property, such Borrower or other Loan Party, as the case may be, shall use commercially reasonable efforts to obtain a subordination, non-disturbance and attornment agreement, in a form reasonably acceptable to the Administrative Agent, from the mortgagees of such ground lessor or owner;

64

(j)     with respect to Credit Card Account Receivables, Liens in favor of a credit card processor or a payment processor arising in the ordinary course of business under any processor agreement; and

(k)    Liens arising from precautionary UCC financing statements or any similar filings, including those made in respect of the sale of Permitted Receivables Financing Assets and related assets in connection with any Permitted Receivables Financing.

“Permitted Investments” shall mean:

(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, one of the two highest credit ratings obtainable from S&P or from Moody’s;

(c)    investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent, any Lender or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than the Dollar Equivalent of $500,000,000 and that issues (or the parent of which issues) commercial paper rated at least “Prime 1” (or then equivalent grade) by Moody’s or “A-1” (or then equivalent grade) by S&P;

(d)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (c) above;

(e)    investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above; and

(f)    other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

“Permitted Lien” shall mean a Lien permitted by Section 6.02.

“Permitted Party” means Ayar Third Investment Company, The Public Investment Fund of Saudi Arabia, any of their respective Affiliates, any Permitted Transferee of any of the foregoing, or any general partnership, limited partnership, limited liability company, corporation or other entity exclusively owned by any of the foregoing.

65

“Permitted Payee” means, collectively (i) any future, current or former officer, director, manager, member, member of management, employee, consultant, distributor or independent contractor of the Company, any Subsidiary or any direct or indirect parent company thereof or (ii) any Affiliate, Permitted Transferee or other transferee of any of the foregoing Persons listed in clause (i).

“Permitted Receivables Financing” means any securitization or other similar financing (including any factoring or receivables program or sale transaction) of Permitted Receivables Financing Assets that is non-recourse to the Borrower and the other Restricted Subsidiaries (except for (i) recourse to any Foreign Subsidiary that owns the assets underlying such financing (or have sold such assets in connection with such financing), (ii) any customary limited recourse pursuant to the Standard Securitization Undertakings or, to the extent applicable only to Foreign Subsidiaries, recourse that is customary in the relevant local market, (iii) any performance undertaking or Guarantee, to the extent applicable only to Foreign Subsidiaries that is customary in the relevant local market and (iv) an unsecured parent Guarantee by a Borrower or any Restricted Subsidiary that is a parent company of a Foreign Subsidiary of obligations of such Subsidiaries), and in each case, reasonable extensions thereof.

“Permitted Receivables Financing Assets” means (a) any accounts receivable, credit card receivable, loan receivables, mortgage receivables, receivables or loans relating to the financing of insurance premiums, royalty, patent or other revenue streams and other rights to payment or related assets and the proceeds thereof and (b) all Related Security, in each case in connection with a Permitted Receivables Financing. For the avoidance of doubt, no Permitted Receivables Financing Assets that are then-currently subject to a Permitted Receivables Financing shall be included in the Borrowing Base.

“Permitted Refinancing” shall mean Debt constituting a refinancing or extension of Debt permitted under Section 6.01 hereunder that (a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Debt being refinanced or extended plus an amount equal to accrued and unpaid interest and any premium thereon paid in connection with such refinancing or extension and other reasonable amounts paid and fees and expenses reasonably incurred, in connection therewith, (b) has a weighted average maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Debt being refinanced or extended, (c) is not secured by a Lien on any assets other than the collateral securing the Debt being refinanced or extended, and is not secured by a Lien having higher priority than the Lien securing the Debt being refinanced or extended, (d) the obligors of which shall not include any Person that is not at the time of such refinancing an obligor of the Debt being refinanced or extended, (e) is subordinated to the Obligations to at least the same extent as the Debt being refinanced or extended and (f) is otherwise on terms no less favorable to the Loan Parties, taken as a whole, than those of the Debt being refinanced or extended.

“Permitted Reorganization” means, to the extent not otherwise permitted under this Agreement, any corporate reorganization (or similar transaction or event) undertaken (each, a “Reorganization”), and each step reasonably undertaken to effect such Reorganization; provided that, in connection therewith, (a) no Specified ABL Event of Default is continuing immediately prior to such Reorganization and immediately after giving effect thereto as determined on the applicable date in accordance with Section 1.05 and (b) after giving effect to such Reorganization, the security interests of the Lenders in the Collateral and the Guarantees of the Secured Obligations, taken as a whole, would not be materially impaired; provided that, if such Permitted Reorganization involves Loan Parties with assets included in the Borrowing Base, upon the consummation of such Permitted Reorganization, the Borrower Representative shall have delivered to the Administrative Agent a Borrowing Base Certificate recomputing the Borrowing Base on a pro forma basis after giving effect to such Permitted Reorganization.

66

“Permitted Stock” shall mean Permitted Common Stock and Qualified Preferred Stock.

“Permitted Transferees” means, with respect to any Person that is a natural Person (and any Permitted Transferee of such Person), (a) such Person’s immediate family, including his or her spouse, ex-spouse, children, step-children, grandchildren and their respective lineal descendants, parent, step-parent, grandparent, domestic partner, former domestic partner, sibling or step-sibling (and any lineal descendant thereof), mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), (b) any trust, partnership, estate planning vehicle or other legal entity the beneficiaries of which are persons referred to in the preceding clause (a) and (c) such Person’s estate, heirs, legatees, distributees, executors and/or administrators upon the death of such Person, or any private foundation or fund that is controlled thereby, and any other Person who was an Affiliate of such Person upon the death of such Person and who, upon such death, directly or indirectly owned Equity Interests in the Company or any direct or indirect parent company thereof.

“Person” shall mean any natural person, corporation, business, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” shall mean any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Sections 412 and 430 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or if such Plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall mean Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.

“Pledged Collateral” shall have the meaning set forth in the Collateral Agreement.

“Post-Acquisition Borrowing Base” has the meaning assigned to such term in the definition of “Acquired Borrowing Base Component”.

“Pounds Sterling” or “£” shall mean the lawful currency of the United Kingdom.

“Pre-Acquisition Borrowing Base” has the meaning assigned to such term in the definition of “Acquired Borrowing Base Component”.

“Preferred Equity”, as applied to the Equity Interests of any Person, shall mean Equity Interests of such Person (other than common Equity Interests of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Equity Interests of any other class of such Person, and shall include any Qualified Preferred Stock, but shall exclude any Permitted Convertible Notes.

“Prime Rate” shall mean the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

67

“pro forma basis,” “pro forma compliance” and “pro forma effect” mean, as to any Person, for any events as described below that occur subsequent to the commencement of the Test Period for which the effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred as of the first day (or, in the case of Consolidated Total Assets, or with respect to any determination pertaining to the balance sheet, including the acquisition of cash and Permitted Investments in connection with an acquisition of a Person, business line, unit, division or product line, the last day) of such Test Period (the “Reference Period”): (a) in making any determination of Consolidated EBITDA or any component thereof, as further described below, effect shall be given to the Transactions, any Specified Transaction and any Expected Cost Savings pertaining to the business of the Company or any Restricted Subsidiary (with respect to Expected Costs Savings, calculated on a pro forma basis as though such Expected Cost Savings had been realized on the first day of the applicable Test Period and as if such Expected Cost Savings were realized in full during the entirely of such period); provided that any increase in Consolidated EBITDA as a result of Expected Cost Savings pursuant to this definition shall be subject to the limitations set forth in clause (b)(1) of the definition of “Consolidated EBITDA”; (b) in making any determination on a pro forma basis, of pro forma compliance or of pro forma effect, (x) all Debt (including Debt issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the pro forma effect is being calculated, whether incurred under the Loan Documents or otherwise) issued, incurred, assumed, retired or repaid during the Reference Period (or with respect to Debt retired or repaid, during the Reference Period or subsequent to the end of the Reference Period and prior to, or simultaneously with, the event for which the calculation of any such ratio is made) shall be deemed to have been issued, incurred, assumed, retired or repaid at the beginning of such period and (y) (1) interest expense of such Person attributable to interest on any Debt for which pro forma effect is being given as provided in preceding clause (x) bearing floating interest rates shall be computed on a pro forma basis with an implied rate of interest for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Debt at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Debt), (2) interest expense of such Person attributable to any Capital Lease Obligation shall be deemed to accrue at an interest rate determined as set forth in the definition of “Consolidated Interest Expense” and (3) interest expense of such Person attributable to any Debt that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen by the Borrower Representative; (c)(i) in the case of (A) any Disposition of all or substantially all of the Equity Interests of any Restricted Subsidiary or any division and/or product line of the Borrower Representative or any Restricted Subsidiary or (B) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, shall be excluded as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made and (ii) in the case of any Permitted Acquisition, Investment and/or designation of an Unrestricted Subsidiary as a Restricted Subsidiary described in the definition of the term “Specified Transaction”, income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction shall be included as of the first day of the applicable Test Period with respect to any test or covenant for which the relevant determination is being made; (d) the acquisition of any assets (including cash and Permitted Investments) included in calculating Consolidated Total Assets, whether pursuant to any Specified Transactions or any Person becoming a subsidiary or merging, amalgamating or consolidating with or into the Borrower Representative or any of its subsidiaries, or the Disposition of any assets (including cash and Permitted Investments) included in calculating Consolidated Total Assets described in the definition of “Specified Transaction” shall be deemed to have occurred as of the last day of the applicable Test Period with respect to any test or covenant for which such calculation is being made; and (e) notwithstanding anything to the contrary in this definition or in any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the asset sale, transfer, disposition or lease thereof has been entered into as discontinued operations, no pro forma effect shall be given to the classification thereof as discontinued operations (and the Consolidated EBITDA or any component thereof attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such asset sale, transfer, disposition or lease shall have been consummated.

68

Whenever a financial ratio or test or covenant is to be calculated on a pro forma basis, the reference to the “Test Period” for purposes of calculating such financial ratio or test shall be deemed to be a reference to, and shall be based on, the most recently ended Test Period for which financial statements of the Borrower Representative were delivered pursuant to Section 5.01(a) or (b) or, at the election of the Borrower Representative, are internally available; provided that prior to the initial delivery or availability of such financial statements following the Effective Date, any such calculation shall use the financial statements of the Target delivered to the Joint Lead Arrangers for the fiscal quarter ended March 31, 2022.

“Proceeds” has the meaning assigned to such term in Article 9 of the UCC.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Protective Advance” has the meaning assigned to such term in Section 2.04.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” means costs relating to compliance with the Sarbanes-Oxley Act of 2002, as amended, and other expenses arising out of or incidental to the Company’s status (or any relevant parent of the Company’s status) as a reporting company, including costs, fees and expenses (including legal, accounting and other professional fees) relating to compliance with provisions of the Securities Act and the Exchange Act, the rules of securities exchange companies with listed equity securities, directors’ compensation, fees and expense reimbursement, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8) (D).

“QFC Credit Support” has the meaning assigned to such term in Section 9.22.

“Qualified Capital Stock” of any Person shall mean any Equity Interest of such Person that is not a Disqualified Equity Interest.

“Qualified Preferred Stock” shall mean any Preferred Equity of the Company that constitutes Qualified Capital Stock, in each case, so long as the terms of any such Preferred Equity (and the terms of any Equity Interests into which such Preferred Equity is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof) (x) do not require the cash payment of dividends or distributions that would otherwise be prohibited by the terms of this Agreement and (y) do not contain any covenants (other than periodic reporting requirements) that are more restrictive, taken as a whole, than the covenants contained in this Agreement (as reasonably determined by the Company in good faith).

69

“Rate Determination Date” shall mean, with respect to the relevant Interest Period, two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that, to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent).

“Re-Load” has the meaning set forth in the definition of “Real Estate Component”.

“Re-Load Election” has the meaning set forth in the definition of “Real Estate Component”.

“Real Estate” shall mean any real property owned, leased or subleased by any Loan Party or any subsidiary of any Loan Party.

“Real Estate Component” shall mean an amount equal to 50% of the fair market value of the Loan Parties’ Eligible Real Property as set forth in each applicable Acceptable Real Estate Appraisal at the time such Eligible Real Property is first added to the Borrowing Base (or, subject to the conditions set forth herein in connection with any Re-Load or pursuant to the last sentence of this definition, as set forth in each applicable Acceptable Real Estate Appraisal obtained in connection with the Borrower Representative’s most recent Re-Load Election or pursuant to the last sentence of this definition, as applicable); provided, however, that for each parcel of Eligible Real Property that is included in the Borrowing Base, the Availability generated with respect to such parcel of Eligible Real Property shall be reduced on a monthly basis, commencing on the first calendar day of the month immediately following the first date such Eligible Real Property is first added to the Borrowing Base (or, subject to the conditions set forth herein in connection with any Re-Load, commencing on the first calendar day of the month immediately following any Re-Load) and on the first calendar day of each month thereafter, by an amount equal to 1/180 of the original amount of Availability generated by such parcel of Eligible Real Property as of the first date such parcel of Eligible Real Property was added to the Borrowing Base (or, subject to the conditions set forth herein in connection with any Re-Load, as of the date of any Re-Load); provided, further, for the avoidance of doubt, no Real Estate will constitute Eligible Real Property until the applicable Loan Party has complied with the provisions of the definition of “Eligible Real Property”.

Notwithstanding the foregoing, on up to two occasions after the Effective Date, the Borrower Representative may elect (a “Re-Load Election”) to have all (but not less than all) Eligible Real Property at the time of such Re-Load Election to be re-appraised at the Borrowers’ expense. Upon the Administrative Agent’s receipt and review of Acceptable Real Estate Appraisals and environmental reports requested by the Administrative Agent and acceptable to the Administrative Agent and the Lenders for each parcel of Eligible Real Property in connection with a Re-Load Election made in accordance with this paragraph, the Real Estate Component shall be recalculated to give effect to such Acceptable Real Estate Appraisals (including giving effect to such Acceptable Real Estate Appraisal notwithstanding that the fair market value of any such Eligible Real Property in any such appraisal may be less than the fair market value of such Eligible Real Property in the most recently completed Acceptable Real Estate Appraisals) (such recalculation, a “Re-Load”).

70

Notwithstanding the foregoing, the Administrative Agent may conduct (or have conducted) appraisals of any or all of the Eligible Real Property at Borrowers’ expense at any time after the occurrence of an Event of Default, and if the fair market value of any such Eligible Real Property in any such appraisal is less than the fair market value of such Eligible Real Property in the most recently completed Acceptable Real Estate Appraisal, then such new appraisal shall be utilized for purposes of calculation of the “Real Estate Component”.

“Receivables Subsidiary” means (i) any Special Purpose Entity established in connection with a Permitted Receivables Financing and (ii) any Foreign Subsidiary involved in a Permitted Receivables Financing.

“Recipient” shall mean, as applicable, (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, or any combination thereof (as the context requires).

“Refinance” or “refinance” shall mean, in respect of any indebtedness, to refinance, replace, defease, refund or repay, or to issue other indebtedness or enter into alternative financing arrangements, in exchange or replacement for, such indebtedness in whole or in part, including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors. “Refinanced” or “refinanced” and “Refinancing” or “refinancing” shall have correlative meanings.

“Refunding Capital Stock” shall have the meaning assigned to such term in Section 6.03(l).

“Register” has the meaning assigned to such term in Section 9.04(b).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, trustees, employees, agents, administrators, managers, representatives and advisors of such Person and such Person’s Affiliates.

“Related Security” means, with respect to any accounts receivable, revenue stream or other right of payment, (a) all of the interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the financing or lease of which gave rise to such accounts receivable, revenue stream or other right of payment and all insurance contracts with respect thereto, (b) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such accounts receivable, revenue stream or other right of payment, whether pursuant to the contract related thereto or otherwise, together with all financing statements and security agreements describing any collateral securing such accounts receivable, revenue stream or other right of payment, (c) all guaranties, letters of credit, letter-of-credit rights, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such accounts receivable, revenue stream or other right of payment, whether pursuant to the contract related thereto or otherwise, (d) all service contracts and other contracts and agreements associated with such accounts receivable, revenue stream or other right of payment, (e) all records related thereto, and all of the applicable Receivables Subsidiary’s right, title and interest in, to and under the applicable documentation.

71

“Release” shall mean any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration into or through the Environment or within, from or into any equipment, fixture, building or structure.

“Release Conditions” means, with respect to any Borrower or any other Loan Party with assets included in the Borrowing Base, (a) in the case of a Borrower, such Borrower has no outstanding Loans or other Obligations, (b) the release of such Borrower as a Borrower or other Loan Party as a Loan Party would not result in an Overadvance and (c) the Borrower Representative shall have notified the Administrative Agent three (3) Business Days in advance of the release of such Borrower as a Borrower or other Loan Party as a Loan Party and the Administrative Agent shall be reasonably satisfied that the conditions in clauses (a) and (b), as applicable, above are satisfied.

“Relevant Governmental Body” shall mean the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or, in each case, any successor thereto.

“Relevant Rate” shall mean with respect to any Credit Extension denominated in (a) Pounds Sterling, SONIA, (b) Euros, EURIBOR, (c) Canadian Dollars, the CDOR Rate, (d) Swiss Francs, SARON, (e) Japanese Yen, TIBOR and (f) Australian Dollars, BBSY, as applicable.

“Relevant Rate Loans” shall mean a Loan denominated in an Alternative Currency bearing interest at the Relevant Rate.

“Reorganization” has the meaning assigned to such term in the definition of “Permitted Reorganization”.

“Report” shall mean reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations, audits or environmental or other reports pertaining to the assets of the Loan Parties from information furnished by or on behalf of the Borrowers, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent subject to Lenders’ confidentiality obligations hereunder.

“Required Lenders” shall mean, at any time, Lenders (other than Defaulting Lenders) having Revolving Exposures and unused Commitments representing more than 50% of the sum of the Aggregate Revolving Exposure and unused Commitments at such time; provided that, as long as there are only two Lenders, Required Lenders shall mean both Lenders.

“Requirement of Law” shall mean, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

72

“Rescindable Amounts” shall mean, with respect to any payment that the Administrative Agent makes for the account of the Lenders or any Issuing Bank hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies: (1) the applicable Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such Issuing Bank, in same day funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Reserves” shall mean, without duplication of any other reserves or items that are otherwise addressed or excluded through eligibility criteria, such reserves that the Administrative Agent from time to time determines in its Permitted Discretion as being appropriate to reflect:

(1)            the impediments to the Administrative Agent’s ability to realize upon the Collateral included in the Borrowing Base in accordance with the Loan Documents;

(2)            claims and liabilities that will need to be satisfied, or will dilute the amounts received by holders of Loans, in connection with the realization upon such Collateral; or

(3)            criteria, events, conditions, contingencies or risks that adversely affect any component of the Borrowing Base, the Collateral included therein or the validity or enforceability of the Loan Documents or any material remedies of the Administrative Agent, each Issuing Bank and each Lender under the Loan Documents with respect to such Collateral.

Notwithstanding the foregoing, Reserves may include any and all reserves which the Administrative Agent deems necessary, in its Permitted Discretion, for accrued and unpaid interest on the Secured Obligations, Secured Banking Services Reserves, Secured Swap Agreement Reserves, volatility reserves, reserves in an amount up to the aggregate outstanding principal amount of any Money Borrowed that is in an aggregate principal amount greater than $5,000,000 and matures earlier than the Stated Maturity Date and that does not constitute Material Debt under clause (i) of the definition thereof (provided, such reserves may only be imposed from and after the date that is 91 days prior to the stated maturity date of such Debt), reserves for any outstanding trade payables of the Loan Parties which have been unpaid for more than 90 days after the due date therefor (other than trade payables being contested or disputed by any Loan Party or Restricted Subsidiary thereof in good faith), reserves for rent at locations leased by any Loan Party and for consignee’s, warehousemen’s and bailee’s charges, reserves for dilution of Accounts (based on the ratio of the aggregate amount of non-cash reductions in Accounts of the Loan Parties for any period to the aggregate Dollar Equivalent amount of sales of the Loan Parties for such period) calculated by the Administrative Agent for any period that is or is reasonably anticipated to be greater than five percent, reserves in connection with the accounts payable balance owed to third-party vendors where Inventory of the Loan Parties is physically located with such vendor, reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit, reserves for Liens on any Accounts or Inventory of a Loan Party on account of priming agricultural related liens or trusts, reserves for contingent liabilities of any Loan Party, reserves relating to Environmental Liabilities in respect of Eligible Real Property included in the Borrowing Base, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation, reserves for currency exchange (including, without limitation, in connection with any component of the Borrowing Base that is denominated in a foreign currency), and reserves for taxes, fees, assessments, and other governmental charges with respect to the Collateral or any Loan Party. Notwithstanding anything to the contrary herein, (A) the amount of Reserve established by the Administrative Agent, and any change in the amount of any Reserve, shall be limited to such Reserve or changes as the Administrative Agent determines in its Permitted Discretion to be necessary (x) to reflect items that would reasonably be expected to adversely affect the value of the applicable assets contributing to the Borrowing Base or (y) to reflect items that would reasonably be expected to adversely affect the enforceability or priority of the Administrative Agent’s Liens on the applicable Collateral and (B) no Reserves may be established after the Effective Date based on circumstances, contingencies, events, conditions or matters known to the Administrative Agent as of the Effective Date for which no Reserve was imposed on the Effective Date or criteria included in the definitions of Eligible Accounts, Eligible Investment Grade Accounts, Eligible Cash, Eligible Credit Card Receivables, Eligible Inventory, Eligible In-Transit Inventory, Eligible Machinery and Equipment or Eligible Real Property, in each case, as in effect on the Effective Date, unless there has been an adverse change in such circumstances, events, conditions, contingencies or risks since the Effective Date.

73

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” shall mean with respect to any Person, such Person’s chief executive officer, president, vice president, chief operating officer, secretary, assistant secretary or Financial Officer, director, manager or other officer having substantially the same authority and responsibility with respect to the matters at hand (or having substantially the same knowledge of the contents of the certificate, document or other document being delivered).

“Restricted Debt Payment” has the meaning assigned to such term in Section 6.12(a).

“Restricted Distribution” shall mean as to any Person (i) any dividend or other distribution on any Equity Interest in such Person (except those payable solely in its equity interests of the same class) or (ii) any payment by such Person (except those payable solely by issuance of common stock of such Person) on account of the purchase, redemption, retirement, defeasance, surrender or acquisition of any Equity Interests in such Person or any claim respecting the purchase or sale of any Equity Interest in such Person. For the avoidance of doubt, no Satisfaction of Conversion Obligation of Permitted Convertible Notes up to the principal amount of such Permitted Convertible Notes, nor the purchase, sale or performance of obligations under any Issuer Option, shall constitute a Restricted Distribution.

“Restricted Subsidiary” shall mean, collectively, any existing or future direct or indirect subsidiary of the Company, other than any Unrestricted Subsidiary but including, at all times, the Borrowers.

“Revaluation Date” shall mean, with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) the date on which such Letter of Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (iv) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.

74

“Revolving Commitment” shall mean, with respect to any Lender, its Initial Revolving Commitment, Incremental Commitment or other commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit, Swingline Loans and Overadvances hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Revolving Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to (a) Section 2.09 and (b) assignments by or to such Lender pursuant to Section 9.04, in each case, of any Class or any combination thereof (as the context requires).

“Revolving Exposure” shall mean, with respect to any Lender at any time, the sum of the Dollar Equivalent of (a) the outstanding principal amount of such Lender’s Revolving Loans and LC Exposure at such time, plus (b) an amount equal to its Applicable Percentage of the aggregate principal amount of Swingline Loans outstanding at such time, plus (c) an amount equal to its Applicable Percentage of the aggregate principal amount of Protective Advances outstanding at such time, plus (d) an amount equal to its Applicable Percentage of the aggregate principal amount of Overadvances outstanding at such time.

“Revolving Lender” shall mean, as of any date of determination, an Initial Revolving Lender, any Incremental Lender and each other Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” shall mean the Initial Revolving Loans and the other revolving loans and advances made by the Lenders to the Borrowers pursuant to this Agreement (other than any loans and advances in respect of any Incremental Term Loans), including Swingline Loans and Protective Advances.

“S&P” shall mean Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sale Leaseback Transaction” means a sale leaseback transaction with respect to all or any portion of any real property, equipment or capital assets owned by the Company or any Restricted Subsidiary or other property customarily included in such transactions.

“Sanctioned Country” shall mean, at any time, a country, region or territory which is itself the subject or target of any Sanctions (which, as of the Effective Date, shall include Cuba, Iran, North Korea, the Crimea Region of Ukraine, Syria, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic).

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” shall mean all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom.

75

“SARON” shall mean, with respect to any applicable determination date, the Swiss Average Rate Overnight published on the second Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided, however, that if such determination date is not a Business Day, SARON means such rate that applied on the first Business Day immediately prior thereto.

“Satisfaction of Conversion Obligation” shall mean any settlement upon conversion of Permitted Convertible Notes consisting of Permitted Stock, cash or a combination of cash and Permitted Stock.

“Scheduled Unavailability Date” has the meaning specified in Section 2.14(g)(B).

“SEC” shall mean the Securities and Exchange Commission of the U.S.

“Secured Banking Services Obligations” shall mean Banking Services Obligations where the arrangements governing such Banking Services Obligations are (or were) entered into with an Approved Counterparty and designated in writing by the Borrower Representative and such Approved Counterparty (except that no notice shall be required from an Approved Counterparty who is the Administrative Agent) to the Administrative Agent as Secured Banking Services Obligations; provided that in the case of Secured Banking Services Obligations of a Restricted Subsidiary other a Loan Party, the Borrower Representative shall designate in the applicable designation whether such obligations shall be deemed to be “Secured Banking Services Obligations” for purposes hereof and the other Loan Documents; provided, further, that for any of the foregoing to be included as a Secured Obligation for purposes of a distribution pursuant to Section 2.18(b) ratably with principal of the Revolving Loans, the Borrower Representative shall have provided written notice to the Administrative Agent of (i) the existence of the applicable Banking Services Obligations and (ii) the maximum amount of obligations arising thereunder that are intended to be discharged ratably with principal of the Loans pursuant to Section 2.18(b) (the “Secured Banking Services Obligations Amount”). The Secured Banking Services Obligations Amount may be changed from time to time upon written notice by the Borrower Representative to the Administrative Agent pursuant to Section 2.22. No Secured Banking Services Obligations Amount may be established or increased if a Default or Event of Default is continuing or if a Reserve in such amount would cause the Aggregate Revolving Exposure to exceed the Line Cap.

“Secured Banking Services Obligations Amount” has the meaning assigned to such term in the definition of “Secured Banking Services Obligations”.

“Secured Banking Services Reserves” shall mean all Reserves which the Administrative Agent from time to time establishes in its Permitted Discretion for Secured Banking Services Obligations then provided or outstanding.

“Secured Obligations” shall mean all Obligations, together with (a) all Secured Banking Services Obligations and (b) all Secured Swap Agreement Obligations; provided, however, that the definition of “Secured Obligations” shall not create any guarantee by any Guarantor of (or grant of security interest by any Guarantor to support, as applicable) any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor.

76

“Secured Parties” shall mean (a) the Administrative Agent, (b) the Lenders, (c) the Issuing Bank, (d) each Approved Counterparty owed Secured Banking Services Obligations or Secured Swap Agreement Obligations, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, and (f) the successors and permitted assigns of each of the foregoing.

“Secured Swap Agreement Obligations” shall mean Swap Agreement Obligations under each Swap Agreement that is (or was) entered into with an Approved Counterparty and designated in writing by the Borrower Representative and such Approved Counterparty (except that no notice shall be required from an Approved Counterparty who is the Administrative Agent) to the Administrative Agent as Secured Swap Agreement Obligations; provided that in the case of Secured Swap Agreement Obligations of a Restricted Subsidiary other than a Loan Party, the Borrower Representative shall designate in the applicable designation whether such obligations shall be deemed to be “Secured Swap Agreement Obligations” for purposes hereof and the other Loan Documents; provided, further, that for the foregoing to be included as a Secured Obligation for purposes of a distribution pursuant to Section 2.18(b) ratably with principal of the Revolving Loans, the Borrower Representative shall have provided written notice to the Administrative Agent of (i) the existence of the applicable Swap Agreement Obligations and (ii) the maximum amount of obligations arising thereunder that are intended to be discharged ratably with principal of the Loans pursuant to Section 2.18(b) (the “Secured Swap Agreement Obligations Amount”). The Secured Swap Agreement Obligations Amount may be changed from time to time upon written notice by the Borrower Representative to the Administrative Agent pursuant to Section 2.22. No Secured Swap Agreement Obligations Amount may be established or increased if a Default or Event of Default is continuing or if a Reserve in such amount would cause the Aggregate Revolving Exposure to exceed the Line Cap.

“Secured Swap Agreement Obligations Amount” has the meaning assigned to such term in the definition of “Secured Swap Agreement Obligations”.

“Secured Swap Agreement Reserves” shall mean all Reserves which the Administrative Agent from time to time establishes in its Permitted Discretion for Secured Swap Agreement Obligations then provided or outstanding.

“Settlement” has the meaning specified in Section 2.24(d).

“Settlement Date” has the meaning specified in Section 2.24(d).

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Adjustment” shall mean 0.10% (10 basis points) per annum.

“Solvent” shall mean, with respect to any Person on any date of determination, (a) the fair value and the present saleable value of any and all property of such Person and its subsidiaries, on a consolidated basis, is greater than the probable liability on existing debts of such Person and its subsidiaries, on a consolidated basis, as they become absolute and mature, (b) such Person and its subsidiaries, on a consolidated basis, are able to pay their debts (including contingent and subordinated liabilities) as they become absolute and mature, (c) such Person and its subsidiaries do not intend to, nor believes that they will, incur debts that would be beyond their ability to pay as such debts mature and (d) such Person and its subsidiaries, on a consolidated basis, are not engaged in businesses or transactions, nor about to engage in businesses or transactions, for which any property remaining would constitute unreasonably small capital. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

77

“SONIA” shall mean, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided, however, that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

“Special Flood Hazard Area” shall mean an area that the Federal Emergency Management Agency’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.

“Special Purpose Entity” means a direct or indirect Subsidiary of any Loan Party, whose Organizational Documents contain restrictions on its purpose and activities intended to preserve its separateness from such Loan Party and/or one or more Subsidiaries of such Loan Party.

“Specified ABL Event of Default” shall mean (i) any Specified Event of Default and (ii) any Event of Default under clauses (b)(i), (b)(ii), (b)(iii) (solely with respect to (x) Section 6.13 (only after the FCCR Covenant Trigger Date and to the extent that the minimum Fixed Charge Coverage Ratio covenant is then in effect during a Compliance Period and the Borrower Representative has not, and is not entitled to, exercise a Cure Right) and (y) Section 6.14 (only prior to the occurrence of the FCCR Covenant Trigger Date)) and (d) (with respect to representations made in any Borrowing Base Certificate only and solely to the extent such Event of Default resulted in a material overstatement of the Borrowing Base) of Section 7.01.

“Specified Availability” means, at any time, the sum of (a) Availability at such time plus (b) Suppressed Availability (which shall not be less than zero) at such time.

“Specified Event of Default” shall mean any Event of Default under clauses (a), (f) or (g) of Section 7.01.

“Specified Transaction” means, with respect to any period during the Transactions, any Investment, Disposition, incurrence or repayment of Debt, Restricted Distribution, subsidiary designation, operating improvements, restructurings, cost saving initiatives or other initiatives or any other event that by the terms of the loan documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a “pro forma basis” or after giving “pro forma effect” to such event.

“Standard Letter of Credit Practice” shall mean any domestic or foreign law or letter of credit practices applicable in the city in which the applicable Issuing Bank issued the applicable Letter of Credit or, for its branch or correspondent, such laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be, in each case, (A) which letter of credit practices are of banks that regularly issue letters of credit in the particular city, and (B) which laws or letter of credit practices are required or permitted under ISP or UCP, as chosen in the applicable Letter of Credit.

“Standard Securitization Undertakings” means all representations, warranties, covenants, pledges, transfers, purchases, dispositions, guaranties and indemnities (including repurchase obligations (and/or any guarantees thereof) in the event of a breach of representation or warranty, covenant or otherwise (including, without limitation, as a result of a receivable or a portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take any action by or other event relating to the applicable person)) and other undertakings made or provided, and servicing obligations undertaken by any Subsidiary that the Borrower Representative has determined in good faith to be customary in connection with a Permitted Receivables Financing.

78

“Stated Maturity Date” shall mean June 9, 2027.

“Statements” has the meaning assigned to such term in Section 2.18(g).

“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean any subsidiary of the Company.

“Subsidiary Guarantor” shall mean each Subsidiary that is listed on Schedule 1.01(b), and each other Subsidiary (other than the Company) that is or becomes a party to the Guarantee Agreement.

“Supported QFC” has the meaning assigned to such term in Section 9.22.

“Supporting Obligations” shall have the meaning given in the UCC.

“Suppressed Availability” means an amount, if positive, by which the Borrowing Base exceeds the Aggregate Revolving Commitments; provided that, for the purposes of calculating Specified Availability, Suppressed Availability shall not exceed 5.0% of the Aggregate Revolving Commitments at such time.

“Sustainability Targets” means specified key performance indicators with respect to certain environmental, social and governance targets of the Company and its Subsidiaries.

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by any Permitted Payee shall be a Swap Agreement. For the avoidance of doubt, in no event will Swap Agreements include any Issuer Option or obligation in respect thereof.

“Swap Agreement Obligations” means any and all obligations of the Loan Parties and their Restricted Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

79

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder. For the avoidance of doubt, in no event will Swap Obligations include any Issuer Option or obligation in respect thereof.

“Sweep” has the meaning assigned to such term in Section 5.15(a).

“Swingline Exposure” means, at any time, the aggregate principal amount of all outstanding Swingline Loans at such time. The Swingline Exposure of any Revolving Lender at any time shall mean its Applicable Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” means Bank of America in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Revolving Loan made pursuant to Section 2.24.

“Swingline Loan Request” means a notice of a Borrowing of Swingline Loans pursuant to Section 2.24(a), which shall be substantially in the form of Exhibit B-1 or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower Representative.

“Swiss Franc” shall mean the lawful currency of Switzerland.

“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“Tax Restructuring” means any reorganizations and other activities related to tax planning and tax reorganization (as determined by the Borrower Representative in good faith) entered into after the Effective Date so long as such Tax Restructuring does not materially impair the Guarantee or the security interests of the Lenders taken as a whole; provided that, if such Permitted Reorganization involves Loan Parties with assets included in the Borrowing Base, upon the consummation of such Tax Restructuring, the Borrower Representative shall have delivered to the Administrative Agent a Borrowing Base Certificate recomputing the Borrowing Base on a pro forma basis after giving effect to such Tax Restructuring.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Rate Loan” or “Term Rate Borrowing” shall mean a Term SOFR Loan or an Alternative Currency Term Rate Loan.

80

“Term SOFR” shall mean,

(a) for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) Business Days prior to the first day of such applicable Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term SOFR Determination Day, in each case, plus the SOFR Adjustment for such Interest Period; and

(b) for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day the “ABR Term SOFR Determination Day”) that is two (2) Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator as long as such first preceding Business Day is not more than three (3) Business Days prior to such ABR Term SOFR Determination Day.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” shall mean a Loan bearing interest based on the Term SOFR Rate, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Term SOFR Rate” shall mean, with respect to any tenor, an interest rate per annum equal to Term SOFR for such tenor; provided that, if Term SOFR as so determined would be less than zero, Term SOFR will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

“Test Period” shall mean, as of any date of determination, (a) for purposes of determining actual compliance with Section 6.13, the period of four consecutive fiscal quarters of the Company then most recently ended and (b) for any other purpose, the most recently completed four consecutive fiscal quarters of the Company ending on or prior to such date for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b); provided that prior to the first date on which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b), the Test Period in effect shall be the period of four consecutive fiscal quarters of the Company ended March 31, 2022.

81

“Threshold Amount” shall mean, as of any date of determination, the Dollar Equivalent of $100,000,000.

“TIBOR” has the meaning assigned to such term in in clause (d) of the definition of “Alternative Currency Term Rate”.

“Title Company” shall have the meaning assigned to such term in Section 5.13(b)(ix).

“Trade Secret” shall mean all rights, title and interests (and all related IP Ancillary Rights) in or relating to trade secrets (including to the fullest extent arising under any Requirement of Law).

“Trademark” shall mean all rights, title and interests (and all related IP Ancillary Rights) in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers (including to the fullest extent arising under any Requirement of Law), together with all goodwill associated therewith, all registrations and recordations thereof.

“Transaction Costs” shall mean all fees, costs and expenses incurred in connection with the Transactions.

“Transactions” shall mean the execution, delivery and performance by the Borrowers of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Term SOFR Rate, Alternative Currency Term Rate, Alternative Currency Daily Rate, Canadian Prime Rate or the Alternate Base Rate.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or in any other state the laws of which are required to be applied in connection with the issue of perfection of security interests or otherwise.

“UCP” shall mean, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 and any version or revision thereof accepted by the Issuing Bank for use.

“UK Financial Institutions” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

82

“Unfinanced Capital Expenditures” means, for any period, Capital Expenditures made during such period which are not financed from the proceeds of any (a) Debt (other than the Revolving Loans; it being understood and agreed that, to the extent any Capital Expenditures are financed with Revolving Loans, such Capital Expenditures shall be deemed Unfinanced Capital Expenditures), (b) Asset Sale or (c) issuance or sale of Equity Interests.

“Unliquidated Obligations” shall mean, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (a) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (b) any other obligation (including any guarantee) that is contingent in nature at such time; or (c) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Unrestricted Subsidiary” shall mean (a) as of the Effective Date, each subsidiary of the Company listed on Schedule 1.01(c), (b) any subsidiary of the Company designated by the Company as an Unrestricted Subsidiary pursuant to Section 5.14 subsequent to the Effective Date and (c) any subsidiary of an Unrestricted Subsidiary; provided, that (i) notwithstanding the foregoing clauses (a), (b) and (c), in no event shall any subsidiary that owns any Equity Interest of any Borrower, any Restricted Subsidiary or any Material IP Subsidiary, in each case, be an Unrestricted Subsidiary and (ii) subject to the provisions of Section 5.14, any subsidiary that is redesignated as a Restricted Subsidiary shall cease to be an Unrestricted Subsidiary.

“Upper Strike Warrant” shall mean any call option, warrant or right to purchase (or substantially equivalent derivative transaction) with respect to Permitted Stock sold by the Company in connection with the issuance of Permitted Convertible Notes by the Company (or any parent company thereof) (whether such option, warrant, right to purchase (or similar transaction) is settled in shares, cash or a combination thereof).

“U.S.” shall mean the United States of America.

“U.S. Person” shall mean a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to such term in Section 9.22.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Voting Stock” shall mean, as of any date, the Equity Interests of any Person that are at the time entitled to appoint or to vote (without regard to the occurrence of any contingency) in the election of the board of directors, board of managers or other equivalent governing body of such Person (or, if such Person is owned or managed by a single entity, the board of directors, board of managers or other governing body of such entity).

“Wholly Owned Subsidiary” of any Person shall mean a subsidiary of such Person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, controlled or held by such Person or one or more wholly owned subsidiaries of such Person or by such Person and one or more wholly owned subsidiaries of such Person.

83

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02.       Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., an “Initial Revolving Loan”) or by Type (e.g., a “Term Rate Loan”) or by Class and Type (e.g., a “Term Rate Initial Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., an “Initial Revolving Borrowing”) or by Type (e.g., a “Term Rate Borrowing”) or by Class and Type (e.g., a “Term Rate Initial Revolving Borrowing”).

Section 1.03.       Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply) and all judgments, orders and decrees of all Governmental Authorities. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, and (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

84

Section 1.04.   Accounting Terms; GAAP.

(a)            Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the Effective Date on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

(b)            Lease Treatment. Notwithstanding anything to the contrary contained in Section 1.04(a) above or the definition of “Capital Lease Obligations”, only those leases that would constitute capital leases prior to the implementation of ASC 842 shall be considered Capital Leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made in accordance therewith (provided that all financial statements delivered to the Administrative Agent in accordance with the terms of this Agreement after the date of such accounting change shall contain a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such accounting change).

Section 1.05.        Limited Condition Transactions; Certain Calculations and Tests.

(a)            In connection with any action being taken solely in connection with a Limited Condition Transaction (including any contemplated incurrence or assumption of Debt (including any Last-Out Tranche) in connection therewith (other than the borrowing of Loans or the issuance of Letters of Credit)), for purposes of (a) determining compliance with any financial ratio or test (including, without limitation, Sections 6.13 or 6.14, any Fixed Charge Coverage Ratio test (including any Fixed Charge Coverage Ratio component of Payment Conditions), and/or any cap expressed as a percentage of Consolidated Total Assets, Consolidated Net Income or Consolidated EBITDA) (but excluding any calculation of Availability or Specified Availability), (b) testing availability under baskets set forth in this Agreement (other than any Availability or Specified Availability threshold applicable to such baskets) or (c) determining the accuracy of representations and warranties and/or whether a Default or Event of Default shall have occurred and be continuing (other than with respect to Section 4.02), in each case, at the option of the Borrower (the Borrower Representative’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreements with respect to such Limited Condition Transaction are entered into, in the case of a Limited Condition Eligible Transaction described in clause (a) of the definition thereof, or the date on which irrevocable notice of the applicable repayment or redemption of Debt is delivered, in the case of a Limited Condition Eligible Transaction described in clause (b) of the definition thereof (in each case, the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Debt or Liens and the use of proceeds thereof) as if they had occurred at the beginning of the most recent period of four consecutive fiscal quarters ending on or prior to the LCT Test Date (or, if such date is not the last day of any fiscal quarter, the most recently completed Test Period), the Company could have taken such action on the relevant LCT Test Date in compliance with such ratio, basket or requirement with respect to the accuracy of representations and warranties or absence of Defaults or Events of Default, such ratio, basket or requirement shall be deemed to have been complied with; provided, with respect to any provision that requires minimum Availability or Specified Availability, compliance with such Availability or Specified Availability test shall be made at the time any Limited Condition Transaction is consummated instead of on the LCT Test Date. If the Borrower has made an LCT Election for any Limited Condition Transaction, then, in connection with any subsequent calculation of the ratios or baskets on or following the relevant LCT Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Debt or Liens and the use of proceeds thereof) have been consummated.

85

(b)            [reserved].

(c)            Notwithstanding anything to the contrary herein, for purposes of the covenants described in Article VI, if any transaction or action would be permitted pursuant to one or more provisions described therein, the Borrower Representative may divide and classify such transaction or action within any covenant in any manner that complies with the covenants set forth therein, and may later divide and reclassify any such transaction or action so long as the transaction or action (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification; provided that if any financial ratio or test governing any applicable amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test would be satisfied in any subsequent period following the utilization of any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test, such reclassification shall be deemed to have automatically occurred if not elected by the Borrower Representative. It is understood and agreed that any Debt, Lien, Restricted Distribution, Restricted Debt Payment, Investment, Disposition and/or Affiliate transaction need not be permitted solely by reference to one category of permitted Debt, Lien, Restricted Distribution, Restricted Debt Payment, Investment, Disposition and/or Affiliate transaction within the same covenant, but may instead be permitted in part under any combination thereof or under any other available exception within the same covenant. This Section 1.05(c) shall not apply to any transaction or event permitted pursuant to the satisfaction of the Payment Conditions.

Section 1.06.       Pro Forma Calculations. (a) Notwithstanding anything to the contrary herein, all financial ratios and tests shall be calculated in the manner prescribed by this Section 1.06.

(b)            In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Debt included in the calculation of any financial test or ratio (other than Debt incurred or repaid under any revolving credit facility unless such Debt has been permanently repaid and has not been replaced but including the Debt issued, incurred or assumed as a result of, or to finance, any relevant transaction and for which any financial ratio or test is being calculated), subsequent to the end of the period of four consecutive fiscal quarters for which any financial test or ratio is being calculated but prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial test or ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Debt and the application of the proceeds of such Debt, as if the same had occurred on the last day of the applicable Test Period.

86

(c)            For purposes of calculating any financial test or ratio, Specified Transactions that have been made by the Company or any Restricted Subsidiary during the applicable Test Period or subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions had occurred on the first day of the applicable Test Period. If since the beginning of any such Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Company or any Restricted Subsidiary since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section, the then applicable financial test or ratio shall be calculated giving pro forma effect thereto for such period as if such Specified Transaction occurred at the beginning of the applicable Test Period. If since the beginning of such Test Period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, then such ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable Test Period. If any Debt bears a floating rate of interest and is being given pro forma effect, for purposes of determining the pro forma Fixed Charge Coverage Ratio, the interest on such Debt shall be calculated as if the rate in effect on the date of determination has been the applicable rate for the entire Test Period, and interest on any Debt under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Debt during the applicable Test Period.

(d)            The pro forma calculations permitted or required to be made by the Company or any Restricted Subsidiary pursuant to this Agreement shall include only those adjustments that are (i) permitted or required by Regulation S-X under the Securities Act of 1933, as amended or (ii) permissible by the definition of “Consolidated EBITDA”.

Section 1.07.        Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.08.        Additional Alternative Currencies.

(a)            The Borrower Representative may from time to time request that Credit Extensions be made in a currency other than Dollars, Pounds Sterling, Euro, Canadian Dollars, Australian Dollars, Swiss Francs or Japanese Yen; provided that such requested currency is an Eligible Currency. Any such request shall be subject to the approval of the Administrative Agent and, in the case of Loans, all the Lenders, or, in the case of Letters of Credit, each applicable Issuing Bank, in each case such consent not to be unreasonably withheld, conditioned or delayed (it being understood that Citibank, N.A., as Issuing Bank, consents to Norwegian Kroner for purposes of the Existing Letters of Credit).

(b)            Any such request shall be made to the Administrative Agent not later than 11:00 a.m., New York City time, fifteen (15) Business Days prior to the date of the desired Credit Extension (or such shorter time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the Issuing Bank, in its or their reasonable discretion). The Administrative Agent shall promptly notify the Lenders and the Issuing Banks, as applicable, of such request. Each Lender and each Issuing Bank requested to make a Credit Extension in such currency shall notify the Administrative Agent, not later than 11:00 a.m., five (5) Business Days (or such later date as the Administrative Agent may permit in its sole discretion) after receipt of such request whether it consents, in its sole discretion, to the making of such Credit Extensions in such requested currency.

87

(c)            Any failure by a Lender, or an Issuing Bank to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Person to permit such Credit Extension to be made in such requested currency. If the Administrative Agent and the Lenders or the applicable Issuing Banks, as the case may be, consent to the making of Credit Extensions in such requested currency, (i) the Administrative Agent shall so notify the Borrower Representative, (ii) the Administrative Agent and the Borrower Representative may amend the terms of this Agreement, including the definition of “Alternative Currency Term Rate”, as applicable, to the extent necessary to, among other things, add the applicable rate for such currency and any applicable adjustment for such rate and (iii) after giving effect to such amendments, such currency shall thereupon constitute an Additional Alternative Currency for purposes of all applicable Credit Extensions hereunder. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.08 from the Lenders and/or the applicable Issuing Banks, the Administrative Agent shall promptly so notify the Borrower Representative.

Section 1.09.      Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

Section 1.10.        Exchange Rates; Currency Equivalents.

(a)            The Administrative Agent or the Issuing Bank, as applicable, shall determine the Dollar Equivalent amounts of Letter of Credit extensions denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Alternative Currency for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the Issuing Bank, as applicable.

(b)            Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in an Alternative Currency, such amount shall be the Dollar Equivalent of such amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as the case may be.

Section 1.11.       Timing of Payment or Performance. When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

88

Section 1.12.       Sustainability Targets

(a)            The parties hereto acknowledge that the Sustainability Targets have not been determined and agreed as of the date of this Agreement and that Schedule 1.12 therefore has been intentionally left blank. The Borrower Representative may at any time submit a request in writing to the Administrative Agent that this Agreement be amended to include the Sustainability Targets and other related provisions (including without limitation those provisions described in this Section 1.12), to be mutually agreed among the parties hereto in accordance with this Section 1.12 and Section 9.02 (such amendment, the “ESG Amendment”). Such request shall be accompanied by the proposed Sustainability Targets as prepared by the Borrower Representative in consultation with one or more Lenders serving as “sustainability structuring agents”, which shall be included as Schedule 1.12. The proposed ESG Amendment shall also include the ESG Pricing Provisions.

(b)            The Administrative Agent, the Lenders and the Borrower Representative shall in good faith enter into discussions to reach an agreement in respect of the proposed Sustainability Targets, and any proposed incentives and penalties for compliance and noncompliance, respectively, with the Sustainability Targets, including any adjustments to the Applicable Rate and the Commitment Fee Rate (such provisions, collectively, the “ESG Pricing Provisions”); provided that (i) the amount of such adjustments shall not exceed (A) a 0.05% increase and/or a 0.05% decrease in the otherwise applicable Revolver Term Rate Spread, the Alternative Currency Daily Rate Spread, the Revolver ABR Spread and/or Canadian Prime Rate Spread, in each case, determined based on the effective date of the ESG Amendment, and the adjustments to the Revolver ABR Spread and/ Canadian Prime Rate Spread shall be the same amount, in basis points, as the adjustments to the Revolver Term Rate Spread and the Alternative Currency Daily Rate Spread or (B) a 0.01% increase and/or a 0.01% decrease in the otherwise applicable unused Commitment Fee Rate payable pursuant to Section 2.12(a), (ii) in no event shall any of the Revolver Term Rate Spread, the Alternative Currency Daily Rate Spread, the Revolver ABR Spread and/or Canadian Prime Rate Spread be less than 0% at any time and (iii) for the avoidance of doubt, such pricing adjustments shall not be cumulative year-over-year, and each applicable adjustment shall only apply until the date on which the next adjustment is due to take place.

(c)            Notwithstanding anything in Section 9.02 to the contrary, the effectiveness of the ESG Amendment (including the ESG Pricing Provisions) will be subject only to the consent of the Required Lenders and, following the effectiveness of the ESG Amendment, any amendment or other modification to the ESG Pricing Provisions which does not have the effect of reducing the Revolver Term Rate Spread, the Alternative Currency Daily Rate Spread, the Revolver ABR Spread and/or Canadian Prime Rate Spread or the Commitment Fee Rate to a level not otherwise permitted by this Section 1.12 shall also be subject only to the consent of the Required Lenders.

Section 1.13.        Funding in Certain Currencies. Notwithstanding anything in this Agreement to the contrary, until such time as Wells Fargo Bank, National Association shall have completed its foreign “know-your-customer” diligence (with results satisfactory to Wells Fargo Bank, National Association in its sole discretion) (or such earlier time as Wells Fargo Bank, National Association may agree), Wells Fargo Bank, National Association shall not be required to fund any Loan requested by the Borrowers in Australian Dollars.

89

Article II
The Credits

Section 2.01.       Commitments. Subject to the terms and conditions set forth herein, each Lender severally (and not jointly) agrees to make Revolving Loans to the Borrowers from time to time during the Availability Period denominated in Dollars, Pounds Sterling, Euros, Canadian Dollars, Australian Dollars, Swiss Francs, Japanese Yen or any other Alternative Currency, as requested by the Borrower Representative pursuant to Section 2.02, in an aggregate principal amount that will not result in (i) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or (ii) the Aggregate Revolving Exposure exceeding the Line Cap; provided, the Administrative Agent may, in its sole discretion, make Protective Advances and Overadvances pursuant to the terms of Sections 2.04 and 2.05. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans.

Section 2.02.        Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Protective Advance and any Overadvance shall be made in accordance with the procedures set forth in Sections 2.04 and 2.05. Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.24.

(b)            Subject to Section 2.14, (i) each Revolving Borrowing denominated in Dollars shall be comprised entirely of ABR Loans or Term SOFR Loans as the Borrower Representative may request in accordance herewith, (ii) each Revolving Borrowing denominated in Pounds Sterling or Swiss Francs shall be comprised entirely of Alternative Currency Daily Rate Loans, as the Borrower Representative may request in accordance herewith, (iii) each Revolving Borrowing denominated in Euros, Australian Dollars, Japanese Yen or any other Alternative Currency (other than Canadian Dollars, Pounds Sterling and Swiss Francs) shall be comprised entirely of Alternative Currency Term Rate Loans as the Borrower Representative may request in accordance herewith and (iv) each Revolving Borrowing denominated in Canadian Dollars shall be comprised entirely of Canadian Prime Rate Loans or Alternative Currency Term Rate Loans as the Borrower Representative may request in accordance herewith; provided that Canadian Prime Rate Loans shall not be made to the applicable Borrower unless such Borrower is unable to request a Loan bearing interest at the CDOR Rate as a result of any of the circumstances set forth in Section 2.14. Each Swingline Loan to any Borrower shall be an ABR Loan denominated in Dollars. Each Lender at its option may make any Term Rate Loan, Canadian Prime Rate Loan or Alternative Currency Daily Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.

(c)            At the commencement of each Interest Period for any Term Rate Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Dollar Equivalent of $500,000 and not less than the Dollar Equivalent of $1,000,000. ABR Borrowings and Canadian Prime Rate Borrowings may be in any amount. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Term Rate Borrowings outstanding.

90

(d)            Notwithstanding any other provision of this Agreement, the Borrower Representative shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Stated Maturity Date.

Section 2.03.        Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower Representative shall notify the Administrative Agent of such request either in writing (delivered by hand or facsimile) in a form approved by the Administrative Agent and signed by the Borrower Representative or by telephone or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, not later than (a) in the case of a Term SOFR Borrowing denominated in Dollars, 1:00 p.m., New York City time, three (3) Business Days before the date of the proposed Term SOFR Borrowing, (b) in the case of an ABR Borrowing denominated in Dollars, 1:00 p.m., New York City time, one (1) Business Day before the date of the proposed ABR Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 11:00 a.m., New York time, on the date of such proposed Borrowing, (c) in the case of a Revolving Borrowing denominated in Pounds Sterling, Euros, Canadian Dollars, Swiss Francs or any other Alternative Currency (other than Australian Dollars and Japanese Yen), 1:00 p.m., New York City time, three (3) Business Days before the date of the proposed Alternative Currency Daily Rate Borrowing, Alternative Currency Term Rate Borrowing or Canadian Prime Rate Borrowing, as applicable; provided that any such notice of a Canadian Prime Rate Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 11:00 a.m., New York time, on the date of such proposed Borrowing, (d) in the case of a Revolving Borrowing denominated in Australian Dollars or Japanese Yen, 1:00 p.m., New York City time, four (4) Business Days before the date of the proposed Alternative Currency Term Rate Borrowing; provided that, notwithstanding the foregoing, with respect to any Borrowing proposed to be made on the Effective Date or requested prior to the Effective Date, not later than 2:00 p.m., New York City time, two (2) Business Days prior to the Effective Date (or such later time agreed to by the Administrative Agent) the Administrative Agent shall have received a Borrowing Request from the Borrower Representative. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or a communication through Electronic System to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower Representative. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)            the name of the applicable Borrower(s);

(ii)           the aggregate amount of the requested Revolving Borrowing and a breakdown of the separate wires comprising such Borrowing;

(iii)          the date of such Revolving Borrowing, which shall be a Business Day;

(iv)          whether such Borrowing is to be made in Dollars, Pounds Sterling, Euros, Canadian Dollars, Swiss Francs, Australian Dollars, Japanese Yen or another Alternative Currency;

(v)           whether such Revolving Borrowing is to be an ABR Borrowing, a Canadian Prime Rate Borrowing, an Alternative Currency Daily Rate Borrowing, a Term SOFR Borrowing or an Alternative Currency Term Rate Borrowing; provided that all Loans denominated in Pounds Sterling or Swiss Francs shall be Alternative Currency Daily Rate Loans, whether or not specified; and

91

(vi)          in the case of a Term SOFR Borrowing or an Alternative Currency Term Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”.

If no election as to currency is specified in such Borrowing Request, then the requested Borrowing shall be made in Dollars. If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be (w) in the case of Borrowings denominated in Dollars, an ABR Borrowing, (x) in the case of Borrowings denominated in Canadian Dollars, a Canadian Prime Rate Borrowing, (y) in the case of Borrowings denominated in Pounds Sterling or Swiss Francs, an Alternative Currency Daily Rate Borrowing and (z) in the case of Borrowings denominated in any other Alternative Currency, an Alternative Currency Term Rate Borrowing. If no Interest Period is specified with respect to any requested Term Rate Revolving Borrowing, then the applicable Borrowers shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04.        Protective Advances. (a) Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation to), to make Loans to the Borrowers in Dollars, on behalf of all Lenders, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Secured Obligations or (iii) to pay any other amount chargeable to or required to be paid by the Borrowers pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 9.03) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Protective Advances”); provided that, the aggregate principal amount of Protective Advances outstanding at any time, together with the aggregate principal amount of Overadvances outstanding at such time, shall not at any time exceed 10% of the Line Cap; provided, further, that the aggregate amount of outstanding Protective Advances plus the Aggregate Revolving Exposure shall not exceed the Aggregate Revolving Commitment. Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Administrative Agent in and to the Collateral and shall constitute Obligations hereunder. All Protective Advances shall be ABR Borrowings. The making of a Protective Advance on one occasion shall not obligate the Administrative Agent to make any Protective Advance on any other occasion. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. At any time that there is sufficient Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Revolving Lenders to make a Revolving Loan to repay a Protective Advance. At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.04(a)(ii).

(b)            Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Applicable Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.

92

Section 2.05.        Overadvances.

(a)            [Reserved].

(b)            Any provision of this Agreement to the contrary notwithstanding, at the request of the Borrower Representative, the Administrative Agent may in its sole discretion (but with absolutely no obligation), on behalf of the Revolving Lenders, (x) make Revolving Loans to the Borrowers, in amounts that exceed Availability (any such excess Revolving Loans are herein referred to collectively as “Overadvances”); or (y) deem the amount of Revolving Loans outstanding to the Borrowers that are in excess of Availability to be Overadvances; provided that, no Overadvance shall result in a Default due to Borrowers’ failure to comply with Section 2.01 for so long as such Overadvance remains outstanding in accordance with the terms of this paragraph, but solely with respect to the amount of such Overadvance. In addition, Overadvances may be made even if the condition precedent set forth in Section 4.02(c) has not been satisfied. All Overadvances shall constitute ABR Borrowings. The making of an Overadvance on any one occasion shall not obligate the Administrative Agent to make any Overadvance on any other occasion. The authority of the Administrative Agent to make Overadvances is limited to an aggregate amount, together with the aggregate principal amount of Protective Advances outstanding at such time, not to exceed at any time 10% of the Line Cap, and no Overadvance shall cause any Revolving Lender’s Revolving Exposure to exceed its Revolving Commitment; provided that, the Required Lenders may at any time, via written notice of the same, revoke the Administrative Agent’s authorization to make Overadvances. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof.

(c)            Upon the making of an Overadvance (whether before or after the occurrence of a Default and regardless of whether a settlement has been requested with respect to such Overadvance), each Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, as the case may be, without recourse or warranty, an undivided interest and participation in such Overadvance in proportion to its Applicable Percentage of the Revolving Commitment. The Administrative Agent may, at any time, require the Revolving Lenders to fund their participations. From and after the date, if any, on which any Revolving Lender is required to fund its participation in any Overadvance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Overadvance.

93

Section 2.06.        Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower Representative may request the issuance of Letters of Credit for its own account or for the account of another Borrower and/or any of its Subsidiaries (provided that such Borrower will be the applicant) denominated in Dollars, Pounds Sterling, Euros, Canadian Dollars, Australian Dollars, Swiss Francs, Japanese Yen or any other Alternative Currency as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrowers to, or entered into by the Borrowers with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Each Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the support of any Subsidiary’s obligations as provided in the first sentence of this paragraph, such Borrower will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (such Borrower hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such Subsidiary that is an account party in respect of any such Letter of Credit). Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit (i) the proceeds of which would be made available to any Person (A) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions, except to the extent permitted for a Person required to comply with Sanctions or (B) in any manner that would result in a violation of any Sanctions by any party to this Agreement, (ii) if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law relating to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated or indemnified for hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Bank in good faith deems material to it, (iii) Issuing Bank has received notice in writing from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. New York City time one Business Day prior to the date of the proposed issuance directing the Issuing Bank not to issue such Letter of Credit due to the fact that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, or (iv) if the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed not to be in effect on the Effective Date for purposes of clause (ii) above, regardless of the date enacted, adopted, issued or implemented. Notwithstanding the foregoing, it is hereby acknowledged and agreed that, from and after the date on which the Borrower Representative delivers written notice to the Administrative Agent pursuant to the definition of “Existing Letters of Credit”, the Existing Letters of Credit set forth in such notice shall be deemed to be Letters of Credit issued and outstanding hereunder for all purposes of this Agreement and the other Loan Documents.

94

(b)           Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower Representative shall deliver by hand or facsimile (or transmit through Electronic System, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of, but in any event no less than three (3) Business Days prior (or, in the case of a Special Notice Currency (other than Australian Dollars), five (5) Business Days prior) to the requested date of issuance, amendment, renewal or extension of a Letter of Credit) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section 2.06), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the applicable Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure shall not exceed the Dollar Equivalent of $350,000,000, (ii) no Revolving Lender’s Revolving Exposure shall exceed its Revolving Commitment, and (iii) the Aggregate Revolving Exposure shall not exceed the Line Cap. Notwithstanding the foregoing or anything to the contrary contained herein, no Issuing Bank shall be obligated to issue or modify any Letter of Credit if, immediately after giving effect thereto, the outstanding LC Exposure in respect of all Letters of Credit issued by such Person and its Affiliates would exceed such Issuing Bank’s Issuing Bank Sublimit. Without limiting the foregoing and without affecting the limitations contained herein, it is understood and agreed that the Borrower Representative may from time to time request that an Issuing Bank issue Letters of Credit in excess of its individual Issuing Bank Sublimit in effect at the time of such request, and each Issuing Bank agrees to consider any such request in good faith. Any Letter of Credit so issued by an Issuing Bank in excess of its individual Issuing Bank Sublimit then in effect shall nonetheless constitute a Letter of Credit for all purposes of this Agreement, and shall not affect the Issuing Bank Sublimit of any other Issuing Bank, subject to the limitations on the aggregate LC Exposure set forth in clause (i) of this Section 2.06(b). The Borrowers are responsible for the final text of the Letter of Credit as issued by the Issuing Bank, irrespective of any assistance the Issuing Bank may provide such as drafting or recommending text or by the Issuing Bank’s use or refusal to use text submitted by the Borrowers. The Borrowers understand that the final form of any Letter of Credit may be subject to such revisions and changes as are deemed necessary or appropriate by the Issuing Bank. The Borrowers are solely responsible for the suitability of the Letter of Credit for the Borrowers’ purposes. If the Borrowers request the Issuing Bank to issue a Letter of Credit for an affiliated or unaffiliated third party (an “Account Party”), (i) such Account Party shall have no rights against the Issuing Bank; (ii) the Borrowers shall be responsible for the application and obligations under this Agreement; and (iii) communications (including notices) related to the respective Letter of Credit shall be among the Issuing Bank and the Borrowers.

(c)           Expiration Date. Each Letter of Credit shall expire (or be subject to termination or non-renewal by notice from the Issuing Bank to the beneficiary thereof or from the beneficiary thereof to the Issuing Bank, as applicable) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, including, without limitation, any automatic renewal provision, one year after the then-current expiration date at the time of such extension) and (ii) the date that is five (5) Business Days prior to the Stated Maturity Date (such earlier date, the “Letter of Credit Expiration Date”) (or, in each case, such Letter of Credit Expiration Date shall be any later date as to which the applicable Borrower and the applicable Issuing Bank may agree); it being understood that Wells Fargo Bank, National Association and Citibank, N.A. have agreed that their applicable Existing Letters of Credit may expire after the Letter of Credit Expiration Date); provided that any Letter of Credit that does not expire on or prior to the Letter of Credit Expiration Date shall be backstopped by a letter of credit on terms reasonably acceptable to the applicable Issuing Bank or cash collateralized five (5) Business Days prior to the Stated Maturity Date.

95

(d)           Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit (in respect of any Letter of Credit issued in any currency other than Dollars, expressed in the Dollar Equivalent thereof). In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of the Dollar Equivalent of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrowers on the date due as provided in paragraph (e) of this Section 2.06, or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever; provided that, for the avoidance of the doubt, each of the Revolving Lender’s obligations to acquire participations in Letters of Credit that expire after the Letter of Credit Expiration Date shall terminate in full on the Maturity Date.

(e)           Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to the Dollar Equivalent of such LC Disbursement (i) not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower Representative shall have received notice of such LC Disbursement prior to 9:00 a.m., New York City time, on such date, or, (ii) if such notice has not been received by the Borrower Representative prior to such time on such date, then not later than 2:00 p.m., New York City time, on (A) the Business Day that the Borrower Representative receives such notice, if such notice is received prior to 9:00 a.m., New York time, on the day of receipt, or (B) the Business Day immediately following the day that the Borrower Representative receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, (x) if such LC Disbursement is denominated in Dollars, the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03, 2.04(b) or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Borrowing in an equivalent amount, (y) if such LC Disbursement is denominated in Canadian Dollars, the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with a Canadian Prime Rate Revolving Borrowing denominated in Canadian Dollars in an equivalent amount or with a Swingline Borrowing in an equivalent amount denominated in Dollars in an amount equal to the Dollar Equivalent of such Canadian Dollars or (z) if such LC Disbursement is denominated in any other Alternative Currency, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be converted into an equivalent amount of an ABR Revolving Borrowing or Swingline Borrowing denominated in Dollars in an amount equal to the Dollar Equivalent of such Alternative Currency, and, in each case, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the amount of the payment then due from the Borrowers in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrowers, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or funding of participations in Swingline Loans, as contemplated above) shall not constitute a Loan and shall not relieve the Borrowers of their obligation to reimburse such LC Disbursement. For the avoidance of the doubt, each of the Revolving Lender’s obligations to reimburse LC Disbursements in respect of Letters of Credit that expire after the Letter of Credit Expiration Date shall terminate in full on the Maturity Date.

96

(f)           Obligations Absolute. The Borrowers’ joint and several obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and the Issuing Bank's rights and remedies against the Borrowers shall not be impaired by any circumstances in each case including (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) any payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder or (v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to any Borrower or any Subsidiary or in the relevant currency markets generally. None of the Administrative Agent, the Revolving Lenders, the Issuing Bank or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by any Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

97

(g)           Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by facsimile or email) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h)           Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrowers shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans and such interest shall be payable on the date when such reimbursement is due; provided that, if the Borrowers fail to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section 2.06, then Section 2.13 shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section 2.06 to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)           Replacement or Resignation of Issuing Banks. An Issuing Bank may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent (such consent not to be unreasonably withheld or delayed), the replaced Issuing Bank and the successor Issuing Bank. An Issuing Bank may resign at any time by giving thirty (30) days’ notice to the Borrower Representative and the Administrative Agent. The Administrative Agent shall notify the Revolving Lenders of any such replacement or resignation of an Issuing Bank. At the time any such replacement or resignation shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced or retiring Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to include such successor. After the replacement or resignation of an Issuing Bank hereunder, the replaced or retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)           Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower Representative receives written notice from the Administrative Agent (at the direction of the Required Lenders) or the Required Lenders if such notice is received prior to 2:00 p.m., New York City time, or otherwise on the next succeeding Business Day, demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 103% of the amount of the LC Exposure as of such date plus accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (g) or (f) of Section 7.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and the Borrowers hereby grant the Administrative Agent a security interest in the LC Collateral Account and all money or other assets on deposit therein or credited thereto. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers’ risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account. Moneys in the LC Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other Secured Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three (3) Business Days after all such Events of Default have been cured or waived as confirmed in writing by the Administrative Agent.

98

(k)           LC Exposure Determination. For all purposes of this Agreement, the amount of a Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

(l)           Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be reasonably requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) reasonably prior to the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the stated amount and currency of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) promptly after each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which any Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such LC Disbursement, and (v) promptly, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

(m)           Unless otherwise expressly agreed by the Issuing Bank and the Borrowers when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit and (ii) the rules of the UCP shall apply to each commercial Letter of Credit; provided that, in each case, such rules are not in conflict with the internal policies of the Issuing Bank. The Issuing Bank shall be deemed to have acted with due diligence and reasonable care if the Issuing Bank’s conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement.

99

Section 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by such Lender hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s Applicable Percentage; provided that Swingline Loans shall be made as provided in Section 2.24. The Administrative Agent will make such Loans available to the Borrower Representative by promptly crediting the amounts so received, in like funds, to the Funding Account; provided that (i) ABR Revolving Loans and Canadian Prime Rate Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank, (ii) Swingline Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Swingline Lender and (ii) a Protective Advance or an Overadvance shall be retained by the Administrative Agent.

(b)           Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.07 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, (x) in the case of any Borrowing made in Dollars, the interest rate applicable to ABR Loans, (y) in the case of any Borrowing made in Euros, Canadian Dollars, Australian Dollars, Japanese Yen or any other Alternative Currency (other than Pounds Sterling and Swiss Francs), the interest rate applicable to Alternative Currency Term Rate Loans with an Interest Period of one month’s duration (provided that, if the CDOR Rate is unavailable, such corresponding amount of any Borrowing denominated in Canadian Dollars shall bear interest at the Canadian Prime Rate) and (z) in the case of any Borrowing in Pounds Sterling or Swiss Francs, the interest rate applicable to Alternative Currency Daily Rate Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.08.  Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower Representative may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans, Overadvances or Protective Advances, which may not be converted or continued.

(b)           To make an election pursuant to this Section, the Borrower Representative shall notify the Administrative Agent of such election by telephone or through an Electronic System, if arrangements for doing so have been approved by the Administrative Agent, by the time that a Borrowing Request would be required under Section 2.03 if the Borrowers were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, Electronic System or facsimile to the Administrative Agent of a written Interest Election Request signed by the Borrower Representative.

100

(c)           Each telephonic and written Interest Election Request (including requests submitted through Electronic System) shall specify the following information in compliance with Section 2.02:

(i)            the name of the applicable Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)           the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)          whether the resulting Borrowing is to be an ABR Borrowing, Term Rate Borrowing, Alternative Currency Daily Rate Borrowing or a Canadian Prime Rate Borrowing; and

(iv)          if the resulting Borrowing is a Term Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Rate Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.

(d)           Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)           If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a Term SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. If the applicable Borrower fails to deliver a timely Interest Election Request with respect to an Alternative Currency Term Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an Alternative Currency Term Rate Borrowing denominated in the same Alternative Currency with an Interest Period of one (1) month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as such Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term Rate Borrowing and (ii) unless repaid, each Term Rate Borrowing shall be converted to an ABR Borrowing (in the case of any such Borrowing denominated in an Alternative Currency, in an equivalent amount denominated in Dollars in an amount equal to the Dollar Equivalent of such Alternative Currency) at the end of the Interest Period applicable thereto.

101

Section 2.09. Termination and Reduction of Commitments; Increase in Revolving Commitments. (a) Unless previously terminated, the Revolving Commitments shall terminate on the Maturity Date. Unless previously terminated, the Commitments of any other Class shall automatically terminate on the Maturity Date specified therefor in the applicable Incremental Amendment.

(b)           The Borrowers may at any time terminate the Revolving Commitments upon the Payment in Full of the Secured Obligations.

(c)           The Borrowers may from time to time reduce the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $5,000,000 and not less than $20,000,000, (ii) no such reduction shall reduce the Aggregate Revolving Commitment below $100,000,000 (unless in connection with a termination of the Revolving Commitments in accordance with Section 2.09(b) and (iii) the Borrowers shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the Aggregate Revolving Exposure would exceed the lesser of the Aggregate Revolving Commitment and the Borrowing Base.

(d)           The Borrower Representative shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) or (c) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section 2.09 shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other indebtedness or any other event, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

(e)           Subject to Section 1.05, the Borrowers shall have the right to request Commitments (the “Incremental Commitments”) from one or more of the Lenders or one or more Additional Lenders (each such Person providing an Incremental Commitment, an “Incremental Lender”), which Incremental Commitments shall either be an increase in the Revolving Commitments (a “Commitment Increase”) or a new Class of Commitments (subject, in the case of any new Class of Commitments that is not a Last-Out Tranche, to clause (v) below) in an aggregate amount not to exceed the Incremental Amount available at the time such Incremental Commitments are established; provided that:

(i)           the terms, provisions and documentation of any Commitment Increase shall be identical to the Revolving Commitments as existing on the effective date of such Commitment Increase;

(ii)           subject to clause (v) below, the terms and provisions of any new Class of Incremental Commitments shall be as agreed between the Borrowers and the applicable Incremental Lenders (and the Revolving Loans and any Commitment Increase in respect thereof shall not benefit from any “most favored nation” pricing provisions in respect thereof) and shall be set forth in the applicable Incremental Amendment, except that such new Class shall have a maturity no earlier than the maturity of the Revolving Loans;

102

(iii)           at the option of the Administrative Agent, any new Class of Commitments may be documented pursuant to a separate credit agreement and subject to a customary intercreditor agreement that is reasonably satisfactory, in form and substance, to the Administrative Agent;

(iv)          subject to clauses (v) and (x) below, the security interests, collateral, borrower and guarantees benefitting such Incremental Commitments and the Loans made pursuant thereto shall be identical to those benefitting the Revolving Commitments and Revolving Loans;

(v)           any new Class of Incremental Commitments that is not in the form of a Last-Out Tranche (i) shall not exceed, in the aggregate for all such Classes, $250,000,000 and (ii) shall be incurred by a Borrower that is Foreign Subsidiary (a “Foreign Subsidiary Borrower”) without regard to the restrictions set forth in clause (iv), so long as (A) the jurisdiction of formation of such Foreign Subsidiary Borrower is acceptable to the Administrative Agent in its Permitted Discretion, (B) any such Foreign Subsidiary Borrower shall have complied with the requirements in the proviso to the definition of “Borrowers” herein, (C) the borrowers and loan parties with assets in the borrowing base and the borrowing base applicable to such Commitments shall be independent of the Borrowing Base hereunder and comprised of assets and subject to advance rates and eligibility criteria in each case acceptable to the Administrative Agent in its Permitted Discretion, (D) the Administrative Agent shall have received the results of an appraisal and a field examination with respect to such Foreign Subsidiary Borrower from an appraiser and an examiner reasonably satisfactory to the Administrative Agent in its Permitted Discretion and (E) such Foreign Subsidiary Borrower shall have duly authorized, executed and delivered such customary documentation, and taken such other customary collateral security and perfection actions, deemed reasonably necessary by the Administrative Agent in its Permitted Discretion, to provide a valid and enforceable first priority and perfected or equivalent Lien (subject to Permitted Liens) in the collateral of such Foreign Subsidiary Borrower included in the applicable borrowing base;

(vi)          each such requested increase shall be in an amount of at least $10,000,000 (unless otherwise agreed by the Administrative Agent in its reasonable discretion);

(vii)         such request shall be furnished in writing to the Administrative Agent and be promptly transmitted by the Administrative Agent to each Lender and Additional Lender selected by the Borrowers;

(viii)        no Lender shall have any obligation or commitment to participate in such increase;

(ix)          each such Additional Lender shall assume all of the rights and obligations of a “Lender” hereunder; and

103

(x)           with respect to any Loans under a Last-Out Tranche, (1) such Loans shall be secured by a pari passu Lien on the Collateral with the Initial Revolving Loans, but shall be junior in right of payment to all Initial Revolving Loans, (2) such Loans will be incurred on a “last out” basis vis-à-vis the Initial Revolving Loans, and the borrowing mechanics and voluntary and mandatory prepayment and commitment reduction provisions herein may be modified to reflect such “last out” basis, (3) such Loans will be incurred on a “first in” basis vis-à-vis the Initial Revolving Loans, and the borrowing mechanics and voluntary and mandatory prepayment and commitment reduction provisions herein may be modified to reflect such “first in” basis, (4) such Loans may be in the form of term loans (“Incremental Term Loans”), (5) (x) the borrowing base with respect to such Loans shall be the same as the Borrowing Base that is applicable to the Initial Revolving Loans, except such borrowing base with respect to such Loans may have a greater advance rate with respect to the components of the Borrowing Base than the advance rates applicable to the Initial Revolving Loans (subject to aggregate advance rates of the same assets of no more than 100%) and (y) to the extent constituting Revolving Loans, shall provide that assignments and participations of such Incremental Commitments and such Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans existing on the effective date of such Incremental Commitments and (6) the aggregate principal amount of all Loans under any Last-Out Tranche sharing the same Borrowing Base as the Initial Revolving Loans (when added to the aggregate principal amount of all other Initial Revolving Exposure) shall in no event exceed the sum of:

(A)           95% of the Borrowers’ Eligible Credit Card Receivables at such time, plus

(B)           95% of the Borrowers’ Eligible Accounts at such time, plus

(C)           the lesser of (i) 95% of the Borrowers’ Eligible Inventory, at such time, valued at the lower of cost or market value, determined on a first-in-first-out basis, and (ii) the product of 95% multiplied by the Net Orderly Liquidation Value percentage identified in the most recent Inventory appraisal ordered by the Administrative Agent of the Borrowers’ Eligible Inventory, valued at the lower of cost or market value, determined on a first-in-first-out basis, plus

(D)           prior to the Fixed Asset Release Date, the lesser of (i) 95% of the Borrowers’ Eligible Machinery and Equipment at such time, valued at the lower of cost or market value, and (ii) the product of 95% multiplied by the Net Orderly Liquidation Value identified in the most recent Equipment appraisal ordered by the Administrative Agent of the Borrowers’ Eligible Machinery and Equipment, plus

(E)           prior to the Fixed Asset Release Date, 100% of the Real Estate Component, plus

(F)           100% of Eligible Cash, plus

(G)           the Acquired Borrowing Base Component.

104

Incremental Commitments shall become Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Administrative Agent, the applicable Issuing Bank(s), the Borrowers and the applicable Incremental Lender(s) being added or increasing their Commitment. The Incremental Amendment may, without the consent of any other Person, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower Representative, to effect the provisions of this Section 2.09(e) and the provisions of this Section 2.09(e) shall supersede any provisions in Section 9.02 to the contrary. Within a reasonable time after the effective date of any Incremental Commitments, the Administrative Agent shall, and is hereby authorized and directed to, revise the Commitment Schedule to reflect such Incremental Commitments and shall distribute such revised Commitment Schedule to each of the Lenders and each of the Borrowers, whereupon such revised Commitment Schedule shall replace the old Commitment Schedule and become part of this Agreement. On the Business Day following any such Incremental Commitments that are not Incremental Commitments for a Last-Out Tranche, all outstanding Alternative Currency Daily Rate Borrowings, ABR Borrowings or Canadian Prime Rate Borrowings, as applicable, shall be reallocated among the Lenders (including any newly added Lenders) in accordance with the Lenders’ respective revised Applicable Percentages. Term Rate Borrowings shall also be so reallocated among the Lenders in accordance with the Lenders’ respective revised Applicable Percentages, but not prior to the expiration of the applicable Interest Period in effect at the time of any such increase. For the purposes of any calculation hereunder that includes an increase in the calculation of Commitments that are not Incremental Commitments for a Last-Out Tranche and that requires compliance with an Availability threshold (to the extent not based upon a percentage of the Line Cap), such Availability threshold shall be proportionately adjusted to reflect such increase in the Commitments.

(f)           Any amendment hereto for such an increase or addition under paragraph (e) of this Section shall be in form and substance satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Borrowers and each Lender being added or increasing its Commitment. As a condition precedent to such an increase or addition, the Borrowers shall deliver to the Administrative Agent (i) a certificate of each Loan Party signed by an authorized officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) in the case of the Borrowers, certifying that, before and after giving effect to such increase or addition, (1) the representations and warranties contained in Article III and the other Loan Documents are true and correct, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (2) no Event of Default exists, and (ii) legal opinions and documents substantially consistent with those delivered on the Effective Date, to the extent requested by the Administrative Agent.

(g)           On the effective date of any such increase or addition under paragraph (e) of this Section, (i) any Lender increasing (or, in the case of any newly added Lender, extending) its Revolving Commitment shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase or addition and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its revised Applicable Percentage of such outstanding Revolving Loans, and the Administrative Agent shall make such other adjustments among the Lenders with respect to the Revolving Loans then outstanding and amounts of principal, interest, commitment fees and other amounts paid or payable with respect thereto as shall be necessary, in the opinion of the Administrative Agent, in order to effect such reallocation and (ii) the Borrowers shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase (or addition) in the Revolving Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower Representative, in accordance with the requirements of Section 2.03). The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Alternative Currency Term Rate Loan, shall be subject to indemnification by the Borrowers pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods. Within a reasonable time after the effective date of any such increase or addition, the Administrative Agent shall, and is hereby authorized and directed to, revise the Commitment Schedule to reflect such increase or addition and shall distribute such revised Commitment Schedule to each of the Lenders and the Borrower Representative, whereupon such revised Commitment Schedule shall replace the old Commitment Schedule and become part of this Agreement.

105

Section 2.10.  Repayment of Loans; Evidence of Debt. (a) The Borrowers hereby unconditionally promise to pay (i) to the Administrative Agent for the account of each Revolving Lender of each Class the then unpaid principal amount of each Revolving Loan of such Class on the applicable Maturity Date, (ii) to the Administrative Agent the then unpaid amount of each Protective Advance on the earlier of the Maturity Date and written demand by the Administrative Agent, (iii) to the Administrative Agent the then unpaid principal amount of each Overadvance on the earlier of the Maturity Date and written demand by the Administrative Agent and (iv) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date therefor and the date that is ten (10) Business Days after such Swingline Loan is made. In the event any Incremental Loans pursuant to a Last-Out Tranche are made, such Incremental Loans shall be repaid by the Borrowers in the amounts and on the dates set forth in the applicable Incremental Amendment with respect thereto and on the applicable Maturity Date thereof.

(b)           At all times that a Cash Dominion Event has occurred and is continuing pursuant to Section 5.15, on each Business Day, the Administrative Agent shall (other than amounts as it may determine in its Permitted Discretion to retain or release to the Borrower Representative) apply all funds credited to each Controlled Account on such Business Day first to prepay any Protective Advances and Overadvances that may be outstanding, pro rata, and second to prepay the Revolving Loans and to cash collateralize outstanding LC Exposure.

(c)           Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Debt of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d)           The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(e)           The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(f)           Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

106

(g)           Except to the extent such excess arises from Protective Advances permitted under Section 2.04 or Overadvances permitted under Section 2.05, if the Administrative Agent notifies the Borrower at any time that the aggregate Dollar Equivalent of all Loans and all LC Exposure at such time exceeds an amount equal to 100% of the Line Cap then in effect, then, upon receipt of such notice (or, if such excess amount is solely as a result of the fluctuation of foreign currency rates, one Business Day after receipt of such notice), the Borrowers shall prepay Loans and/or cash collateralize Letters of Credit in accordance with Section 2.06(j), in an aggregate amount sufficient to reduce such amount as of such date of payment to an amount not to exceed 100% of the Line Cap then in effect.

Section 2.11. Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section and, if applicable, payment of any break funding expenses under Section 2.16.

(b)           Except to the extent such excess arises from Protective Advances permitted under Section 2.04 or Overadvances permitted under Section 2.05, in the event and on such occasion that the Aggregate Revolving Exposure exceeds the lesser of (A) the Aggregate Revolving Commitment and (B) the Borrowing Base, the Borrowers shall prepay the Revolving Loans and/or LC Exposure or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate amount equal to such excess.

(c)           [Reserved].

(d)           The Borrower Representative shall notify the Administrative Agent by telephone (confirmed by facsimile) or through Electronic System, if arrangements for doing so have been approved by the Administrative Agent, of any prepayment hereunder not later than 12:00 p.m., New York time, (A) in the case of prepayment of a Term Rate Revolving Borrowing or Alternative Currency Daily Rate Borrowing, three (3) Business Days before the date of prepayment, or (B) in the case of prepayment of a Swingline Borrowing, ABR Borrowing or Canadian Prime Rate Borrowing, one (1) Business Day prior to the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Revolving Loans included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.

107

Section 2.12.  Fees. (a) The Borrowers agree to pay to the Administrative Agent for the ratable account of each Lender a commitment fee, for the period from and including the Effective Date to but excluding the date on which the Revolving Commitments terminate, equal to (I) the average of the daily difference between (x) the Aggregate Revolving Commitment and (y) the sum of (A) the aggregate principal Dollar Equivalent of all outstanding Revolving Loans (excluding any Swingline Loans) plus (B) the Dollar Equivalent of LC Exposure times (II) the Commitment Fee Rate. Accrued commitment fees shall be payable in arrears on the first calendar day of each fiscal quarter and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)           The Borrowers agree to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the rates and times set forth in Schedule 2.06A and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rates and times set forth in Schedule 2.06A. Participation fees and fronting fees accrued through and including the last day of each fiscal quarter of the Company shall be payable on the first calendar day of each fiscal quarter, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) Business Days after written demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)           The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrowers and the Administrative Agent.

(d)           All fees payable hereunder shall be paid on the dates due in Dollars, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Revolving Lenders. Fees paid shall not be refundable under any circumstances.

Section 2.13.  Interest.

(a)           (i) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate and (ii) the Loans comprising each Canadian Prime Rate Borrowing shall bear interest at the Canadian Prime Rate plus the Applicable Rate.

(b)           (i) The Loans comprising each Term Rate Borrowing shall bear interest at either the Term SOFR Rate or an Alternative Currency Term Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Rate and (ii) the Loans comprising each Alternative Currency Daily Rate Borrowing shall bear interest at the applicable Alternative Currency Daily Rate plus the Applicable Rate.

(c)           Each Protective Advance and each Overadvance shall bear interest at the Alternate Base Rate plus the Applicable Rate for Revolving Loans plus 2% per annum.

(d)           Notwithstanding the foregoing, upon the occurrence and during the continuation of a Designated Event of Default, the Administrative Agent or the Required Lenders may, at their option, by written notice to the Borrower Representative (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender affected thereby” for reductions in interest rates), declare that all overdue amounts outstanding hereunder shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder.

108

(e)           Accrued interest on each Loan (for ABR Loans, Canadian Prime Rate Loans and Alternative Currency Daily Rate Loans, accrued through the last day of the prior calendar quarter) shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan, Canadian Prime Rate Loan or Alternative Currency Daily Rate Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f)           All interest hereunder computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate or by reference to an interest rate reasonably determined by the Administrative Agent shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed. All interest hereunder computed by reference to the Term SOFR Rate, the Alternative Currency Daily Rate, the Alternative Currency Term Rate (other than EURIBOR) or the Canadian Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed, or, in the case of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. All other computations of interest hereunder, including EURIBOR, shall be made on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed. The applicable Alternate Base Rate, Term SOFR Rate, Alternative Currency Daily Rate, Alternative Currency Term Rate or Canadian Prime Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14.  Inability to Determine Term SOFR; Replacement of Benchmark; Illegality.

(a)           Inability to Determine Term SOFR. If at any time prior to the commencement of any Interest Period for a Term SOFR Borrowing:

(i)            the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error, but shall be made only after consultation with the Borrower) that adequate and reasonable means do not exist for ascertaining the Term SOFR Rate for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or

(ii)           the Administrative Agent is advised by the Required Lenders that the Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders through Electronic System as provided in Section 9.01 as promptly as practicable thereafter, whereupon (A) no Loans may be made as, or converted to, Term SOFR Loans, (B) any Borrowing Request given by a Borrower with respect to Term SOFR Loans shall be deemed to be rescinded by such Borrower and (C) the utilization of the Term SOFR component in determining the Alternate Base Rate shall be suspended, in each case, until the Administrative Agent revokes such notice (which the Administrative Agent agrees to do promptly upon such circumstances ceasing to exist).

109

(b)           Replacement of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document:

(i)            Upon the occurrence of a Benchmark Transition Event in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the 5th Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error).

(ii)           At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrowers may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrowers’ receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the applicable Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans. During the period referenced in the foregoing sentence, the component of the Alternate Base Rate based upon the Benchmark will not be used in any determination of the Alternate Base Rate.

(c)           Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent (in consultation with the Borrower Representative) will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Documents.

110

(d)           The Administrative Agent will promptly notify the Borrower Representative and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.14.

(e)           Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)           Inability to Determine Other Relevant Rate; Replacement of Other Relevant Rate.

(i)            If in connection with any request for a Relevant Rate Loan or a conversion of Loans to Relevant Rate Loans or a continuation of any of such Loans, as applicable, (x) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Alternative Currency Successor Rate for the Relevant Rate for the applicable Alternative Currency has been determined in accordance with Section 2.14(g) and the circumstances under clause (A) of Section 2.14(g) or the Scheduled Unavailability Date has occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the applicable Alternative Currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Relevant Rate Loan or in connection with an existing or proposed Canadian Prime Rate Loan, or (y) the Administrative Agent or the Required Lenders determine that for any reason that the Relevant Rate with respect to a proposed Loan denominated in an Alternative Currency for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower Representative and each Lender.

(ii)           Thereafter, (1) the obligation of the Lenders to make or maintain such Relevant Rate Loans in the affected currencies, as applicable, or to convert Canadian Prime Rate Loans to Relevant Rate Loans, shall be suspended in each case to the extent of the affected Relevant Rate Loans or Interest Period or determination date(s), as applicable and (2) in the event of a determination described in the preceding sentence with respect to any component of the Canadian Prime Rate, the utilization of such component in determining the Canadian Prime Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (y) of Section 2.14(f)(i), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.

111

(iii)           Upon receipt of such notice, (x) the Borrowers may revoke any pending request for a Borrowing of, or conversion to Relevant Rate Loans, or Borrowing of, or continuation of Relevant Rate Loans to the extent of the affected Alternative Currency or Interest Period or determination date(s), as applicable or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein and (y) any outstanding affected Relevant Rate Loans shall either (A) be converted into a Borrowing of ABR Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Relevant Rate Loan immediately at the end of the applicable Interest Period or (B) be prepaid in full immediately at the end of the applicable Interest Period; provided that if no election is made by the applicable Borrower by the last day of the current Interest Period, the applicable Borrower shall be deemed to have elected clause (A) above.

(g)           Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower Representative or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower Representative) that the Borrower Representative or Required Lenders (as applicable) have determined, that:

(A)           adequate and reasonable means do not exist for ascertaining the Relevant Rate for an Alternative Currency because none of the tenors of such Relevant Rate (including any forward-looking term rate thereof) is available or published on a current basis and such circumstances are unlikely to be temporary;

(B)           the applicable administrator for the Relevant Rate for such Alternative Currency has made a public statement identifying a specific date after which all tenors of the Relevant Rate for an Alternative Currency (including any forward-looking term rate thereof) shall or will no longer be representative or made available, or used for determining the interest rate of loans denominated in such Alternative Currency, or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate for such Alternative Currency (the latest date on which all tenors of the Relevant Rate for such Alternative Currency (including any forward-looking term rate thereof) are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”); or

(C)           syndicated loans currently being executed and agented in the U.S., are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Relevant Rate for an Alternative Currency;

112

or if the events or circumstances of the type described in Section 2.14(g)(A), (B) or (C) have occurred with respect to the Alternative Currency Successor Rate then in effect, then, the Administrative Agent and the applicable Borrower Representative may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Alternative Currency or any then current Alternative Currency Successor Rate for an Alternative Currency in accordance with this Section 2.14 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Alternative Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Alternative Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, an “Alternative Currency Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower Representative unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Borrower Representative and each Lender of the implementation of any Alternative Currency Successor Rate.

Any Alternative Currency Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Alternative Currency Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Alternative Currency Successor Rate as so determined would otherwise be less than zero, the Alternative Currency Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

(h)           [Reserved].

(i)           Disclaimer. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to (i) the administration, submission or any other matter related to the secured overnight financing rate or other rates in the definition of “Term SOFR Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof or of any Alternative Currency Successor Rate (including, without limitation any Benchmark Replacement implemented hereunder, or the selection of such rate and any related spread or other adjustment), (ii) the composition or characteristics of any such Benchmark Replacement or Alternative Currency Successor Rate, including whether it is similar to, or produces the same value or economic equivalence to Term SOFR or any other Benchmark or Relevant Rate or have the same volume or liquidity as did Term SOFR or any other Benchmark or Relevant Rate, (iii) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by this Section 2.14 including, without limitation, whether or not a Benchmark Transition Event or any of the events listed in Section 2.14(g) have occurred, the removal or lack thereof of unavailable or non-representative tenors, the implementation or lack thereof of any Benchmark Replacement Conforming Changes, the delivery or non-delivery of any notices required by Sections 2.14(b) or (c) above or otherwise in accordance herewith and (iv) the effect of any of the foregoing provisions of this Section 2.14.

113

(j)           Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to a Relevant Rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to determine or charge interest rates based upon a Relevant Rate or to purchase or sell, or to take deposits of, any Alternative Currency in the applicable interbank market, then, upon notice thereof by such Lender to the Borrower Representative (through the Administrative Agent), (a) any obligation of such Lender to make or maintain Alternative Currency Loans in the affected currency or currencies or, in the case of Loans denominated in Dollars, to make or maintain Term SOFR Rate Loans or to convert ABR Loans to Term SOFR Rate Loans or, in the case of Loans denominated in Canadian Dollars, to make or maintain Alternative Currency Term Rate Loans based on the CDOR Rate or to convert Canadian Prime Rate Loans to Alternative Currency Term Rate Loans based on the CDOR Rate, shall be, in each case, suspended in each case to the extent of the affected Loans or Interest Periods or determination dates, as applicable, (b) if such notice asserts the illegality of such Lender making or maintaining ABR Loans or Canadian Prime Rate Loans the interest rate on which is determined by reference to the Term SOFR Rate component of the Alternate Base Rate or the CDOR Rate component of the Canadian Prime Rate, the interest rate on which ABR Loans or Canadian Prime Rate Loans, as applicable, of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate or the CDOR Rate component of the Canadian Prime Rate, as applicable, in each case until such Lender notifies the Administrative Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), (x) prepay all Alternative Currency Loans, as applicable, of such Lender (other than Loans bearing interest at the CDOR Rate that are subject to clause (z), below), (y) convert all Term SOFR Rate Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR Rate component of the Alternate Base Rate) and (z) convert all Alternative Currency Term Rate Loans of such Lender bearing interest based on the CDOR Rate to Canadian Prime Rate Loans (the interest rate on which Canadian Prime Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the CDOR Rate component of the Canadian Prime Rate), in each case, immediately, or, in the case of Alternative Currency Term Rate Loans, on the last day of the Interest Period therefor if such Lender may lawfully continue to maintain such Alternative Currency Term Rate Loans to such day and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Term SOFR Rate or the CDOR Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate or the Canadian Prime Rate, as applicable, applicable to such Lender without reference to the Term SOFR Rate or CDOR Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Term SOFR Rate or CDOR Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.16.

114

Section 2.15.  Increased Costs. (a) If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender or the Issuing Bank;

(ii)           impose on any Lender or the Issuing Bank or the London or other applicable offshore interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)           subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Alternative Currency Daily Rate Loan or Alternative Currency Term Rate Loans (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then, within thirty (30) days after the Borrower Representative’s receipt of the certificate contemplated by paragraph (c) of this Section 2.15, the Borrowers will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)           If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of, or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)           A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower Representative accompanied by a certificate setting forth in reasonable detail any amount or amounts and upon such delivery of such items, shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

115

(d)           Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16.     Break Funding Payments. In the event of (a) the payment of any principal of any Term Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Term Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Rate Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) and is revoked in accordance therewith) or (d) the assignment of any Term Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19 or 9.02(d), then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Term Rate Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Term Rate Loan had such event not occurred, at the Term SOFR Rate or Alternative Currency Term Rate that would have been applicable to such Term Rate Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Term Rate Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the corresponding currency of a comparable amount and period from other banks in the applicable offshore interbank market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

Section 2.17.  Withholding of Taxes; Gross-Up.

(a)           Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

116

(b)           Payment of Other Taxes by the Borrowers. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)           Evidence of Payment. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)           Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)           Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)           Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Representative and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), 2.17(f)(ii)(B) and 2.17(f)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

117

(ii)           Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,

(A)            any Lender that is a U.S. Person shall deliver to the Borrower Representative and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), whichever of the following is applicable:

(1)           in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)           in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, executed copies of IRS Form W-8ECI;

(3)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of a Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to any Borrower, as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(4)           to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

118

(C)           any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)           if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal inability to do so.

Each Lender authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 2.17(f).

(g)           Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

119

(h)           Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document (including the Payment in Full of the Secured Obligations).

(i)           Defined Terms. For purposes of this Section 2.17, the term “applicable law” includes FATCA and the term “Lender” includes any Issuing Bank and the Swingline Lender.

Section 2.18.     Payments Generally; Allocation of Proceeds; Sharing of Set-offs. (a) The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at Bank of America, N.A., ATTN: Kindra Mullarky, Senior Vice President, 2600 West Big Beaver Road, Troy, MI 48084, Mail Code: MI8-900-02-70, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as otherwise specified herein, all payments hereunder on Loans and other obligations denominated in Dollars shall be made in Dollars and all payments on Loans or other obligations denominated in an Alternative Currency shall be made in such Alternative Currency. If, for any reason, any Borrower is prohibited by any Requirement of Law from making any required payment hereunder in an Alternative Currency such Borrower shall make such payment in Dollars in an amount equal to the Dollar Equivalent of such other currency payment amount, plus any increased costs, expenses and/or losses (other than loss profits) as a result of accepting such payment in Dollars.

120

(b)           Any proceeds of Collateral received by the Administrative Agent (i) not constituting either (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrowers), or (B) amounts to be applied from the Controlled Accounts when full cash dominion is in effect (which shall be applied in accordance with Section 2.10(b)) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and the Issuing Bank from the Borrowers (other than in connection with Banking Services Obligations or Swap Agreement Obligations), second, to pay any fees, indemnities or expense reimbursements then due to the Lenders from the Borrowers (other than in connection with Banking Services Obligations or Swap Agreement Obligations), third, to pay interest due in respect of the Swingline Loans, Overadvances and Protective Advances, fourth, to pay the principal of the Swingline Loans, Overadvances and Protective Advances, fifth, to pay interest then due and payable on the Loans (other than the Overadvances and Protective Advances) ratably, sixth, to prepay principal on the Loans (other than the Overadvances and Protective Advances) and unreimbursed LC Disbursements, to pay any amounts owing with respect to Secured Banking Services Obligations and Secured Swap Agreement Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22, in each case (with respect to Secured Banking Services Obligations and Secured Swap Agreement Obligations) for which Secured Banking Services Reserves (not in excess of the applicable Secured Banking Services Obligations Amount) and Secured Swap Agreement Reserves (not in excess of the applicable Secured Swap Agreement Obligations Amount), as applicable, have been established, and to pay an amount to the Administrative Agent equal to one hundred three percent (103%) of the aggregate LC Exposure to be held as cash collateral for such Obligations, ratably, seventh, to payment of any amounts owing with respect to Secured Banking Services Obligations and Secured Swap Agreement Obligations up to and including the amount most recently provided to the Administrative Agent pursuant to Section 2.22, and to the extent not paid pursuant to clause sixth above, and eighth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by the Borrowers. Notwithstanding the foregoing amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless an Event of Default has occurred and is continuing, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any Term SOFR Loan of a Class, except (a) on the expiration date of the Interest Period applicable thereto or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any such event, the Borrowers shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

(c)           At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees, costs and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower Representative pursuant to Section 2.03 or a deemed request as provided in this Section 2.18 or may be deducted from any deposit account of any Borrower maintained with the Administrative Agent. The Borrowers hereby irrevocably authorize (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Overadvances, but such a Borrowing may only constitute a Protective Advance if it is to reimburse costs, fees and expenses as described in Section 9.03) and that all such Borrowings shall be deemed to have been requested pursuant to Section 2.03, 2.04 or 2.05, as applicable, and (ii) the Administrative Agent to charge any deposit account of any Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.

121

(d)           If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

(e)           Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f)           If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations hereunder until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender hereunder. Application of amounts pursuant to (i) and (ii) above shall be made in any order determined by the Administrative Agent in its discretion.

(g)           The Administrative Agent may from time to time provide the Borrowers with account statements or invoices with respect to any of the Secured Obligations (the “Statements”). The Administrative Agent is under no duty or obligation to provide Statements, which, if provided, will be solely for the Borrowers’ convenience. Statements may contain estimates of the amounts owed during the relevant billing period, whether of principal, interest, fees or other Secured Obligations. If the Borrowers pay the full amount indicated on a Statement on or before the due date indicated on such Statement, the Borrowers shall not be in default of payment with respect to the billing period indicated on such Statements. Notwithstanding the foregoing, acceptance by the Administrative Agent, on behalf of the Lenders, of any payment that is less than the total amount actually due at that time (including but not limited to any past due amounts) shall not constitute a waiver by the Administrative Agent or any Lender of their right to receive payment of the unpaid amount in full at another time.

122

Section 2.19.  Mitigation Obligations; Replacement of Lenders.

(a)           If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           If (i) any Lender requests compensation under Section 2.15, (ii) the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or (iii) any Lender becomes a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under this Agreement and other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) if the Borrowers shall have received the prior written consent of the Administrative Agent (and in circumstances where its consent would be required under Section 9.04, the Issuing Bank), which consent shall not unreasonably be withheld or delayed, (y) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (z) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Section 2.20.  Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)           fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);

123

(b)           such Defaulting Lender shall not have the right to vote on any issue on which voting is required (other than to the extent expressly provided in Section 9.02(b)) and the Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02) or under any other Loan Document; provided, that, except as otherwise provided in Section 9.02, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(c)           if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i)            all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only (x) to the extent that the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower Representative shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time) and (y) to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Exposure and to exceed its Revolving Commitment;

(ii)           if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within two (2) Business Days following notice by the Administrative Agent (x) first prepay such Swingline Exposure and (y) second, cash collateralize, for the benefit of the Issuing Bank, the Borrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii)           if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)           if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.12(a) and 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v)           if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d)           so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend, renew, extend or increase any Letter of Credit, unless the Swingline Lender or such Issuing Bank, as applicable, is satisfied that such Defaulting Lender’s then outstanding Swingline Exposure or LC Exposure, as applicable, will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.20(c), and LC Exposure related to any newly issued or increased Letter of Credit and newly made Swingline Loans shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.20(c)(i) (and such Defaulting Lender shall not participate therein).

124

If (i) a Bankruptcy Event or a Bail-In Action with respect to the parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Bank shall have entered into arrangements with the Borrowers or such Lender, satisfactory to the Issuing Bank to defease any risk to it in respect of such Lender hereunder.

In the event that each of the Administrative Agent, the Borrowers, the Swingline Lender and each Issuing Bank agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on the date of such readjustment such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

Section 2.21.     Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations (including a payment effected through exercise of a right of setoff), the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion), then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement.

Section 2.22.     Secured Banking Services and Secured Swap Agreements. Each Lender or Affiliate thereof providing Banking Services for, or having Swap Agreements with, any Loan Party or any Restricted Subsidiary of a Loan Party, in each case to the extent intended to be secured by the Collateral, shall deliver to the Administrative Agent, promptly after entering into such Banking Services Agreements or Swap Agreements (or with respect to any Banking Services Agreement or Swap Agreement existing as of the Effective Date, promptly after the Effective Date), written notice setting forth the aggregate amount of all such Secured Banking Services Obligations and such Secured Swap Agreement Obligations of such Loan Party or Restricted Subsidiary thereof to such Lender or Affiliate (whether matured or unmatured, absolute or contingent) (it being understood and agreed such amount shall not exceed the Secured Banking Services Obligations Amount and/or the Secured Swap Agreement Obligations Amount, as applicable). In addition, each such Lender or Affiliate thereof shall deliver to the Borrower Representative, for approval in its sole discretion and, if so approved, delivery to the Administrative Agent, from time to time after a significant change therein or upon a request therefor, a summary of the amounts due or to become due in respect of such Secured Banking Services Obligations and Secured Swap Agreement Obligations which amount shall be deemed to be the applicable Secured Banking Services Obligations Amount or the Secured Swap Agreement Obligations Amount, as applicable. The most recent Secured Banking Services Obligations Amount and/or the Secured Swap Agreement Obligations Amount information provided to the Administrative Agent shall be used in determining the applicable Reserve amounts to be applied in respect of such Secured Banking Services Obligations and/or Secured Swap Agreement Obligations pursuant to Section 2.18(b) and which tier of the waterfall, contained in Section 2.18(b), such Secured Banking Services Obligations and/or Secured Swap Agreement Obligations will be placed.

125

Section 2.23.     Joint and Several Liability of Borrowers.

(a)           Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Secured Obligations.

(b)           Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Secured Obligations (including any Secured Obligations arising under this Section 2.23), it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them. Accordingly, each Borrower hereby waives any and all suretyship defenses that would otherwise be available to such Borrower under applicable law.

(c)           If and to the extent that any Borrower shall fail to make any payment with respect to any of the Secured Obligations as and when due, whether upon maturity, acceleration, or otherwise, or to perform any of the Secured Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Secured Obligations until such time as all of the Secured Obligations are paid in full, and without the need for demand, protest, or any other notice or formality.

(d)           The Secured Obligations of each Borrower under the provisions of this Section 2.23 constitute the absolute and unconditional, full recourse Secured Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 2.23(d)) or any other circumstances whatsoever.

126

(e)           Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, each Borrower hereby waives presentments, demands for performance, protests and notices, including notices of acceptance of its joint and several liability, notice of any Revolving Loans or any Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Agreement, notices of the existence, creation, or incurring of new or additional Secured Obligations or other financial accommodations or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Administrative Agent or Lenders under or in respect of any of the Secured Obligations, any right to proceed against any other Borrower or any other Person, to proceed against or exhaust any security held from any other Borrower or any other Person, to protect, secure, perfect, or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any other Borrower, any other Person, or any collateral, to pursue any other remedy in any Secured Party’s power whatsoever, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement), any right to assert against any Secured Party, any defense (legal or equitable), set-off, counterclaim, or claim which each Borrower may now or at any time hereafter have against any other Borrower or any other party liable to any Secured Party, any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Secured Obligations or any security therefor, and any right or defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party including any defense based upon an impairment or elimination of such Borrower’s rights of subrogation, reimbursement, contribution, or indemnity of such Borrower against any other Borrower. Without limiting the generality of the foregoing, each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Secured Obligations, the acceptance of any payment of any of the Secured Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Administrative Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Administrative Agent or Lenders in respect of any of the Secured Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Secured Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Administrative Agent or any Lender with respect to the failure by any Borrower to comply with any of its respective Secured Obligations, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.23 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Secured Obligations under this Section 2.23, it being the intention of each Borrower that, so long as any of the Secured Obligations hereunder remain unsatisfied, the Secured Obligations of each Borrower under this Section 2.23 shall not be discharged except by performance and then only to the extent of such performance. The Secured Obligations of each Borrower under this Section 2.23 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower or any Secured Party. Each of the Borrowers waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to any Borrower shall operate to toll the statute of limitations as to each of the Borrowers. Each of the Borrowers waives any defense based on or arising out of any defense of any Borrower or any other Person, other than payment of the Secured Obligations to the extent of such payment, based on or arising out of the disability of any Borrower or any other Person, or the validity, legality, or unenforceability of the Secured Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment of the Secured Obligations to the extent of such payment. Administrative Agent may, at the election of the Required Lenders, foreclose upon any Collateral held by Administrative Agent by one or more judicial or nonjudicial sales or other dispositions, whether or not every aspect of any such sale is commercially reasonable or otherwise fails to comply with applicable law or may exercise any other right or remedy Administrative Agent, any other Secured Party may have against any Borrower or any other Person, or any security, in each case, without affecting or impairing in any way the liability of any of the Borrowers hereunder except to the extent the Secured Obligations have been paid.

127

(f)           Each Borrower represents and warrants to Administrative Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Secured Obligations. Each Borrower further represents and warrants to Administrative Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrowers’ financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Secured Obligations.

(g)           The provisions of this Section 2.23 are made for the benefit of Administrative Agent, each Secured Party and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of Administrative Agent, any Secured Party, or any of their successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Secured Obligations hereunder or to elect any other remedy. The provisions of this Section 2.23 shall remain in effect until all of the Secured Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Secured Obligations, is rescinded or must otherwise be restored or returned by Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.23 will forthwith be reinstated in effect, as though such payment had not been made.

(h)           Each Borrower hereby agrees that it will not enforce any of its rights that arise from the existence, payment, performance or enforcement of the provisions of this Section 2.23, including rights of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Administrative Agent or any other Secured Party against any Borrower, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until such time as all of the Secured Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to any Secured Party are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Secured Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Secured Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Secured Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor. If any amount shall be paid to any Borrower in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of Administrative Agent, for the benefit of the Secured Parties, and shall forthwith be paid to Administrative Agent to be credited and applied to the Secured Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Secured Obligations or other amounts payable under this Agreement thereafter arising. Notwithstanding anything to the contrary contained in this Agreement, no Borrower may exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to any property or asset of, any other Borrower (the “Foreclosed Borrower”), including after payment in full of the Secured Obligations, if all or any portion of the Secured Obligations have been satisfied in connection with an exercise of remedies in respect of the Equity Interests of such Foreclosed Borrower whether pursuant to this Agreement or otherwise.

128

(i)           Each of the Borrowers hereby acknowledges and affirms that it understands that to the extent the Secured Obligations are secured by Real Estate located in California, the Borrowers shall be liable for the full amount of the liability hereunder notwithstanding the foreclosure on such Real Estate by trustee sale or any other reason impairing such Borrower’s right to proceed against any other Loan Party. In accordance with Section 2856 of the California Civil Code or any similar laws of any other applicable jurisdiction, each of the Borrowers hereby waives until such time as the Secured Obligations have been paid in full:

(i)           all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to the Borrowers by reason of Sections 2787 to 2855, inclusive, 2899, and 3433 of the California Civil Code or any similar laws of any other applicable jurisdiction;

(ii)           all rights and defenses that the Borrowers may have because the Secured Obligations are secured by Real Estate located in California, meaning, among other things, that: (A) Administrative Agent and the other Secured Parties may collect from the Borrowers without first foreclosing on any real or personal property collateral pledged by any Loan Party, and (B) if Administrative Agent, on behalf of the Secured Parties, forecloses on any Real Estate pledged by any Loan Party, (1) the amount of the Secured Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Secured Parties may collect from the Loan Parties even if, by foreclosing on the Real Estate, Administrative Agent or the other Secured Parties have destroyed or impaired any right the Borrowers may have to collect from any other Loan Party, it being understood that this is an unconditional and irrevocable waiver of any rights and defenses the Borrowers may have because the Secured Obligations are secured by Real Estate (including, without limitation, any rights or defenses based upon Sections 580a, 580d, or 726 of the California Code of Civil Procedure or any similar laws of any other applicable jurisdiction); and

(iii)           all rights and defenses arising out of an election of remedies by Administrative Agent and the other Secured Parties, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Secured Obligations, has destroyed the Borrowers’ rights of subrogation and reimbursement against any other Loan Party by the operation of Section 580d of the California Code of Civil Procedure or any similar laws of any other applicable jurisdiction or otherwise.

Section 2.24.     Swingline Loans.

(a)           Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to any Borrower in Dollars, from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in the aggregate principal amount of outstanding Swingline Loans exceeding $100,000,000; provided, that, after giving effect to any Borrowing of Swingline Loans, the Aggregate Revolving Exposure shall not exceed the lesser of (x) the Aggregate Revolving Commitment and (y) the Borrowing Base; provided, further, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Swingline Loans shall constitute Revolving Loans, except that payments thereon shall be made to the Administrative Agent for its own account until the applicable Revolving Lenders have funded their respective participations therein as provided below, and shall reduce Availability in the same manner as a Revolving Loan. The Swingline Lender shall not be under any obligation to make any Swingline Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by the making of such Swingline Loan, may have, Fronting Exposure. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and re-borrow Swingline Loans. To request a Swingline Loan, the applicable Borrower shall irrevocably notify the Swingline Lender and the Administrative Agent of such request by delivering a Swingline Loan Request, in each case, not later than 12:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan, which shall be an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. Promptly after receipt by the Swingline Lender of any Swingline Loan Request (delivered by hand or facsimile) in a form approved by the Administrative Agent and signed by the Borrower Representative or by telephone or through an Electronic System, if arrangements for doing so have been approved by the Administrative Agent, the Swingline Lender will confirm with the Administrative Agent in writing that the Administrative Agent has also received such Swingline Loan Request and, if not, the Swingline Lender will notify the Administrative Agent in writing of the contents thereof. Unless the Swingline Lender has received notice in writing from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m., New York City time on the date of the proposed Swingline Borrowing (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the first proviso to the first sentence of this clause (a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender will, not later than 3:00 p.m., New York City time on the borrowing date specified in such Swingline Loan Request, make each Swingline Loan available to such Borrower by means of a credit to the applicable Funding Account(s).

129

(b)           The Swingline Lender may, upon written notice delivered to the Administrative Agent not later than 11:00 a.m., New York City time, on a Business Day, require the Revolving Lenders to acquire participations in all or a portion of the Swingline Loans outstanding on such Business Day. Such notice shall specify the aggregate Dollar amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the applicable Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrowers (or other party on behalf of the Borrowers) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid by the applicable Revolving Lender to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to any Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve any Borrower of any default in the payment thereof.

130

(c)           Upon the making of a Swingline Loan (whether before or after the occurrence of a Default and regardless of whether a Settlement has been requested with respect to such Swingline Loan), each Revolving Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Swingline Lender without recourse or warranty, an undivided interest and participation in such Swingline Loan in proportion to its Applicable Percentage of the Revolving Commitment. The Swingline Lender may, at any time, require the Revolving Lenders to fund their participations. From and after the date, if any, on which any Revolving Lender is required to fund its participation in any Swingline Loan purchased hereunder, the Administrative Agent shall promptly distribute to such Lender, such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Loan.

(d)           The Administrative Agent, on behalf of the Swingline Lender, shall request settlement (a “Settlement”) with the Revolving Lenders on at least a weekly basis (unless the settlement amount is de minimis) or on any date that the Administrative Agent elects, by notifying the Revolving Lenders of such requested Settlement by telephone, through an Electronic System or e-mail no later than 1:00 p.m., New York City time on the date of such requested Settlement (the “Settlement Date”). Each Revolving Lender (other than the Swingline Lender, in the case of the Swingline Loans) shall transfer the amount of such Revolving Lender’s Applicable Percentage of the outstanding principal amount of the applicable Loan with respect to which Settlement is requested to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, not later than 3:00 p.m., New York City time on such Settlement Date. Settlements may occur during the existence of a Default and whether or not the applicable conditions precedent set forth in Section 4.02 have then been satisfied. Such amounts transferred to the Administrative Agent shall be applied against the amounts of the Swingline Lender’s Swingline Loans with respect to the applicable Borrower and, together with Swingline Lender’s Applicable Percentage of such Swingline Loan, shall constitute Revolving Loans of such Revolving Lenders, respectively. If a Swingline Loan cannot be settled among Lenders, whether due to the insolvency proceedings of the type described in Section 7.01(f) or Section 7.01(g) or any other reason, each Lender shall pay the amount of its participation in the Loan to the Administrative Agent, in immediately available funds, within one (1) Business Day after the Administrative Agent's request therefor. If any such amount is not transferred to the Administrative Agent by any Revolving Lender on such Settlement Date, the Swingline Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon as specified in Section 2.07.

Article III
Representations and Warranties.

Each of the Company and the other Borrowers represents and warrants to the Lenders that:

Section 3.01.     Existence and Power. Each Loan Party is duly organized, validly existing and in good standing (to the extent the concept of “good standing” is applicable in the applicable jurisdiction) under the laws of the jurisdiction of its organization and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to be in good standing or have such licenses, authorizations, consents and approvals would not reasonably be expected to have a Material Adverse Effect. Each Loan Party is qualified to do business as a foreign entity in each jurisdiction in which it is required to be so qualified, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

131

Section 3.02.     Organization and Governmental Authorization; No Contravention. The Transactions, including the execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party, (a) are within the powers of each Loan Party, (b) have been duly authorized by all necessary action pursuant to the Organizational Documents of each Loan Party, (c) require no further action by or in respect of, or filing with, any governmental body, agency or official (except (i) those as have been obtained or made and are in full force and effect and (ii) filings necessary to perfect or maintain perfection of the Liens created under the Loan Documents, including recordation of the Mortgages, the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office), (d) do not violate, conflict with or cause a breach or a default under any provision of applicable law or regulation or of the Organizational Documents of any Loan Party or of any agreement, judgment, injunction, order, decree or other instrument binding upon it, except for such violations, conflicts, breaches or defaults as would not reasonably be expected to have a Material Adverse Effect and (e) do not result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by any Borrower or any other Loan Party, other than the Liens created by the Loan Documents and Permitted Liens.

Section 3.03.     Binding Effect. This Agreement has been executed and delivered by the Company and the other Borrowers and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered will constitute, a valid and binding agreement or instrument of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

Section 3.04.     Corporate Structure. The authorized equity securities of each of the Loan Parties as of the Effective Date is as set forth on Schedule 3.04. All issued and outstanding equity securities of each of the Loan Parties are duly authorized and validly issued, fully paid, non-assessable, free and clear of all Liens other than those in favor of the Administrative Agent for the benefit of the Secured Parties, those in favor of the collateral agent in respect of Permitted Additional Secured Indebtedness for the benefit of the secured parties under the applicable Permitted Additional Secured Indebtedness Documents and any inchoate tax Liens and any Permitted Liens, and such equity securities were issued in compliance in all material respects with all applicable state, federal and foreign laws concerning the issuance of securities. The identity of the holders of the equity securities of the Loan Parties, the percentage of their ownership of the equity securities of the Loan Parties and a description of the options and warrants outstanding with respect thereto as of the Effective Date is set forth on Schedule 3.04. As of the Effective Date, no shares of the capital stock or other equity securities of the Loan Parties, other than those described above, are issued and outstanding. Except as set forth on Schedule 3.04, as of the Effective Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party of any equity securities of any such entity.

132

Section 3.05.     Financial Statements; No Material Adverse Effect. (a) the Company has heretofore furnished to the Administrative Agent the (i) audited consolidated balance sheets of the Company as of December 31, 2021, the related consolidated statements of operations and comprehensive loss, convertible preferred stock and stockholders’ equity (deficit), and cash flows for the fiscal year ended December 31, 2021 and (ii) unaudited consolidated balance sheets of the Company as of March 31, 2022, the related consolidated statements of operations and comprehensive loss, convertible preferred stock and stockholders’ equity (deficit), and cash flows for the three month period ended March 31, 2022. Such financial statements fairly present in all material respects, in conformity with GAAP, the consolidated financial position of the Company and its consolidated subsidiaries as of such dates and their consolidated results of operations, changes in stockholders’ equity and cash flows for such periods subject to normal year-end audit adjustments and the absence of footnotes.

(b)           Since December 31, 2021, no event, change or condition has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect.

Section 3.06.     Litigation. Except as set forth in Schedule 3.06, there is no action, suit or proceeding pending against, or to Borrowers’ knowledge affecting, any Loan Party, before any Governmental Authority as to which there is a reasonable probability of an adverse decision and in which any such adverse decision would reasonably be expected to have a Material Adverse Effect.

Section 3.07.     Ownership of Property. As of the Effective Date, except as set forth on Schedule 3.07, the Company, the other Borrowers and each of the Restricted Subsidiaries has good, valid and marketable title to, or has valid leasehold interests in, all properties and other assets (real or personal, tangible, intangible or mixed) material to the operation of its business, including the Mortgaged Properties (except as sold or otherwise disposed of in the ordinary course of business).

Section 3.08.     Labor Matters. Except as set forth in Schedule 3.06, as of the Effective Date, there are no strikes, organized work slowdowns, lockouts, organized work stoppages or picketing pending or, to Borrowers’ knowledge, threatened against the Company or any of the Restricted Subsidiaries, in each case, that would reasonably be expected to have a Material Adverse Effect. As of the Effective Date, no claim, complaint, charge or investigation by a governmental entity for violation by the Company or any of the Restricted Subsidiaries with respect to hours worked and payments made to the employees of any such Person or violation of the Fair Labor Standards Act or any other applicable law dealing with such matters has been made or initiated, in each case, that would reasonably be expected to have a Material Adverse Effect.

Section 3.09.     Investment Company Act. No Loan Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 3.10.     Margin Regulations. None of the proceeds from the Loans have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulation T, Regulation U or Regulation X.

Section 3.11.     Compliance With Laws. Each Loan Party is in compliance with all Requirements of Law, except for Requirements of Law the non-compliance with which would not reasonably be expected to have a Material Adverse Effect.

133

Section 3.12.     Taxes. Each Loan party has filed all federal, state and other tax returns and reports required to be filed, and have paid all federal, state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP or (b) to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 3.13.     Compliance with ERISA. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (a) all Plans comply in form and in operation with their terms and the current applications of ERISA and the Code and the regulations and published interpretations thereunder, (b) no ERISA Event has occurred or is reasonably expected to occur, and (c) the present value of all projected benefit obligations under each Plan (based on the assumptions used for purposes of Accounting Standards Codification No. 715: Compensation-Retirement Benefits) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan allocable to such accrued benefits.

Section 3.14.     Anti-Corruption Laws and Sanctions. Each Loan Party has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and such Loan Party, its Subsidiaries and their respective officers and directors and, to the knowledge of such Loan Party, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) any Loan Party, any Subsidiary, any of their respective directors or officers or, to the knowledge of such Loan Party or such Subsidiary, employees, or (b) to the knowledge of any Loan Party, any agent of any Loan Party or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

Section 3.15.     Compliance with Environmental Requirements; No Hazardous Materials. Except as would not reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect (a) each Loan Party and its subsidiaries and their facilities and operations are and have been in compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all permits, licenses or approvals required by any applicable Environmental Law, (b) no Loan Party and no subsidiary of any Loan Party is party to, and no Loan Party and no subsidiary of any Loan Party and no Real Estate currently (or to the knowledge of any Loan Party previously) owned, leased, operated or subleased by or for any such Person is subject to or the subject of, any pending (or, to the knowledge of any Loan Party, threatened) order, action, investigation, suit, proceeding, audit, claim, demand, dispute or notice of violation or of potential liability relating to such Loan Party’s compliance with Environmental Laws, (c) no Lien in favor of any Governmental Authority securing, in whole or in part, Environmental Liabilities has attached to any property of any Loan Party or any subsidiary of any Loan Party and, to the knowledge of any Loan Party, no facts, circumstances or conditions exist that would reasonably be expected to result in any such Lien attaching to any such property as a result of Loan Parties’ operations, (d) no Loan Party and no subsidiary of any Loan Party has caused or suffered to occur a Release of Hazardous Materials at, to or from any current, or to the knowledge of any Loan Party, former Real Estate or any other location, including any third party disposal site, that has resulted or would reasonably be expected to result in an Environmental Liability of such Loan Party or subsidiary of a Loan Party, (e) there is no threat of Release and there has been no Release of Hazardous Materials at, under, on or from any Real Estate currently or, to the knowledge of any Loan Party, previously owned, leased, operated or subleased by or for any Loan Party and each subsidiary of each Loan Party (f) to the knowledge of each Loan Party and its subsidiaries there are no facts, circumstances or conditions, including the receipt of any information request or notice of potential responsibility under the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §§ 9601 et seq.) or similar Environmental Laws, which would reasonably be expected to result in an Environmental Liability of such Loan Party or subsidiary of a Loan Party.

134

Section 3.16.     Intellectual Property; Data Security. (a) Each Loan Party owns, is licensed to use or otherwise has the right to use, all Intellectual Property that is necessary to the conduct of such Loan Party’s business, taken as a whole, as currently conducted except for such Intellectual Property the failure of which to own or license or otherwise have the right to use would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b)           (i) The Owned Intellectual Property, Licensed Intellectual Property and the conduct and operations of the business of each Loan Party and each Restricted Subsidiary as currently conducted does not infringe, misappropriate, dilute, violate or otherwise impair any Intellectual Property owned by any other Person, (ii) except as set forth on Schedule 3.16, no other Person has contested in writing any right, title or interest of such Loan Party or any Restricted Subsidiary of such Loan Party in, or relating to, any Intellectual Property and (iii) each Loan Party is the owner of its Owned Intellectual Property free and clear of any Lien other than any Permitted Liens, other than, in the case of (i), (ii) or (iii) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)           With respect to each Loan Party (i) none of the Owned Intellectual Property and, to the knowledge of such Loan Party, none of the Licensed Intellectual Property has been adjudged invalid or unenforceable in whole or part, and, to the knowledge of such Loan Party, all such Owned Intellectual Property and, to the knowledge of such Loan Party, all of the Licensed Intellectual Property is valid and enforceable, and (ii) there exist no restrictions on the disclosure, use, license or transfer of any Owned Intellectual Property or, to the knowledge of such Loan Party, of any Licensed Intellectual Property, other than, in the case of (i) or (ii) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)           Each Loan Party has taken all actions reasonably necessary to maintain and protect its rights in its Owned Intellectual Property and Licensed Intellectual Property, including payment of applicable maintenance fees and filing of applicable statements of use, other than, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)           Each Loan Party has taken commercially reasonable actions to protect and maintain the security, integrity and continuous operation of its material software and systems (and the data stored therein or processed thereby), and there has been no breach, violation or unauthorized access to same, other than incidents that were resolved without material cost, liability or the duty to notify any Person.

Section 3.17.     Real Property Interests. Except for the fee ownership and leasehold interests set forth in the Perfection Certificate, no Loan Party has, as of the Effective Date, any fee ownership or leasehold interest in any Real Estate.

135

Section 3.18.     Solvency. The Company and the Restricted Subsidiaries, taken as a whole, on a consolidated basis, are Solvent immediately after the consummation of the Transactions to occur on the Effective Date, including the making of the Loans and the use of the proceeds thereof.

Section 3.19.     Full Disclosure. (a) Subject to the next sentence, none of the written factual information (financial or otherwise) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the consummation of the transactions contemplated by the Loan Documents (as modified or supplemented by any other information so furnished) when taken as a whole contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading when taken as a whole in light of the circumstances under which such statements were made. All financial projections delivered to the Administrative Agent and the Lenders have been prepared on the basis of the assumptions stated therein, which assumptions were believed by the Borrowers at the time such projections were prepared and at the time such projections were delivered to the Lenders to be fair in light of the then current business conditions; provided, however, that the Borrowers can give no assurance that such projections will be attained (it being recognized by the Lenders and the Administrative Agent that actual results may vary significantly from any such projected results).

(b)           As of the Effective Date, to the knowledge of any Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

Section 3.20.     Collateral Documents. (a) The Collateral Agreement creates in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described in the Collateral Agreement and the proceeds thereof, except as enforceability may be limited by the Legal Reservations and (i) upon the taking of possession or control by the Administrative Agent of any Pledged Collateral, the Liens created under the Collateral Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Pledged Collateral, in each case prior and superior in right to any adverse claim of any other Person (other than with respect to “Permitted Liens”) and (ii) when UCC financing statements in appropriate form are filed in the offices specified on Schedule 3.20, the Liens created under the Collateral Agreement will, to the extent that a security interest therein may be perfected by filing pursuant to the UCC, constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, in each case prior and superior in right to any other Person, other than with respect to Permitted Liens.

(b)           Each of the Mortgages, when executed and delivered, is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the applicable county records, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any adverse claim of any other Person (other than with respect to Permitted Encumbrances), as security for the Secured Obligations.

136

Section 3.21.     Foreign Corrupt Practices Act. Each of the Company, the Restricted Subsidiaries and, to the knowledge of each of the Company and the Restricted Subsidiaries, their respective directors, officers, agents, employees, and any person acting for or on behalf of the Company or any Restricted Subsidiary, has complied in all material respects with, and will comply in all material respects with Anti-Corruption Laws, and it and they have not made, offered, promised, or authorized, and will not make, offer, promise, or authorize, whether directly or indirectly, any payment, of anything of value to: (a) an executive, official, employee or agent of a governmental department, agency or instrumentality, (b) a director, officer, employee or agent of a wholly or partially government-owned or -controlled company or business, (c) a political party or official thereof, or candidate for political office or (d) an executive, official, employee or agent of a public international organization (e.g., the International Monetary Fund or the World Bank) (each of (a), (b), (c) and (d) above, a “Government Official”); while knowing or having a reasonable belief that all or some portion will be used for the purpose of: (x) influencing any act, decision or failure to act by a Government Official in his or her official capacity, (y) inducing a Government Official to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity or (z) securing an improper advantage; in each case, in order to obtain, retain, or direct business.

Section 3.22.     Deposit Accounts, Securities Accounts, Etc. As of the Effective Date, other than accounts constituting Excluded Assets, no Loan Party has any deposit accounts or securities accounts other than the accounts set forth in Schedule 3.22. As of the Effective Date, the purpose and type of each such account is specified on Schedule 3.22.

Section 3.23.     Affected Financial Institution. No Loan Party is an Affected Financial Institution.

Article IV
Conditions.

Section 4.01.     Effective Date. The obligations of the Lenders to make initial Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)           Credit Agreement and Other Loan Documents. The Administrative Agent (or its counsel) shall have received:

(i)           (x) this Agreement executed by each party hereto, (y) the Guarantee Agreement executed by each Loan Party and (z) the Collateral Agreement executed by each Loan Party; and

(ii)           a legal opinion of (A) Davis Polk & Wardwell LLP, as New York counsel to the Loan Parties and (B) Morris, Nichols, Arsht & Tunnell LLP, as Delaware counsel to the Loan Parties, in each case, addressed to the Administrative Agent, the Issuing Bank and the Lenders, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(b)           [Reserved].

(c)           Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its Secretary, Assistant Secretary or other Responsible Officer, which shall (A) certify the resolutions of its Board of Directors authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers of such Loan Party authorized to sign the Loan Documents to which it is a party and (C) attaching the certificate or articles of incorporation or organization or other charter document of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by-laws or operating, management or partnership agreement, or other Organizational Document, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization or the substantive equivalent available in the jurisdiction of organization for each Loan Party from the appropriate governmental officer in such jurisdiction.

137

(d)           Closing Certificate. The Administrative Agent shall have received a certificate, signed by a Responsible Officer of each Borrower, dated as of the Effective Date (i) stating that no Default has occurred and is continuing and (ii) stating that the representations and warranties contained in the Loan Documents are true and correct in all material respects as of such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date are true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier are true and correct in all respects).

(e)           Fees. Substantially simultaneously with the Effective Date, the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented in writing (including the reasonable fees and expenses of legal counsel), on or before the Effective Date. All such amounts will be paid with proceeds of Loans made on the Effective Date and will be reflected in the funding instructions given by the Borrower Representative to the Administrative Agent on or before the Effective Date.

(f)           Perfection Certificate. The Administrative Agent shall have received a Perfection Certificate with respect to the Loan Parties dated the Effective Date and duly executed by a Responsible Officer of the Company.

(g)           [Reserved].

(h)           Solvency. The Administrative Agent shall have received a certificate signed by a Financial Officer dated the Effective Date that the Company and the Restricted Subsidiaries, taken as a whole, on a consolidated basis are Solvent immediately after the consummation of the Transactions to occur on the Effective Date, including the making of any Loans and the use of the proceeds thereof (if any).

(i)           Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate, which calculates the Borrowing Base as of March 31, 2022.

(j)           Filings, Registrations and Recordings. Except as set forth in Schedule 5.18, each document, certificate and instrument (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under applicable law to be filed, registered or recorded or delivered in order to create in favor of the Administrative Agent, for the benefit of itself, the Lenders and the other Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02), shall be in proper form for filing, registration or recordation or shall have been delivered to the Administrative Agent.

(k)           [Reserved].

(l)           Appraisal. The Administrative Agent shall have received an appraisal of the Borrowers’ Equipment from a firm reasonably satisfactory to the Administrative Agent in its Permitted Discretion, and which appraisal shall be in form reasonably satisfactory to the Administrative Agent in its Permitted Discretion.

138

(m)           USA PATRIOT Act, Etc. (i) The Administrative Agent shall have received, at least three (3) days prior to the Effective Date, all documentation and other information regarding the Borrowers requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested in writing of the Borrowers at least ten (10) days prior to the Effective Date, and (ii) to the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three (3) days prior to the Effective Date, any Lender that has requested, in a written notice to the Borrowers at least ten (10) days prior to the Effective Date, a Beneficial Ownership Certification in relation to each Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

The Administrative Agent shall notify the Borrowers, the Lenders and the Issuing Bank of the Effective Date, and such notice shall be conclusive and binding.

Section 4.02.     Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit (each such event, a “Credit Extension”), is subject to the satisfaction of the following conditions (provided that, for the avoidance of doubt (including for purposes of the last paragraph of this Section 4.02), with respect to any Last-Out Tranche advanced in connection with any Limited Condition Transaction, the testing of the following conditions in respect of any such Last-Out Tranche shall be subject to Section 1.05 (to the extent permitted to be tested in accordance therewith) and Section 2.09(e)):

(a)           The representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

(b)           At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(c)           After giving effect to any Borrowing or the issuance, amendment, renewal or extension of any Letter of Credit, Availability shall not be less than zero.

Except with respect to Protective Advances and the Settlement of Swingline Loans, each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

139

Article V
Affirmative Covenants

Each of the Company and the other Borrowers covenants and agrees with each Lender that until all of the Secured Obligations have been Paid in Full, each of the Company and the other Borrowers will, and will cause each of the Restricted Subsidiaries to:

Section 5.01.     Financial Statements and Other Reports. In the case of the Company and the other Borrowers, maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with GAAP and to provide the information required to be delivered to the Lenders hereunder, and will deliver to the Administrative Agent which shall furnish to each Lender:

(a)           as soon as practicable and in any event within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year of the Company (commencing with the fiscal quarter ending June 30, 2022), setting forth in each case in comparative form figures for the corresponding periods of the previous Fiscal Year (which requirement to set forth comparative form figures shall commence with the fiscal quarter ending June 30, 2022), the unaudited consolidated balance sheets of the Company as of the end of such fiscal quarter and the related consolidated income statement and statement of cash flows for the fiscal period then ending, in each case, for such quarter, and for the portion of the Fiscal Year ended at the end of such fiscal quarter, all in reasonable detail and certified by a Financial Officer as fairly presenting in all material respects the financial condition and results of operations of the Company and its consolidated subsidiaries and as having been prepared in accordance with GAAP, subject to changes resulting from audit and other year-end adjustments and the absence of footnote disclosures;

(b)           as soon as available and in any event within 90 days after the end of each Fiscal Year of the Company (commencing with the Fiscal Year ending December 31, 2022), setting forth in each case in comparative form figures for the previous Fiscal Year, the audited consolidated balance sheets of the Company as of the end of such Fiscal Year and the related consolidated income statement and statement of cash flows for such Fiscal Year, certified by Grant Thornton LLP or other independent public accountants of nationally recognized standing or reasonably acceptable to the Administrative Agent and shall not be subject to any qualification as to the Company’s ability to continue as a “going concern” (other than a “going concern” or “emphasis of matter” explanatory paragraph or like statement) or scope of the audit, other than any such exception, explanatory paragraph or qualification that is with respect to, or resulting from or relating to, (A) an actual or potential breach of a financial covenant hereunder or under any Permitted Additional Indebtedness Document, (B) an upcoming maturity date of Debt occurring within 12 months of such audit or (C) activities, operations, financial results or liabilities of Unrestricted Subsidiaries; provided that such financial statements shall not be required to reflect any purchase accounting (or similar) adjustments;

(c)           if any Unrestricted Subsidiary exists, concurrently with each delivery of financial statements under Section 5.01(a) or (b) above, financial statements (in substantially the same form as the financial statements delivered pursuant to Section 5.01(a) or (b) above, as applicable) prepared on the basis of consolidating the accounts of the Company and its Restricted Subsidiaries and treating any Unrestricted Subsidiaries as if they were not consolidated with the Company, together with an explanation of reconciliation adjustments in reasonable detail;

140

(d)           (i) prior to the FCCR Covenant Trigger Date, within five (5) Business Days of and (ii) from and after the FCCR Covenant Trigger Date concurrently with, each delivery of financial statements pursuant to Sections 5.01(a) and 5.01(b) a Compliance Certificate substantially in the form of Exhibit E (which shall set forth reasonably detailed calculations of Liquidity, and if a Compliance Period is then in effect, the Fixed Charge Coverage Ratio and Consolidated EBITDA); provided that, (x) with respect to any period prior to the occurrence of the FCCR Covenant Trigger Date, the Compliance Certificate shall not be required to include a calculation of the Fixed Charge Coverage Ratio or Consolidated EBITDA and (y) with respect to any period after the occurrence of the FCCR Covenant Trigger Date, the Compliance Certificate shall not be required to include a calculation of Liquidity;

(e)           promptly upon their becoming available, copies of all financial statements and regular, periodic or special reports which such Person may make to, or file with, the Securities and Exchange Commission or any successor or similar Governmental Authority;

(f)           promptly upon any Responsible Officer of the Company or any of the Restricted Subsidiaries obtaining knowledge thereof, notice of (i) the existence of any Event of Default or Default or (ii) the institution of any litigation or arbitration which would reasonably be expected to have a Material Adverse Effect or (iii) the occurrence of any other event that has had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(g)           except to the extent such activities would not reasonably be expected to result in a Material Adverse Effect, promptly upon any Responsible Officer of the Company or any of the Restricted Subsidiaries obtaining knowledge of any complaint, order, citation, notice, request for information or other written communication from any Person alleging any Environmental Liability of the Company or any Restricted Subsidiary, a certificate of a Responsible Officer specifying the nature and estimated Liability of any such matter, or specifying the notice given or action taken by such holder or Person, and what action the applicable Loan Party has taken, is taking or proposes to take with respect thereto;

(h)           solely during the period prior to the Fixed Asset Release Date, on or before the required date for delivery of information pursuant to Section 5.01(d), a written certification from a Responsible Officer of the Borrower Representative which describes, in such detail as the Administrative Agent shall reasonably require, with respect to each Loan Party during such fiscal quarter, acquisitions of interests in Material Real Property;

(i)           on or prior to the date the financial statements are required to be delivered pursuant to clause (b) above, an operating budget for the such fiscal year then-commenced (and not requiring information for any subsequent period), in a form as customarily prepared by management of the Company for such purpose or such other form as the Company and the Administrative Agent may reasonably agree;

(j)           commencing with the month ending May 31, 2022, within 20 days after the end of each month (or, in the case of the first such six calendar months ending after the Effective Date, 30 days) or during the period any Cash Dominion Event shall have occurred and be continuing, within 3 Business Days after the end of each week in such period, a Borrowing Base Certificate, as at the end of such month or week, as applicable, duly certified by a Financial Officer of the Borrower Representative; provided, that, to the extent not otherwise previously received by Administrative Agent, after the end of any Cash Dominion Event, the Borrower Representative shall promptly deliver (but in any event within 20 days after the end of such Cash Dominion Event) a Borrowing Base Certificate as at the last day of the most recent month ended prior to the end of such Cash Dominion Event; provided, further, that (x) at any time after the Effective Date the Borrower Representative may deliver one or more updated Borrowing Base Certificates at any time for the sole purpose of adding Eligible Real Property to the Borrowing Base and (y) the Borrower Representative may elect to deliver a Borrowing Base Certificate more frequently than otherwise required in this clause (j) (but not more frequently than weekly, except as otherwise required pursuant to the second sentence of the definition of “Eligible Cash”), which if such increased frequency is weekly, shall continue until the end of the first full calendar month following the initial delivery thereof (it being understood, for the avoidance of doubt, that (i) nothing in this proviso with respect to more frequent deliveries shall limit any of the foregoing requirements of this clause (j) and (ii) the requirements of clause (y) of this proviso shall not apply to more frequent delivery of Borrowing Base Certificates pursuant to the second sentence of the definition of “Eligible Cash”); provided, further, that, prior to the occurrence of the FCCR Covenant Trigger Date, each Borrowing Base Certificate shall be accompanied by a reasonably detailed calculation of Liquidity duly certified by a Financial Officer of the Borrower Representative;

141

(k)           [reserved];

(l)           (i) upon request by the Administrative Agent (it being understood and agreed that no such request may require any such field examinations more frequently than once in any period of 12 consecutive calendar months except that (A) during an Appraisal and Field Examination Event, the Administrative Agent may require in its Permitted Discretion one (1) additional field examination during such period and (B) during the continuance of an Event of Default, the Administrative Agent may require in its Permitted Discretion additional field examinations at the Borrowers’ expense), a field examination with respect to the applicable assets of the Loan Parties, (ii) upon request by the Administrative Agent (it being understood and agreed that no such request may require any such appraisal more frequently than once in any period of 12 consecutive calendar months except that (A) during an Appraisal and Field Examination Event, the Administrative Agent may require in its Permitted Discretion one (1) additional appraisal of Inventory during such period and one (1) additional appraisal of Equipment (to the extent then included in the Borrowing Base) during such period and (B) during the continuance of an Event of Default, the Administrative Agent may require in its Permitted Discretion additional appraisals at the Borrowers’ expense), an appraisal of the Inventory of the Borrowers and an appraisal of the Equipment of the Borrowers (to the extent then included in the Borrowing Base) (which, for the avoidance of doubt shall be two separate appraisals), in each case which appraisal is conducted by an independent appraiser selected or approved by the Administrative Agent and reasonably satisfactory to the Borrower Representative, conducted in such a manner and methodology and of such a scope as is reasonably acceptable to the Administrative Agent, the results of which the Administrative Agent and Lenders are expressly permitted to rely and (iii) such other reports as to each Borrower’s and each of its respective Restricted Subsidiaries’ accounts payable and other Collateral as the Administrative Agent shall reasonably request from time to time (it being understood that if any of the records or reports of the accounts payable or Collateral are prepared by an accounting service or other agent, the Borrowers hereby authorize such service or agent to deliver such records, reports and related documents to the Administrative Agent, for distribution to the Lenders);

(m)           [reserved];

(n)           promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and, to the extent the applicable Borrower qualifies as a “legal entity customer” thereunder, the Beneficial Ownership Regulation; and

142

(o)           with reasonable promptness, such other information and data with respect to the operations, business affairs and financial condition of any Loan Party or Restricted Subsidiary as from time to time may be reasonably requested by the Administrative Agent.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 5.01 may be satisfied with respect to any financial statements of the Company by furnishing (A) the applicable financial statements of any Person that is a direct or indirect parent of the Company and of which the Company is a direct or indirect subsidiary (a “Parent Entity”) or (B) the Form 10-K or 10-Q (or the equivalent), as applicable, of the Company or any Parent Entity filed with the SEC or any securities exchange, in each case, within the time periods specified in such paragraphs and without any requirement to provide notice of such filing to the Administrative Agent or to any Lender; provided that, with respect to each of clauses (A) and (B), (i) if (1) such financial statements relate to any Parent Entity and (2) either (I) such Parent Entity (or any other Parent Entity that is a subsidiary of such Parent Entity) has any non de-minimis third party Debt and/or non de-minimis operations (as determined by the Company in good faith and other than any operations that are attributable solely to such Parent Entity’s ownership of the Company and its Subsidiaries) or (II) there are non de-minimis differences between the financial statements of such Parent Entity and its consolidated subsidiaries, on the one hand, and the Company and its consolidated Subsidiaries, on the other hand, such financial statements or the Form 10-K or Form 10-Q, as applicable, shall be accompanied by consolidating information (which need not be audited) that summarizes in reasonable detail the differences between the information relating to such Parent Entity, on the one hand, and the information relating to the Company and its consolidated Subsidiaries on a standalone basis, on the other hand, and (ii) to the extent such statements are in lieu of statements required to be provided under Section 5.01(a), such statements shall be accompanied by a report of an independent accounting firm of nationally recognized standing or another accounting firm reasonably acceptable to the Administrative Agent, which report shall satisfy the applicable requirements set forth in Section 5.01(a) as if the references to “the Company” therein were references to such Parent Entity.

Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the earlier of the date (I) on which the Borrower Representative (or a representative thereof) posts such documents, or provides a link thereto, on the Company’s website on the Internet, (II) on which such documents are delivered by the Borrower to the Administrative Agent for posting on the Company’s behalf on IntraLinks/IntraAgency, SyndTrak or another secure website, if any, to which each Revolving Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), (III) on which such documents are faxed to the Administrative Agent (or electronically mailed to an address provided by the Administrative Agent) or (IV) in respect of the items required to be delivered pursuant to Section 5.01(f) above in respect of information filed by any Parent Entity, the Company or any of its Restricted Subsidiaries with any securities exchange or with the SEC or any analogous governmental or private regulatory authority with jurisdiction over matters relating to securities (other than Form 10-Q Reports and Form 10-K Reports), on which such items have been made available on the SEC website or the website of the relevant analogous governmental or private regulatory authority or securities exchange; provided that the Administrative Agent shall have no obligation to request the delivery of or maintain paper copies of the documents referred to above, and each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

143

Notwithstanding anything to the contrary in this Article V, none of the Company or any Restricted Subsidiary will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter pursuant to this Article V that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives or contractors) is prohibited by any Requirements of Law or any binding confidentiality agreement, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) in respect of which the Company (or any Parent Entity thereof) or any Subsidiary owes confidentiality obligations to any third party; provided that if the Borrower Representative does not provide information that is otherwise required to be delivered pursuant to this Article V as a result of any of the foregoing exceptions, the Borrower Representative shall use commercially reasonable efforts to (A) notify the Administrative Agent that such information is being withheld and (B) describe the applicable information in reasonable detail, in each case with respect to the foregoing clauses (A) and (B), solely to the Company or such Subsidiary, as applicable, determines in good faith that such notification and description (x) are feasible, (y) are permitted under Requirements of Law and such binding agreements and (z) would not result in the waiver or deemed waiver of any such privilege, as applicable. For the avoidance of doubt, anything disclosed, examined inspected or otherwise made available pursuant to this Article V shall be subject to the provisions of Section 9.12 to the extent applicable.

Section 5.02.     Maintenance of Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution, including any Permitted Reorganization or Tax Restructuring, permitted by Section 6.05 or Section 6.07 or any Disposition permitted by Section 6.06.

Section 5.03.     Payment and Performance of Obligations. Pay and discharge, and cause each Restricted Subsidiary to pay and discharge, at or before maturity, all of their respective obligations and liabilities, including Tax liabilities, except (i) where the same may be the subject of a Permitted Contest and (ii) for such obligations and/or liabilities the nonpayment or nondischarge of which would not reasonably be expected to have a Material Adverse Effect.

Section 5.04.     Maintenance of Property; Insurance.

(a)           Keep all Mortgaged Property and all other property useful and necessary in its business in good working order and condition, ordinary wear and tear and casualty and condemnation excepted, except where such failure would not reasonably be expected to have a Material Adverse Effect.

(b)           Except when the failure to do so has not resulted in, or would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, maintain physical damage insurance on all real and personal property on an all risk basis, covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and public liability insurance in each case in amounts and to the extent and of the kinds customarily carried or maintained by Persons of established reputation engaged in similar businesses operating in similar locations. All such insurance shall be provided by insurers with A.M. Best Rating of at least A- VII. The Administrative Agent acknowledges and agrees that the insurance carried by the Loan Parties and in effect and the insurers thereof on the Effective Date are acceptable.

144

(c)                   Within the applicable time period set forth in Schedule 5.18, unless otherwise agreed to by Administrative Agent in its sole discretion, (i) cause the Administrative Agent to be named as an additional insured on liability policies and as mortgagee and lender’s loss payee on property policies, in each case required to be maintained pursuant to this Section 5.04 (other than, from and after the occurrence of the Fixed Asset Release Date, any business interruption insurance, for which the Fixed Asset Facility Collateral Agent shall be named as additional insured on liability policies and as assignee or loss payee on property policies) pursuant to endorsements reasonably acceptable to the Administrative Agent and (ii) deliver to the Administrative Agent a certificate from Borrowers’ insurance broker dated such date showing the amount of coverage in place as of each such policy’s effective date, and that such policies will include waiver of subrogation for additional insureds on liability policies and loss payees on property policies.

(d)                   Promptly deliver to the Administrative Agent, within 30 Business Days of receipt of notice from any insurer, a copy of any notice of cancellation, non-renewal or material change in coverage from that existing on the Effective Date, and notice of any cancellation or non-renewal of coverage by a Loan Party.

(e)                   In the event the Borrowers fail to provide the Administrative Agent with evidence of the insurance coverage required by this Agreement, the Administrative Agent may, upon not less than 10 Business Days’ prior written notice to the Borrowers (or such lesser notice as may constitute the number of days until the cancellation of any insurance shall become effective) purchase insurance at Borrowers’ reasonable expense to protect the Administrative Agent’s interests in the Collateral, so long as the Borrowers shall not be a co-insurer with respect to any such coverage. This insurance may, but need not, protect Borrowers’ interests. The coverage purchased by the Administrative Agent may not pay any claim made by any Loan Party or any claim that is made against a Loan Party in connection with the Collateral. The Borrowers may later cancel any insurance purchased by the Administrative Agent, but only after providing the Administrative Agent with reasonably satisfactory evidence that the Borrowers have obtained insurance as required by this Agreement. If the Administrative Agent purchases insurance for the Collateral, the Borrowers will be responsible for the reasonable costs of that insurance, including interest and other reasonably related charges imposed by the Administrative Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations and shall be deemed an advance by the Administrative Agent hereunder. The costs of the insurance may be more than the cost of insurance a Loan Party is able to obtain on its own.

(f)                   If at any time the improvement(s) located on any Mortgaged Property is located in a Special Flood Hazard Area, obtain and thereafter maintain flood insurance in an amount no less than as required to ensure compliance with the NFIP as set forth in the Flood Laws and otherwise in form and substance reasonably acceptable to the Administrative Agent and each Lender. Following the date of inclusion of any Mortgaged Properties in the Collateral for which flood insurance would be required as set forth above, promptly upon the request of the Administrative Agent or any Lender, the Borrower Representative shall deliver to the Administrative Agent or such Lender evidence of compliance and annual renewals of the flood insurance policy or annual renewals of a force-placed flood insurance policy. In connection with any amendment to this Agreement pursuant to which any increase, extension or renewal of Loans is contemplated, the Borrowers shall cause to be delivered to the Administrative Agent a Flood Determination Form for any Mortgaged Property, and Borrower Notice and Evidence of Flood Insurance for any Mortgaged Property, for which flood insurance would be required as set forth above.

Section 5.05.          Compliance with Laws. Comply with all Requirements of Law (including Environmental Laws and ERISA and the rules and regulations thereunder), except for such non-compliance which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by each Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

145

Section 5.06.          Inspection of Property, Books and Records. Keep proper books of record and account in accordance with sound business practice in which true and correct entries in all material respects shall be made of all dealings and transactions in relation to its business and activities; and permit, at the sole cost of the Company or any applicable Restricted Subsidiary, representatives of the Administrative Agent and, if an Event of Default has occurred and is continuing, of any Lender that accompanies the Administrative Agent to visit and inspect during normal business hours (but, absent an Event of Default, no more frequently than once per Fiscal Year) any of its properties (including to conduct a field examination), to examine and make abstracts or copies from any of its books and records, to conduct a collateral audit and analysis of their respective accounts and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants as often as may reasonably be desired, in each case, at such reasonable times during normal business hours and as often as may be reasonably desired but subject to any restrictions in leases, upon reasonable advance notice to the Company; provided, field examinations and collateral audits shall be permitted only set forth in Section 5.01(l) hereof. Notwithstanding anything to the contrary in this Section, neither the Company nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making of copies or abstracts of, or any discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product. The Administrative Agent shall give the Company the opportunity to participate in any discussions with the Borrower’s independent public accountants.

Section 5.07.          Use of Proceeds.

(a)                   All Loans made or Letters of Credit provided to or for the benefit of the Borrowers pursuant to the provisions hereof shall be used by the Borrowers only for general operating, working capital, to fund Permitted Acquisitions, other Investments, Restricted Distributions and other general corporate purposes of the Loan Parties and their subsidiaries not otherwise prohibited by the terms hereof.

(b)                   No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall use, and each Borrower shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 5.08.          [Reserved].

Section 5.09.          [Reserved].

Section 5.10.          [Reserved].

Section 5.11.          Fiscal Year. Each of the Borrowers and each of the Restricted Subsidiaries will maintain its Fiscal Year end date unless reasonably acceptable to the Administrative Agent (and in connection therewith, the Administrative Agent is authorized to make technical amendments to this Agreement to accommodate such change); provided that any of the Borrowers and any of the Restricted Subsidiaries may change their Fiscal Years to align with the Fiscal Year of the Company.

146

Section 5.12.          Further Assurances. Subject to Section 5.13, at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be necessary or as the Administrative Agent or the Required Lenders may from time to time reasonably request in order to carry out the provisions of the Loan Documents and the transactions contemplated thereby, including all such actions to (a) establish, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens or, in the case of Eligible Real Property, Permitted Encumbrances) in favor of the Administrative Agent for the benefit of the Secured Parties on the Collateral (including Collateral acquired after the Effective Date), including on any and all assets of each Loan Party, whether now owned or hereafter acquired and (b) grant, continue and affirm each Guarantee made by a Loan Party in respect of the Obligations.

Section 5.13.          Covenant to Guarantee Obligations and Give Security.

(a)                   If after the Effective Date (x) any Loan Party forms or acquires any new direct or indirect Domestic Subsidiary that is a Restricted Subsidiary (other than an Excluded Subsidiary), (y) any existing direct or indirect wholly-owned Domestic Subsidiary that is an Unrestricted Subsidiary is redesignated as a Restricted Subsidiary (other than an Excluded Subsidiary) in accordance with Section 5.14, or (z) any Restricted Subsidiary that was an Excluded Subsidiary ceases to be an Excluded Subsidiary, the Borrower Representative shall, on or prior to the date that is the later of (1) 60 days after such Subsidiary was formed, acquired, designated or ceased to be an Excluded Subsidiary, as applicable and (2) the date on which financial statements are required to be delivered pursuant to Section 5.01(a) or (b), as applicable, for the fiscal quarter in which such Subsidiary was formed, acquired, designated or ceased to be an Excluded Subsidiary, as applicable (or, in each case, such later date to which the Administrative Agent may agree in its sole discretion):

(i)             cause such Restricted Subsidiary to become a party to (x) the Guarantee Agreement as a Subsidiary Guarantor by executing and delivering (or joining pursuant to a joinder agreement acceptable to the Administrative Agent) a Supplement (as defined in the Guarantee Agreement) and (y) the Collateral Agreement as a Grantor (as defined therein) by executing and delivering (or joining pursuant to a joinder agreement acceptable to the Administrative Agent) a Supplement (as defined in the Collateral Agreement);

(ii)            cause such Restricted Subsidiary to deliver any and all certificates representing Equity Interests directly owned by such Subsidiary accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and, to the extent required by the Collateral Agreement, instruments, if any, evidencing the intercompany debt held by such Subsidiary, if any, indorsed in blank to the Administrative Agent or accompanied by other appropriate instruments of transfer; provided that the requirements of this Section 5.13(a)(ii) shall (x) be limited, in the case of Equity Interests of any Foreign Subsidiary or any Foreign Holdco, that is directly owned by the Borrowers or any Domestic Subsidiary, to 100% of the non-voting Equity Interests of such Foreign Subsidiary (if any) or Foreign Holdco and 65% of the voting Equity Interests of such Foreign Subsidiary or Foreign Holdco and (y) shall exclude any Equity Interest that constitutes Excluded Assets; and

147

(iii)           (A) take and cause such Subsidiary to take whatever reasonable action (including the filing of Uniform Commercial Code financing statements (or comparable documents or instruments under other applicable law), and delivery of certificates evidencing stock and membership interests) as may be necessary in the reasonable opinion of the Administrative Agent to grant in favor of the Administrative Agent valid and subsisting Liens on the properties of such Subsidiary in accordance with, and to the extent required by, the Collateral Documents; and (B) if requested, as soon as reasonably practicable after the reasonable request therefor by the Administrative Agent, deliver to the Administrative Agent a signed copy of customary legal opinions, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties (or, where customary in the applicable jurisdiction, the Administrative Agent) reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 5.13 as the Administrative Agent may reasonably request.

(b)                   If, after the Effective Date and prior to the occurrence of the Fixed Asset Release Date, a fee interest is acquired in any Material Real Property (other than Eligible Real Property) by the Borrowers or any Guarantor, or a Restricted Subsidiary (that is required to or that becomes a Guarantor) that owns the fee interest in any Material Real Property (other than Eligible Real Property) is acquired by a Borrower or any Guarantor, such Borrower or such Guarantor, as the case may be, shall give notice thereof to the Administrative Agent and shall, if reasonably requested by the Administrative Agent or the Required Lenders, cause such Material Real Property to be subjected to a Lien securing the Secured Obligations and will take, or cause such Borrower or such Subsidiary Guarantor to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien within 120 days after such request (or such longer period as the Administrative Agent may agree in its reasonable discretion) by delivering to the Administrative Agent:

(i)                    a completed standard life of loan flood hazard determination form (a “Flood Determination Form”) to the extent not obtained by the Administrative Agent;

(ii)                   if the improvement(s) located on a Material Real Property is located in a Special Flood Hazard Area, a notification to the Borrower Representative (“Borrower Notice”) and (if applicable) notification to the Borrower Representative that flood insurance coverage under the National Flood Insurance Program (“NFIP”) is not available because the community in which the property is located does not participate in the NFIP;

(iii)                   documentation, if available, evidencing the Borrowers’ receipt of the Borrower Notice (e.g., countersigned Borrower Notice, return receipt of certified U.S. mail, or overnight delivery);

(iv)                   if the Borrower Notice is required to be given and flood insurance is available in the community in which the improved Material Real Property is located, evidence of flood insurance as required by Section 5.04(f) hereof (“Evidence of Flood Insurance”);

(v)                   a Mortgage, duly executed and delivered, in form for recording in the recording office of each jurisdiction where such Material Real Property is located, in favor of the Administrative Agent, for its benefit and the benefit of the Secured Parties, together with such other instruments as shall be required to create a Lien under applicable law, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrowers, which Mortgage and other instruments shall be effective to create and/or maintain a Lien on such Material Real Property, subject to no Liens other than Permitted Liens;

148

(vi)                   evidence of insurance as required by Section 5.04;

(vii)                 UCC, judgment and tax Lien searches (in each case to the extent the same exists in the relevant jurisdiction) with respect to the applicable Loan Party that owns such Material Real Property;

(viii)                evidence reasonably acceptable to Administrative Agent of payment by the applicable Loan Party (or of arrangements for such payment satisfactory to the Administrative Agent) of all title insurance premiums, search and examination charges, mortgage, filing and recording taxes, fees and related charges required for the recording of the Mortgages and issuance of the title insurance policies referred to in clause (ix) below;

(ix)                   a fully paid policy of title insurance (or “pro forma” or marked up commitment having the same effect of a title insurance policy) (A) in a form reasonably approved by the Administrative Agent insuring the Lien of the Mortgage encumbering such Material Real Property as a valid Lien, (B) in an amount at least equal to the fair market value of such Material Real Property as reasonably determined by the Borrower Representative and acceptable to the Administrative Agent, (C) issued by a nationally recognized title company selected by Borrower Representative and reasonably acceptable to the Administrative Agent (the “Title Company”), (D) that includes (1) such coinsurance and reinsurance (with provisions for direct access) as shall be reasonably acceptable to Administrative Agent and (2) such customary and commercially reasonable endorsements or affirmative insurance as required by the Administrative Agent and available for reasonable cost in the applicable jurisdiction and (E) that contains no exceptions to title other than Permitted Liens; provided that the applicable Loan Party shall deliver to the Title Company such affidavits and indemnities as shall be reasonably required to induce the Title Company to issue the policy or policies (or commitment) contemplated in this paragraph;

(x)                    (A) copies of any existing surveys relating to such Material Real Property and (B) with respect to each Material Real Property, a new American Land Title Association/National Society of Professional Surveyors (ALTA/NSPS) form of survey by a duly registered and licensed land surveyor for which all necessary fees have been paid dated a date reasonably acceptable to the Administrative Agent, certified to the Administrative Agent and the Title Company in a manner reasonably satisfactory to the Administrative Agent and the Title Company and reasonably acceptable to the Administrative Agent; provided, however, that the Borrowers shall not be required to deliver a new survey pursuant to this Section 5.13(b)(x)(B) if the Borrowers shall deliver no change affidavits together with the existing surveys referenced in Section 5.13(b)(x)(A) and the Title Company shall issue the policies of title insurance referenced in Section 5.13(b)(ix) and such policies of title insurance will delete the standard survey exception and include full coverage (and survey-related endorsements) with respect to survey-related matters; and

(xi)                   an opinion of local counsel in states in which such Material Real Property is located, with respect to the enforceability and validity of the Mortgages applicable to such Material Real Property, subject to customary qualifications and limitations, in form and substance reasonably satisfactory to the Administrative Agent.

149

(c)                    If at any time after the occurrence of the Fixed Asset Release Date any Borrower or any other Loan Party enters into a Fixed Asset Facility, the Company shall (A) take and cause each applicable Subsidiary to take whatever reasonable action (including the filing of Uniform Commercial Code financing statements (or comparable documents or instruments under other applicable law), delivery of certificates evidencing stock and membership interests, and delivery of Mortgages and other documents and the taking of such actions as described in the foregoing Section 5.13(b)) as may be necessary to grant in favor of the Administrative Agent valid and subsisting equal priority or second priority Liens (as elected by the Company) on the Fixed Assets of such Subsidiary that secures such Fixed Asset Facility; and (B) if requested, as soon as reasonably practicable after the reasonable request therefor by the Administrative Agent, deliver to the Administrative Agent a signed copy of customary legal opinions, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties (or, where customary in the applicable jurisdiction, the Administrative Agent) reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 5.13(c) as the Administrative Agent may reasonably request.

(d)                   Notwithstanding anything to the contrary in this Section 5.13, no Mortgage shall be executed and delivered with respect to any real property unless and until each Lender has received, at least (a) if the applicable real property is not in a “special flood hazard area”, ten (10) Business Days or (b) if the applicable real property is in a “special flood hazard area”, fifteen (15) days in advance of execution and delivery of such Mortgage, the documents described in Section 5.13(b)(i) through 5.13(b)(iv) above, and Administrative Agent has determined that flood insurance due diligence and flood insurance compliance has been completed to its reasonable satisfaction and no Lender has notified Administrative Agent that such Lender has not completed any necessary flood insurance due diligence and flood insurance compliance relating to the applicable real property to its reasonable satisfaction (and the date by which any Loan Party is required to deliver a Mortgage hereunder shall automatically be extended to the extent necessary to comply with the foregoing).

Section 5.14.          Designation of Subsidiaries. The Company may at any time after the Effective Date (x) designate any subsidiary as an Unrestricted Subsidiary or (y) redesignate any subsidiary that was an Unrestricted Subsidiary on the Effective Date or that was designated as an Unrestricted Subsidiary at the time of the formation or acquisition of such Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after any such designation, no Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Loan Parties shall be in compliance with the financial covenants set forth in Section 6.13 or Section 6.14, as applicable, determined on a pro forma basis, (iii) no Subsidiary of the Company may be designated as an Unrestricted Subsidiary for purposes of this Agreement if it is a “Restricted Subsidiary” for the purpose of any other Material Debt of the Company or any of the Restricted Subsidiaries, and (iv) in no event shall any Borrower, or any subsidiary that owns any Equity Interest of any Borrower, any Restricted Subsidiary or any Restricted Subsidiary that owns any Material IP (at the time of such designation), in each case, be designated as an Unrestricted Subsidiary. The designation of any subsidiary as an Unrestricted Subsidiary after the Effective Date shall constitute an Investment by the Company (or its relevant Restricted Subsidiary) therein at the date of designation in an amount equal to the book value of the Company’s (or such Restricted Subsidiary’s) Investment therein. On the date of redesignation of any Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to the amount (if positive) equal to (a) the “Investment” of the Company in such subsidiary at the time of such redesignation, less (b) the fair market value (as determined in good faith by the Company) of the net assets of such subsidiary at the time of such redesignation.

150

Section 5.15.          Cash Management.

(a)                   With respect to each Loan Party’s DDAs (other than Excluded Accounts), within 120 days of the Effective Date (or such later date as the Administrative Agent may agree in its reasonable discretion) or, if opened following the Effective Date, within the later of (x) 120 days of the Effective Date (or such later date as the Administrative Agent may agree in its reasonable discretion) or (y) 30 days of the opening of such DDA (or such later date as the Administrative Agent may agree in its reasonable discretion) or, if acquired or assumed through a Permitted Acquisition after the Effective Date, within 120 days (or such later date as the Administrative Agent may agree in its reasonable discretion), of the date any Person that owns such DDA becomes a Loan Party hereunder, (i) each Loan Party shall ensure that all payments received from any Account Debtor with respect to Accounts shall be deposited into DDAs or into Excluded Accounts; provided that any such payments deposited into an Excluded Account described in clause (e) of the definition of “Excluded Accounts” shall be, within ten Business Days (or such longer period as may be agreed by the Administrative Agent, which agreement may be retroactive) of such deposit, transferred to a DDA or Excluded Account located within the United States, (ii) each Loan Party shall instruct (a “DDA Instruction”) each bank or other depository institution that maintains a DDA (other than an Excluded Account or a DDA that otherwise complies with the requirements of clause (iii) below) to cause all amounts on deposit and available at the close of each Business Day in such DDA (net of any required minimum balance) to be swept to a concentration deposit account maintained by any Loan Party (each, a “Controlled Account”) and (iii) each Loan Party shall obtain from each bank or other depository institution that maintains a Controlled Account a Deposit Account Control Agreement that provides for such bank or other depository institution, following its receipt of a Cash Dominion Notice (it being understood that the Administrative Agent shall reasonably promptly deliver a copy of such Cash Dominion Notice to the Borrower Representative), to transfer to the Exclusive Control Account, on a daily basis, all balances in such Controlled Account for application, subject to clause (c) below, to the Obligations then outstanding in accordance with Section 2.10(b) (the “Sweep”); provided, that, following the termination of the Cash Dominion Event, the Administrative Agent shall promptly instruct such bank or other depository institution to terminate the Sweep.

(b)                   For the avoidance of doubt, (i) so long as no Event of Default has occurred and is continuing and (ii) no Cash Dominion Event has occurred and is continuing, the Loan Parties will have full and complete access to, and may direct the manner of disposition of (subject to the DDA Instruction), funds in the DDAs and the Controlled Accounts, as applicable.

(c)                   The Exclusive Control Account shall be under the sole dominion and control of the Administrative Agent. Each Loan Party hereby acknowledges and agrees that (i) such Loan Party has no right of withdrawal from the Exclusive Control Account, (ii) the funds on deposit in the Exclusive Control Account shall at all times continue to be collateral security for all of the applicable Secured Obligations and (iii) the funds on deposit in the Exclusive Control Account shall be applied as provided in this Agreement and, to the extent such funds constitute Collateral, each applicable Acceptable Intercreditor Agreement then-extant. Without limiting the obligations set forth in clause (a) above, each Loan Party agrees that it will not, at any time prior to the Payment in Full, revoke any DDA Instruction except to the extent in connection with the closure of a DDA (or such DDA becoming an Excluded Account) while a Cash Dominion Event is not then continuing.

Section 5.16.          [Reserved].

151

Section 5.17.          Conduct of Business. Each Borrower and each Restricted Subsidiary will engage only in (i) material lines of business substantially the same as those lines of business carried on by it on the Effective Date and/or (ii) any business or other activities that are reasonable extensions of, or related, complementary, similar, incidental, corollary, synergistic or ancillary to, those lines of business described in clause (i), or a reasonable development or expansion thereof (including, for the avoidance of doubt, with respect to energy storage systems and the selling and/or licensing of battery packs and battery management systems (and/or Intellectual Property related thereto) to residential, commercial and utility-scale customers).

Section 5.18.          Post-Closing Covenant. Each Loan Party, as applicable, shall execute and deliver and complete the tasks set forth on Schedule 5.18 attached hereto, in each case within the time limit specified on such Schedule (or such later times as the Administrative Agent may agree to in its sole discretion).

Article VI
Negative Covenants

Each of the Company and the other Borrowers covenants and agrees with each Lender that until all of the Secured Obligations have been Paid in Full, neither the Company nor the Borrowers will, nor will they cause or permit any Restricted Subsidiary, directly or indirectly, to:

Section 6.01.          Debt. Incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt, except for:

(a)                   Debt incurred or created hereunder and under the other Loan Documents (including Debt created under Section 2.09);

(b)                   Debt outstanding on (or made pursuant to binding commitments existing or contemplated on) the Effective Date and, with respect to any such item of Debt with an aggregate outstanding principal amount on the Effective Date in excess of the Dollar Equivalent of $5,000,000, set forth on Schedule 6.01(b) and Permitted Refinancings thereof;

(c)                   (i) Debt (including Capital Lease Obligations, purchase money indebtedness, mortgage financing, industrial revenue bonds, industrial development bonds or similar financings) incurred or assumed by the Company or any of the Restricted Subsidiaries for the purpose of financing the acquisition, development, purchase, lease, construction, repair, restoration, installation, replacement, maintenance, upgrade, expansion or improvement of fixed or capital assets or other property (whether real or personal) (whether through the direct purchase of property or the Equity Interests of any Person owning such assets); provided that (x) such Debt is incurred concurrently with or within 180 days after the applicable acquisition, development, purchase, lease, construction, repair, restoration, replacement, maintenance, upgrade, expansion or improvement and (y) the aggregate principal amount at any time outstanding of Debt incurred pursuant to this paragraph (i) shall not exceed the Dollar Equivalent of $165,000,000; and (ii) Permitted Refinancings thereof;

(d)                   intercompany Debt among the Company and its Restricted Subsidiaries; provided that (x) upon request of the Administrative Agent any such Debt in a principal amount exceeding the Dollar Equivalent of $2,500,000 owed to a Loan Party shall be evidenced by an Intercompany Note pledged and delivered to the Administrative Agent as additional security for the Secured Obligations, together with an appropriate allonge or note power and (y) with respect to any such Debt owed by a Loan Party to a Restricted Subsidiary that is not a Loan Party, such Debt shall be subordinated in right of payment to the Obligations pursuant to an Intercompany Note and (z) any corresponding Investment shall be permitted by Section 6.07;

152

(e)                   Debt of Subsidiaries that are not Loan Parties in an aggregate principal amount outstanding at any time not to exceed the Dollar Equivalent of $200,000,000;

(f)                    Debt consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(g)                   (i) Debt assumed in connection with Permitted Acquisitions; provided, that, (x) such Debt was not incurred in contemplation of such Permitted Acquisition and (y) both immediately prior and after giving effect to any Debt incurred pursuant to this clause (g), no Event of Default shall have occurred and be continuing and (ii) any Permitted Refinancing thereof;

(h)                   Debt incurred by the Company or any Restricted Subsidiary so long as the Payment Conditions are satisfied immediately after giving pro forma effect to the incurrence of such Debt;

(i)                    Debt representing deferred compensation, severance and health and retirement benefits or the equivalent thereof to Permitted Payees incurred in the ordinary course of business;

(j)                    Debt consisting of obligations with respect to indemnification, the adjustment of the purchase price (including customary earnouts) or similar adjustments incurred in connection with a Permitted Acquisition or any other Investment or Disposition expressly permitted hereunder;

(k)                   (i) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business and (ii) Debt in respect of credit card processing agreements, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with cash management and deposit accounts and in the ordinary course of business; provided that any such Debt (other than credit card processing agreements or similar arrangements) is owed to the financial institutions providing such arrangements (or any Affiliate thereof);

(l)                    Debt incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments, in each case, issued or created in the ordinary course of business, including in respect of workers’ compensation claims, health, disability or other employee benefits (including with respect to immediate family members of employees, directors or members of management) or property, casualty or liability insurance or self-insurance or other Debt with respect to reimbursement-type obligations regarding workers compensation claims or obligations referred to in paragraph (m) below, letters of credit in the nature of a security deposit (or similar deposit or security) given to a lessor under an operating lease of Real Estate under which such Person is lessee, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from Governmental Authorities, and any refund, replacement, refinancing or defeasance of any of the foregoing;

(m)                  obligations in respect of surety, stay, customs and appeal bonds, performance bonds and performance and completion guarantees and similar obligations provided by the Company or any of the Restricted Subsidiaries, in each case, issued or created in the ordinary course of business and consistent with past practice;

(n)                   Debt arising under Swap Agreements not incurred for purposes of speculation;

(o)                   Debt consisting of the accretion of original issue discount with respect to Permitted Convertible Notes;

153

(p)                   Guarantees of Debt of the Company or any Subsidiary, which Debt is otherwise permitted hereunder; provided that (x) if such Debt is subordinated to the Obligations, such guarantee shall be subordinated to the same extent and (y) no such Guarantee by a Loan Party shall be permitted under this paragraph (p) of Debt of a subsidiary that is not a Loan Party, other than Guarantees constituting an Investment permitted under Section 6.07;

(q)                   Debt owing to Permitted Payees to finance the purchase or redemption of Equity Interests of the Company (or any direct or indirect parent of the Company) permitted by Section 6.03(a) and Permitted Refinancings thereof;

(r)                    Debt of the Company or any Restricted Subsidiary owing to any joint venture (regardless of the form of legal entity) that is not a subsidiary arising in the ordinary course of business of the Company and its subsidiaries in connection with the cash management operations (including with respect to intercompany self-insurance arrangements);

(s)                   Debt (including Permitted Convertible Notes), if at the time of issuance or incurrence thereof:

(i)             no Default or Event of Default then exists or would result therefrom;

(ii)           [reserved];

(iii)           such Debt does not have any mandatory redemption, prepayment, amortization, sinking fund or similar obligations prior to the Stated Maturity Date (other than pursuant to (x) fundamental change, make-whole fundamental change, change of control or other similar event risk provisions and, in the case of term loans or senior notes that are not convertible into Equity Interests only, customary asset sale (or casualty or condemnation event), extraordinary receipts and/or (solely in the case of term loans) excess cash flow offer or repayment provisions and, in the case of any customary bridge financing, prepayments of such bridge financing from the issuance of equity or other Debt permitted hereunder which meets the requirements of this clause and customary asset sale (or casualty or condemnation event) repayment provisions, and (y) in the case of term loans, nominal amortization requirements not to exceed 5% per annum (or increases thereto to account for fungibility matters) of the initial aggregate principal amount of such Debt), provided that for the avoidance of doubt, any provision of Permitted Convertible Notes (x) providing for a satisfaction of conversion obligation thereof or (y) permitting cash interest shall, in each case, not cause the Permitted Convertible Notes to fail to satisfy the provisions of this clause (iii);

(iv)          the covenants and events of default set forth in the applicable definitive documentation for such Debt are not materially more restrictive, taken as a whole, than the covenants and events of default set forth in this Agreement (as determined by the Company in good faith), except for (x) provisions applicable only to periods after the Stated Maturity Date in effect at the time of effectiveness of the applicable definitive documentation for such Debt, (y) provisions related to any equity provisions of such Debt or (z) terms that are customary market terms for Debt of such type as reasonably determined by the Borrower Representative;

(v)           to the extent such Debt is subordinated, the terms of such Debt provide for customary payment or lien subordination, as applicable, to the Obligations as reasonably determined by the Administrative Agent in good faith; and

154

(vi)          which Debt may be:

(A)          unsecured; or

(B)           secured; provided that if such Debt is secured:

(1)            prior to the Fixed Asset Release Date, to the extent such Debt is secured by assets of the Loan Parties constituting Collateral, the Lien on such Collateral securing such Debt shall be junior to the Lien on such Collateral securing the Secured Obligations;

(2)            from and after the Fixed Asset Release Date, (i) to the extent such Debt is secured by assets of the Loan Parties constituting ABL Collateral, the Lien on such ABL Collateral securing such Debt shall be junior to the Lien on such ABL Collateral securing the Secured Obligations and (ii) to the extent such Debt is secured by assets of the Loan Parties constituting Fixed Assets, the Secured Obligations shall be secured by a Lien on such Fixed Assets, which Lien may be, at the option of the Company, senior to, pari passu with or junior to the Lien on such Fixed Assets securing such Debt; and

(3)            if such Debt is secured by a Lien on Collateral, at the time of the entering into of any such Debt, an Acceptable Intercreditor Agreement shall have been entered into and shall be in full force and effect, which shall provide, (I) in connection with any such Debt prior to the Fixed Asset Release Date, inter alia, that the Administrative Agent, for the benefit of the Secured Parties, shall retain a first priority lien on all Fixed Assets constituting Collateral or (II) in connection with any Fixed Asset Facility entered into after the Fixed Asset Release Date, inter alia, that the Administrative Agent, for the benefit of the Secured Parties, shall retain a first priority lien on all ABL Collateral and shall have, at the option of the Company, a first priority, equal priority or junior priority lien on the Fixed Assets constituting Collateral and securing such Debt;

(t)                   Permitted Convertible Notes and Guarantees by Loan Parties in respect thereof (and, without duplication, any Permitted Refinancing thereof); provided that with respect to any such Permitted Convertible Notes issued or incurred after the Effective Date, at the time of such issuance or incurrence thereof:

(i)             no Default or Event of Default then exists or would result therefrom;

(ii)            such Permitted Convertible Notes do not have a scheduled maturity earlier than the stated maturity date of the Existing Convertible Notes as of the Effective Date (other than an earlier maturity date for customary fundamental change, make-whole fundamental change, change of control or other similar event risk provisions or customary bridge financings which, subject to customary conditions, would either be automatically converted into or required to be exchanged for permanent financing which does not provide for a maturity date earlier such stated maturity date); provided that for the avoidance of doubt, any provision of Permitted Convertible Notes (x) providing for a Satisfaction of Conversion Obligation thereof or (y) permitting cash interest shall, in each case, not cause the Permitted Convertible Notes to fail to satisfy the provisions of this clause (ii);

155

(iii)          such Permitted Convertible Notes do not have any mandatory redemption, prepayment, amortization, sinking fund or similar obligations prior to the Stated Maturity Date (other than pursuant to fundamental change, make-whole fundamental change, change of control or other similar event risk provisions and, in the case of any customary bridge financing, prepayments of such bridge financing from the issuance of equity or other Permitted Convertible Notes permitted hereunder which meets the requirements of this clause and customary asset sale (or casualty or condemnation event) repayment provisions); provided that for the avoidance of doubt, any provision of Permitted Convertible Notes (x) providing for a Satisfaction of Conversion Obligation thereof or (y) permitting cash interest shall, in each case, not cause the Permitted Convertible Notes to fail to satisfy the provisions of this clause (iii);

(iv)          the covenants and events of default set forth in the applicable definitive documentation for such Permitted Convertible Notes are not materially more restrictive, taken as a whole, than the covenants and events of default applicable to the Existing Convertible Notes (as determined by the Company in good faith) except for (x) provisions applicable only to periods after the Stated Maturity Date in effect at the time of effectiveness of the applicable definitive documentation for such Permitted Convertible Notes and (y) provisions related to any equity provisions of such Permitted Convertible Notes;

(v)           to the extent such Permitted Convertible Notes are subordinated, the terms of such Permitted Convertible Notes provide for customary payment subordination to the Obligations as reasonably determined by the Administrative Agent in good faith; and

(vi)          such Permitted Convertible Notes shall be in an aggregate principal amount not to exceed the Dollar Equivalent of $3,000,000,000 at any time outstanding;

(u)                   (i) Debt in connection with any Permitted Receivables Financings and (ii) without duplication, any Permitted Refinancing of any Debt set forth in the immediately preceding subclause (i);

(v)                   Debt and obligations in respect of performance, bid, appeal, indemnity, stay, customs, judgment, completion, return-of-money and/or surety bonds, bankers’ acceptance facilities, completion guarantees and other obligations of a like nature, leases, tenders, statutory obligations (including health, safety and environmental obligations), warranties, bids, government or trade contracts (including customer contracts), indemnities and similar obligations of the Borrower Representative or any Restricted Subsidiary or obligations in respect of LC Instruments related to the foregoing, in each case in the ordinary course of business; and

(w)                   Debt consisting of (i) obligations in respect of incentive, supplier finance, supply, license, sublicense or similar agreements, or take or pay obligations or contracts, in each case entered into in the ordinary course of business, (ii) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business, (iii) customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased in the ordinary course of business and/or (iv) the deferred purchase price of goods or services or progress payments in connection with such goods and services incurred in connection with open accounts extended by suppliers in the ordinary course of business.

156

Section 6.02.          Liens. Create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

(a)        Liens created by the Collateral Documents;

(b)       Liens on cash or deposits granted in favor of the issuing bank of a letter of credit issued pursuant to Section 6.01(l);

(c)       Liens existing on the Effective Date and, with respect to any such Lien securing obligations in respect of Money Borrowed on the Effective Date in excess of the Dollar Equivalent of $5,000,000, set forth on Schedule 6.02, and any modifications, replacements, renewals or extensions thereof; provided, that such Liens shall secure only those obligations that they secure on the Effective Date and Permitted Refinancing thereof and shall not subsequently apply to any other property or assets of the Company or any Restricted Subsidiary other than (i) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed or refinanced by Debt otherwise permitted under Section 6.01 and (ii) proceeds and products thereof; it being understood and agreed that individual financings by any lender may be cross-collateralized to other financings provided by such lender or its Affiliates;

(d)       (i) any Lien on any asset securing Debt permitted under Section 6.01(c); provided that, (A) such Liens do not at any time encumber any property other than the property acquired, developed, purchased, leased, constructed, repaired, restored, replaced, maintained, upgraded, expanded or improved with the proceeds of such Debt, except for accessions and additions to such property, replacements or improvements thereof, customary security deposits with respect thereto, related contract rights and payment intangibles, and the proceeds and the products thereof, and any lease of such property (including accessions thereto) and the proceeds and products thereof and (B) with respect to Capital Lease Obligations, such Liens do not at any time extend to or cover any assets (except for accessions and additions to such assets, replacements and products thereof and customary security deposits, related contracts rights and payment intangibles, and the proceeds and products of such assets) other than the assets subject to such Capital Lease Obligations; provided, further, that individual financings provided by one lender may be cross-collateralized to other financings provided by such lender or its Affiliates and (ii) any Lien on any asset securing the transactions described on Schedule 6.15 (and Permitted Refinancings thereof); provided that such Liens do not at any time extend to or cover any assets (except for accessions and additions to such assets, replacements and products thereof and customary security deposits, related contracts rights and payment intangibles, and the proceeds and products of such assets) other than the assets subject to such arrangements;

(e)        Liens constituting Permitted Encumbrances;

(f)        Liens in favor of collecting banks arising under Section 4-210 of the Uniform Commercial Code or, with respect to collecting banks located in the State of New York, under Section 4-208 of the Uniform Commercial Code, in each case on items in the course of collection;

157

(g)       Liens (i) (including the right of set-off) in favor of a bank or other depositary institution or securities intermediary arising as a matter of law encumbering deposits or securities, (ii) on deposits of cash in favor of banks or another depository institution created in the ordinary course of business in connection with the establishment of depository relations with such bank or depository institution and not in connection with the issuance of Debt, (iii) on securities contained in a securities account in favor of a securities intermediary which lien secures fees, indemnities, and other obligations owed to the securities intermediary arising in the ordinary course of business in connection with the establishment of such securities account with such securities intermediary and not, for the avoidance of doubt, in connection with the issuance of Debt, margin loans or other securities financing, (iv) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of the Company or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business, including with respect to credit card chargebacks and similar obligations or (v) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Company or any Restricted Subsidiary in the ordinary course of business;

(h)        Liens arising (i) out of conditional sale, (ii) out of title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business or (iii) by operation of law under the UCC (or any similar law of any jurisdiction);

(i)         Liens on earnest money deposits of cash or Permitted Investments in connection with any Permitted Acquisition;

(j)         Liens on property or assets of Subsidiaries that are not Loan Parties securing Debt of Subsidiaries that are not Loan Parties that is permitted pursuant to Section 6.01(e);

(k)        Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto in the ordinary course of business;

(l)         any interest or title of a lessor, sublessor, licensor or sublicensor under any lease (other than a Capital Lease), sublease, license or sublicense entered into in the ordinary course of business by the Company or any Restricted Subsidiary;

(m)       (i) pledges and deposits made in the ordinary course of business in compliance with workers compensation, health, disability or other employee benefits or property and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any Restricted Subsidiary;

(n)        ground leases in respect of Real Estate other than Material Real Property and Eligible Real Property;

(o)        Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (including, for the avoidance of doubt, Liens securing Debt permitted by Section 6.01(g) to the extent such Liens extend only to the assets that are the subject of the underlying Permitted Acquisition), in each case after the Effective Date, and any Permitted Refinancing thereof; provided that (x) such Lien was not incurred in contemplation of such Person becoming a Restricted Subsidiary, (y) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and after-acquired property subject to a Lien pursuant to terms existing at the time of such acquisition, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (z) the Debt secured thereby (or, as applicable, any Permitted Refinancing thereof) is permitted under Section 6.01;

158

(p)        Liens securing Debt permitted under Section 6.01(h) or Permitted Additional Secured Indebtedness; provided that, in each case, to the extent securing Debt for borrowed money on Collateral, an Acceptable Intercreditor Agreement is in full force and effect with respect thereto and (i) prior to the Fixed Asset Release Date, any Liens on Collateral securing such Debt are junior to the Liens on such Collateral securing the Secured Obligations and (ii) on and after the Fixed Asset Release Date, (x) any Liens on ABL Collateral securing such Debt are junior to the Liens on such ABL Collateral securing the Secured Obligations and (y) any Liens on Fixed Assets securing such Debt may be, at the option of the Company, senior to, pari passu with or junior to the Liens on such Fixed Assets securing the Secured Obligations;

(q)       Liens incurred or deposits made to secure the performance of leases, tenders, statutory obligations (including those to secure health, safety and environmental obligations and Liens required by Requirements of Law to be granted in favor of creditors in relation to a merger or other reorganization), warranties, bids, government or trade contracts (including customer contracts, but other than for the payment of Debt for borrowed money), indemnities, governmental contracts, performance, bid, appeal, indemnity, stay, customs, judgment, completion, return-of-money and/or surety bonds, bankers’ acceptance facilities, completion guarantees and other obligations of a like nature and obligations in respect of LC Instruments posted to support any of the foregoing, in each case incurred in the ordinary course of business;

(r)        Liens of record (but not securing any Debt) existing on the Effective Date on any Real Estate (other than Eligible Real Property) not otherwise permitted under this Section 6.02;

(s)        Liens on Accounts and related assets subject to sales or assignments permitted pursuant to, and in accordance with, Section 6.06(q);

(t)        Liens on assets securing Debt or other obligations in an aggregate principal amount as of the date of incurrence not to exceed the Dollar Equivalent of $100,000,000; provided that to the extent on Collateral, an Acceptable Intercreditor Agreement shall be in full force and effect in respect of such Debt and (i) prior to the Fixed Asset Release Date, any Liens on Collateral securing such Debt are junior to the Liens on such Collateral securing the Secured Obligations and (ii) on and after the Fixed Asset Release Date, (x) any Liens on ABL Collateral securing such Debt are junior to the Liens on such ABL Collateral securing the Secured Obligations and (y) any Liens on Fixed Assets securing such Debt may be, at the option of the Company, senior to, pari passu with or junior to the Liens on such Fixed Assets securing the Secured Obligations;

(u)       Liens in respect of Sale Leaseback Transactions (or transactions described on Schedule 6.15) on the assets or property sold and/or leased in such Sale Leaseback Transaction (or transaction described on Schedule 6.15) and Liens securing Permitted Refinancings thereof; and

(v)       Liens (i) on Permitted Receivables Financing Assets or Liens on other assets granted pursuant to Standard Securitization Undertakings, in each case, incurred in connection with Permitted Receivables Financings permitted under Section 6.01 and (ii) securing Permitted Refinancings of the foregoing.

159

Section 6.03.          Restricted Distributions. Pay or make any Restricted Distribution; provided that the foregoing shall not restrict or prohibit any Restricted Subsidiary from paying or making Restricted Distributions, directly or indirectly, to the Persons who hold the Equity Interests in such Restricted Subsidiary on a ratable basis (or greater than ratable basis if to any Loan Party or any other Borrower or any Restricted Subsidiary) and shall not restrict or prohibit the following Restricted Distributions, directly or indirectly, by or to the Company:

(a)                   Restricted Distributions for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Company held directly or indirectly by any Permitted Payee upon or in connection with the death, disability, retirement or termination of employment or services of, or pursuant to the terms of any employee or director equity plan, employee or director stock option or profits interest plan or any other employee or director benefit plan or any agreement (including any separation, stock subscription, shareholder or partnership agreement) with, or breach of restrictive covenants by, any such Person or otherwise in accordance with any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, stock subscription or equity incentive award agreement, employment termination agreement or any other employment agreements or equity holders’ agreement; provided, the aggregate Restricted Distributions made pursuant to this Section 6.03(a) in any fiscal year after the Effective Date shall not exceed: (i) $25,000,000; provided that any unused amounts pursuant to this clause (i) during any fiscal year may be carried forward into the immediately succeeding fiscal year (but not subsequent years) and shall be deemed first applied thereto, plus (ii) an amount not to exceed the cash proceeds of key man life insurance policies received by the Company or the Restricted Subsidiaries after the Effective Date, plus (iii) the amount of any cash bonuses otherwise payable to any such persons that are foregone in exchange for the receipt of Equity Interests of the Company (or any parent company thereof) pursuant to any compensation arrangement, including any deferred compensation plan;

(b)                   Restricted Distributions in such amounts as are necessary or appropriate to pay, without duplication, (i) administrative expenses and other corporate overhead costs and expenses (including, but not limited to, reasonable directors fees, employee compensation and benefits, customary indemnity payments and payroll, social security or similar taxes) payable by any direct or indirect parent company of the Company, (ii) expenses to maintain the limited corporate existence of any such parent company, (iii) premiums and other charges necessary to maintain the insurance required under the terms of this Agreement and other commercially reasonable insurance acquired and maintained by any such parent company in the ordinary course of business, including director and officer, employment practices and other similar liability insurance, (iv) Public Company Costs, (v) the payment of business related expenses which are incurred by any such parent company in the ordinary course of business, and (vi) the proceeds of which will be used to pay customary salary, bonus and other benefits payable to Permitted Payee of any such parent company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and the Restricted Subsidiaries;

(c)                   Restricted Distributions (not consisting of cash or Permitted Investments) made in lieu of fees or expenses (including by way of discount), in each case in connection with any Permitted Receivables Financing permitted under Section 6.01;

(d)                   Restricted Distributions, (x) the proceeds of which shall be used by the Company to make (or to make a payment to any direct or indirect parent of the Company to enable it to make) (i) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Company or any direct or indirect parent thereof; provided that any such cash payment shall not be for the purpose of evading the limitations set forth in this Section 6.03 (as determined in good faith by the board of directors or the managing board, as the case may be, of the Company (or any authorized committee thereof)) and/or (ii) honor any conversion request by a holder of convertible Debt, make any cash payments in lieu of fractional shares in connection with any conversion and make payments on convertible Debt in accordance with its terms and (y) consisting of (i) payments made or expected to be made in respect of withholding or similar Taxes payable by any Permitted Payee and/or (ii) repurchase of Equity Interests in consideration of the payments described in sub-clause (x) above, including demand repurchases in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Company or any direct or indirect parent thereof and the issuance of restricted stock units or similar stock based awards;

160

(e)                   the Company may enter into, purchase, settle, perform (including the payment of any premium with respect to), repurchase, terminate or unwind any Issuer Option;

(f)                    Restricted Distributions to the Company to finance any Investment permitted to be made pursuant to Section 6.07; provided that (i) such Restricted Distribution shall be made substantially concurrently with the closing or consummation of such Investment and (ii) with respect to any such Investment (other than an Investment in the Equity Interests of an Unrestricted Subsidiary), the Company shall, immediately following the closing or consummation thereof, cause (A) substantially all property acquired (whether assets or Equity Interests) to be contributed to a Borrower or a Subsidiary Guarantor (or a Person that will become a Subsidiary Guarantor upon receipt of such contribution) or (B) the merger (to the extent permitted in Section 6.05) of the Person formed or acquired into a Borrower or a Subsidiary Guarantor;

(g)                   repurchases of Equity Interests in the Company (or any direct or indirect parent company of the Company), or any of its subsidiaries, deemed to occur upon “cashless” exercise of stock options or warrants;

(h)                   so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Company and its subsidiaries may make Restricted Distributions in an aggregate amount that does not exceed the sum of (i) together with the aggregate amount of Restricted Debt Payments made in reliance on Section 6.12(a)(vii), the Dollar Equivalent of $150,000,000 and (ii) additional amounts so long as the Payment Conditions are satisfied immediately after giving pro forma effect to such Restricted Distribution;

(i)                    Restricted Distributions the proceeds of which are to pay cash interest that is required pursuant to any Permitted Convertible Notes;

(j)                    Restricted Distributions the proceeds of which shall be used by the Company or any direct or indirect parent thereof to pay fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering not prohibited by this Agreement (in the case of any such parent or indirect parent, only to the extent such parent or indirect parent does not hold material assets other than those relating to the Company and its subsidiaries);

(k)                   to the extent constituting Restricted Distributions, transactions expressly permitted by Sections 6.05, 6.06 (other than 6.06(h)), 6.07 (other than 6.07(s)) and 6.08(c), 6.08(d), 6.08(e), 6.08(g) and 6.08(i);

(l)                    (i) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of the Company or any direct or indirect parent of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Company or any direct or indirect parent of the Company or contributions to the equity capital of the Company (other than any Disqualified Equity Interests or any Equity Interests sold to a subsidiary of the Company) (collectively, including any such contributions, “Refunding Capital Stock”) and (ii) the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a subsidiary of the Company) of Refunding Capital Stock;

161

(m)                   in respect of any taxable period for which the Company and/or any of its subsidiaries are members of a consolidated, combined, unitary or similar Tax group for U.S. federal and/or applicable state, local or foreign income tax purposes of which a direct or indirect owner is the common parent, including a group in which the Company is disregarded for U.S. federal income tax purposes from its parent (a “Tax Group”), any Restricted Subsidiary may make cash distributions to direct or indirect owners and the Company may make cash distributions to any direct or indirect parent company of the Company, in respect of any such tax period (including an estimated tax period) in an amount necessary to enable the parent of such Tax Group to pay consolidated, combined, unitary or similar income Tax liabilities of such group that are attributable to the taxable income of the Company and/or its applicable subsidiaries for such tax period; provided that the amount of any such payments pursuant to this clause (m) shall not exceed the amount of such Taxes that the Company and/or its applicable subsidiaries would have paid had the Company and/or each such subsidiary, as applicable, been a stand-alone corporate taxpayer (or a stand-alone corporate group);

(n)                   Restricted Distributions constituting or otherwise made in connection with or relating to any Permitted Reorganization or Tax Restructuring; provided that if immediately after giving pro forma effect to any such Permitted Reorganization or Tax Restructuring and the transactions to be consummated in connection therewith, any distributed asset ceases to be owned by a Borrower or a Restricted Subsidiary (or any entity ceases to be a Restricted Subsidiary), the applicable portion of such Restricted Distribution must be otherwise permitted under another provision of this Section 6.03 (and shall constitute utilization of such other Restricted Distribution exception or capacity);

(o)                   in any event and notwithstanding anything to the contrary contained in this Agreement, to the extent any Loan Party is permitted to make a Restricted Distribution to the Company (or any direct or indirect parent of the Company) for any of the foregoing purposes, such Loan Party may, alternatively, make any such payment directly to the applicable obligee or payee of the Company (or any direct or indirect parent of the Company) on its behalf, and such payment shall be treated, for all purposes of this Agreement and the other Loan Documents, as a permitted Restricted Distribution; and

(p)                   Restricted Distributions of the Equity Interests or other securities of, or debt owed to the Company or any Restricted Subsidiary by, any Unrestricted Subsidiary, other than any Unrestricted Subsidiary the primary assets of which are cash and/or cash equivalents received as an Investment from the Company or any Restricted Subsidiary.

Notwithstanding anything herein to the contrary, the foregoing provisions of this Section 6.03 will not prohibit the payment or making of any Restricted Distribution within 60 days after the date of declaration of such Restricted Distribution if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Agreement.

Section 6.04.          Restrictive Agreements. (I) Enter into or assume any written agreement prohibiting the creation or assumption of any Lien upon the properties or assets of the Loan Parties to secure the Obligations, whether now owned or hereafter acquired or (II) create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to: (i) pay or make Restricted Distributions to the Company or any Restricted Subsidiary; (ii) pay any Debt owed to the Company or any Restricted Subsidiary; (iii) make loans or advances to the Company or any Restricted Subsidiary; or (iv) transfer any of its property or assets to the Company or any Restricted Subsidiary, except for:

(a)                   Liens or restrictions set forth in the Loan Documents and other agreements governing Debt incurred under Section 6.01(c), 6.01(g) and 6.01(h) (but only to the extent such restrictions relate to the Property financed by such Debt);

162

(b)                   contractual encumbrances or restrictions in effect on the Effective Date, including in respect of Swap Agreements;

(c)                   (i) contracts or agreements for the Disposition of any assets, or all of the Equity Interests, of any Subsidiary, but only to the extent such restrictions relate to the assets and Equity Interests (and assets of the applicable Subsidiary) to be sold or (ii) restrictions and conditions imposed by the documentation governing any Permitted Receivables Financing or similar transaction permitted hereunder;

(d)                   restrictions requiring minimum reserves of cash or other deposits or minimum net worth requirements imposed by customers under contracts entered into in the ordinary course of business;

(e)                   customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(f)                    negative pledges and restrictions on Liens in favor of any holder of Debt permitted under Section 6.01 but solely to the extent any negative pledge relates to the property financed by or the subject of such Debt or securing such Debt;

(g)                   customary restrictions and conditions contained in the document relating to any Lien, so long as (i) such Lien is permitted under Section 6.02 and such restrictions or conditions relate only to the specific assets subject to such Lien and (ii) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 6.04;

(h)                   customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business and related to such joint ventures;

(i)                    customary provisions contained in leases, subleases, licenses, and other similar agreements entered into in the ordinary course of business and related to the assets subject to such agreements;

(j)                     with respect to the restrictions in clause (II) above, any restrictions imposed by any agreement relating to Debt incurred pursuant to Section 6.01 entered into after the Effective Date if such restrictions are not materially more restrictive, taken as a whole, in the good faith judgment of the Company, than (A) the restrictions contained in the Loan Documents or (B) in the case of Debt incurred in connection with a Permitted Refinancing, the restrictions that are in effect on the Effective Date pursuant to such Debt to be Refinanced;

(k)                   with respect to the restrictions in clause (I) above, and restrictions imposed by any Permitted Additional Secured Indebtedness Document if such restrictions are not materially more restrictive, taken as a whole, in the good faith judgment of the Company, than the restrictions contained in the Loan Documents; or

163

(l)                    any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower Representative, no more restrictive in any material respect with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.05.          Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, except that:

(a)                   any Subsidiary may merge, dissolve, liquidate or consolidate with or into (i) any Borrower (including a merger, the purpose of which is to reorganize such Borrower into a new jurisdiction so long as such Borrower remains organized under the laws of any state of the United States or the District of Columbia (or, in the case of any Foreign Subsidiary Borrower, its jurisdiction of formation) (the “Jurisdictional Requirements”)); provided that such Borrower shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume the obligations of such Borrower under the Loan Documents in a manner reasonably acceptable to the Administrative Agent and shall have complied with the requirements of the proviso to clause (b) of the definition of “Borrower” or (ii) any one or more other Subsidiaries; provided that when any Subsidiary that is a Loan Party is merging, dissolving, liquidating or consolidating with or into another Subsidiary, (w) a Loan Party or a Person that upon consummation of such transaction becomes a Loan Party shall be the continuing or surviving Person, (x) to the extent constituting an Investment, such Investment must be an Investment permitted by Section 6.07 and any Debt corresponding to such Investment must be permitted by Section 6.01, (y) to the extent constituting a Disposition, such Disposition must be permitted by Section 6.06 and (z) such Loan Party shall have complied with any applicable requirements of Section 5.13;

(b)                   (i) any Restricted Subsidiary that is not a Loan Party may merge, dissolve, liquidate or consolidate with or into any other Restricted Subsidiary that is not a Loan Party and (ii) any Restricted Subsidiary (other than the Borrowers) may liquidate, dissolve or (if such change does not adversely affect the priority of the Liens securing the Obligations) change its legal form if the Borrower Representative determines in good faith that such action is in the best interests of the applicable Borrower or such Restricted Subsidiary or the business of the Company and the Restricted Subsidiaries taken as a whole;

(c)                   any Borrower or any Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 6.07, including a Permitted Acquisition; provided that (x) the continuing or surviving Person shall be a Borrower or a Subsidiary, which together with each of its subsidiaries, shall have complied with all applicable requirements of Section 5.13 and (y) to the extent constituting an Investment such Investment must be an Investment permitted pursuant to Section 6.07; provided, further, that if any Borrower is a party to any transaction effected pursuant to this Section 6.05(c), (1) a Borrower shall be the continuing and surviving Person or the continuing or surviving Person shall expressly assume the obligations of such Borrower in a manner reasonably acceptable to the Administrative Agent, (2) the Jurisdictional Requirements shall be satisfied and (3) no Event of Default shall have occurred and be continuing or would result therefrom; and

(d)                   any Borrower and/or any Restricted Subsidiary may enter into any Permitted Reorganization or any Tax Restructuring.

164

Section 6.06.          Dispositions. Dispose of any property other than:

(a)                   Dispositions of (i) worn-out, obsolete or surplus Property, in each case in the ordinary course of business or (ii) property that is reasonably determined by the applicable Loan Party or Restricted Subsidiary to be no longer economically practicable to maintain or no longer useful in any material respect in the conduct of the business of the Loan Parties and their subsidiaries, taken as a whole;

(b)                   licenses and sublicenses granted by a Loan Party or any Restricted Subsidiary and leases and subleases (by a Loan Party or any Restricted Subsidiary as lessor or sub-lessor) to third parties in each case not interfering in any material respect with the business of the Loan Parties or the subsidiaries, taken as a whole;

(c)                   Disposition or abandonment of any Intellectual Property that either (i) is reasonably determined by the applicable Loan Party or Restricted Subsidiary to be no longer economically practicable to maintain or worth the cost of maintaining or no longer useful in any material respect in the conduct of the business of the Loan Parties and their subsidiaries, taken as a whole or (ii) is in accordance with historical business practices;

(d)                   sales of inventory in the ordinary course of business;

(e)                   Dispositions of Permitted Investments;

(f)                   transfers of property between and among the Company and its subsidiaries; provided that (i) if the transferor in such a transaction is a Loan Party, then (x) the transferee must be a Loan Party or (y) the portion of any such Disposition made for less than fair market value and any non-cash consideration received in exchange for such Disposition shall in each case constitute an Investment in such subsidiary and must be otherwise permitted hereunder, and (ii) if the transferor in such transaction is a Restricted Subsidiary and the transferee is an Unrestricted Subsidiary, then the portion of any such Disposition made for less than fair market value and any non-cash consideration received in exchange for such Disposition shall constitute an Investment in such Unrestricted Subsidiary; provided that the foregoing shall not prohibit transfers of Intellectual Property to a Restricted Subsidiary to the extent not prohibited by Section 6.16;

(g)                   Disposition of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;

(h)                   Liens permitted by Section 6.02, Restricted Distributions permitted by Section 6.03, Investments permitted by Section 6.07 and transactions permitted by Sections 6.05 and 6.08;

(i)                   (i) the discount or write-off of accounts receivable for the purpose of collection to any collection agency, in each case in the ordinary course of business and (ii) Dispositions of receivables (including defaulted receivables), notes receivable, rights to payment or other current assets or, in each case, participations therein, in the ordinary course of business or the conversion of accounts receivable to notes receivable or other dispositions of accounts receivable or rights to payment in connection with the settlement of delinquent accounts receivable, the collection or compromise thereof or as part of any bankruptcy or reorganization process of suppliers, customers or other commercial counterparties (including any discount or forgiveness in connection with the foregoing);

(j)                   transfers of property (i) subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event, (ii) by reason of the exercise of termination rights under any lease, sublease, license, sublicense, concession or other agreement or (iii) pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement;

165

(k)                   the unwinding of any Swap Agreement pursuant to its terms;

(l)                     Dispositions not otherwise permitted hereunder which are made for fair market value; provided that, (x) no Event of Default shall exist immediately before and immediately after giving effect to such Disposition, (y) to the extent any such Disposition results in a decrease to the Borrowing Base in excess of 10%, the Borrower Representative shall have delivered to the Administrative Agent a Borrowing Base Certificate, recomputing the Borrowing Base on a pro forma basis after giving effect to such Disposition and (z) not less than seventy-five percent (75%) of the aggregate sales price from such Disposition shall be paid in cash or Permitted Investments; provided, further, that each of the following items will be deemed to be cash for purposes of this Section 6.06(l):

(1)            any liabilities of the Company or the Restricted Subsidiaries (as shown on the most recently delivered financial statements pursuant to Section 5.01(a) or (b) or in the notes thereto), other than liabilities that are by their terms subordinated in right of payment to the Obligations, that are assumed by the transferee with respect to the applicable disposition and for which the Company and the Restricted Subsidiaries have been validly released by all applicable creditors in writing; and

(2)            any Designated Non-Cash Consideration received in respect of such disposition; provided that the aggregate fair market value of all such Designated Non-Cash Consideration, as determined by a Responsible Officer of the Borrower Representative in good faith, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (2) that is then outstanding, does not exceed the Dollar Equivalent of $100,000,000 as of the date any such Designated Non-Cash Consideration is received, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value;

(m)                   Dispositions of property pursuant to Sale Leaseback Transactions permitted pursuant to Section 6.15 or other transactions described on Schedule 6.15; provided that no Event of Default exists or would result therefrom (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Event of Default exists);

(n)                   The termination or unwind of any Issuer Option;

(o)                   Dispositions required to be made to comply with the order of any Governmental Authority or applicable law;

(p)                   Dispositions of property acquired, constructed, renovated or improved after the Effective Date in connection with the financing of such acquisition, construction, renovation or improvement; provided, that (i) any such financing which is permitted under Section 6.01(c), and (ii) such Disposition occurs within 180 days after the applicable acquisition, construction, renovation or improvement;

(q)                   any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

166

(r)                   Dispositions in connection with the undertaking or consummation of any Permitted Reorganization or any Tax Restructuring and, in each case, any transaction related thereto or contemplated thereby; and

(s)                   Dispositions of assets in connection with any Permitted Receivables Financing Assets (including Equity Interests in any Subsidiary all or substantially all of the assets of which are Permitted Receivables Financing Assets) pursuant to any Permitted Receivables Financing permitted under Section 6.01.

Notwithstanding the foregoing, in the case of paragraphs (d), (e) and (g) above, such Dispositions shall only be permitted pursuant to this Section 6.06 if made for not less than fair market value at the time of such Disposition.

Section 6.07.          Investments. Make any Investment in any Person other than:

(a)                   Investments existing on, or made pursuant to binding commitments existing on, the Effective Date and, with respect to any such Investment that is individually in excess of the Dollar Equivalent of $5,000,000 as of the Effective Date, set forth on Schedule 6.07 or an Investment consisting of any extension, modification, renewal, replacement or reinvestment of any such Investment (other than reimbursements of Investments in the Company or any of its subsidiaries); provided that the amount of any such Investments may not be increased unless as required by the terms of such Investment as in existence on the Effective Date and as otherwise permitted under this Agreement;

(b)                   Investments in cash and Permitted Investments;

(c)                   Investments (including by way of transfers or other dispositions of assets),

(i)            by the Company or any Restricted Subsidiary in the Company or any Restricted Subsidiary; and

(ii)           by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(d)                   Investments acquired in connection with the settlement of delinquent accounts receivable in the ordinary course of business or in connection with the bankruptcy or reorganization of suppliers or customers;

(e)                   loans or advances to officers, directors, members of management, and employees of the Company or any of its subsidiaries (or any direct or indirect parent of the Company) in an aggregate amount not to exceed $20,000,000 at any time outstanding, for business-related travel, entertainment, relocation and analogous ordinary business purposes (determined without regard to any write-downs or write-offs of such loans or advances);

(f)                   the purchase or other acquisition of all or substantially all of the assets or business of any Person, or of the assets constituting a business unit, a line of business or a division of any Person, or all of the Equity Interests in a Person that, upon consummation thereof, will be a Restricted Subsidiary of the Company (including as a result of a merger, amalgamation or consolidation); provided, that, with respect to such purchase or other acquisition made pursuant to this clause (f) (a “Permitted Acquisition”) each applicable Loan Party and any such newly created or acquired Subsidiary shall have complied with the requirements of Section 5.13 to the extent required to do so or will comply with Section 5.13 within the time periods set out therein;

167

(g)                   Investments consisting of the transfer of Intellectual Property to a Restricted Subsidiary to the extent not prohibited by Section 6.16;

(h)                   accounts receivable owing to the Company or the Restricted Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

(i)                    Investments in the form of Swap Agreements permitted pursuant to Section 6.01;

(j)                    Investments consisting of promissory notes or other non-cash consideration received in connection with a transaction permitted pursuant to Section 6.06(m);

(k)                   Investments in connection with any Issuer Option;

(l)                    Investments consisting of non-cash loans made by the Company to management, executives, officers, directors, consultants, professional advisors and/or employees of a Restricted Subsidiary which are used by such Persons to purchase Equity Interests of the Company (or any direct or indirect parent company thereof);

(m)                   Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property in the ordinary course of business;

(n)                   Investments in the ordinary course of business consisting of (i) endorsements for collection or deposit or (ii) customary trade arrangements with customers;

(o)                   loans and advances to the Company or any direct or indirect parent thereof in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Distributions in respect thereof), Restricted Distributions permitted to be made to the Company or any direct or indirect parent thereof in accordance with Section 6.03;

(p)                   (i) advances of payroll payments to employees in the ordinary course of business and (ii) prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits and advance payments (including retainers) for goods or services paid or provided, in each case in the ordinary course of business;

(q)                   Investments held by a Person that becomes a Loan Party (or is merged, amalgamated or consolidated with or into a Loan Party) pursuant to this Section 6.07 (and, if applicable, Section 6.05) after the Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation;

(r)                    Investments at any time outstanding not to exceed the Dollar Equivalent of $150,000,000;

(s)                   to the extent constituting Investments, Restricted Distributions permitted by Sections 6.03 (other than 6.03(f) and 6.03(k)), Debt permitted by Section 6.01 (other than 6.01(d) and 6.01(p) (with respect to any Guarantee by a Loan Party of Debt of a subsidiary that is not a Loan Party)), transactions permitted by Sections 6.05, 6.08 (other than 6.08(a)) and 6.12 and Dispositions permitted pursuant to Section 6.06 (other than 6.06(h)));

168

(t)                    additional Investments by the Company and any of the Restricted Subsidiaries so long as the Payment Conditions are satisfied immediately after giving effect to such Investment;

(u)                   Investments (including in joint ventures, but excluding in any Unrestricted Subsidiaries (in each case unless permitted pursuant to another clause of this Section 6.07)) in connection with any Permitted Reorganization or any Tax Restructuring and, in each case, transactions relating thereto or contemplated thereby;

(v)                   Investments in connection with any Permitted Receivables Financing permitted under Section 6.01, the contribution, sale or other transfer of Permitted Receivables Financing Assets, cash or Permitted Investments made in connection with a Permitted Receivables Financing permitted under Section 6.01 or repurchases in connection with the foregoing (including the contribution or lending of cash and Permitted Investments to Subsidiaries to finance the purchase of receivables or related assets from a Borrower or any Restricted Subsidiary or to otherwise fund required reserves, the contribution of replacement or substitute assets to a Receivables Subsidiary and Investments of funds held in accounts permitted or required by the arrangements governing such Permitted Receivables Financing or any related Debt);

(w)                   Investments consisting of extensions of trade credit in the ordinary course of business;

(x)                   promissory notes and other Investments (including non-cash consideration) received in connection with Dispositions (or any other disposition of assets not constituting a Disposition) not prohibited by Section 6.06;

(y)                   (i) obligations with respect to Guarantees provided by the Borrower Representative or any Restricted Subsidiary in respect of leases and/or subleases (other than Capital Leases) or of other obligations that do not constitute Debt, (ii) obligations with respect to Guarantees of the lease obligations of suppliers, customers, franchisees and licensees of the Borrower Representative and/or any Restricted Subsidiary, in each case, entered into in the ordinary course of business and (iii) Investments consisting of Guarantees of any supplier’s obligations in respect of commodity contracts, including Swap Agreements, solely to the extent such commodities relate to the materials or products to be purchased by the Borrower Representative or any Restricted Subsidiary;

(z)                   Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers, vendors, suppliers, licensors, sublicensors, licensees and sublicencees in the ordinary course of business;

(aa)                 Investments (including debt obligations and Equity Interests) (i) received in connection with the bankruptcy, work-out, recapitalization or reorganization of any Person, (ii) in satisfaction of judgments against other Persons, (iii) as a result of a foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and (iv) as a result of or in connection with settlement, compromise or resolution of (a) litigation, arbitration or other disputes or (b) obligations of trade creditors, suppliers, licensors, customers and other account debtors that were incurred in the ordinary course of business of the Borrower Representative or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, supplier, licensor, customer or other account debtor; and

169

(bb)                 the conversion to Qualified Capital Stock of any Debt owed by the Company or any Restricted Subsidiary and permitted by Section 6.01(d).

Section 6.08.                 Transactions with Affiliates. Enter into any transaction with any Affiliate of the Company, except transactions between or among Loan Parties and except:

(a)                   Restricted Distributions permitted by Section 6.03 and Investments permitted by Section 6.07 (other than 6.07(s));

(b)                   pursuant to the reasonable requirements of the business of the Company or such subsidiary upon fair and reasonable terms no less favorable to the Company or such subsidiary than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate of the Company or such subsidiary;

(c)                   entering into employment, retention and severance arrangements between the Company (or any direct or indirect parent thereof), any subsidiary of the Company and/or any of their respective officers and employees, as determined in good faith by the board of directors (or committee thereof) or senior management of the relevant Person;

(d)                   the payment of customary fees and reimbursement of reasonable out-of-pocket costs of, and customary indemnities provided to or on behalf of, Permitted Payees in the ordinary course of business;

(e)                   the payment of fees, expenses, indemnities or other payments pursuant to, and transactions pursuant to any agreements in existence on the Effective Date and set forth on Schedule 6.08 or any amendment thereto to the extent such an amendment is not materially more disadvantageous to the Lenders than the original agreement in effect on the Effective Date;

(f)                    (i) transactions between or among the Company and the Restricted Subsidiaries or (ii) Dispositions between or among the Company and its Restricted Subsidiaries (on the one hand) and any Unrestricted Subsidiaries (on the other hand) provided, that, such Dispositions are permitted pursuant to Section 6.06 (other than 6.06(h));

(g)                   the issuance or transfer of Equity Interests in the Company (other than any Disqualified Equity Interests), or other equity-based incentives with respect to the Company, to any Permitted Payee or net settlement of any such arrangement (or portion thereof);

(h)                   transactions contemplated by customary shareholders’ agreements entered into with holders of the Equity Interests of the Company;

(i)                   the payment of reasonable out-of-pocket costs and expenses related to registration rights and indemnities provided to shareholders under any shareholders’ agreement referred to in clause (h) above;

(j)                    payments or loans (or cancellation of loans) or advances to Permitted Payees and employment agreements, consulting arrangements, retention arrangements, severance arrangements, stock options and other equity-based incentives (e.g., restricted stock units) or similar arrangements with such Permitted Payees or net settlement of any such arrangement (or portion thereof);

170

(k)                   the entering into of any tax sharing agreement or arrangement to the extent payments under such agreement or arrangement would otherwise be permitted under Section 6.06;

(l)                    transactions permitted under Section 6.04 and/or Section 6.05 solely for the purpose of (a) forming a holding company or (b) reincorporating the Company or any other Borrower in a new jurisdiction;

(m)                   the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(n)                   transactions for cash management and other management services for Subsidiaries on customary terms;

(o)                   the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans, other equity-based incentives (e.g., restricted stock units) or similar benefit plans approved by the board of directors (or committee thereof) or manager of the Company or a Subsidiary of the Company, as appropriate, in good faith, or the net settlement of any such arrangement (or portion thereof);

(p)                   transactions in connection with any Permitted Receivables Financing and customary transactions with (including any Investment in or relating to) any Receivables Subsidiary as part of any Permitted Receivables Financing; and

(q)                   transactions in connection with any Permitted Reorganization or any Tax Restructuring.

Section 6.09.          Modification of Organizational Documents. Amend or otherwise modify any Organizational Documents of any Loan Party in a manner that would materially and adversely affect the Lenders, taken as a whole, hereunder or under any other Loan Document.

Section 6.10.          [Reserved].

Section 6.11.          [Reserved].

Section 6.12.          Prepayment and Amendment of Other Debt.

(a)                   Voluntarily prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled interest, principal, fees and expenses shall be permitted) any Permitted Convertible Note or Junior Financing constituting Material Debt or make any payment in violation of any subordination terms of any Junior Financing Documentation in respect thereof (each, a “Restricted Debt Payment”) except:

(i)            any Permitted Refinancing thereof;

(ii)           the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests);

(iii)          any Restricted Debt Payment made out of the proceeds of the substantially concurrent sale of Equity Interests or contributions to the equity capital of the Company;

171

(iv)          the Company may (and may permit its Subsidiaries to) make any Restricted Debt Payment in respect of (A) any Permitted Convertible Notes upon any conversion thereof by the holders of such Permitted Convertible Notes, including any Satisfaction of Conversion Obligation, (B) any Permitted Convertible Notes through the exercise of any call option in respect thereof that is settled in Permitted Stock or, in respect of any fractional shares to be issued, in cash and (C) with respect to any payment, prepayment, redemption, repurchase or acquisition for value as a result of any change of control, “fundamental change”, “make-whole fundamental change” or similar event, asset sale, insurance or condemnation event, debt issuance, equity issuance, capital contribution or similar required “repurchase” event, any Permitted Convertible Note, as and to the extent required by the terms of the Permitted Convertible Notes Documents;

(v)           the applicable Loan Party may (and may permit its Subsidiaries to) make any Restricted Debt Payment in respect of any Permitted Convertible Notes (A) to the extent made with Permitted Stock (whether pursuant to any conversion thereof or otherwise), (B) to the extent made with the net cash proceeds from the incurrence or issuance of any Permitted Convertible Notes if at the time of issuance or incurrence thereof no Event of Default then exists or would result therefrom, (C) to the extent constituting an exchange of such Permitted Convertible Notes (together with any accrued and unpaid interest thereon) for other Permitted Convertible Notes if at the time of such exchange no Event of Default then exists or would result therefrom and (D) to the extent made with any combination of the consideration in clauses (A), (B) and (C);

(vi)          the Company and its Restricted Subsidiaries may make additional Restricted Debt Payments so long as the Payment Conditions are satisfied immediately after giving pro forma effect to such Restricted Debt Payment; and

(vii)         additional Restricted Debt Payments in an aggregate amount not to exceed, together with the aggregate amount of Restricted Distributions made in reliance on Section 6.03(h), the Dollar Equivalent of $150,000,000.

(b)                   Amend or otherwise modify any term or condition of (i) any Permitted Convertible Notes Document or any Junior Financing Documentation in any manner materially adverse to the interests of the Lenders, taken as a whole, or having the effect of requiring a prepayment otherwise prohibited by paragraph (a) of this Section 6.12 or (ii) the Permitted Additional Secured Indebtedness Documents or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Debt other than in accordance with the terms of any applicable Acceptable Intercreditor Agreement.

Section 6.13.          Minimum Fixed Charge Coverage Ratio. From and after the occurrence of the FCCR Covenant Trigger Date, and upon the occurrence and during the continuance of a Compliance Period, the Borrowers will not permit the Fixed Charge Coverage Ratio to be less than 1.0 to 1.0 when measured as of the end of (a) the last quarter immediately preceding the occurrence of such Compliance Period for which financial statements have most recently been delivered pursuant to Section 5.01(a) or Section 5.01(b), and (b) each subsequent quarter for which financial statements are delivered or are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b) during such Compliance Period.

Section 6.14.          Minimum Liquidity. Prior to the occurrence of the FCCR Covenant Trigger Date, the Borrowers will not permit Liquidity at any time to be less than the Dollar Equivalent of $1,000,000,000.

172

Section 6.15.          Sale and Leaseback Transactions. Enter into any Sale Leaseback Transaction unless (a) the sale or transfer of such property is permitted by Section 6.06, (b) either (x) the Debt (if any) or lease obligation arising in connection therewith is (or would be, if Debt) permitted pursuant to Section 6.01 or (y) the fair market value of all such assets disposed of pursuant to this clause (b)(y) does not exceed $150,000,000 and (c) any Liens (if any) arising in connection therewith that are permitted by Section 6.02. Further to the foregoing, and not withstanding any other provision hereof, the transactions described on Schedule 6.15 shall be permitted.

Section 6.16.          Intellectual Property. Notwithstanding anything to the contrary herein, any Investment or Disposition in the form of a transfer of title (or transfer of similar effect) of Material IP (i) by Loan Parties in or to non-Loan Party Restricted Subsidiaries shall not be permitted except to the extent such Investment or other Disposition is made for a bona fide legitimate business purpose of the Company and/or its Restricted Subsidiaries (as determined by the Company in good faith) and (ii) in or to Unrestricted Subsidiaries shall not be permitted; provided, that notwithstanding the foregoing, for the avoidance of doubt, the above references to a transfer of title (or transfer of similar effect) with respect to Intellectual Property shall not be deemed or interpreted to include a transfer in the form of a non-exclusive license of Intellectual Property or any Intellectual Property license entered into that is only exclusive with respect to a particular type or field (or types or fields) of usage or a certain territory or group of territories, in each case that does not effectively result in the transfer of beneficial ownership of such Intellectual Property (it being understood that an exclusive licensee’s ability to enforce the applicable Intellectual Property within the applicable limited types(s) or field(s) of usage and/or territory(ies) of its exclusive license shall not be construed as a transfer of beneficial ownership).

Article VII
Events of Default

Section 7.01.          Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a)                   (i) Borrowers shall fail to pay when due any principal payment required hereunder or (ii) Borrowers shall fail to pay any interest, premium or fee under any Loan Document or any other amount payable under any Loan Document within 5 Business Days of when otherwise due;

(b)                   any Loan Party shall fail to observe or perform (i) Section 5.01(j) and such default is not remedied or waived within 5 Business Days (other than during the occurrence of a Cash Dominion Event, in which case such period shall be 3 Business Days) after receipt by the Borrower Representative of written notice from the Administrative Agent or Required Lenders of such default, (ii) Section 5.15 and such default is not remedied or waived within 5 Business Days after the earlier of (x) receipt by the Borrower Representative of written notice from the Administrative Agent or Required Lenders of such default and (y) actual knowledge of a Responsible Officer of the underlying default or Event of Default or (iii) any covenant contained in Sections 5.01(f)(i), 5.02 (with respect to the Borrowers), 5.07, 5.18 or Article VI of this Agreement; it being understood and agreed that (i) any Event of Default in respect of Section 5.01(f) shall be automatically deemed to be cured upon delivery of the relevant notice required thereunder (unless a Responsible Officer of the Borrower Representative had actual knowledge of the Default or Event of Default or other event with respect to which such notice was required) or cure or waiver of the Default or Event of Default or the remedy of such other event with respect to which such notice was required and (ii) any Event of Default in respect of Section 6.13 (a “Financial Maintenance Covenant Event of Default”) is subject to cure as provided in Section 7.02 and, so long as the Borrower Representative has a right to exercise the Cure Right, no Financial Maintenance Covenant Event of Default shall occur (other than in respect of determining whether the condition in Section 4.02(b) has been satisfied) until the expiration of the fifteenth (15th) Business Day after the later of (x) the date on which the financial statements for such fiscal quarter are required to be delivered pursuant to Section 5.01(a) or (b), as applicable, and (y) the first date following the end of such fiscal quarter in which a Compliance Period is triggered, and then only to the extent the Cure Amount (in an amount sufficient to comply with the financial covenant set forth in Section 6.13 for such fiscal quarter) has not been received on or prior to such date in accordance with Section 7.02;

173

(c)                   any Loan Party defaults in the performance of or compliance with any term contained in this Agreement or in any other Loan Document (other than occurrences described in other provisions of this Section 7.01 for which a different grace or cure period is specified or which constitute immediate Events of Default) and such default is not remedied or waived within 30 days after the receipt by the Borrower Representative of written notice from the Administrative Agent or Required Lenders of such default;

(d)                   any representation, warranty or certification made by or on behalf of any Loan Party in any Loan Document or in any certificate, financial statement or other document required to be delivered pursuant to any Loan Document is incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made) and, if such inaccuracy is curable, such representation, warranty or certification shall remain untrue for a period of 30 days after the receipt by the Borrower Representative of written notice from the Administrative Agent or Required Lenders of such default;

(e)                   failure of any Loan Party or any of their respective Subsidiaries to pay when due any principal, interest or other amount on any Material Debt (beyond the applicable grace period), or the occurrence of any breach, default, condition or event with respect to any Material Debt, if the effect of such failure or occurrence is to cause or to permit (with or without the giving of notice, lapse of time or both) the holder or holders thereof to cause, such Material Debt to become or be declared due prior to its stated maturity; provided that this Section 7.01(e) shall not apply to (i) any such Material Debt that becomes due as a result of the voluntary sale or transfer of any property securing such Material Debt (or the Equity Interests of the Subsidiary owning such property) if such sale or transfer is permitted hereunder and such Material Debt is paid at the time of such voluntary sale or other transfer, (ii) any Satisfaction of Conversion Obligation of any Permitted Convertible Notes, (iii) any refinancing of Debt permitted by this Agreement or (iv) any failure, breach, default, condition or event that (A) is remedied by the applicable Loan Party or Subsidiary or (B) waived (including in the form of an amendment) by the holders of the applicable item of Material Debt, in either case prior to the acceleration of the Loans pursuant to this Section 7.01;

(f)                   the Company, the Borrowers or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization (by way of voluntary arrangement, administration, scheme of arrangement or otherwise), dissolution or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, administrator, custodian, administrative receiver, compulsory manager or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

174

(g)                   an involuntary case or other proceeding shall be commenced against the Company, the Borrowers or any Material Subsidiary seeking liquidation, reorganization (by way of voluntary arrangement, administration, scheme of arrangement or otherwise), dissolution or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, administrator, custodian, administrative receiver, compulsory manager or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed, unstayed or not fully bonded for a period of 60 consecutive days; or an order for relief shall be entered against any Loan Party under the federal bankruptcy laws as now or hereafter in effect;

(h)                   one or more ERISA Events have occurred that would reasonably be expected to result in a Material Adverse Effect;

(i)                   one or more judgments or orders for the payment of money aggregating in excess of the Threshold Amount shall be rendered against the Company, the Borrowers or any Material Subsidiary and such judgments or orders shall continue undischarged, unvacated, unsatisfied, unstayed or not fully bonded for a period of 60 consecutive days, unless the Borrower Representative provides evidence reasonably acceptable to the Administrative Agent that such judgment(s) are fully insured;

(j)                    there shall have occurred a Change in Control;

(k)                   any Lien created by any of the Collateral Documents shall at any time fail to constitute a valid and perfected Lien on a material portion of the ABL Collateral (including, prior to the Fixed Asset Release Date, any Fixed Asset Collateral) and/or on a material portion of any other Collateral purported to be secured thereby, subject to no prior or equal Lien except Permitted Liens, or any Loan Party shall so assert in writing, unless any such Lien (i) terminates or ceases to exist in accordance with and pursuant to the terms of the Loan Documents or (ii) ceases to exist, terminates or ceases to be a perfected security interest as a result of (A) the Administrative Agent’s failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it pursuant to the Collateral Documents, (B) the Administrative Agent’s failure to file UCC filing statements or continuation statements, forms of which have been delivered to the Administrative Agent for filing by the Loan Parties, or (C) the Administrative Agent’s filing of a UCC amendment, termination or release statement or its recording or filing of any termination, release or transfer of any Collateral subject to a filing by the Administrative Agent with the United States Patent and Trademark Office or of any filing or recording therewith, in any case, not made in accordance with this Agreement; or

(l)                     any of the Loan Documents shall for any reason fail to constitute the valid and binding agreement of any Loan Party thereto (other than the termination or expiration of any such documents by their terms, or as a result of the Payment in Full or the discharge of obligations of such Loan Party in accordance with the terms of the Loan Documents, provided such termination does not result from the occurrence of the default of any Loan Party thereto thereunder), or any such Loan Party shall so assert in writing;

175

then, and in every such Event of Default (other than an Event of Default with respect to the Borrowers described in clause (f) or (g) of this Article), and at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, but ratably as among the Classes of Loans and the Loans of each Class at the time outstanding, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers, and (iii) require cash collateral for the LC Exposure in accordance with Section 2.06(j) hereof; and in the case of any event with respect to the Borrowers described in clause (f) or (g) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding and cash collateral for the LC Exposure, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, increase the rate of interest applicable to the Loans and other Obligations as set forth in this Agreement and exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in the order specified in the Loan Documents, subject in all respects to the terms of any applicable Acceptable Intercreditor Agreement.

Section 7.02.          Right to Cure. Notwithstanding anything to the contrary in this Agreement (including Section 7.01), in the event the Borrowers have failed to comply with Section 6.13 for any applicable fiscal quarter ending after the occurrence of the FCCR Covenant Trigger Date, the Borrowers shall have the right (the “Cure Right”) (at any time during such fiscal quarter or thereafter until the date that is fifteen (15) Business Days after the later of (x) the date on which the financial statements for such fiscal quarter are required to be delivered pursuant to Section 5.01(a) or (b), as applicable, and (y) the first date following the end of such fiscal quarter in which a Compliance Period is triggered, to issue common equity or other equity (such other equity to be on terms reasonably acceptable to the Administrative Agent) for cash or otherwise receive cash contributions in respect of such equity (the “Cure Amount”), and thereupon the Borrowers’ compliance with Section 6.13 shall be recalculated giving effect to a pro forma increase in the amount of Consolidated EBITDA by an amount equal to the Cure Amount (notwithstanding the absence of a related addback in the definition of “Consolidated EBITDA”) solely for the purpose of determining compliance with Section 6.13 as of the end of such fiscal quarter and for applicable subsequent periods that include such fiscal quarter. If, after giving effect to the foregoing recalculation (but not, for the avoidance of doubt, taking into account any immediate repayment of Debt in connection therewith), the requirements of Section 6.13 would be satisfied, then the requirements of Section 6.13 shall be deemed satisfied as of the end of the relevant fiscal quarter with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 6.13 that had occurred (or would have occurred) shall be deemed cured for the purposes of this Agreement. Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal quarter period there shall be no more than two fiscal quarters (which may, but are not required to be, consecutive) in which the Cure Right is exercised, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than five times, (iii) the Cure Amount shall be no greater than the amount required for the purpose of complying with Section 6.13, (iv) upon the Administrative Agent’s receipt of a written notice from the Borrower Representative that the Borrowers intend to exercise the Cure Right (a “Notice of Intent to Cure”), until the fifteenth (15th) Business Day following the later of (x) the date on which financial statements for the fiscal quarter to which such Notice of Intent to Cure relates are required to be delivered pursuant to Section 5.01(a) or (b), as applicable, and (y) the first date following the end of such fiscal quarter on which a Compliance Period is triggered, neither the Administrative Agent (nor any sub-agent therefor) nor any Lender shall exercise any right to accelerate the Loans or terminate the Commitments, and none of the Administrative Agent (nor any sub-agent therefor) nor any Lender or Secured Party shall exercise any right to foreclose on or take possession of the Collateral or any other right or remedy under the Loan Documents solely on the basis of the relevant Event of Default in respect of Section 6.13 and (v) during any Test Period in which any Cure Amount is included in the calculation of Consolidated EBITDA as a result of any exercise of the Cure Right, such Cure Amount shall be (A) counted solely as an increase to Consolidated EBITDA (and not as a reduction of Debt) for the purpose of determining compliance with Section 6.13 for the fiscal quarter in respect of which the Cure Right was exercised (other than, with respect to any future period, to the extent of any portion of such Cure Amount that is actually applied to repay Debt) and (B) disregarded for all other purposes, including the purpose of determining basket levels set forth in Article VI of this Agreement.

176

Article VIII
The Administrative Agent.

Section 8.01.          Appointment and Authority.

(a)                   Each of the Lenders and the Issuing Banks hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article VIII are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and neither the Borrower Representative nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)                   The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders and the Issuing Banks hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article VIII and Article IX (including Section 9.03(d), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

177

Section 8.02.          Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower Representative or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.03.          Exculpatory Provisions. The Administrative Agent or the Joint Lead Arrangers, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Joint Lead Arrangers, as applicable:

(a)                   shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)                   shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c)                   shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any Issuing Bank, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, Joint Lead Arrangers or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;

(d)                   shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.02 and 7.01) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower Representative, a Lender or an Issuing Bank; and

(e)                   shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

178

Section 8.04.          Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower Representative), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05.          Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 8.06.          Resignation of Administrative Agent.

(a)                   The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Borrower Representative. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower Representative, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

179

(b)                   If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower Representative and such Person remove such Person as Administrative Agent and, in consultation with the Borrower Representative, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)                   With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Banks under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 2.17(f) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 8.06). The fees payable by the Borrower Representative to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower Representative and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

180

(d)                   Any resignation by Bank of America as Administrative Agent pursuant to this Section 8.06 shall also constitute its resignation as Issuing Bank and Swingline Lender. If Bank of America resigns as an Issuing Bank, it shall retain all the rights, powers, privileges and duties of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuing Bank and all Obligations with respect thereto, including the right to require the Lenders to make ABR Loans or fund risk participations in unreimbursed amounts pursuant to Section 2.06(e). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Revolving Lenders to acquire participations in outstanding Swingline Loans pursuant to Section 2.24(b). Upon the appointment by the Borrower Representative of a successor Issuing Bank or Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or Swingline Lender, as applicable, (ii) the retiring Issuing Bank and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

Section 8.07.          Non-Reliance on the Administrative Agent, the Joint Lead Arrangers and the Other Lenders. Each Lender and each Issuing Bank expressly acknowledges that none of the Administrative Agent nor the Joint Lead Arrangers has made any representation or warranty to it, and that no act by the Administrative Agent or the Joint Lead Arrangers hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Joint Lead Arrangers to any Lender or each Issuing Bank as to any matter, including whether the Administrative Agent or the Joint Lead Arrangers have disclosed material information in their (or their Related Parties’) possession. Each Lender and each Issuing Bank represents to the Administrative Agent and the Joint Lead Arrangers that it has, independently and without reliance upon the Administrative Agent, the Joint Lead Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower Representative hereunder. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Joint Lead Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or Issuing Bank for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing. Each Lender and each Issuing Bank represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

181

Section 8.08.          No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Joint Lead Arrangers or Joint Bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder.

Section 8.09.          Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower Representative) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letters of Credit and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Sections 2.12 and 9.03) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.12 and 9.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding.

182

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law.  In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase).  In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (b)(i) through (b)(ix) of Section 9.02 of this Agreement), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Section 8.10.          Collateral and Guaranty Matters. Without limiting the provisions of Section 8.09, each of the Lenders and the Issuing Banks irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien, release any Guarantor or subordinate any Lien as provided in Section 9.24.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guarantee Agreement pursuant to this Section 8.10. In each case as specified in this Section 8.10, the Administrative Agent will, at the Borrower Representative’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the Lien granted under the Collateral Documents or to subordinate its interest in such Lien, or to release such Guarantor from its obligations under the Guarantee Agreement, in each case in accordance with the terms of the Loan Documents and this Section 8.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

183

Section 8.11.          Banking Services and Swap Agreements. Except as otherwise expressly set forth herein or in the Collateral Agreement or any other Collateral Document, no Secured Party that is a party to a Banking Services Agreement or Swap Agreement (in each case, the obligations under which constitute Secured Obligations) that obtains the benefits of Section 2.18(b), the Collateral Agreement or any Collateral by virtue of the provisions hereof or of the Collateral Agreement or any other Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under any Banking Services Agreement or Swap Agreement unless the Administrative Agent has received written notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Secured Party, as the case may be.

Section 8.12.          Certain ERISA Matters.

(a)                   Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower Representative or any other Loan Party, that at least one of the following is and will be true:

(i)             such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)           the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)          (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)          such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

184

(b)                   In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower Representative or any other Loan Party, that the Administrative Agent, any Joint Lead Arranger or any of their respective Affiliates is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 8.13.          Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any of the Lenders, the Swingline Lender and/or the Issuing Banks (each, a “Lender Recipient Party”), whether or not in respect of an Obligation due and owing by the Borrower Representative at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent, within one Business Day of demand, the Rescindable Amount received by such Lender Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount.  The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount. Notwithstanding anything herein to the contrary, nothing in this Section 8.13 shall be interpreted to accelerate the due date for, or increase the amount of, or have the effect of accelerating the due date for, or increasing the amount of, the Obligations of the Loan Parties relative to the timing for payment of the Obligations that would have been payable had such Rescindable Amount not been made by the Administrative Agent. Notwithstanding the foregoing, this Section 8.13 shall not apply to the extent any such Rescindable Amount is, and solely with respect to the amount of such Rescindable Amount that is, comprised of funds received by the Administrative Agent from or on behalf of the Borrower or any other Loan Party for the purpose of making such erroneous payment.

185

Article IX
Miscellaneous.

Section 9.01.          Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone or Electronic Systems (and subject in each case to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(i)	if to any Loan Party, to the Borrower Representative at:

Lucid Group, Inc.
7373 Gateway Boulevard
Newark, CA 94560
Attn: Mustally Hussain, Global Treasurer
Email: mustallyhussain@lucidmotors.com
Telephone: (341) 345-0074

with a copy to:

Lucid Group, Inc.

Lucid Legal Department
7373 Gateway Boulevard
Newark, CA 94560
Attn: General Counsel
legal@lucidmotors.com

(ii)	if to the Administrative Agent, to:

Kindra Mullarky

Senior Vice President

Bank of America Business Capital

Bank of America, N.A.
2600 West Big Beaver Road

Troy, MI 48084

Mail Code: MI8-900-02-70

Desk Phone: (248) 631-0532

Fax: (312) 453-2936
Email: kindra.mullarky@bofa.com

(iv)	if to any Issuing Bank or Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.

All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day of the recipient, or (iii) delivered through Electronic Systems to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

(b)                   Notices and other communications to the Lenders hereunder may be delivered or furnished by Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to Compliance Certificates delivered pursuant to Section 5.01(d) unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent and the Borrower Representative (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by Electronic Systems pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise proscribes, all such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day of the recipient.

186

(c)                   Any party hereto may change its address, facsimile number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.

(d)                   Electronic Systems.

(i)            Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Bank and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii)           Any Electronic System used by the Administrative Agent is provided “as is” and “as available”. The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers or the other Loan Parties, any Lender, the Issuing Bank or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or the Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.

Section 9.02.          Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

187

(b)                   Except as provided in Section 2.09 (with respect to any Incremental Commitments), in Section 1.12 (with respect to any ESG Amendment) and Sections 2.14 and 9.02(e) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender), (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (except (1) in connection with the waiver of applicability of any post-default increase in interest rates, which waiver shall be effective with the consent of the Required Lenders and (2) that any adjustment or modification of defined terms used in the determination of the Borrowing Base shall not constitute a reduction in the rate of interest or fees for purposes of this clause (ii)), (iii) postpone any scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any date for the payment of any interest, fees or other Obligations payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (except (1) in connection with the waiver of applicability of any post-default increase in interest rates, which waiver shall be effective with the consent of the Required Lenders and (2) that any adjustment or modification of defined terms used in the determination of the Borrowing Base shall not constitute a reduction in the rate of interest or fees for purposes of this clause (iii)), (iv) change Section 2.09(d) or (e) or Section 2.18(b) or (d) in a manner that would alter the ratable reduction of Commitments or the manner in which payments are shared, without the written consent of each Lender (other than any Defaulting Lender), (v) amend or modify the definition of the term “Borrowing Base” or any component definition thereof (other than adding additional currencies for accounts receivables), or increase the percentage advance rates set forth in the definition of the term “Borrowing Base” or any component definition thereof, in each case if as a result thereof the amounts available to be borrowed by any Borrower would be increased, without the written consent of each Revolving Lender (other than any Defaulting Lender) (provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves or to adjust, establish or eliminate any eligibility criteria, in each case in accordance with the terms of this Agreement, without the prior written consent of any Lenders), (vi) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (other than any Defaulting Lender) directly affected thereby, (vii) change Section 2.20 or the definition of “Applicable Percentage”, without the consent of each Lender (other than any Defaulting Lender), (viii) except as provided in clause (c) of this Section or in any Collateral Document, release all or substantially all of the value of the Collateral or all or substantially all Guarantees of the Secured Obligations, without the written consent of each Lender (other than any Defaulting Lender) or (ix) subordinate the Obligations or the liens on all or substantially all of the Collateral that secure the Obligations to any other Money Borrowed (such other indebtedness, the “Subject Indebtedness”) without the written consent of each Lender directly and adversely affected thereby (provided that, with respect to Collateral other than ABL Collateral (including, prior to the Fixed Asset Release Date, any Fixed Asset Collateral), only the consent of the Required Lenders (and no other Lenders) shall be required to permit such subordination if all of the Lenders are provided the opportunity to provide such Subject Indebtedness on a pro rata basis on substantially the same terms and conditions as all other providers of such Subject Indebtedness); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Banks or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Banks or the Swingline Lender, as the case may be (it being understood that any amendment to Section 2.20 shall require the consent of the Administrative Agent, the Issuing Banks and the Swingline Lender and any amendment to the definition of “Alternative Currencies” shall require the consent of each Issuing Bank); provided further that no such agreement shall amend or modify the provisions of Section 2.07 or any letter of credit application and any bilateral agreement between the Borrower Representative and any Issuing Bank pursuant to clause (e) of the definition of Issuing Bank Sublimit or the respective rights and obligations between any Borrower and the Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and the Issuing Bank, respectively. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.04. Any amendment, waiver or other modification of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement of the Lenders of one or more Classes (but not the Lenders of any other Class), may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite number or percentage in interest of each affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, the Administrative Agent and the Loan Parties may amend the Collateral Documents (without the consent of any other Person) in order to (i) effectuate the release or subordination of the Fixed Assets upon the occurrence of the Fixed Asset Release Date and (ii) add assets as Collateral to the extent such assets secure any Permitted Additional Secured Indebtedness and did not previously secure the Secured Obligations. Further, notwithstanding the foregoing, the Administrative Agent and the Loan Parties may amend Section 5.15 (without the consent of any other Person) to reflect changes in the account structure of the Loan Parties.

188

(c)                   The Secured Parties hereby irrevocably authorize the Administrative Agent, and the Administrative Agent for the benefit of the Loan Parties hereby agrees:

(i)            to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (A) upon the Payment in Full of all Secured Obligations, (B) constituting property (x) being sold or disposed of to any Person other than a Loan Party if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement, which will be automatically released upon such sale or disposition, or (y) owned by any Subsidiary that is sold or disposed of in a transaction in which such Subsidiary ceases to be a Subsidiary or otherwise ceases to be a Guarantor, in each case, in a transaction permitted under the terms of the Loan Documents, (C) subject to the Release Conditions (as applicable), upon any asset (x) becoming an Excluded Asset or (y) constituting assets of a Subsidiary that has become an Excluded Subsidiary or Unrestricted Subsidiary which, in each case, is released in accordance with clause (ii) below, (D) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, (E) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII and (F) constituting Fixed Assets upon the occurrence of the Fixed Asset Release Date; provided that no Fixed Asset Facility is then outstanding or will contemporaneously be outstanding (in which case clause (iv) below shall apply);

(ii)           to the extent that any Subsidiary ceases to be a Subsidiary in a transaction permitted under the Loan Documents, or any Subsidiary becomes an Excluded Subsidiary or an Unrestricted Subsidiary, to release any Guarantee of the Secured Obligations provided by such Subsidiary, in each case, in a transaction permitted under the terms of the Loan Documents; provided that the release of any Subsidiary from its obligations under the Loan Documents if such Subsidiary becomes an Excluded Subsidiary of the type described in clause (i) of the definition thereof shall only be permitted if such Subsidiary is or becomes an Excluded Subsidiary for a bona fide legitimate business purpose of the Company and its Subsidiaries and not for the primary purpose of evading the collateral and guarantee requirements of the Loan Documents (as determined by the Company in good faith);

(iii)          to subordinate any Lien on property granted to, or held by, the Administrative Agent to the holder of any Lien on such property that is permitted pursuant to Section 6.02(d); and

(iv)          to the extent the Fixed Asset Release Date has occurred and a Fixed Asset Facility is then outstanding or will contemporaneously be outstanding, to subordinate any Lien on Fixed Assets to the holder of the Liens securing such Fixed Asset Facility pursuant to the terms of an Acceptable Intercreditor Agreement.

The Administrative Agent and the Secured Parties agree, and the Secured Parties irrevocably authorize and direct, that the Administrative Agent shall promptly take all actions and execute and deliver all documents, in each case, reasonably requested by any Loan Party to effect or otherwise evidence such release or subordination (and, if requested by the Administrative Agent in connection with such execution and delivery, the Loan Party disposing of such property shall certify to the Administrative Agent that the applicable sale or disposition is being made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry)). The Secured Parties agree not to give the Administrative Agent any instruction or direction inconsistent with the provisions of this Section 9.02(c). Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Administrative Agent of documents in connection with any such release shall be without recourse to or warranty by the Administrative Agent.

(d)                   If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby”, the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but has not been obtained being referred to herein as a “Non-Consenting Lender”), then the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrowers, the Administrative Agent and the Issuing Bank shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

189

(e)                   Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower Representative only, amend, modify, waive or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect, inconsistency, obvious error or error or omission of a technical or administrative nature or to effect any necessary or desirable technical change.

Section 9.03.          Expenses; Limitation of Liability; Indemnity; Etc. (a) Expenses. The Loan Parties shall, jointly and severally, pay all (i) reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent (limited to one primary counsel, one local counsel in each reasonably necessary jurisdiction, one specialty counsel in each reasonably necessary specialty area, and one or more additional counsel if one or more actual conflicts of interest arise), in connection with the syndication and distribution (including, without limitation, via the internet or through an Electronic System) of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender (limited to one primary counsel, one local counsel in each reasonably necessary jurisdiction, one specialty counsel in each reasonably necessary specialty area, and one or more additional counsel if one or more actual conflicts of interest arise), in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Expenses being reimbursed by the Loan Parties under this Section include, without limiting the generality of the foregoing, fees, costs and expenses incurred in connection with:

(i)            appraisals at the fees charged by a third party retained by the Administrative Agent or the reasonable and documented internally allocated fees for each Person employed by the Administrative Agent with respect to each appraisal (subject to the limitations set forth in Section 5.01(o)) and insurance reviews;

(ii)           field examinations and the preparation of Reports at the fees charged by a third party retained by the Administrative Agent or the reasonable and documented internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination (subject to the limitation set forth in Section 5.01(o));

(iii)          background checks regarding senior management and/or key investors, as deemed necessary or appropriate in the reasonable discretion of the Administrative Agent;

190

(iv)          Taxes, fees and other charges for (A) lien and, to the extent contemplated hereunder, title searches and title insurance and (B) recording the Mortgages to the extent such Mortgages are contemplated hereunder, filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens;

(v)           sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and

(vi)          forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral.

All of the foregoing fees, costs and expenses may be charged to the Borrowers as Revolving Loans or to another deposit account, all as described in Section 2.18(c).

(b)                   Limitation of Liability. To the extent permitted by applicable law (i) no Borrower nor any Loan Party shall not assert, and each Borrower and each Loan Party hereby waives, any claim against the Administrative Agent, any Joint Lead Arranger, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 9.03(b) shall relieve any Borrower or any Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

191

(c)                   Indemnity. The Loan Parties shall, jointly and severally, indemnify the Administrative Agent, each Joint Lead Arranger, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of counsel (limited to, for each occurrence giving rise to such indemnification event, one primary counsel for Indemnitees taken as a whole, one local counsel in each reasonably necessary jurisdiction, one specialty counsel in each reasonably necessary specialty area, and one or more additional counsel if one or more actual conflicts of interest arise), incurred by or asserted against any Indemnitee by a third party or by any Loan Party arising out of, in connection with, or as a result of (i) the execution, enforcement or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any action taken in connection with this Agreement, including, but not limited to, the payment of principal, interest and fees, (iii) any Loan or Letter of Credit (or any document related thereto) or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iv) any actual or alleged presence or Release of Hazardous Materials at, on, under or from any property currently or formerly owned or operated by a Loan Party or a Subsidiary (in the case of formerly owned or operated property, to the extent relating to such Loan Party or such Subsidiary’s period of ownership or operation), or any Environmental Liability related in any way to a Loan Party or a Subsidiary, (v) the failure of a Loan Party to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by a Loan Party for Taxes pursuant to Section 2.17, or (vi) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by any Loan Party or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses: (A) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (B) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from a material breach of any Loan Document by such Indemnitee or (C) arise out of any dispute among Indemnitees that do not involve any acts or omissions of the Loan Parties or any of their Affiliates (it being acknowledged and agreed that the indemnification shall extend to Bank of America in its capacity as the Administrative Agent and any Joint Lead Arranger in its capacity as such (but not the Lenders) relative to disputes between or among the Administrative Agent or any Joint Lead Arranger on the one hand, and one or more Lenders, or one or more of their Affiliates, on the other hand). This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.03(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, employees, stockholders or creditors, or an Indemnitee or any other Person.

192

(d)                   Lender Reimbursement. Each Lender severally agrees to pay any amount required to be paid by the Borrower under paragraphs (a), (b) or (c) of this Section 9.03 to the Administrative Agent and each Issuing Bank, and each Related Party of any of the foregoing Persons (each, an “Agent-Related Person”) (to the extent not reimbursed by the Borrowers or the Loan Parties and without limiting the obligation of the Borrowers and the Loan Parties to do so), ratably according to their respective Applicable Percentage in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent-Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent-Related Person in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from such Agent-Related Person’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(e)                   Payments. All amounts due under this Section shall be payable within 10 Business Days after written demand therefor.

193

Section 9.04.          Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) neither the Company nor any other Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                   (i) Subject to the conditions set forth in paragraph 9.04(b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)                   the Borrower Representative, provided that the Borrower Representative shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice requesting its consent, and provided further that no consent of the Borrower Representative shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if a Specified Event of Default has occurred and is continuing, any other assignee;

(B)                   the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund;

(C)                   the Issuing Bank; provided that no consent of the Issuing Bank shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; and

(D)                   the Swingline Lender; provided that no consent of the Swingline Lender shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii)                   Assignments shall be subject to the following additional conditions:

(A)                   except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than the Dollar Equivalent of $5,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consent, provided that no such consent of the Borrower Representative shall be required if a Specified Event of Default has occurred and is continuing;

194

(B)            each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)            the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500 and the tax forms required by Section 2.17(f); and

(D)            the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

(iii)            No assignment shall be made to (x) any Disqualified Lender or any Lender that has become a Disqualified Lender, (y) any Defaulting Lender or any of its subsidiaries, or (z) any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing persons described in this clause (iii). To the extent any assignment is purported to be made to a Person prohibited by this clause (iii), (A) such Person shall be required to immediately (and in any event within five Business Days) assign all Loans and Commitments then owned by such Person to another Lender (other than a Defaulting Lender) or a Person other than an Ineligible Institution and the Borrowers shall be entitled to seek specific performance in any applicable court of law or equity to enforce this sentence, (B) no Disqualified Lender or Lender who has become a Disqualified Lender shall be permitted to (x) receive any information or reporting provided by the Borrowers, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders, (C) for purposes of voting, any Loans, Commitments or participations held by such Disqualified Lender shall be deemed not to be outstanding and such Disqualified Lender shall have no voting or consent rights notwithstanding the provisions herein, (D) for purposes of any matter requiring the vote or consent of each Lender affected by any amendment or waiver, such Disqualified Lender shall be deemed to have voted or consented to approve such amendment or waiver if a majority of the affected Class so approves and (E) such Disqualified Lender shall not be entitled to any expense reimbursement or indemnification rights ordinarily afforded to Lenders or Participants hereunder or in any Loan Document and such Disqualified Lender shall be treated in all other respects as a Defaulting Lender; provided, that if any Lender becomes a Disqualified Lender after the time such Lender initially became a Lender hereunder, and any assignment is made to such Lender after the time such Lender became a Disqualified Lender, the Commitments assigned to such Lender after the time such Lender became a Disqualified Lender (but no other Commitments of such Lender) shall be treated as an assignment to a Disqualified Lender other than with respect to clause (B) above.

195

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means a (a) natural person, (b) a Defaulting Lender or its parent, (c) a Disqualified Lender, (d) company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof; provided that, such company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than the Dollar Equivalent of $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business, or (e) a Loan Party or a Subsidiary or other Affiliate of a Loan Party.

(iv)            Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(v)            The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of and stated interest on the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

196

(vi)            Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this subsection (b) and any written consent to such assignment required by this subsection (b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05, 2.06(d) or (e), 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)            Any Lender may, without the consent of or notice to the Borrowers, the Administrative Agent, the Swingline Lender or the Issuing Banks, sell participations to one or more banks or other entities (a “Participant”) other than an Ineligible Institution in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) and (g) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender and the information and documentation required under Section 2.17(g) will be delivered to the Borrowers and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

197

(d)            Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.19(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. If the Borrower Representative reasonably believes that a participation has been sold by a Lender to a Disqualified Lender, the applicable Lender shall provide (upon receipt of written request from the Borrower Representative) written confirmation to the Borrower Representative either (1) confirming that no participations have been sold by such Lender to a Disqualified Lender or (2) if applicable, identifying the applicable Disqualified Lender to which it has sold a participation.

(e)            Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall (i) release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto, or (ii) be permitted to be made to a Disqualified Lender.

(f)            The Administrative Agent shall have the right, and the Borrower Representative hereby expressly authorizes the Administrative Agent, to provide to any requesting Lender, the Disqualified Institution List and any updates thereto. The Borrower Representative hereby agrees that any such requesting Lender may share the Disqualified Institution List with any potential assignee, transferee or participant. Neither the Administrative Agent nor any of its Related Parties shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (i) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (ii) have any liability with respect to or arising out of any assignment or participation of Commitments or Loans, or disclosure of confidential information, to any Disqualified Lender.

Section 9.05.         Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

198

Section 9.06.         Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)            Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each Borrower and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrowers and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of any Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

199

Section 9.07.         Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08.         Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Loan Party against any of and all the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. The applicable Lender shall notify the Borrower Representative and the Administrative Agent of such set-off or application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. NOTWITHSTANDING THE FOREGOING, AT ANY TIME THAT ANY OF THE SECURED OBLIGATIONS SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER SHALL EXERCISE A RIGHT OF SETOFF, LENDER’S LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY LOAN DOCUMENT UNLESS IT IS TAKEN WITH THE CONSENT OF THE LENDERS REQUIRED BY SECTION 9.02 OF THIS AGREEMENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE LIENS GRANTED TO ADMINISTRATIVE AGENT PURSUANT TO THE COLLATERAL DOCUMENTS OR THE ENFORCEABILITY OF THE SECURED OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE PARTIES AS REQUIRED ABOVE, SHALL BE NULL AND VOID. THIS PARAGRAPH SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS.

200

Section 9.09.         Governing Law; Jurisdiction; Consent to Service of Process. (a) The Loan Documents (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York, but giving effect to federal laws applicable to national banks.

(b)            Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)            Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)            Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10.         WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, OTHER AGENT (INCLUDING ANY ATTORNEY) OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11.         Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

201

Section 9.12.         Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by any Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant (other than a Disqualified Lender) in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations (other than a Disqualified Lender), (g) with the prior written consent of the Borrower Representative, (h) to holders of Equity Interests in the Company or any other Borrower, (i) to any Person providing a Guarantee of all or any portion of the Secured Obligations, (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the disclosing party on a non-confidential basis from a source other than the Borrowers or (k) on a confidential basis to credit insurance providers, ratings agencies or the CUSIP Service Bureau. For the purposes of this Section, “Information” means all information received from the Borrowers, the Company or any of their subsidiaries relating to the Borrowers, the Company, any of their subsidiaries or their business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a non- confidential basis prior to disclosure by the Borrowers, the Company or their subsidiaries and other than information pertaining to this Agreement provided by arrangers to data service providers, including league table providers, that serve the lending industry. For the avoidance of doubt, in no event will any disclosure of information be made to any Disqualified Lender. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY, AND ITS AFFILIATES, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

202

Section 9.13.         Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board) for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither the Issuing Bank nor any Lender shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law.

Section 9.14.         USA PATRIOT Act; Beneficial Ownership. Each Lender that is subject to the requirements of the USA PATRIOT Act and the requirements of the Beneficial Ownership Regulation hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.

Section 9.15.         Disclosure. Each Loan Party, each Lender and the Issuing Bank hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

Section 9.16.         Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the other Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Administrative Agent) obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

Section 9.17.         Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Interest Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Interest Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Interest Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.18.         Marketing Consent. Subject to Section 9.12 with respect to Information, the Borrowers hereby authorize Bank of America and its affiliates, at Bank of America or its affiliates’ respective sole expense, to publish such tombstones and give such other publicity to this Agreement without the prior written approval of the Borrower Representative unless and until the Borrower Representative notifies Bank of America in writing that such authorization is revoked.

203

Section 9.19.         Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)             a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; o

(iii)           the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.20.         No Fiduciary Duty, etc. Each Borrower acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to each Borrower with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, any Borrower or any other person. Each Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, each Borrower acknowledges and agrees that no Credit Party is advising any Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. Each Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Credit Parties shall have no responsibility or liability to any Borrower with respect thereto. Each Borrower further acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that each Credit Party, together with its affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, any Borrower and other companies with which any Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. In addition, each Borrower acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which a Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from any Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with such Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. Each Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to any Borrower, confidential information obtained from other companies.

204

Section 9.21.         Intercreditor Agreement. Each Lender hereunder (and by its acceptance of the benefits of the Loan Documents, each other Secured Party) authorizes and instructs Administrative Agent to enter into any Acceptable Intercreditor Agreement and acknowledges (or is deemed to acknowledge) that the forms of an Acceptable Intercreditor Agreement attached hereto as Exhibits D-1 and D-2 were delivered, or made available, to such Lender. Each Lender hereby acknowledges that it has received and reviewed such forms of an Acceptable Intercreditor Agreement. Each of the Secured Parties agrees to be bound by any Acceptable Intercreditor Agreement. Any reference in this Agreement or any other Loan Document to “first priority lien” “or second priority” or words of similar effect in describing the Liens created hereunder or under any other Loan Document shall be understood to refer to such priority as set forth in any applicable Acceptable Intercreditor Agreement. Except to the extent set forth in any Acceptable Intercreditor Agreement, nothing in this Section 9.21 shall be construed to provide that any Loan Party is a third party beneficiary of the provisions of any Acceptable Intercreditor Agreement or may assert any rights, defenses or claims on account of any Acceptable Intercreditor Agreement or this Section 9.21 (other than as set forth in the last sentence hereof), and each Loan Party agrees that nothing in any Acceptable Intercreditor Agreement is intended or shall impair the obligation of any Loan Party to pay the obligations under this Agreement, or any other Loan Document as and when the same become due and payable in accordance with their respective terms, or to affect the relative rights of the creditors with respect to any Loan Party or except as expressly otherwise provided in any Acceptable Intercreditor Agreement as to a Loan Party’s obligations, such Loan Party’s properties. In furtherance of the foregoing, notwithstanding anything to the contrary set forth herein, after the incurrence of any Fixed Asset Facility Obligations and prior to the payment in full of the Fixed Asset Facility Obligations to the extent that any Loan Party is required to (i) give physical possession over any Collateral constituting Fixed Assets to Administrative Agent under this Agreement or the other Loan Documents, such requirement to give possession shall be satisfied if such Fixed Assets are delivered to and held by the Fixed Asset Facility Collateral Agent pursuant to the applicable Acceptable Intercreditor Agreement. and (ii) take any other action with respect to the Collateral constituting Fixed Assets or any proceeds thereof (that under applicable law can be taken only for the benefit of one secured party), including delivery of such Fixed Assets or proceeds thereof to Administrative Agent, such action shall be deemed satisfied to the extent undertaken with respect to the Fixed Asset Facility Collateral Agent.

Section 9.22.         Acknowledgement Regarding Any Supported QFC. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

205

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights would be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 9.23.         Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

206

Section 9.24.         Release of Liens and Guarantees. A Subsidiary Guarantor, and subject to the Release Conditions, any Borrower other than the Borrower Representative or any Loan Party with assets included in the Borrowing Base, shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Collateral Documents in Collateral owned by such Subsidiary Guarantor or, subject to the Release Conditions, such Borrower other than the Borrower Representative or such Loan Party shall be released, automatically upon the consummation of any single transaction or related series of transactions, or the occurrence of any event or circumstance, in each case, permitted by this Agreement as a result of which such Subsidiary Guarantor or, subject to the Release Conditions, such Borrower other than the Borrower Representative or such Loan Party ceases to be a Restricted Subsidiary (including pursuant to a merger with a Person that is not a Loan Party or a designation as an Unrestricted Subsidiary) or otherwise becomes an Excluded Subsidiary with respect to the applicable obligations; provided that no Subsidiary Guarantor shall be automatically released from its obligations under the Loan Documents solely by reason of such Subsidiary Guarantor becoming a non-Wholly-Owned Subsidiary unless either (x) it is no longer a direct or indirect Subsidiary of the Borrower Representative or (y) such Subsidiary Guarantor ceases to be a Wholly Owned Subsidiary as a result of a sale, issuance or transfer of Equity Interests to (A) a Person that is not an Affiliate of the Company or (B) an Affiliate of Company if, in the case of this clause (B), such sale or transfer is made for a bona fide business purpose of the Borrower Representative and its Subsidiaries and not for the primary purpose of evading the requirements under Section 5.13 (in each case as determined by the Borrower Representative in good faith). The security interests in any applicable Collateral created by the Collateral Documents shall be automatically released (i) upon any sale or other transfer as part of or in connection with a Disposition (other than a license, sublicense, lease or sublease) by any Loan Party (other than to a Borrower or any other Loan Party (provided that, in the case of a transfer among Loan Parties, the applicable Lien may be released with respect to the transferor Loan Party to the extent such asset will be (substantially contemporaneously therewith) pledged (solely to the extent required hereunder) by the transferee Loan Party)) of any Collateral in a transaction permitted under this Agreement (provided that in connection with a transfer to any Borrower or any of the Restricted Subsidiaries permitted hereunder, following the Borrower Representative’s request, the Administrative Agent shall deliver (at the Borrower Representative’s expense) evidence of the termination of the security interest against such property with respect to the interests of the transferor), (ii) if any property granted to or held by the Administrative Agent under any Loan Documents ceases to constitute Collateral, including by becoming an Excluded Asset (including Equity Interests of a Person that is sold or transferred to a person other than a Loan Party in a transaction permitted hereunder) or (iii) upon the effectiveness of any written consent to the release of the Lien or security interest created under any Collateral Document in any Collateral or the release of any Loan Party from its Guarantee under the Guarantee Agreement pursuant to Section 9.02. Upon Payment in Full, all obligations under the Loan Documents, all Guarantees in respect thereof and all security interests created by the Collateral Documents shall be automatically released. In connection with any termination or release pursuant to this Section 9.24 or in connection with any subordination of its interest as required hereunder, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination, release or subordination. Any execution and delivery of documents pursuant to this Section 9.24 shall be without recourse to or warranty by the Administrative Agent. The Lenders irrevocably authorize the Administrative Agent to, and the Administrative Agent shall, release or subordinate any Lien on any property (other than any property included in the Borrowing Base) granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by clause (b), (d), (f), (g)(i), (i), (k), (o), (q), (u), or (v) of Section 6.02 or clause (c), (e), (g) or (h) of the definition of “Permitted Encumbrances”, in each case, to the extent required by the terms of the obligations secured by such Liens pursuant to documents reasonably acceptable to the Administrative Agent. Each of the Lenders and the Issuing Banks irrevocably authorizes the Administrative Agent to provide any release or evidence of release, termination or subordination contemplated by this Section 9.24. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under any Loan Document, in each case in accordance with the terms of the Loan Documents and this Section 9.24.

207

Article X
[Reserved].

Article XI
The Borrower Representative.

Section 11.01.        Appointment; Nature of Relationship. The Company is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative”) hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article XI. Additionally, the Borrowers hereby appoint the Borrower Representative as their agent to receive all of the proceeds of the Loans in the Funding Account(s), at which time the Borrower Representative shall promptly disburse such Loans to the appropriate Borrower. The Administrative Agent and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 11.01.

Section 11.02.       Powers. The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.

Section 11.03.       Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.

Section 11.04.       Notices. Each Borrower shall promptly notify the Borrower Representative of the occurrence of any Default hereunder referring to this Agreement describing such Default and stating that such notice is a “notice of default”. In the event that the Borrower Representative receives such a notice, the Borrower Representative shall, to the extent required by Section 5.01, give prompt notice thereof to the Administrative Agent and the Lenders. Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative.

Section 11.05.       Successor Borrower Representative. Upon the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Administrative Agent shall give prompt written notice of such resignation to the Lenders.

208

Section 11.06.       Execution of Loan Documents; Borrowing Base Certificate. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including, without limitation, the Borrowing Base Certificates and the Compliance Certificates and any incremental amendment. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.

(Signature Pages Follow)

209

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

LUCID GROUP, INC.

By:	/s/ Sherry House
	Name:	Sherry House
	Title:	Chief Financial Officer

[Signature Page to the Credit Agreement]

BANK OF AMERICA, N.A., as the Administrative Agent, a Lender, the Swingline Lender and an Issuing Bank

By:	/s/ Todd Wellentin
	Name:	Todd Wellentin
	Title:	Senior Vice President

[Signature Page to the Credit Agreement]

Citibank, N.A., as a Lender and an Issuing Bank

By:	/s/ Allister Chan
	Name:	Allister Chan
	Title:	Vice President and Director

[Signature Page to the Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender and an Issuing Bank

By:	/s/ Robert P. Kellas
	Name:	Robert P. Kellas
	Title:	Executive Director

[Signature Page to the Credit Agreement]

Barclays Bank, PLC, as a Lender

By:	/s/ Joseph Jordan
	Name:	Joseph Jordan
	Title:	Managing Director

[Signature Page to the Credit Agreement]

Goldman Sachs Bank USA, as a Lender and an Issuing Bank

By:	/s/ Thomas Manning
	Name:	Thomas Manning
	Title:	Authorized Signatory

[Signature Page to the Credit Agreement]

BNP Paribas, as a Lender and an Issuing Bank

By:	/s/ Guelay Mese
	Name:	Guelay Mese
	Title:	Director

By:	/s/ Nader Tannous
	Name:	Nader Tannous
	Title:	Managing Director

[Signature Page to the Credit Agreement]

Royal Bank of Canada, as a Lender and an Issuing Bank

By:	/s/ Pierre Noriega
	Name:	Pierre Noriega
	Title:	Authorized Signatory

[Signature Page to the Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Salvatore Settineri
	Name:	Salvatore Settineri
	Title:	Managing Director

[Signature Page to the Credit Agreement]

MUFG Bank, Ltd., as a Lender

/s/ William R. Haughton
Name:	William R. Haughton
Title:	Vice President

[Signature Page to the Credit Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

/s/ Matthew McLaurin
Name:	Matthew McLaurin
Title:	Director

[Signature Page to the Credit Agreement]

Wells Fargo Bank, National Association, as a Lender and an Issuing Bank

/s/ Kathryn Scharre Podelnyk
Name:	Kathryn Scharre Podelnyk
Title:	Managing Director

[Signature Page to the Credit Agreement]

Exhibit A

[FORM OF] ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation in respect of any commitments, letters of credit, guarantees and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and other rights of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:
2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]1]
3.	Borrowers:	Lucid Group, Inc., and any other Person added as a Borrower from time to time in accordance with the terms of the Credit Agreement
4.	Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement
5.	Credit Agreement:	The Credit Agreement, dated as of June 9, 2022, among Lucid Group, Inc., the other Borrowers party thereto, the Lenders and Issuing Banks party thereto, and Bank of America, N.A., as Administrative Agent
6.	Assigned Interest:

1 Select as applicable.

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
Revolving Commitment	$	$		%

Effective Date:              , 20       [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

A-223

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

[BANK OF AMERICA, N.A., as the Administrative Agent

By:
Name:
Title: ][1]

[LUCID GROUP, INC., as the Borrower Representative

By:
Name:
Title: ][2]
[______________, as an Issuing Bank

By:
Name:
Title: ][3]

[______________, as Swingline Lender

By:
Name:
Title: ][4]

1 Insert if required pursuant to Section 9.04(b)(i)(B) of the Credit Agreement.

2 Insert if required pursuant to Section 9.04(b)(i)(A) of the Credit Agreement.

3 Insert if required pursuant to Section 9.04(b)(i)(C) of the Credit Agreement.

4 Insert if required pursuant to Section 9.04(b)(i)(D) of the Credit Agreement.

ANNEX 1
ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.             Representations and Warranties.

1.1.            Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.            Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.04 of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has independently and without reliance on the Administrative Agent, any arranger or any other Lender and their respective Related Parties and based on documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any arranger, the Assignor or any other Lender or their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.            Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

A-3

3.            General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

A-4

Exhibit B-1

[FORM OF] [BORROWING REQUEST]
[SWINGLINE LOAN REQUEST]

Date: [_____], 20[__]

Bank of America Business Capital
Bank of America, N.A.,

as Administrative Agent

2600 West Big Beaver Road

Troy, MI 48084
Mail Code: MI8-900-02-70

Attn: Kindra Mullarky

Desk Phone: (248) 631-0532

Fax: (312) 453-2936

Email: kindra.mullarky@bofa.com

Ladies and Gentlemen:

Reference is hereby made to that certain Credit Agreement dated as of June 9, 2022 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein shall have the meaning assigned thereto in the Credit Agreement), among Lucid Group, Inc., a Delaware corporation, as the Borrower Representative, the other Borrowers from time to time party thereto, the Lenders and Issuing Banks from time to time party thereto and Bank of America, N.A., as Administrative Agent for the Lenders and Issuing Banks.

The undersigned hereby requests a Borrowing of [Revolving][Swingline] Loans:

1.	Borrower: [Lucid Group, Inc.][other Borrower].

2.	In the aggregate principal amount of: [$]___________________.[1]

3.	[Denominated in (currency): ___________________________.][2]

4.	Date of Borrowing: __________________________.[3]

1 To be an integral multiple of the Dollar Equivalent of $500,000 and not less than the Dollar Equivalent of $1,000,000.

2 In the case of a Borrowing of a Revolving Loan (other than a Swingline Loan), specify whether the requested Borrowing is to be made in Dollars, Pounds Sterling, Euros, Canadian Dollars, Swiss Francs, Australian Dollars, Japanese Yen or another Alternative Currency.

3 Specify the Business Day that such Borrowing is to be made. A Borrowing Request is required to be delivered by, in the case of (a) a Term SOFR Borrowing denominated in Dollars, 1:00 p.m., New York City time, three (3) Business Days in advance of such proposed Borrowing, (b) an ABR Borrowing denominated in Dollars, (i) 1:00 p.m., New York City time, one (1) Business Day in advance of such proposed Borrowing or (ii)  in the case of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e), 11:00 a.m., New York time, on the date of such proposed Borrowing, (c) in the case of a Borrowing denominated in Pounds Sterling, Euros, Canadian Dollars, Swiss Francs or any other Alternative Currency (other than Australian Dollars and Japanese Yen), (i) 1:00 p.m., New York City time, three (3) Business Days in advance of such proposed Borrowing or (ii) in the case of a Canadian Prime Rate Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e), 11:00 a.m., New York time, on the date of such proposed Borrowing and (d) in the case of a Borrowing denominated in Australian Dollars or Japanese Yen, 1:00 p.m., New York City time, four (4) Business Days in advance of such proposed Borrowing. A Swingline Loan Request is required to be delivered by 12:00 p.m., New York City time, on the Business Day of such proposed Borrowing.

B-1-1

5.	Type of Borrowing: _____________________________________.[4]

6.	[Interest Period: __________________.][5]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

4 In the case of a Revolving Borrowing (other than a Borrowing of Swingline Loans), specify whether the requested Borrowing is to be an ABR Borrowing, Canadian Prime Rate Borrowing, Alternative Currency Daily Rate Borrowing, Term SOFR Borrowing or other Alternative Currency Term Rate Borrowing. All Borrowings denominated in Pounds Sterling or Swiss Frances shall be Alternative Currency Daily Rate Borrowings.

5 Include if the proposed Borrowing is a Term SOFR Borrowing or Alternative Currency Term Rate Borrowing. Insert one month, two months (solely for a Term Rate Borrowing based on the CDOR Rate), three months or six months, or to the extent available to all Appropriate Lenders, such other period less than one month as elected by the Borrower Representative.

B-1-2

The undersigned officer is executing this [Borrowing][Swingline Loan] Request not in its individual capacity but in its capacity as a Responsible Officer of the Borrower Representative.

Very truly yours,

LUCID GROUP, INC., as Borrower Representative

By:
Name:
Title:

[Signature Page to Borrowing / Swingline Loan Request]

Exhibit B-2

[FORM OF] INTEREST ELECTION REQUEST

Date: [_____], 20[__]

Bank of America Business Capital
Bank of America, N.A.,

as Administrative Agent

2600 West Big Beaver Road

Troy, MI 48084
Mail Code: MI8-900-02-70

Attn: Kindra Mullarky

Desk Phone: (248) 631-0532

Fax: (312) 453-2936

Email: kindra.mullarky@bofa.com

Ladies and Gentlemen:

Reference is hereby made to that certain Credit Agreement dated as of June 9, 2022 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein shall have the meaning assigned thereto in the Credit Agreement), among Lucid Group, Inc., a Delaware corporation, as the Borrower Representative, the other Borrowers from time to time party thereto, the Lenders and Issuing Banks from time to time party thereto and Bank of America, N.A., as Administrative Agent for the Lenders and Issuing Banks.

Pursuant to Section 2.08 of the Credit Agreement, the undersigned hereby elects to convert or continue Revolving Loans as follows:

1.	Borrower: [Lucid Group, Inc.][other Borrower].

2.	Revolving Loan being [converted][continued]:

[-] a. [ABR][Canadian Prime Rate][Term Rate][Alternative Currency Daily Rate] Loans

[[-] b. [ABR][Canadian Prime Rate][Term Rate][Alternative Currency Daily Rate] Loans]1

3.	Effective Date of [conversion][continuation]: __________________________.[2]

1 Add or remove line items for additional Revolving Loans to which this Interest Election Request applies.

2 Specify the effective date (which shall be a Business Day) of the continuation(s)/conversion(s) that are subject to this Interest Election Request. An Interest Election Request is required to be delivered by, in the case of (a) a continuation of, or conversion to, a Term SOFR Loan denominated in Dollars, 1:00 p.m., New York City time, three (3) Business Days in advance of such proposed continuation or conversion, (b) a conversion to an ABR Loan denominated in Dollars or to a Canadian Prime Rate Loan denominated in Canadian Dollars, 1:00 p.m., New York City time, one (1) Business Day in advance of such proposed conversion, (c) in the case of a continuation or conversion of an Alternate Currency Term Rate Loan denominated in Euros, Canadian Dollars or any other Alternative Currency (other than Pounds Sterling, Swiss Francs, Australian Dollars and Japanese Yen), 1:00 p.m., New York City time, three (3) Business Days in advance of such proposed continuation or conversion and (d) in the case of a continuation of a Revolving Loan denominated in Australian Dollars or Japanese Yen, 1:00 p.m., New York City time, four (4) Business Days in advance of such proposed continuation.

B-3-1

4.	Nature and amount[3] of [conversion][continuation]:

[-] a.         [______] Conversion of ABR Loans to Term SOFR Loans

[-] b.         [______] Conversion of Term SOFR Loans to ABR Loans

[-] c.         [______] Conversion of Canadian Prime Rate Loans to CDOR Rate Loans

[-] d.         [______] Conversion of CDOR Rate Loans to Canadian Prime Rate Loans

[-] e.         [______] Continuation of Term SOFR Loans as such

[-] f.         [______] Continuation of Alternative Currency Term Rate Loans denominated in [Euros][Canadian Dollars][Australian Dollars][Japanese Yen][other Alternative Currency] as such

5.	[Duration of the new Interest Period that commences on the [conversion][continuation] effective date: _______________.][4]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

3 To be an integral multiple of the Dollar Equivalent of $500,000 and not less than the Dollar Equivalent of $1,000,000.

4 Include if the proposed continuation or conversion is of, or to, a Term SOFR Loan or Alternative Currency Term Rate Loan. Insert one month, two months (solely for a Term Rate Loan based on the CDOR Rate), three months or six months, or to the extent available to all Appropriate Lenders, such other period less than one month as elected by the Borrower Representative.

B-3-2

The undersigned officer is executing this Interest Election Request not in its individual capacity but in its capacity as a Responsible Officer of the Borrower Representative.

Very truly yours,

LUCID GROUP, INC., as Borrower Representative

By:
Name:
Title:

Exhibit C

Form of Borrowing Base Certificate

[Attached]

Exhibit D-1

FORM OF INTERCREDITOR AGREEMENT

dated as of

[______________], 202[__]

between

BANK OF AMERICA, N.A.,
as ABL Agent and

[_____________________________________],
as Term Loan Agent

TABLE OF CONTENTS

		Page

Article 1
Definitions; Interpretation

Section 1.01.	Definitions	1
Section 1.02.	Terms Generally	8

Article 2
Lien Priorities

Section 2.01.	Acknowledgment of Liens	8
Section 2.02.	Relative Priorities	9
Section 2.03.	Prohibition on Contesting Liens	10
Section 2.04.	New Liens	10

Article 3
Enforcement

Section 3.01.	Exercise of Rights and Remedies	11
Section 3.02.	Release of Second Priority Liens	14
Section 3.03.	Insurance and Condemnation Awards	15

Article 4
Payments

Section 4.01.	Application of Proceeds	16
Section 4.02.	Payments Over	17

Article 5
Bailee for Perfection

Section 5.01.	Each Agent as Bailee	18
Section 5.02.	Transfer of Pledged Collateral	19

Article 6
Insolvency Proceedings

Section 6.01.	General Applicability	20
Section 6.02.	Use of Cash Collateral; Bankruptcy Financing	20
Section 6.03.	Relief from the Automatic Stay	22
Section 6.04.	Adequate Protection	22
Section 6.05.	Reorganization Securities	25
Section 6.06.	Separate Grants of Security and Separate Classes	25
Section 6.07.	Asset Dispositions	25
Section 6.08.	Certain Waivers as to Section 1111(b)(2) of Bankruptcy Code	26
Section 6.09.	Avoidance Issues	26
Section 6.10.	Other Bankruptcy Laws	27
Section 6.11.	Post-Petition Claims	27

D-1-i

D-1-ii

Section 11.12.	Section Titles; Time Periods	38
Section 11.13.	Counterparts	39
Section 11.14.	Authorization	39
Section 11.15.	No Third Party Beneficiaries	39

Exhibits:
Exhibit A	-	Subsidiary Borrowers
Exhibit B	-	Form of Lien Sharing and Priority Confirmation Joinder
Exhibit C	-	Form of Grantor Intercreditor Agreement Joinder

D-1-iii

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT, dated as of [______________], 202[__] (the “Effective Date”, is by and between Bank of America, N.A., in its capacity as ABL Agent (as hereinafter defined) pursuant to the ABL Agreement (as hereinafter defined) acting for and on behalf of the ABL Secured Parties (as hereinafter defined), and [_____________________________________], in its capacity as Term Loan Agent (as hereinafter defined) pursuant to the Term Loan Agreement (as hereinafter defined) acting for and on behalf of the Term Loan Secured Parties (as hereinafter defined).

W I T N E S E T H:

WHEREAS, Lucid Group, Inc., a Delaware corporation (the “Company”), and its subsidiaries set forth on Exhibit A hereto, as borrowers, have entered into a secured revolving credit facility with ABL Agent and the lenders and other parties for whom it is acting as agent as set forth in the ABL Agreement (as hereinafter defined) pursuant to which such lenders have made and from time to time may make loans and provide other financial accommodations to such borrowers which are guaranteed by certain other subsidiaries and affiliates of the Company and secured by certain of the assets of the Grantors (as hereinafter defined);

[WHEREAS, the Company, as borrower, and the other Grantors, as guarantors, have entered into a secured term loan facility with Term Loan Agent and the lenders and other parties for whom it is acting as agent as set forth in the Term Loan Agreement (as hereinafter defined) pursuant to which such lenders have made term loans to the Company which are guaranteed by the other Grantors and secured by certain of the assets of the Grantors];17 and

WHEREAS, ABL Agent, for itself and on behalf of the other ABL Secured Parties, and Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, desire to enter into this Agreement (as hereinafter defined) to (i) confirm the relative priority of the security interests of ABL Agent and Term Loan Agent in the assets and properties of the Grantors, (ii) provide for the orderly sharing among the ABL Secured Parties and the Term Loan Secured Parties, in accordance with such priorities, of proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof and (iii) address related matters.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article 1
Definitions; Interpretation

Section 1.01.         Definitions. All terms defined in the UCC and not defined in this Agreement have the meanings specified in the UCC. As used in this Agreement, the following terms have the meanings specified below:

“ABL Agent” shall mean Bank of America, N.A., in its capacity as administrative agent pursuant to the ABL Documents acting for and on behalf of the other ABL Secured Parties, and any successor or permitted replacement agent.

D-1-1

“ABL Agreement” shall mean the Credit Agreement, dated as of June 9, 2022, by and among the Company, the other Grantors party thereto, the ABL Agent and ABL Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced or otherwise replaced in accordance with the terms of this Agreement.

“ABL Banking Services Obligations” shall mean the “Secured Banking Services Obligations” as defined in the ABL Agreement.

“ABL Cash Collateral” shall have the meaning set forth in Section 6.02 hereof.

“ABL Debt” shall mean all “Secured Obligations” as such term is defined in the ABL Agreement, including, obligations, liabilities and indebtedness of every kind, nature and description owing by any Grantor to any ABL Secured Party, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the ABL Documents, and ABL Banking Services Obligations and ABL Swap Agreement Obligations, in each case whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal or replacement term of the ABL Documents or after the commencement of any case with respect to any Grantor under the Bankruptcy Code or any other Bankruptcy Law or any other Insolvency Proceeding (and including, any principal, interest, fees, costs, expenses and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“ABL DIP Financing” shall have the meaning set forth in Section 6.02 hereof.

“ABL Documents” shall mean, collectively, the ABL Agreement and all other Loan Documents (as defined in the ABL Agreement).

“ABL Event of Default” shall mean any “Event of Default” as defined in the ABL Agreement.

“ABL Lenders” shall mean, each “Lender” as defined in the ABL Agreement.

“ABL Priority Collateral” shall mean the “ABL Collateral” as described in the ABL Agreement and all Exclusive Foreign ABL Collateral; provided that the references to ABL Priority Collateral in Articles 4 and 5 shall not include the Exclusive Foreign ABL Collateral.

“ABL Purchase Event” shall have the meaning set forth in Section 8.01 hereof.

“ABL Secured Parties” shall mean, collectively, (a) ABL Agent, (b) the ABL Lenders and (c) each other “Secured Party” as defined in the ABL Agreement.

“ABL Swap Agreement Obligation” shall mean the “Secured Swap Agreement Obligations” as defined in the ABL Agreement.

“Access Period” shall have the meaning set forth in Section 9.01(b) hereof.

“Affiliate” shall mean with respect to any Person (a) any other Person that directly or indirectly controls such Person and (b) any other Person that is controlled by or is under common control with such controlling Person; provided that, for the avoidance of doubt, The Public Investment Fund of Saudi Arabia (and/or any direct or indirect controlling Person and/or Persons under direct or indirect common control) shall not constitute an Affiliate of the Company for purposes of this Agreement and the other Secured Documents. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

D-1-2

“Agents” shall mean, collectively, the ABL Agent and the Term Loan Agent, each sometimes being referred to herein individually as an “Agent”.

“Agreement” shall mean this Intercreditor Agreement, as the same now exists or may hereafter be amended, amended and restated, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with the terms hereof.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, being Title 11 of the United States Code, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented.

“Bankruptcy Law” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Borrowers” shall mean, collectively, (a) the Company, (b) for purposes of the ABL Agreement, the respective subsidiaries of the Company set forth on Exhibit A hereto, (c) any other person that at any time after the date hereof becomes a party to the ABL Agreement or the Term Loan Agreement as a Borrower and (d) their respective successors and assigns; sometimes being referred to herein individually as a “Borrower”.

“Business Day” shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close.

“Collateral” shall mean all of the property and interests in property, real or personal, tangible or intangible, now owned or hereafter acquired by any Grantor in or upon which a Lien has been granted (or has been purported to be granted) to secure both ABL Debt and Term Loan Debt.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.) and any successor statute, and any rule, regulation or order promulgated thereunder, in each case as amended from time to time.

“Company” shall have the meaning set forth in the introductory statements hereto.

“Discharge of ABL Debt” shall mean, subject to Sections 6.09 and 11.03 hereof, the “Payment in Full” (as defined in the ABL Agreement) of the ABL Debt.

“Discharge of Secured Debt Obligations” means, with respect to any particular Secured Obligations, the occurrence of the Discharge of ABL Debt and/or the Discharge of Term Loan Debt, as the case may be.

“Discharge of Term Loan Debt” shall mean, subject to Sections 6.09 and 11.03 hereof:

(a)	the payment in full in cash of all outstanding principal of the loans constituting Term Loan Debt, together with accrued and unpaid interest thereon;

D-1-3

(b)	the payment in full in cash of the accrued and unpaid fees in respect of the Term Loan Debt;

(c)	the payment in full in cash of all reimbursable expenses and other obligations under the Term Loan Agreement (other than any obligation thereunder that is contingent in nature or unliquidated at such time for which no claim has been made and other obligations expressly stated to survive such payment); and

(d)	the termination of the commitments of the Term Loan Lenders and the financing arrangements provided by Term Loan Agent and the Term Loan Lenders to Grantors under the Term Loan Documents.

“Disposition” or “Dispose” shall mean the sale, transfer or other disposition of any Property of any Person (including any sale and leaseback transaction, the sale of any Equity Interest owned by such Person and any issuance of Equity Interest by any subsidiary of such Person to any other Person).

“Effective Date” shall have the meaning set forth in the preamble hereto.

“Enforcement Expenses” shall mean all costs, expenses or fees (including fees incurred by any Agent or any attorneys or other agents or consultants retained by such Agent) that any Agent or any other Secured Party (in the case of any other Secured Party, to the extent such costs, expenses or fees are reimbursable under the terms of the ABL Agreement or the Term Loan Agreement, as applicable) may suffer or incur after the occurrence of an Event of Default on account or in connection with (a) the repossession, storage, repair, appraisal, insuring, completion of the manufacture of, preparing for sale, advertising for sale, selling, collecting or otherwise preserving or realizing upon any Collateral, (b) the settlement or satisfaction of any prior Lien or other encumbrance upon any Collateral or (c) the enforcement of any of the ABL Documents or the Term Loan Documents, as the case may be.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest (excluding any agreement for the purchase of the equity interests of a Subsidiary).

“Event of Default” shall mean, an ABL Event of Default and/or a Term Loan Event of Default, as the case may be.

“Excluded Assets” shall have the meaning set forth in the ABL Agreement and the Term Loan Agreement.

“Exclusive Foreign ABL Collateral” shall have the meaning set forth in Section 2.01(c) hereof.

“Exclusive Term Loan Collateral” shall have the meaning set forth in Section 2.01(c) hereof.

“Exigent Circumstance” shall mean an event or circumstance that materially and imminently threatens the ability of ABL Agent or the Term Loan Agent, as the case may be, to realize upon all or a material portion of the ABL Priority Collateral or the Term Loan Priority Collateral, as the case may be, including fraudulent removal, concealment, destruction (other than to the extent covered by insurance), material waste or abscondment thereof.

D-1-4

“Foreign Obligors” means those subsidiaries of the Company which are organized or existing under the laws of a jurisdiction outside the United States, any state thereof or the District of Columbia.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Grantors” shall mean, collectively, the Company, each Subsidiary of the Company and any other Affiliate of the Company that shall have granted a Lien on any of its assets to secure any ABL Debt or Term Loan Debt, together with their respective successors and assigns; sometimes being referred to herein individually as a “Grantor”.

“Guarantors” shall mean, collectively, (a) the Subsidiaries of the Company and any other Affiliates of the Company set forth on Exhibit B hereto, (b) any other person that at any time after the date hereof becomes a guarantor in favor of ABL Agent or the other ABL Secured Parties in respect of any of the ABL Debt or in favor of Term Loan Agent or the other Term Loan Secured Parties in respect of any of the Term Loan Debt, and (c) their respective successors and assigns; sometimes being referred to herein individually as a “Guarantor”.

“Insolvency Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of their respective assets, (c) any case or proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to any Grantor or any or all of its assets or properties, (d) any liquidation, dissolution, reorganization or winding up of any Grantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (e) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Junior Secured Debt Obligations” shall mean (i) the ABL Debt with respect to the Term Loan Priority Collateral and (ii) the Term Loan Debt with respect to the ABL Priority Collateral.

“Lien” shall mean, with respect to any asset, any mortgage, deed of trust, deed to secure debt, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, any Grantor or any of their respective subsidiaries shall be deemed to own, subject to a Lien, any asset which any of them has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than non- exclusive licenses) relating to such asset.

“Person” or “person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, Governmental Authority or other entity.

“Pledged Collateral” shall have the meaning set forth in Section 5.01 hereof.

“Proceeds” or “proceeds” shall mean all “proceeds” as defined in Article 9 of the UCC, and in any event, shall include, (a) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary and (b) any payment or distribution made in respect of Collateral in an Insolvency Proceeding.

D-1-5

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Purchasing ABL Secured Parties” shall have the meaning set forth in Section 8.01 hereof.

“Purchasing Term Loan Secured Parties” shall have the meaning set forth in Section 7.01 hereof.

“Real Estate Asset” means, at any time of determination, any fee interest then owned by any Grantor in any real property that is either located in, or the pledge or grant of security interest therein is governed by the laws of, the United States

“Recovery” shall have the meaning set forth in Section 6.09 hereof.

“Refinance” or “refinance” shall mean, in respect of any of indebtedness, to refinance, replace, refund or repay, or to issue other indebtedness or enter into alternative financing arrangements, in exchange or replacement for, such indebtedness in whole or in part, including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated. “Refinanced” or “refinanced” and “Refinancing” or “refinancing” shall have correlative meanings.

“Restricted Subsidiary” shall have the meaning set forth in the ABL Agreement.

“Secured Documents” shall mean, ABL Documents and/or Term Loan Documents, as the case may be.

“Secured Obligations” shall mean, ABL Debt and/or Term Loan Debt, as the case may be.

“Secured Parties” shall mean, collectively, the ABL Secured Parties and the Term Loan Secured Parties; sometimes being referred to herein individually as a “Secured Party”.

“Senior Secured Debt Obligations” shall mean (i) the ABL Debt with respect to the ABL Priority Collateral and (ii) the Term Loan Debt with respect to the Term Loan Priority Collateral.

“Subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Swap Obligation” shall mean, with respect to any Grantor, any obligation to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Term Loan Agent” shall mean [_______________], in its capacity as administrative and collateral agent pursuant to the Term Loan Documents acting for and on behalf of the other Term Loan Secured Parties and any successor or permitted replacement agent.

D-1-6

“Term Loan Agreement” shall mean [the Credit Agreement, dated as of [_________], 202[__]], by and among the Company, Term Loan Agent and Term Loan Lenders],2 as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced or otherwise replaced in accordance with the terms of this Agreement.

“Term Loan Cash Collateral” shall have the meaning set forth in Section 6.02 hereof.

“Term Loan Debt” shall mean all “[Secured Obligations]” as such term is defined in the Term Loan Agreement, including, obligations, liabilities and indebtedness of every kind, nature and description owing by any Grantor to any Term Loan Secured Party, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under any of the Term Loan Documents, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal or replacement term of the Term Loan Documents or after the commencement of any case with respect to any Grantor under the Bankruptcy Code or any other Bankruptcy Law or any other Insolvency Proceeding (and including, any principal, interest, fees, costs, expenses and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

“Term Loan DIP Financing” shall have the meaning set forth in Section 6.02 hereof.

“Term Loan Documents” shall mean, collectively, the Term Loan Agreement and all agreements, documents and instruments at any time executed and/or delivered by any Grantor or any other Person to, with or in favor of any Term Loan Secured Party in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders, or agent of any such other lender or group of lenders, that at any time refinances, replaces or succeeds to all or any portion of the Term Loan Debt) in accordance with the terms of this Agreement.

“Term Loan Event of Default” shall mean any “Event of Default” as defined in the Term Loan Agreement.

“Term Loan Lenders” shall mean, each “Lender” as defined in the Term Loan Agreement.

“Term Loan Priority Collateral” shall mean all Collateral other than the ABL Priority Collateral.

“Term Loan Priority Collateral Pledged Account” shall mean an account of the Grantors subject to a control agreement in favor of Term Loan Agent and ABL Agent, which is intended to exclusively contain the identifiable proceeds of Term Loan Priority Collateral.

“Term Loan Purchase Event” shall have the meaning set forth in Section 7.01 hereof.

“Term Loan Secured Parties” shall mean, collectively, (a) Term Loan Agent, (b) the Term Loan Lenders, (c) each other person to whom any of the Term Loan Debt is owed and (d) the successors, replacements and assigns of each of the foregoing; sometimes being referred to herein individually as a “Term Loan Secured Party”.

2 To be updated as necessary.

D-1-7

“Third Party Purchaser” shall have the meaning set forth in Section 9.01 hereof.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“United States” means the United States of America.

Section 1.02.   Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, subject to any limitations thereon set forth herein, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, and as to any Borrower, any Guarantor or any other Grantor shall be deemed to include a receiver, trustee or debtor-in-possession on behalf of any of such person or on behalf of any such successor or assign, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “Property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Article 2
Lien Priorities

Section 2.01.   Acknowledgment of Liens.

(a)           ABL Agent, on behalf of itself and each other ABL Secured Party, hereby acknowledges that Term Loan Agent, acting for and on behalf of itself and the other Term Loan Secured Parties, has been granted Liens upon all of the Collateral pursuant to the Term Loan Documents to secure the Term Loan Debt.

(b)           Term Loan Agent, on behalf of itself and each other Term Loan Secured Party, hereby acknowledges that ABL Agent, acting for and on behalf of itself and the other ABL Secured Parties, has been granted Liens upon all of the Collateral pursuant to the ABL Documents to secure the ABL Debt.

(c)           It is understood and agreed that after the Effective Date the obligations of certain Grantors and Foreign Obligors under the ABL Documents may be secured from time to time by Liens on assets of such Grantors and Foreign Obligors either located outside the United States, or the pledge or grant of a security interest therein is governed by the laws of a jurisdiction other than the United Stated (any such collateral, collectively, solely to the extent and for so long as not granted or required to be granted to secure any Term Loan Debt pursuant to any Term Loan Document, the “Exclusive Foreign ABL Collateral”). Each party hereto acknowledges and agrees that this Agreement shall neither restrict the rights of any ABL Secured Parties as to such Exclusive Foreign ABL Collateral nor give any Term Loan Agent or any other Term Loan Secured Parties any rights with respect thereto (it being understood that this sentence shall not be construed to limit any restrictions in the Term Loan Documents on the grant of such Liens or any requirement in the Term Loan Documents to provide any Term Loan Agent with a grant of such Liens) and each Term Loan Agent, on behalf of itself and the applicable Term Loan Secured Parties, hereby consents thereto.  Notwithstanding anything in this Agreement or any other Secured Document to the contrary, the Exclusive Foreign ABL Collateral and its Proceeds shall be applied as specified in the relevant ABL Documents and shall not, for the avoidance of doubt, be applied to the payment of any Term Loan Debt. In addition, ABL Agent further acknowledges and agrees that any Term Loan Agent, for the benefit of itself and the applicable Term Loan Secured Parties, may be the beneficiary of Liens upon additional assets (including Real Estate Assets) in which ABL Agent is not the beneficiary of Liens (it being understood that this sentence shall not be construed to limit any restrictions in the ABL Documents on the grant of such Liens or any requirement in the ABL Documents to provide ABL Agent with a grant of such Liens to the extent required by the ABL Documents) (any such assets in which ABL Agent is not and is not required to be the beneficiary of Liens, the “Exclusive Term Loan Collateral”) and ABL Agent, on behalf of itself and the ABL Secured Parties, hereby consents thereto.  Each party hereto acknowledges and agrees that any Exclusive Term Loan Collateral held by any Term Loan Agent or any other Term Loan Secured Parties pursuant to the foregoing arrangements will not constitute Collateral subject to the provisions of this Agreement, and this Agreement shall neither restrict the rights of any Term Loan Secured Parties as to any such Exclusive Term Loan Collateral nor give ABL Agent or any other ABL Secured Parties any rights with respect thereto (it being understood that this sentence shall not be construed to limit any restrictions in the ABL Documents on the grant of such Liens or any requirement in the ABL Documents to provide ABL Agent with a grant of such Liens) and ABL Agent, on behalf of itself and the ABL Secured Parties, hereby consents thereto.  Notwithstanding anything in this Agreement or any other Secured Document to the contrary, any Exclusive Term Loan Collateral and its Proceeds shall be applied as specified in the relevant Term Loan Documents and shall not, for the avoidance of doubt, be applied to the payment of any ABL Debt.

D-1-8

Section 2.02.   Relative Priorities.

(a)           Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens granted to ABL Agent or the other ABL Secured Parties or Term Loan Agent or the other Term Loan Secured Parties and notwithstanding any provision of the UCC, or any applicable law or any provisions of the ABL Documents or the Term Loan Documents or any defect or deficiencies in, or failure to grant or perfect, any Liens or the failure of such Liens to attach or any other circumstance whatsoever, the Term Loan Agent, on behalf of itself and the other Term Secured Parties, and the ABL Agent, on behalf of itself and the other ABL Secured Parties, hereby agree that:

(i)             (x) any Lien on the ABL Priority Collateral securing the ABL Debt now or hereafter held by or for the benefit or on behalf of any ABL Secured Party or any agent or trustee therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the ABL Priority Collateral securing the Term Loan Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor and (y) any Lien on the ABL Priority Collateral securing any of the Term Loan Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the ABL Priority Collateral securing any ABL Debt; and

(ii)           (x) any Lien on the Term Loan Priority Collateral securing the Term Loan Debt now or hereafter held by or for the benefit or on behalf of any Term Loan Secured Party or any agent or trustee therefor shall be senior in right, priority, operation, effect and in all other respects to any Lien on the Term Loan Priority Collateral securing the ABL Debt now or hereafter held by or for the benefit or on behalf of any ABL Secured Party or any agent or trustee therefor and (y) any Lien on the Term Loan Priority Collateral securing any of the ABL Debt now or hereafter held by or for the benefit or on behalf of any ABL Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Term Loan Priority Collateral securing any Term Loan Debt.

D-1-9

(b)           As between ABL Secured Parties and Term Loan Secured Parties, the terms of this Agreement, including the priorities set forth above, shall govern even if part or all of the ABL Debt or Term Loan Debt or the Liens securing payment and performance thereof are not perfected or are subordinated, avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

Section 2.03.   Prohibition on Contesting Liens. Each of ABL Agent, for itself and on behalf of the other ABL Secured Parties, and Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the perfection, priority, validity or enforceability of a Lien held, or purported to be held, by or for the benefit or on behalf of any Term Loan Secured Party in any Collateral or Exclusive Term Loan Collateral or by or on behalf of any ABL Secured Party in any Collateral or Exclusive Foreign ABL Collateral, as the case may be; provided, that, nothing in this Agreement shall be construed to prevent or impair the rights of any ABL Secured Party or Term Loan Secured Party to enforce this Agreement.

Section 2.04.   New Liens. The parties hereto agree that so long as the Discharge of Secured Debt Obligations with respect to any Senior Secured Debt Obligations has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the parties hereto agree that the Company shall not, and shall not permit any other Grantor to, grant any Lien on any of its property (other than any Exclusive Foreign ABL Collateral or any Exclusive Term Loan Collateral), or permit any of its Subsidiaries to grant a Lien on any such property, to secure any Junior Secured Debt Obligations unless it, or such Subsidiary, has granted (or offered to grant with a reasonable opportunity for such Lien to be accepted) a corresponding Lien on such property in favor of the holders of the Senior Secured Obligations with respect to such Property; provided, however, notwithstanding the foregoing, the refusal of any such holder of such Senior Secured Obligations to accept a Lien on any property of any Grantor shall not prohibit the taking of a Lien on such property by the holders of such Junior Secured Debt Obligations. If any Secured Party shall acquire any Lien on any property (other than any Exclusive Foreign ABL Collateral or any Exclusive Term Loan Collateral) of any Grantor or any of their respective Subsidiaries constituting Collateral securing any Junior Secured Debt Obligations which such Property is not also subject to the Lien of the holders of Senior Secured Debt Obligations with respect to such Property, then such holders of Junior Secured Debt Obligations shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any other Security Document (x) hold and be deemed to also have held such Lien and security interest on such property for the benefit of the holders of Senior Secured Debt Obligations with respect to such Property as security for the Senior Secured Debt Obligations (but may maintain a junior Lien on such property) or (y) if directed by the holders of the Senior Secured Debt Obligations with respect to such Property constituting priority Collateral for Senior Secured Debt Obligations under Section 2.02(a), take any actions that are necessary to make such Lien subject to this Agreement and provide the benefit of such Lien to the holders of such Senior Secured Debt Obligations with respect to such Property. To the extent any additional Liens are granted on any asset or property pursuant to this Section 2.04, the priority of such additional Liens shall be determined in accordance with Section 2.02(a). In furtherance of the foregoing, the parties hereto agree, subject to the other provisions of this Agreement, upon request by the ABL Agent or the Term Loan Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the ABL Priority Collateral and the Term Loan Priority Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Term Loan Documents and the ABL Loan Documents.

D-1-10

Article 3
Enforcement

Section 3.01.      Exercise of Rights and Remedies.

(a)           So long as the Discharge of ABL Debt has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties:

(i)             will not enforce or exercise, or seek to enforce or exercise, any rights or remedies (including any right of setoff or notification of account debtors) with respect to any ABL Priority Collateral (including the enforcement of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’s letter or any similar agreement or arrangement, in each case relating to ABL Priority Collateral, to which the Term Loan Agent or any other Term Loan Secured Party is a party) or commence or join with any Person (other than ABL Agent with its consent) in commencing, or filing a petition for, any action or proceeding with respect to such rights or remedies (including any foreclosure action);

(ii)             will not contest, protest or object to any foreclosure action or proceeding brought by ABL Agent or any other ABL Secured Party, or any other enforcement or exercise by any ABL Secured Party of any rights or remedies relating solely to the ABL Priority Collateral; provided that the Liens of Term Loan Agent attach to the Proceeds thereof (other than any Proceeds of Exclusive Foreign ABL Collateral) subject to the relative priorities set forth in Section 2.02;

(iii)           will not object to the forbearance by ABL Agent or the other ABL Secured Parties from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to any of the ABL Priority Collateral;

(iv)           will not take or receive any ABL Priority Collateral, or any Proceeds thereof or payment with respect thereto, in connection with the exercise of any right or remedy (including any right of setoff) with respect to any ABL Priority Collateral (it being understood and agreed that payments made by any Grantor in respect of the Term Loan Debt with proceeds of loans or advances under the ABL Documents shall not constitute a breach of this Section 3.01(a)(iv));

(v)           agrees that no covenant, agreement or restriction contained in any Term Loan Document shall be deemed to restrict in any way the rights and remedies of ABL Agent or the other ABL Secured Parties with respect to the ABL Priority Collateral as set forth in this Agreement and the ABL Documents;

(vi)           will not object to the manner in which ABL Agent or any other ABL Secured Party may seek to enforce or collect the ABL Debt or the Liens of such ABL Secured Party on any ABL Priority Collateral, regardless of whether any action or failure to act by or on behalf of ABL Agent or any other ABL Secured Party is, or could be, adverse to the interests of the Term Loan Secured Parties, and will not assert, and hereby waive to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the ABL Priority Collateral or any other rights a junior secured creditor may have under applicable law with respect to the matters described in this clause (vi); and

D-1-11

(vii)           will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any ABL Debt or any Lien of ABL Agent or this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement.

(b)           So long as the Discharge of Term Loan Debt has not occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, ABL Agent, for itself and on behalf of the other ABL Secured Parties:

(i)              will not enforce or exercise, or seek to enforce or exercise, any rights or remedies (including any right of setoff with respect to any deposit accounts used exclusively for identifiable proceeds of Term Priority Collateral; it being understood and agreed that any property in such deposit accounts that is not identifiable proceeds of Term Loan Priority Collateral shall not be Term Loan Priority Collateral solely by virtue of being on deposit in any such deposit account) with respect to any Term Loan Priority Collateral (including the enforcement of any right under any lockbox agreement, account control agreement, landlord waiver or bailee’ s letter or any similar agreement or arrangement, in each case relating to Term Loan Priority Collateral, to which the ABL Agent or any other ABL Secured Party is a party) or commence or join with any Person (other than Term Loan Agent with its consent) in commencing, or filing a petition for, any action or proceeding with respect to such rights or remedies (including any foreclosure action);

(ii)           will not contest, protest or object to any foreclosure action or proceeding brought by Term Loan Agent or any other Term Loan Secured Party, or any other enforcement or exercise by any Term Loan Secured Party of any rights or remedies relating solely to the Term Loan Priority Collateral, provided the Liens of ABL Agent attach to the Proceeds thereof (other than any Proceeds of Exclusive Term Loan Collateral) subject to the relative priorities set forth in Section 2.02;

(iii)           will not object to the forbearance by Term Loan Agent or the other Term Loan Secured Parties from commencing or pursuing any foreclosure action or proceeding or any other enforcement or exercise of any rights or remedies with respect to any of the Term Loan Priority Collateral;

(iv)           will not take or receive any Term Loan Priority Collateral, or any Proceeds thereof or payment with respect thereto, in connection with the exercise of any right or remedy (including any right of setoff) with respect to any Term Loan Priority Collateral (it being understood and agreed that payments made by any Grantor in respect of the ABL Debt with proceeds of loans or advances under the Term Loan Documents shall not constitute a breach of this Section 3.01(b)(iv));

(v)           agrees that no covenant, agreement or restriction contained in any ABL Document shall be deemed to restrict in any way the rights and remedies of Term Loan Agent or the other Term Loan Secured Parties with respect to the Term Loan Priority Collateral as set forth in this Agreement and the Term Loan Documents;

(vi)           will not object to the manner in which Term Loan Agent or any other Term Loan Secured Party may seek to enforce or collect the Term Loan Debt or the Liens of such Term Loan Secured Party on any Term Loan Priority Collateral, regardless of whether any action or failure to act by or on behalf of Term Loan Agent or any other Term Loan Secured Party is, or could be, adverse to the interests of the ABL Secured Parties, and will not assert, and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Term Loan Priority Collateral or any other rights a junior secured creditor may have under applicable law with respect to the matters described in this clause (vi); and

D-1-12

(vii)           will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any Term Loan Debt or any Lien of Term Loan Agent or this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement.

(c)           Until the Discharge of ABL Debt has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, the ABL Secured Parties shall have the exclusive right to commence, and maintain the exercise of their rights and remedies with respect to the ABL Priority Collateral, including, the exclusive right, to the extent provided for in the ABL Documents or under applicable law, to appoint an administrator, receiver or trustee in respect of the ABL Priority Collateral, to take or retake control or possession of such ABL Priority Collateral and to hold, prepare for sale, process, and sell, lease, dispose of, or liquidate such ABL Priority Collateral, without any consultation with or the consent of any Term Loan Secured Party; provided, that, the Lien securing the Term Loan Debt shall continue as to the Proceeds of such Collateral released or disposed of subject to the relative priorities described in Article 2 hereof. In exercising enforcement rights and remedies with respect to the ABL Priority Collateral, the ABL Secured Parties may enforce the provisions of the ABL Documents with respect to the ABL Priority Collateral and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise realize on or dispose of any ABL Priority Collateral upon foreclosure, to incur expenses in connection with such sale or other realization or disposition, and to exercise all of the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction. Term Loan Secured Parties shall not have any right to direct any ABL Secured Party to exercise any right, remedy or power with respect to the ABL Priority Collateral and each Term Loan Secured Party shall have no right to consent to any exercise of remedies under the ABL Documents or applicable law in respect of any of the ABL Priority Collateral.

(d)           Until the Discharge of Term Loan Debt has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, subject to Section 3.01(b)(i) hereof, the Term Loan Secured Parties shall have the exclusive right to commence, and maintain the exercise of their rights and remedies with respect to the Term Loan Priority Collateral, including, the exclusive right, to the extent provided for in the Term Loan Documents or under applicable law, to appoint an administrator, receiver or trustee in respect of the Term Loan Priority Collateral, to take or retake control or possession of such Collateral and to hold, prepare for sale, process, and sell, lease, dispose of, or liquidate such Term Loan Priority Collateral, without any consultation with or the consent of any ABL Secured Party; provided, that, the Lien securing the ABL Debt shall continue as to the Proceeds of such Collateral released or disposed of subject to the relative priorities described in Article 2 hereof. In exercising enforcement rights and remedies with respect to the Term Loan Priority Collateral, the Term Loan Secured Parties may enforce the provisions of the Term Loan Documents with respect to the Term Loan Priority Collateral and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise realize on or dispose of any Term Loan Priority Collateral upon foreclosure, to incur expenses in connection with such sale or other realization or disposition, and to exercise all of the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction. ABL Secured Parties shall not have any right to direct any Term Loan Secured Party to exercise any right, remedy or power with respect to the Term Loan Priority Collateral and each ABL Secured Party shall have no right to consent to any exercise of remedies under the Term Loan Documents or applicable law in respect of any of the Term Loan Priority Collateral.

D-1-13

(e)           Notwithstanding the foregoing, each of the Term Loan Agent and the ABL

Agent may:

(i)             file a claim or statement of interest with respect to the ABL Debt, or Term Loan Debt, as the case may be, in an Insolvency Proceeding that has been commenced by or against any Grantor;

(ii)           in the case of the Term Loan Agent, take any action in order to create, perfect, preserve or protect (but not, prior to the Discharge of ABL Debt, enforce) its Lien on any of the ABL Priority Collateral (other than any Exclusive Foreign ABL Collateral), and in the case of the ABL Agent, take any action in order to create, perfect, preserve or protect (but not, prior to the Discharge of Term Loan Debt, enforce) its Lien on any of the Term Loan Priority Collateral (other than any Exclusive Term Loan Collateral);

(iii)           file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the ABL Secured Parties or Term Loan Secured Parties, including any claims secured by the Collateral, if any, or otherwise make any agreements or file any motions or objections pertaining to the claims of such Secured Parties, in each case in accordance with the terms of this Agreement;

(iv)           file any pleadings, objections, motions or agreements which assert rights or interests that are available to unsecured creditors of the Grantors, including, the commencement of an Insolvency Proceeding against any Grantor, in each case, in accordance with applicable law and in a manner not inconsistent with or in violation of the terms of this Agreement (including, but not limited to, any of the provisions of Article 6 hereof); and

(v)           vote on any plan of reorganization, file any claim, proof of claim or proof of interest, make other filings and make any arguments and motions that are, in each case, not inconsistent with the terms of this Agreement.

Section 3.02.    Release of Second Priority Liens.

(a)           If the Agent with the senior Lien on any Collateral releases its Liens on any part of such Collateral in connection with either any Disposition of any Collateral permitted under the terms of the ABL Documents and the terms of the Term Loan Documents or the exercise by the Agent with the senior Lien on any Collateral of its enforcement remedies in respect of such Collateral, and including any Disposition of such Collateral by or on behalf of any Grantor that is approved or consented to by the Agent with the senior Lien therein at any time after an ABL Event of Default, in the case of ABL Priority Collateral, or a Term Loan Event of Default, in the case of Term Loan Priority Collateral, has occurred and is continuing, then effective upon the consummation of any such Disposition or exercise of enforcement remedies, the Agent with the junior Lien on any such Collateral shall:

(i)             be deemed to have automatically and without further action released and terminated any Liens it may have on such Collateral; provided, that, (A) the Liens of the Agent with such senior Lien on the Collateral so sold or disposed of are released at the same time, and (B) such junior Lien shall remain in place with respect to any Proceeds of such sale, transfer or other disposition under this clause (a)(i) that are not applied to the repayment of ABL Debt (in the case of ABL Priority Collateral) or the repayment of Term Loan Debt (in the case of Term Loan Priority Collateral); and

D-1-14

(ii)           be deemed to have authorized the Agent with the senior Lien on such Collateral to file UCC amendments and terminations and mortgage releases (as applicable) covering the Collateral so sold or otherwise disposed of with respect to the UCC financing statements and mortgage releases (as applicable) between any Grantor and the Agent with the junior Lien thereon to evidence such release and termination; and

(iii)           promptly upon the request of the Agent with the senior Lien thereon, execute and deliver such other release documents and confirmations of the authorization to file UCC amendments and terminations and mortgage releases (as applicable) provided for herein, in each case as the Agent with the senior Lien thereon may require in connection with such sale or other Disposition by such Agent, such Agent’s agents or any Grantor with the consent of such Agent to evidence and effectuate such termination and release; provided, that, any such release or UCC amendment or termination by or on behalf of the Agent with the junior Lien thereon shall not extend to or otherwise affect any of the rights, if any, of such Agent with the junior Lien to the Proceeds from any such sale or other Disposition of Collateral upon the payment and satisfaction in full in cash of the ABL Debt or the Term Loan Debt, as the case may be, whichever is secured by the senior Lien on such Collateral.

(b)           Each Agent, for itself and on behalf of the other Secured Parties for whom such Agent is acting, hereby irrevocably constitutes and appoints the other Agent and any officer or agent of such Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Agent with the junior Lien or such holder or in the Agent’s own name, from time to time in such Agent’s (holding the senior Lien) discretion, for the purpose of carrying out the terms of this Section 3.02, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 3.02, including any termination statements, endorsements or other instruments of transfer or release. Nothing contained in this Agreement shall be construed to modify the obligation of the Agent with the senior Lien to act in a commercially reasonable manner in the exercise of its rights to sell, lease, license, exchange, transfer or otherwise dispose of any Collateral.

Section 3.03.    Insurance and Condemnation Awards.

(a)           So long as the Discharge of ABL Debt has not occurred, ABL Agent and the other ABL Secured Parties shall have the sole and exclusive right, subject to the rights of Grantors under the ABL Documents, to settle and adjust claims in respect of the ABL Priority Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation in respect of the ABL Priority Collateral. So long as the Discharge of ABL Debt has not occurred, all Proceeds of any such policy and any such award, or any payments with respect to such a deed in lieu of condemnation, shall (i) first, up to an amount not to exceed the ABL Debt, be paid to ABL Agent for the benefit of the ABL Secured Parties to the extent required under the ABL Documents, (ii) second, up to an amount not to exceed the Term Loan Debt, be paid to Term Loan Agent for the benefit of the Term Loan Secured Parties to the extent required under the applicable Term Loan Documents, and (v) third, if no Term Loan Debt is outstanding, be paid to the owner of the subject property or as a court of competent jurisdiction may otherwise direct or may otherwise be required by applicable law. Until the Discharge of ABL Debt, if Term Loan Agent or any other Term Loan Secured Party shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment, it shall pay such Proceeds over to ABL Agent in accordance with the terms of Section 4.02.

D-1-15

(b)           So long as the Discharge of Term Loan Debt has not occurred, Term Loan Agent and the other Term Loan Secured Parties shall have the sole and exclusive right, subject to the rights of Grantors under the Term Loan Documents, to settle and adjust claims in respect of the Term Loan Priority Collateral under policies of insurance and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation in respect of the Term Loan Priority Collateral. So long as the Discharge of Term Loan Debt has not occurred, all Proceeds of any such policy and any such award, or any payments with respect to such a deed in lieu of condemnation, shall (i) first, up to an amount not to exceed the Term Loan Debt, be paid to Term Loan Agent for the benefit of the Term Loan Secured Parties to the extent required under the Term Loan Documents, (ii) second, up to an amount not to exceed the ABL Debt, be paid to ABL Agent for the benefit of the ABL Secured Parties to the extent required under the applicable ABL Documents, and (v) third, if no ABL Debt is outstanding, be paid to the owner of the subject property or as a court of competent jurisdiction may otherwise direct or may otherwise be required by applicable law. Until the Discharge of Term Loan Debt, if ABL Agent or any other ABL Secured Party shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment, it shall pay such Proceeds over to Term Loan Agent in accordance with the terms of Section 4.02.

Article 4
Payments

Section 4.01.    Application of Proceeds.

(a)           So long as the Discharge of ABL Debt has not occurred, the ABL Priority Collateral or Proceeds thereof (including any ABL Priority Collateral or Proceeds thereof subject to Liens that have been avoided or otherwise invalidated), in each case, received in connection with any exercise of remedies with respect to such ABL Priority Collateral (including any right of set-off or recoupment) or in any Insolvency Proceeding, shall be applied in the following order of priority:

(i)             first, to the ABL Debt in accordance with the ABL Documents until the Discharge of ABL Debt has occurred;

(ii)            second, to the Term Loan Debt in accordance with the Term Loan Documents until the Discharge of Term Loan Debt has occurred; and

(iii)           third, to the applicable Grantor or as otherwise required by applicable law.

(b)           So long as the Discharge of Term Loan Debt has not occurred, the Term Loan Priority Collateral or Proceeds thereof (including any Term Loan Priority Collateral or Proceeds thereof subject to Liens that have been avoided or otherwise invalidated), in each case, received in connection with any exercise of remedies with respect to such Term Loan Priority Collateral (including any right of set-off or recoupment) or in any Insolvency Proceeding, shall be applied in the following order of priority:

(i)             first, to the Term Loan Debt in accordance with the Term Loan Documents until the Discharge of Term Loan Debt has occurred;

(ii)            second, to the ABL Debt in accordance with the ABL Documents until the Discharge of ABL Debt has occurred; and

D-1-16

(iii)           third, to the applicable Grantor or as otherwise required by applicable law.

(c)           The provisions of this Section 4.01 are intended solely to govern the respective Lien priorities as between Term Loan Agent and ABL Agent and shall not impose on any Agent or any other Secured Party any obligations in respect of the disposition of Proceeds of foreclosure on any Collateral which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law.

Section 4.02.    Payments Over.

(a)           At all times prior to the Discharge of ABL Debt, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, Term Loan Agent agrees, for itself and on behalf of the other Term Loan Secured Parties, that any ABL Priority Collateral or Proceeds thereof (including any ABL Priority Collateral or Proceeds thereof subject to Liens that have been avoided or otherwise invalidated), in each case, received by Term Loan Agent or any other Term Loan Secured Party in connection with any exercise of remedies with respect to such ABL Priority Collateral (including any right of set-off or recoupment), in any Insolvency Proceeding or in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), shall be segregated and held in trust and promptly transferred or paid over to ABL Agent for the benefit of the ABL Secured Parties in the same form as received, with any necessary endorsements or assignments or as a court of competent jurisdiction may otherwise direct. ABL Agent is hereby authorized to make any such endorsements or assignments as agent for Term Loan Agent. This authorization is coupled with an interest and is irrevocable. Any payments made by Grantors in respect of the Term Loan Debt with proceeds of loans or advances under the ABL Documents shall not be required to be transferred or paid over to ABL Agent for the benefit of the ABL Secured Parties.

(b)           At all times prior to the Discharge of Term Loan Debt, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, ABL Agent agrees, for itself and on behalf of the other ABL Secured Parties, that any Term Loan Priority Collateral or Proceeds thereof (including any Term Loan Priority Collateral or Proceeds thereof subject to Liens that have been avoided or otherwise invalidated), in each case, received by ABL Agent or any other ABL Secured Party in connection with any exercise of remedies with respect to such Term Loan Priority Collateral (including any right of set-off or recoupment), in any Insolvency Proceeding or in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation), shall be segregated and held in trust and promptly transferred or paid over to Term Loan Agent for the benefit of the Term Loan Secured Parties in the same form as received, with any necessary endorsements or assignments or as a court of competent jurisdiction may otherwise direct. Term Loan Agent is hereby authorized to make any such endorsements or assignments as agent for ABL Agent. This authorization is coupled with an interest and is irrevocable.

(c)           From and after the Discharge of ABL Debt, ABL Agent shall deliver to Term Loan Agent or shall execute such documents as any Term Loan Agent may reasonably request (at the expense of the Grantors in accordance with the applicable ABL Documents and the applicable Term Loan Documents) to enable Term Loan Agent to have control over any Collateral still in ABL Agent’s possession, custody, or control in the same form as received with any necessary endorsements (but without recourse, representation or warranty), or as a court of competent jurisdiction may otherwise direct except in the event and to the extent (i) ABL Agent or any other ABL Secured Party has retained or otherwise acquired such Collateral in full or partial satisfaction of any of the ABL Debt in a manner consistent with this Agreement or (ii) it is otherwise required by any order of any court or other Governmental Authority. From and after the Discharge of Term Loan Debt, Term Loan Agent shall deliver to ABL Agent or shall execute such documents as ABL Agent may reasonably request (at the expense of the Grantors in accordance with the applicable ABL Documents and the applicable Term Loan Documents) to enable ABL Agent to have control over any Collateral still in such Term Loan Agent’s possession, custody or control in the same form as received with any necessary endorsements (but without recourse, representation or warranty), or as a court of competent jurisdiction may otherwise direct except in the event and to the extent that (x) Term Loan Agent or any other Term Loan Secured Party has retained or otherwise acquired such Collateral in full or partial satisfaction of any of the Term Loan Debt in a manner consistent with this Agreement or (y) it is otherwise required by any order of any court or other Governmental Authority or applicable law.

D-1-17

Article 5
Bailee for Perfection

Section 5.01.    Each Agent as Bailee.

(a)           Each Agent agrees to hold any Collateral that is in the possession or control of such Agent (or its agents or bailees), to the extent that possession or control thereof is effective to perfect a Lien thereon under the Uniform Commercial Code (such Collateral being referred to herein as the “Pledged Collateral”), as bailee and agent for and on behalf of the other Agent solely for the purpose of perfecting the Lien granted to the other Agent in such Pledged Collateral (including as to any securities or any deposit accounts or securities accounts, if any, for purposes of satisfying the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) pursuant to the ABL Documents or Term Loan Documents, as applicable, subject to the terms and conditions of this Section 5.

(b)           Until the Discharge of ABL Debt has occurred, ABL Agent shall be entitled to deal with the Pledged Collateral constituting ABL Priority Collateral in accordance with the terms of the ABL Documents. The rights of Term Loan Agent to such Pledged Collateral shall at all times be subject to the terms of this Agreement and to ABL Agent’s rights under the ABL Documents. Until the Discharge of Term Loan Debt has occurred, Term Loan Agent shall be entitled to deal with the Pledged Collateral constituting Term Loan Priority Collateral in accordance with the terms of the Term Loan Documents. The rights of ABL Agent to such Pledged Collateral shall at all times be subject to the terms of this Agreement and to Term Loan Agent’s rights under the Term Loan Documents.

(c)           Each Agent shall have no obligation whatsoever to the other Agent or any other Secured Party to assure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5. The duties or responsibilities of each Agent under this Section 5 shall be limited solely to holding the Pledged Collateral as bailee and agent for and on behalf of the other Agent for purposes of perfecting the Lien held by the other Agent.

(d)           Each Agent shall not have by reason of the ABL Documents, the Term Loan Documents or this Agreement or any other document or otherwise in connection with the transactions contemplated by this Agreement, the ABL Documents and the Term Loan Documents a fiduciary relationship in respect of the other Agent or any of the other Secured Parties and shall not have any liability to the other Agent or any other Secured Party in connection with its holding the Pledged Collateral. Each Agent hereby waives any claims against the other Agent for any breach or alleged breach of fiduciary duty.

D-1-18

Section 5.02.    Transfer of Pledged Collateral.

(a)           Upon the Discharge of ABL Debt, to the extent permitted under applicable law, upon the request of Term Loan Agent:

(i)             ABL Agent shall, without recourse or warranty, transfer the possession and control of the Pledged Collateral, if any, then in its possession or control to Term Loan Agent, except in the event and to the extent (A) ABL Agent or any other ABL Secured Party has retained or otherwise acquired such Collateral in full or partial satisfaction of any of the ABL Debt, (B) such Collateral is sold or otherwise disposed of by ABL Agent or any other ABL Secured Party or by a Grantor as provided herein or (C) it is otherwise required by any order of any court or other governmental authority or applicable law or would result in the risk of liability of any ABL Secured Party to any third party.

(ii)            In connection with any transfer described herein to Term Loan Agent, ABL Agent agrees to take reasonable actions in its power (with all reasonable and documented costs and expenses in connection therewith to be for the account of Term Loan Agent and to be paid by Grantors in accordance with the terms of the Term Loan Documents) as shall be reasonably requested by Term Loan Agent to permit Term Loan Agent to obtain, for the benefit of the Term Loan Secured Parties, a first priority security interest in the Pledged Collateral, including in connection with the terms of any Collateral Access Agreement (as defined in the ABL Agreement), whether with a landlord, processor, warehouse or other third party or any Control Agreement (as defined in the ABL Agreement), with respect to any such agreement delivered on or after the date hereof, ABL Agent shall notify the other parties thereto that it is no longer the “Secured Party Representative”, “Agent Representative”, “Lender Representative” or otherwise entitled to act under such agreement and shall confirm to such parties that Term Loan Agent is thereafter the “Secured Party Representative”, “Agent Representative”, “Lender Representative” as any of such terms are used in any such agreement and is otherwise entitled to the rights of the secured party under such agreement.

(iii)           The foregoing provision shall not impose on ABL Agent or any other ABL Secured Party any obligations which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law.

(b)           Upon the Discharge of Term Loan Debt, to the extent permitted under applicable law, upon the request of ABL Agent, Term Loan Agent shall, without recourse or warranty, transfer the possession and control of the Pledged Collateral, if any, then in its possession or control to ABL Agent, except in the event and to the extent (i) Term Loan Agent or any other Term Loan Secured Party has retained or otherwise acquired such Collateral in full or partial satisfaction of any of the Term Loan Debt, (ii) such Collateral is sold or otherwise disposed of by Term Loan Agent or any other Term Loan Secured Party or by a Grantor as provided herein or (iii) it is otherwise required by any order of any court or other governmental authority or applicable law or would result in the risk of liability of any Term Loan Secured Party to any third party. In connection with any transfer described herein to ABL Agent, Term Loan Agent agrees to take reasonable actions in its power (with all reasonable and documented costs and expenses in connection therewith to be for the account of ABL Agent and to be paid by Grantors in accordance with the terms of the ABL Documents) as shall be reasonably requested by ABL Agent to permit ABL Agent to obtain, for the benefit of the ABL Secured Parties, a first priority security interest in the Pledged Collateral. The foregoing provision shall not impose on Term Loan Agent or any other Term Loan Secured Party any obligations which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law.

(c)           Each Grantor acknowledges and agrees to the delivery or transfer of control by ABL Agent to Term Loan Agent, and by Term Loan Agent to ABL Agent, of any such Collateral and waives and releases ABL Agent and the other ABL Secured Parties, and Term Loan Agent and the other Term Loan Secured Parties, from any liability as a result of such action, except to the extent resulting from such Agent’s own gross negligence or willful misconduct as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. Each Grantor shall take such further actions as are reasonably required to effectuate the transfer contemplated in this Section 5.02 and shall indemnify the Agent having the first priority Lien prior to such transfer for loss or damage suffered by such Agent as a result of such transfer, except to the extent resulting from such Agent’s own gross negligence or willful misconduct as determined pursuant to a final, non-appealable order of a court of competent jurisdiction.

D-1-19

Article 6
Insolvency Proceedings

Section 6.01.   General Applicability. This Agreement shall be applicable both before and after the institution of any Insolvency Proceeding involving any Grantor, including, the filing of any petition by or against any Grantor under the Bankruptcy Code or under any other Bankruptcy Law and all converted or subsequent cases in respect thereof, and all references herein to any Grantor shall be deemed to apply to the trustee for such Grantor and such Grantor as debtor-in- possession. The relative rights of the ABL Secured Parties and the Term Loan Secured Parties in or to any distributions from or in respect of any Collateral or Proceeds shall continue after the commencement of any Insolvency Proceeding involving any Grantor, including, the filing of any petition by or against any Grantor under the Bankruptcy Code or under any other Bankruptcy Law and all converted cases and subsequent cases, on the same basis as prior to the date of such commencement, subject to any court order approving the financing of, or use of ABL Cash Collateral or Term Loan Cash Collateral by, any Grantor as debtor-in-possession, or any other court order affecting the rights and interests of the parties hereto not in conflict with this Agreement. This Agreement shall constitute a subordination agreement for the purposes of Section 510(a) of the Bankruptcy Code or any comparable provision of any other Bankruptcy Law and shall be enforceable in any Insolvency Proceeding in accordance with its terms.

Section 6.02.    Use of Cash Collateral; Bankruptcy Financing.

(a)           If any Grantor becomes subject to any Insolvency Proceeding, and if ABL Agent or the ABL Secured Parties shall seek to provide a Grantor with, or consent to a third party providing, any post-petition financing under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (an “ABL DIP Financing”), and/or the ABL Agent or the ABL Secured Parties consent to the use of any ABL Priority Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (“ABL Cash Collateral”), until the Discharge of ABL Debt has occurred, Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, agrees that each Term Loan Secured Party (i) will raise no objection to, nor support any other Person objecting to, and will be deemed to have consented to, the use of any ABL Cash Collateral, or ABL DIP Financing, (ii) will not request or accept adequate protection or any other relief in connection with the use of such ABL Cash Collateral or such ABL DIP Financing except as set forth in Section 6.04 below, and (iii) will subordinate (and will be deemed hereunder to have subordinated) the Liens on ABL Priority Collateral granted to Term Loan Agent or any other Term Loan Secured Parties to the Liens granted on ABL Priority Collateral with respect to such ABL DIP Financing on the same basis as such Liens of the Term Loan Agent or other Term Loan Secured Parties are subordinated hereunder to the Liens granted with respect to the ABL Debt (and such subordination will not alter in any manner the terms of this Agreement), to any adequate protection provided to the ABL Secured Parties and to any “carve-out” consented to in writing by ABL Agent to be paid prior to the Discharge of ABL Debt, provided, that:

(A)           the Term Loan Secured Parties retain a Lien on the Collateral (including Proceeds thereof arising after the commencement of such proceeding) with the same priority relative to the Liens on such Collateral of ABL Agent as existed prior to the commencement of the case under the Bankruptcy Code or other Bankruptcy Law (junior in priority to the Liens securing such ABL DIP Financing and the existing Liens in favor of the ABL Agent on the ABL Priority Collateral but senior to the Liens of the ABL Agent and the Liens securing such ABL DIP Financing on the Term Loan Priority Collateral to the same extent as provided),

D-1-20

(B)            the Term Loan Agent retains the right to object to any agreements or arrangements regarding the use of ABL Cash Collateral or the ABL DIP Financing that require a specific treatment of a claim in respect of the Term Loan Debt for purposes of a plan of reorganization or similar dispositive restructuring plan or contravene the terms of this Agreement in any material respect, and

(C)            the Term Loan Agent retains the right to object to any ABL DIP Financing that is proposed to be secured by Liens on the Term Loan Priority Collateral ranking senior to or pari passu with the Liens on the Term Loan Priority Collateral securing the Term Loan Debt.

(b)           If any Grantor becomes subject to any Insolvency Proceeding, and if Term Loan Agent or the Term Loan Secured Parties shall seek to provide a Grantor with, or consent to a third party providing, any post-petition financing under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (a “Term Loan DIP Financing”), and/or the Term Loan Agent or the Term Loan Secured Parties consent to the use of any Term Loan Priority Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (“Term Loan Cash Collateral”), until the Discharge of Term Loan Debt has occurred, ABL Agent, for itself and on behalf of the other ABL Secured Parties, agrees that each ABL Secured Party (i) will raise no objection to, nor support any other Person objecting to, and will be deemed to have consented to, the use of any Term Loan Cash Collateral, or Term Loan DIP Financing, (ii) will not request or accept adequate protection or any other relief in connection with the use of such Term Loan Cash Collateral or such Term Loan DIP Financing except as set forth in Section 6.04 below, and (iii) will subordinate (and will be deemed hereunder to have subordinated) the Liens on Term Loan Priority Collateral granted to ABL Agent or any other ABL Secured Parties to the Liens granted on Term Loan Priority Collateral with respect to such Term Loan DIP Financing on the same basis as such Liens of the ABL Agent or other ABL Secured Parties are subordinated hereunder to the Liens granted with respect to the Term Loan Debt (and such subordination will not alter in any manner the terms of this Agreement), to any adequate protection provided to the Term Loan Secured Parties and to any “carve-out” consented to in writing by Term Loan Agent to be paid prior to the Discharge of Term Loan Debt, provided, that:

(A)           the ABL Secured Parties retain a Lien on the Collateral (including Proceeds thereof arising after the commencement of such proceeding) with the same priority relative to the Liens on such Collateral of Term Loan Agent as existed prior to the commencement of the case under the Bankruptcy Code or other Bankruptcy Law (junior in priority to the Liens securing such Term Loan DIP Financing and the existing Liens in favor of the Term Loan Agent on the Term Loan Priority Collateral but senior to the Liens of the Term Loan Agent and the Liens securing such Term Loan DIP Financing on the ABL Priority Collateral to the same extent as provided),

(B)            the ABL Agent retains the right to object to any agreements or arrangements regarding the use of Term Loan Cash Collateral or the Term Loan DIP Financing that require a specific treatment of a claim in respect of the ABL Debt for purposes of a plan of reorganization or similar dispositive restructuring plan or contravene the terms of this Agreement in any material respect, and

D-1-21

(C)            the ABL Agent retains the right to object to any Term Loan DIP Financing that is proposed to be secured by Liens on the ABL Priority Collateral ranking senior to or pari passu with the Liens on the ABL Priority Collateral securing the ABL Debt.

(c)           No ABL Secured Party shall, directly or indirectly, provide, or seek to provide, or support any other Person providing or seeking to provide, the use of ABL Cash Collateral or ABL DIP Financing secured by Liens equal or senior in priority to the Liens on the Term Loan Priority Collateral (including any assets or property arising after the commencement of an Insolvency Proceeding that constitute Term Loan Priority Collateral) of Term Loan Agent, without the prior written consent of Term Loan Agent. No Term Loan Secured Party shall, directly or indirectly, provide, or seek to provide, or support any other Person providing or seeking to provide, the use of Term Loan Cash Collateral or Term Loan DIP Financing secured by Liens equal or senior in priority to the Liens on the ABL Priority Collateral (including any assets or property arising after the commencement of an Insolvency Proceeding that constitute Term Loan Priority Collateral) of ABL Agent, without the prior written consent of ABL Agent. For purposes hereof, all references to Collateral shall include any assets or property of Grantors arising after the commencement of any Insolvency Proceeding that are subject to the Liens of Agents.

Section 6.03.    Relief from the Automatic Stay.

(a)           The Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, agrees that, so long as the Discharge of ABL Debt has not occurred, no Term Loan Secured Party shall, without the prior written consent of the ABL Agent, seek or request relief from or modification of the automatic stay in Section 362 of the Bankruptcy Code or any other stay in any Insolvency or Liquidation Proceeding in respect of any part of the ABL Priority Collateral, any Proceeds thereof or any Lien thereon securing any of the Term Loan Debt.

(b)           The ABL Agent, for itself and on behalf of the other ABL Secured Parties, agrees that, so long as the Discharge of Term Loan Debt has not occurred, no ABL Secured Party shall, without the prior written consent of the Term Loan Agent, seek or request relief from or modification of the automatic stay in Section 362 of the Bankruptcy Code or any other stay in any Insolvency or Liquidation Proceeding in respect of any part of the Term Loan Priority Collateral, any Proceeds thereof or any Lien thereon securing any of the ABL Debt.

Section 6.04.   Adequate Protection.

(a)           The Term Loan Agent, on behalf of itself and the other Term Loan Secured Parties, agrees that none of them shall contest (or support any other Person contesting):

(i)             any request by the ABL Agent or the other ABL Secured Parties for adequate protection with respect to Liens on the ABL Priority Collateral; or

(ii)            any objection by the ABL Agent or the other ABL Secured Parties to any motion, relief, action or proceeding based on the ABL Agent or the other ABL Secured Parties claiming a lack of adequate protection with respect to Liens on the ABL Priority Collateral to the extent not inconsistent with the other terms of this Agreement.

D-1-22

(b)           The ABL Agent, on behalf of itself and the other ABL Secured Parties, agrees that none of them shall contest (or support any other Person contesting):

(i)             any request by the Term Loan Agent or the other Term Loan Secured Parties for adequate protection with respect to Liens on the Term Loan Priority Collateral; or

(ii)            any objection by the Term Loan Agent or the other Term Loan Secured Parties to any motion, relief, action or proceeding based on the Term Loan Agent or the other Term Loan Secured Parties claiming a lack of adequate protection with respect to Liens on the Term Loan Priority Collateral to the extent not inconsistent with the other terms of this Agreement.

(c)           Notwithstanding anything to the contrary in Sections 6.04(a) and 6.04(b), in any Insolvency Proceeding:

(i)             if any or all of the ABL Secured Parties are granted adequate protection in the form of additional collateral or a super-priority claim in connection with any use of ABL Cash Collateral or an ABL DIP Financing and such additional collateral is the type of asset or property that would constitute ABL Priority Collateral or such super-priority claims are granted for any diminution in value of the value of any ABL Priority Collateral, then (A) the Term Loan Agent, on behalf of itself or any of the Term Loan Secured Parties, may seek or request adequate protection in the form of a Lien on such additional collateral or super-priority administrative expense claims for any diminution in value of any ABL Priority Collateral, which Lien will be subordinated to the Liens securing the ABL Debt (including securing such adequate protection) and ABL DIP Financing (and all obligations relating thereto) on the same basis as the other Liens on ABL Priority Collateral securing the Term Loan Debt are so subordinated to the Liens on ABL Priority Collateral securing the ABL Debt under this Agreement and such super-priority administrative expense claims shall be junior to the ABL Debt and to the super-priority administrative expense claims granted to the ABL Secured Parties and (B) subject to clause (ii) below, the ABL Agent, on behalf of itself and the other ABL Secured Parties, agrees that none of them shall contest (or support any other Person contesting) (1) any request by the Term Loan Agent or any other Term Loan Secured Party for adequate protection pursuant to the preceding clause (A) or (2) any objection to any motion, relief, action or proceeding in support of a request for adequate protection pursuant to the preceding clause (A);

(ii)            in the event the Term Loan Agent, on behalf of itself or any other Term Loan Secured Parties, is granted in the form of additional collateral of a type of asset or property that would constitute ABL Priority Collateral or super-priority administrative expense claims are granted for any diminution in value of the value of any ABL Priority Collateral, then (A) the Proceeds of such additional collateral shall be distributed in accordance Section 4.01(a) and such collateral shall be deemed ABL Priority Collateral for all purposes of this Agreement and (B) the Term Loan Agent, on behalf of itself and the other Term Loan Secured Parties, agrees that it will support any request by the ABL Agent to also be granted a Lien on such additional collateral as security for the ABL Debt (including securing such adequate protection) or ABL DIP Financing and that any Lien on such additional collateral securing the applicable Term Loan Debt shall be subordinated to the Lien on such collateral securing the ABL Debt (including securing such adequate protection) or ABL DIP Financing (and all obligations relating thereto) on the same basis as the other Liens on ABL Priority Collateral securing the Term Loan Debt are so subordinated to the Liens on ABL Priority Collateral securing the ABL Debt under this Agreement and any super-priority administrative expense claims granted to the Term Loan Secured Parties in respect of any diminution in value of the ABL Priority Collateral shall be junior to the ABL Debt and any super-priority administrative expense claims granted to the ABL Secured Parties in respect of the ABL Priority Collateral;

D-1-23

(iii)           if any or all of the Term Loan Secured Parties are granted adequate protection in the form of additional collateral or a super- priority claim in connection with any use of Term Loan Cash Collateral or a Term Loan DIP Financing and such additional collateral is the type of asset or property that would constitute Term Loan Priority Collateral or such super- priority claims are granted for any diminution in value of the value of any Term Loan Priority Collateral, then (A) the ABL Agent, on behalf of itself or any of the ABL Secured Parties, may seek or request adequate protection in the form of a Lien on such additional collateral or super- priority claims for any diminution in value of any Term Loan Priority Collateral, which Lien will be subordinated to the Liens securing the Term Loan Debt (including securing such adequate protection) and Term Loan DIP Financing (and all obligations relating thereto) on the same basis as the other Liens on Term Loan Priority Collateral securing the ABL Debt are so subordinated to the Liens on Term Loan Priority Collateral securing the Term Loan Debt under this Agreement and such super-priority administrative expense claims shall be junior to the Term Loan Debt and to the super-priority administrative expense claims granted to the Term Loan Secured Parties and (B) subject to clause (iv) below, the Term Loan Agent, on behalf of itself and the other Term Loan Secured Parties, agrees that none of them shall contest (or support any other Person contesting) (1) any request by the ABL Agent or any other ABL Secured Party for adequate protection pursuant to the preceding clause (A) or (2) any objection to any motion, relief, action or proceeding in support of a request for adequate protection pursuant to the preceding clause (A);

(iv)           in the event the ABL Agent, on behalf of itself or any other ABL Secured Parties, is granted in the form of additional collateral of a type of asset or property that would constitute Term Loan Priority Collateral or super-priority administrative expense claims are granted for any diminution in value of the value of any Term Loan Priority Collateral, then (A) the Proceeds of such additional collateral shall be distributed in accordance Section 4.01(a) and such collateral shall be deemed Term Loan Priority Collateral for all purposes of this Agreement and (B) the ABL Agent, on behalf of itself and the other ABL Secured Parties, agrees that it will support any request by the Term Loan Agent to also be granted a Lien on such additional collateral as security for the Term Loan Debt (including securing such adequate protection) or Term Loan DIP Financing and that any Lien on such additional collateral securing the applicable ABL Debt shall be subordinated to the Lien on such collateral securing the Term Loan Debt (including securing such adequate protection) or Term Loan DIP Financing (and all obligations relating thereto) on the same basis as the other Liens on Term Loan Priority Collateral securing the ABL Debt are so subordinated to the Liens on Term Loan Priority Collateral securing the Term Loan Debt under this Agreement and any super-priority administrative expense claims granted to the ABL Secured Parties in respect of any diminution in value of the Term Loan Priority Collateral shall be junior to the Term Loan Debt and any super-priority administrative expense claims granted to the Term Loan Secured Parties in respect of the Term Loan Priority Collateral; and

(v)           except as otherwise expressly set forth in Section 6.02 or in connection with the exercise of remedies with respect to the ABL Priority Collateral, nothing herein shall limit the rights of the Term Loan Agent or the other Term Loan Secured Parties from seeking adequate protection with respect to their rights in the Term Loan Priority Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise). Except as otherwise expressly set forth in Section 6.02 or in connection with the exercise of remedies with respect to the Term Loan Priority Collateral, nothing herein shall limit the rights of the ABL Agent or the other ABL Secured Parties from seeking adequate protection with respect to their rights in the ABL Priority Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

D-1-24

(d)           Except as otherwise provided in this Section 6.04, (i) no ABL Secured Party may seek or assert any right it may have for adequate protection of its interest in the Term Loan Priority Collateral without the prior written consent of the Term Loan Secured Parties, and (ii) no Term Loan Secured Party may seek or assert any right it may have for adequate protection of its interest in the ABL Priority Collateral without the written consent of the ABL Secured Parties.

Section 6.05.    Reorganization Securities. If, in any Insolvency Proceeding, debt obligations of any reorganized Grantor secured by Liens upon any property of such reorganized Grantor are distributed, pursuant to a plan of reorganization or liquidation or comparable arrangement or scheme, on account of both the ABL Debt and the Term Loan Debt, then, to the extent the debt obligations distributed on account of the ABL Debt and on account of the Term Loan Debt are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan, arrangement or scheme and will apply with like effect to the Liens securing such debt obligations.

Section 6.06.      Separate Grants of Security and Separate Classes. Each of the parties hereto and each Grantor irrevocably acknowledges and agrees that (a) the claims and interests of the ABL Secured Parties and the Term Loan Secured Parties are not “substantially similar” within the meaning of Section 1122 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, (b) the grants of the Liens to secure the ABL Debt and the grants of the Liens to secure the Term Loan Debt constitute two separate and distinct grants of Liens, (c) the ABL Secured Parties’ rights in the Collateral are fundamentally different from the Term Loan Secured Parties’ rights in the Collateral and (d) as a result of the foregoing, among other things, the ABL Debt and the Term Loan Debt must be separately classified in any plan of reorganization proposed or adopted in any Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and the Term Loan Secured Parties in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the ABL Secured Parties and the Term Loan Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Debt, on the one hand, and the Term Loan Debt, on the other hand, against the Grantors, with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or Term Loan Priority Collateral is sufficient, the ABL Secured Parties or the Term Loan Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest that is available from each pool of Collateral in which each of the ABL Secured Parties and the Term Loan Secured Parties, respectively, have a first priority Lien hereunder, before any distribution is made in respect of the claims held by the other Secured Parties from such Collateral, with the other Secured Parties hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.

Section 6.07.    Asset Dispositions.

(a)           Until the Discharge of ABL Debt has occurred, the Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, agrees that, in the event of any Insolvency Proceeding, the Term Loan Secured Parties will not object or oppose (or support any Person in objecting or opposing) a motion for any Disposition of any ABL Priority Collateral free and clear of the Liens of Term Loan Agent and the other Term Loan Secured Parties or other claims under Section 363, 365 or 1129 of the Bankruptcy Code, or any comparable provision of any Bankruptcy Law (and including any motion for bid procedures or other procedures related to the Disposition that is the subject of such motion), and shall be deemed to have consented to any such Disposition of any ABL Priority Collateral under Section 363(f) of the Bankruptcy Code that has been consented to by the ABL Agent; provided, that, the Proceeds of such Disposition of any Collateral to be applied to the ABL Debt or the Term Loan Debt are applied in accordance with Sections 4.01 and 4.02.

D-1-25

(b)           Until the Discharge of Term Loan Debt has occurred, the ABL Agent, for itself and on behalf of the other ABL Secured Parties, agrees that, in the event of any Insolvency Proceeding, the ABL Secured Parties will not object or oppose (or support any Person in objecting or opposing) a motion to any Disposition of any Term Loan Priority Collateral free and clear of the Liens of ABL Agent and the other ABL Secured Parties or other claims under Section 363, 365 or 1129 of the Bankruptcy Code, or any comparable provision of any Bankruptcy Law (and including any motion for bid procedures or other procedures related to the Disposition that is the subject of such motion), and shall be deemed to have consented to any such Disposition of any Term Loan Priority Collateral under Section 363(f) of the Bankruptcy Code that has been consented to by the Term Loan Agent; provided, that, the Proceeds of such Disposition of any Collateral to be applied to the ABL Debt or the Term Loan Debt are applied in accordance with Sections 4.01 and 4.02.

(c)           The Term Loan Secured Parties agree that the ABL Secured Parties shall have the right to credit bid under Section 363(k) of the Bankruptcy Code with respect to any Disposition of the ABL Priority Collateral and the ABL Secured Parties agree that the Term Loan Secured Parties shall have the right to credit bid under Section 363(k) of the Bankruptcy Code with respect to any Disposition of the Term Loan Priority Collateral; provided, that, the Secured Parties shall not be deemed to have agreed to any credit bid by other Secured Parties in connection with the Disposition of Collateral consisting of both Term Loan Priority Collateral and ABL Priority Collateral. The Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, agrees that, so long as the Discharge of ABL Debt has not occurred, no Term Loan Secured Party shall, without the prior written consent of the ABL Agent, credit bid under Section 363(k) of the Bankruptcy Code with respect to the ABL Priority Collateral. The ABL Agent, for itself and on behalf of the other ABL Secured Parties, agrees that, so long as the Discharge of Term Loan Debt has not occurred, no ABL Secured Party shall, without the prior written consent of the Term Loan Agent, credit bid under Section 363(k) of the Bankruptcy Code with respect to the Term Loan Priority Collateral.

Section 6.08.   Certain Waivers as to Section 1111(b)(2) of Bankruptcy Code. Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, waives any claim any Term Loan Secured Party may hereafter have against any ABL Secured Party arising out of the election by any ABL Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law. ABL Agent, for itself and on behalf of the other ABL Secured Parties, waives any claim any ABL Secured Party may hereafter have against any Term Loan Secured Party arising out of the election by any Term Loan Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code or any comparable provision of any other Bankruptcy Law.

Section 6.09.   Avoidance Issues. If any ABL Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor or any other person any amount (a “Recovery”), then the ABL Debt shall be reinstated to the extent of such Recovery and the ABL Secured Parties shall be entitled to a Discharge of ABL Debt with respect to all such recovered amounts. If any Term Loan Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor or any other person any Recovery, then the Term Loan Debt shall be reinstated to the extent of such Recovery and the Term Loan Secured Parties shall be entitled to a Discharge of Term Loan Debt with respect to all such recovered amounts. If this Agreement shall have been terminated prior to any Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

D-1-26

Section 6.10.   Other Bankruptcy Laws. In the event that an Insolvency Proceeding is filed in a jurisdiction other than the United States or is governed by any Bankruptcy Law other than the Bankruptcy Code, each reference in this Agreement to a Section of the Bankruptcy Code shall be deemed to refer to the substantially similar or corresponding provision of the Bankruptcy Law applicable to such Insolvency Proceeding, or, in the absence of any specific similar or corresponding provision of Bankruptcy Law, such other general Bankruptcy Law as may be applied in order to achieve substantially the same result as would be achieved under each applicable Section of the Bankruptcy Code.

Section 6.11.   Post-Petition Claims. Neither the ABL Agent nor any other ABL Secured Party shall oppose or seek to challenge any claim by the Term Loan Agent or any other Term Loan Secured Party for allowance in any Insolvency Proceeding of Term Loan Debt consisting of post-petition interest, fees, costs, charges or expenses to the extent of the value of any Term Loan Secured Party’s Lien on Term Loan Priority Collateral without regard to the existence of the Lien of the ABL Agent on the Term Loan Priority Collateral. Neither the Term Loan Agent nor any other Term Loan Secured Party shall oppose or seek to challenge any claim by the ABL Agent or any other ABL Secured Party for allowance in any Insolvency Proceeding of ABL Debt consisting of post-petition interest, fees, costs, charges or expenses to the extent of the value of any ABL Secured Party’s Lien on ABL Priority Collateral without regard to the existence of the Lien of the Term Loan Agent on the ABL Priority Collateral.

Article 7
Term Loan Lenders’ Purchase Option

Section 7.01.   Exercise of Option. On or after the occurrence and during the continuance of an ABL Event of Default and the acceleration of all of the ABL Debt or the commencement of an Insolvency Proceeding as to Grantors (each a “Term Loan Purchase Event”), one or more of the Term Loan Secured Parties (the “Purchasing Term Loan Secured Parties”), shall have the option, subject to Section 7.02, for a period of ten (10) Business Days after a Term Loan Purchase Event to purchase all (but not less than all) of the ABL Debt from the ABL Secured Parties and to assume all of the commitments and duties of the ABL Secured Parties. Notice of the exercise of such option shall be sent by Term Loan Agent to ABL Agent within such ten (10) Business Day period and shall be irrevocable. The obligations of ABL Secured Parties hereunder to sell the ABL Debt owing to them are several and not joint and several. Each Grantor irrevocably consents to such sale.

Section 7.02.   Pro Rata Offer. The Term Loan Secured Parties agree, solely as among themselves, that upon the occurrence of any Term Loan Purchase Event, the Term Loan Agent shall send a notice to all Term Loan Secured Parties giving each Term Loan Secured Party the option to purchase at least its pro rata share (calculated based on the aggregate Term Loan Debt) of the ABL Debt. No Term Loan Secured Party shall be required to participate in any purchase offer hereunder, and a purchase offer may be made by any or all of the Term Loan Secured Parties, subject to the requirements of the preceding sentence. The provisions of this Section 7.02 are intended solely for the benefit of the Term Loan Secured Parties and may be modified, amended or waived by them without the approval of any Grantor, any ABL Secured Party, or otherwise.

Section 7.03.   Purchase and Sale. On the date specified by Term Loan Agent in such notice (which shall not be less than five (5) Business Days, nor more than ten (10) Business Days, after the receipt by ABL Agent of the notice from Term Loan Agent of its election to exercise such option), ABL Secured Parties shall, subject to any required approval of any court or other regulatory or governmental authority then in effect, if any, sell to such of the Purchasing Term Loan Secured Parties as are specified in the notice from Term Loan Agent of its election to exercise such option, and such Purchasing Term Loan Secured Parties shall purchase from ABL Secured Parties, all of the ABL Debt. Notwithstanding anything to the contrary contained herein, in connection with any such purchase and sale, ABL Secured Parties shall retain all rights under the ABL Documents to be indemnified or held harmless by Grantors in accordance with the terms thereof. In connection with any such purchase and sale, each ABL Secured Party and each Purchasing Term Loan Secured Party shall execute and deliver an assignment and acceptance agreement, in form reasonably acceptable to all parties thereto, pursuant to which, among other things, each ABL Lender shall assign to the Purchasing Term Loan Secured Parties such ABL Lender’s pro rata share of the commitments and ABL Debt. Upon the consummation of such purchase and sale, ABL Agent shall resign as the “Agent” under the ABL Documents and upon the written request of Term Loan Agent, and at the expense of the Purchasing Term Loan Secured Parties, shall execute and deliver all such documents and instruments reasonably requested by Term Loan Agent and/or Purchasing Term Loan Secured Parties to assign and transfer any Collateral, together with any and all rights under deposit account control agreements and collateral access agreements related to Collateral, to the applicable successor Agent under the ABL Documents.

D-1-27

Section 7.04.   Payment of Purchase Price.

(a)           Upon the date of such purchase and sale, the Purchasing Term Loan Secured Parties shall (i) pay to ABL Agent for the account of the ABL Secured Parties as the purchase price therefor the full amount of all of the ABL Debt then outstanding and unpaid (including principal, interest, fees and expenses, and including reasonable attorneys’ fees and legal expenses), (ii) furnish cash collateral to ABL Agent in such amounts as are required by the ABL Documents in connection with any issued and outstanding letters of credit, banker’s acceptances or similar or related instruments issued under the ABL Documents (but not in any event in an amount greater than one hundred three percent (103%) of the aggregate undrawn face amount of such letters of credit, banker’s acceptances and similar or related instruments), ABL Banking Services Obligations (or at the option of the ABL Secured Party to whom such ABL Banking Services Obligations are owing, terminate the applicable cash management or other arrangements and make all payments pursuant thereto, as applicable), ABL Swap Agreement Obligations (or at the option of the ABL Secured Party to whom such ABL Swap Agreement Obligations are owing, terminate the applicable swap agreement or other arrangements and make all payments pursuant thereto, as applicable), and in respect of indemnification obligations of Grantors under the ABL Documents as to matters or circumstances known to ABL Secured Parties and disclosed in writing to Term Loan Agent (unless such disclosure is not permitted under applicable law) at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to ABL Secured Parties, and (iii) agree to indemnify and hold harmless the ABL Secured Parties from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party in respect of the ABL Debt as a direct result of any acts by Term Loan Agent or any other Term Loan Secured Party.

(b)           Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of ABL Agent as ABL Agent may designate in writing to Term Loan Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the Purchasing Term Loan Secured Parties to the bank account designated by ABL Agent are received in such bank account prior to 12:00 noon, New York City time and interest shall be calculated to and including such Business Day if the amounts so paid by the Purchasing Term Loan Secured Parties to the bank account designated by ABL Agent are received in such bank account later than 12:00 noon, New York City time.

Section 7.05.  Representations Upon Purchase and Sale. Such purchase and sale shall be expressly made without representation or warranty of any kind by ABL Agent or any other ABL Secured Party as to the ABL Debt or otherwise and without recourse to the ABL Secured Parties; except, that, each ABL Secured Party that is transferring such ABL Debt shall represent and warrant, severally as to it: (a) the amount of the ABL Debt being purchased from it is as reflected in the books and records of such ABL Secured Party (but without representation or warranty as to the collectability, validity or enforceability thereof), (b) that such ABL Secured Party owns the ABL Debt being sold by it free and clear of any liens or encumbrances and (c) such ABL Secured Party has the right to assign the ABL Debt being sold by it and the assignment is duly authorized.

D-1-28

Section 7.06.   Notice from ABL Agent Prior to Enforcement Action. In the absence of Exigent Circumstances, ABL Agent, for itself and on behalf of the ABL Secured Parties, agrees that it will give Term Loan Agent five (5) Business Days’ prior written notice of its intention to commence any foreclosure or other action to sell or otherwise realize upon the ABL Priority Collateral. In the event that during such five (5) Business Day period, Term Loan Agent shall send to ABL Agent the irrevocable notice of the Term Loan Secured Parties’ intention to exercise the purchase option given by the ABL Secured Parties to the Term Loan Secured Parties under this Section 7, the ABL Secured Parties shall not commence any foreclosure or other action to sell or otherwise realize upon the Collateral, provided, that, the purchase and sale with respect to the ABL Debt provided for herein shall have closed within five (5) Business Days after the receipt by ABL Agent of the irrevocable notice from Term Loan Agent.

Article 8
ABL Lenders’ Purchase Option

Section 8.01.   Exercise of Option. On or after the occurrence and during the continuance of a Term Loan Event of Default and the acceleration of all of the Term Loan Debt or the commencement of an Insolvency Proceeding as to Grantors (each a “ABL Purchase Event”), one or more of the ABL Secured Parties (the “Purchasing ABL Secured Parties”) shall have the option, subject to Section 8.02, for a period of ten (10) Business Days after an ABL Purchase Event to purchase all (but not less than all) of the Term Loan Debt from the Term Loan Secured Parties and to assume all of the commitments and duties of the Term Loan Secured Parties. Notice of the exercise of such option shall be sent by ABL Agent to Term Loan Agent within such ten (10) Business Day period and shall be irrevocable. The obligations of Term Loan Secured Parties hereunder to sell the Term Loan Debt owing to them are several and not joint and several. Each Grantor irrevocably consents to such sale.

Section 8.02.  Pro Rata Offer. The ABL Secured Parties agree, solely as among themselves, that upon the occurrence of any ABL Purchase Event, the ABL Agent shall send a notice to all ABL Secured Parties giving each ABL Secured Party the option to purchase at least its pro rata share (calculated based on the aggregate ABL Debt) of the Term Loan Debt. No ABL Secured Party shall be required to participate in any purchase offer hereunder, and a purchase offer may be made by any or all of the ABL Secured Parties, subject to the requirements of the preceding sentence. The provisions of this Section 8.02 are intended solely for the benefit of the ABL Secured Parties and may be modified, amended or waived by them without the approval of any Grantor, any Term Loan Secured Party, or otherwise.

Section 8.03.   Purchase and Sale. On the date specified by ABL Agent in such notice (which shall not be less than five (5) Business Days, nor more than ten (10) Business Days, after the receipt by Term Loan Agent of the notice from ABL Agent of its election to exercise such option), Term Loan Secured Parties shall, subject to any required approval of any court or other regulatory or governmental authority then in effect, if any, sell to such of the Purchasing ABL Secured Parties as are specified in the notice from ABL Agent of its election to exercise such option, and such Purchasing ABL Secured Parties shall purchase from Term Loan Secured Parties, all of the Term Loan Debt. Notwithstanding anything to the contrary contained herein, in connection with any such purchase and sale, Term Loan Secured Parties shall retain all rights under the Term Loan Documents to be indemnified or held harmless by Grantors in accordance with the terms thereof. In connection with any such purchase and sale, each Term Loan Secured Party and each Purchasing ABL Secured Party shall execute and deliver an assignment and acceptance agreement, in form reasonably acceptable to all parties thereto, pursuant to which, among other things, each Term Loan Lender shall assign to the Purchasing ABL Secured Parties such Term Loan Lender’s pro rata share of the commitments and Term Loan Debt. Upon the consummation of such purchase and sale, Term Loan Agent shall resign as the “Collateral Agent” and Administrative Agent under the Term Loan Documents and upon the written request of ABL Agent, and at the expense of the Purchasing ABL Secured Parties, shall execute and deliver all such documents and instruments reasonably requested by ABL Agent and/or Purchasing ABL Secured Parties to assign and transfer any Collateral, together with any and all rights under deposit account control agreements and collateral access agreements related to Collateral, to the applicable successor Agent under the Term Loan Documents.

D-1-29

Section 8.04.   Payment of Purchase Price.

(a)           Upon the date of such purchase and sale, the Purchasing ABL Secured Parties shall (i) pay to Term Loan Agent for the account of the Term Loan Secured Parties as the purchase price therefor the full amount of all of the Term Loan Debt then outstanding and unpaid (including principal, interest, fees and expenses, and including reasonable attorneys’ fees and legal expenses), (ii) furnish cash collateral to Term Loan Agent in such amounts as are required by the Term Loan Documents in respect of indemnification obligations of Grantors under the Term Loan Documents as to matters or circumstances known to Term Loan Secured Parties and disclosed in writing to ABL Agent (unless such disclosure is not permitted under applicable law) at the time of the purchase and sale which would reasonably be expected to result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to Term Loan Secured Parties and (iii) agree to indemnify and hold harmless the Term Loan Secured Parties from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party in respect of the Term Loan Debt as a direct result of any acts by ABL Agent or any other ABL Secured Party.

(b)           Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of Term Loan Agent as Term Loan Agent may designate in writing to ABL Agent for such purpose. Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the Purchasing ABL Secured Parties to the bank account designated by Term Loan Agent are received in such bank account prior to 12:00 noon, New York City time and interest shall be calculated to and including such Business Day if the amounts so paid by the Purchasing ABL Secured Parties to the bank account designated by Term Loan Agent are received in such bank account later than 12:00 noon, New York City time.

Section 8.05.   Representations Upon Purchase and Sale. Such purchase and sale shall be expressly made without representation or warranty of any kind by Term Loan Agent or any Term Loan Secured Party as to the Term Loan Debt or otherwise and without recourse to the Term Loan Secured Parties; except, that, each Term Loan Secured Party that is transferring such Term Loan Debt shall represent and warrant, severally as to it: (a) the amount of the Term Loan Debt being purchased from it is as reflected in the books and records of such Term Loan Secured Party (but without representation or warranty as to the collectability, validity or enforceability thereof), (b) that such Term Loan Secured Party owns the Term Loan Debt being sold by it free and clear of any liens or encumbrances and (c) such Term Loan Secured Party has the right to assign the Term Loan Debt being sold by it and the assignment is duly authorized.

Section 8.06.   Notice from ABL Agent Prior to Enforcement Action. In the absence of Exigent Circumstances, Term Loan Agent, for itself and on behalf of the Term Loan Secured Parties, agrees that it will give ABL Agent five (5) Business Days’ prior written notice of its intention to commence any foreclosure or other action to sell or otherwise realize upon the Term Loan Priority Collateral. In the event that during such five (5) Business Day period, ABL Agent shall send to Term Loan Agent the irrevocable notice of the ABL Secured Parties’ intention to exercise the purchase option given by the Term Loan Secured Parties to the ABL Secured Parties under this Section 8, the Term Loan Secured Parties shall not commence any foreclosure or other action to sell or otherwise realize upon the Collateral, provided, that, the purchase and sale with respect to the Term Loan Debt provided for herein shall have closed within five (5) Business Days after the receipt by Term Loan Agent of the irrevocable notice from ABL Agent.

D-1-30

Article 9
Access and Use of Term Loan Priority Collateral and ABL Priority Collateral.

Section 9.01.   Access and Use Rights of ABL Agent.

(a)           In the event that Term Loan Agent shall acquire control or possession of any of the Term Loan Priority Collateral or shall, through the exercise of remedies under the Term Loan Documents or otherwise, sell any of the Term Loan Priority Collateral to any third party (a “Third Party Purchaser”), Term Loan Agent shall permit ABL Agent (and require as a condition of such sale to the Third Party Purchaser that the Third Party Purchaser agree to permit the ABL Agent), at ABL Agent’s option and in accordance with applicable law and subject to the rights of any landlords under any real property leases, and at the expense of the ABL Secured Parties: (i) to enter and use any or all of the Term Loan Priority Collateral under such control or possession (or sold to a Third Party Purchaser) consisting of real property and the improvements, structures, buildings thereon and all related rights during normal business hours in order to inspect, remove or take any action with respect to the ABL Priority Collateral or to enforce ABL Agent’s rights with respect thereto, including, but not limited to, the examination and removal of ABL Priority Collateral and the examination and duplication of the books and records of any Grantor related to the ABL Priority Collateral, or to otherwise handle, deliver, ship, transport, deal with or dispose of any ABL Priority Collateral, such right to include, without limiting the generality of the foregoing, the right to conduct one or more public or private sales or auctions thereon and (ii) use any of the Term Loan Priority Collateral under such control or possession (or sold to a Third Party Purchaser) consisting of equipment (including computers or other data processing equipment related to the storage or processing of records, documents or files pertaining to the ABL Priority Collateral) and intellectual property to handle, deal with or dispose of any ABL Priority Collateral pursuant to the rights of ABL Agent and the other ABL Secured Parties as set forth in the ABL Documents, the UCC of any applicable jurisdiction and other applicable law. In furtherance of the foregoing in this clause (a) but subject to the terms of clause (b) below, the Term Loan Agent hereby grants to the ABL Agent (and the Term Loan Agent shall require as a condition of the sale to any Third Party Purchaser of any of the Term Loan Priority Collateral consisting of intellectual property that such Third Party Purchaser grant to the ABL Agent), a nonexclusive, irrevocable, royalty-free, worldwide license to use, license or sublicense any and all such intellectual property except to the extent such grant is prohibited by any rule of law, statute or regulation (and including in such license access to all media in which any of the licensed terms may be recorded or stored and to all computer software and programs used for the compilation or printout thereof) as is or may be necessary or advisable in the ABL Agent’s reasonable judgment for the ABL Agent to realize upon the ABL Priority Collateral.

(b)           The rights of ABL Agent set forth in clause (a) above as to the Term Loan Priority Collateral shall be irrevocable and without charge and shall continue at ABL Agent’s option for a period of one hundred twenty (120) days as to any such Term Loan Priority Collateral from the earlier of (i) the date on which Term Loan Agent has notified ABL Agent that Term Loan Agent has acquired possession or control of such Term Loan Priority Collateral and (ii) the date of commencement by the ABL Agent of enforcement actions against the ABL Priority Collateral using such Term Loan Priority Collateral. The time periods set forth herein shall be tolled during the pendency of any proceeding of a Grantor under the Bankruptcy Code or any other Bankruptcy Law or other proceedings if and for so long as ABL Agent is effectively stayed from enforcing its rights against the ABL Priority Collateral. In no event shall Term Loan Agent or any of the Term Loan Secured Parties take any action to interfere, limit or restrict the rights of ABL Agent set forth above or the exercise of such rights by ABL Agent pursuant to this Section 9.01 prior to the expiration of such periods. The one hundred twenty (120) day period described above, as it may be extended as provided for above, is referred to herein as the “Access Period”.

D-1-31

(c)           Nothing contained in this Agreement shall restrict the Disposition by Term Loan Agent of any Term Loan Priority Collateral prior to the expiration of the Access Period, subject to the provisions above regarding a Third Party Purchaser.

Section 9.02.   Responsibilities of ABL Secured Parties. The ABL Agent shall repair at its expense any physical damage to any Term Loan Priority Collateral used by ABL Agent as a direct result of the actions of the ABL Agent (or its representatives) in exercising its access and use rights as provided in Section 9.01 above (but shall not be responsible for any diminution in value of the Term Loan Priority Collateral resulting from the ABL Agent so dealing with any ABL Priority Collateral so long as the ABL Agent and the other ABL Secured Parties leave the Term Loan Priority Collateral in substantially the same condition as it was prior to their actions with respect to the ABL Priority Collateral, except for ordinary wear and tear resulting from the actions of the ABL Agent and the other ABL Secured Parties contemplated by, and for the time periods specified under, Section 9.01). The ABL Agent and the other ABL Secured Parties shall indemnify and hold harmless the Term Loan Agent and the other Term Loan Secured Parties from any claim, loss, damage, cost or liability arising from any claim by a third party against Term Loan Agent and the other Term Loan Secured Parties as a direct result of any action by ABL Agent (or its representatives). The Term Loan Agent shall not have any responsibility or liability for the acts or omissions of ABL Agent or any of the other ABL Secured Parties, and ABL Agent and the other ABL Secured Parties shall not have any responsibility or liability for the acts or omissions of Term Loan Agent, in each case arising in connection with such other Person’s use and/or occupancy of any of the Term Loan Priority Collateral. If the ABL Agent conducts a public auction or private sale of the ABL Priority Collateral at any of the real property constituting Term Loan Priority Collateral, the ABL Agent shall provide the Term Loan Agent with reasonable advance notice and use reasonable efforts to hold such auction or sale in a manner that would not unduly disrupt the Term Loan Agent’s use of such real property. Without limiting the rights granted herein, to the extent such rights have been exercised under this Agreement, the ABL Agent and the other ABL Secured Parties shall reasonably cooperate with the Term Loan Agent and the other Term Loan Secured Parties in connection with any Disposition efforts made by the Term Loan Secured Parties with respect to the Term Loan Priority Collateral.

Section 9.03.    Grantor Consent. The Grantors consent to the performance by the Term Loan Agent of the obligations set forth in Section 9.01 and acknowledge and agree that neither the Term Loan Agent (nor any other Term Loan Secured Party) shall ever be accountable or liable for any action taken or omitted to be taken by the ABL Agent or any other ABL Secured Party or its or any of their officers, employees, agents, successors, assigns or representatives in connection therewith or incidental thereto or in consequence thereof, except to the extent resulting from such Person’s own gross negligence or willful misconduct as determined pursuant to a final, non-appealable order of a court of competent jurisdiction.

Article 10
Reliance; Waivers; Etc.

Section 10.01.    Reliance.

(a)           The consent by the ABL Secured Parties to the execution and delivery of the Term Loan Documents and the grant to Term Loan Agent on behalf of the Term Loan Secured Parties of a Lien on the Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the ABL Secured Parties to any Grantor shall be deemed to have been given and made in reliance upon this Agreement.

D-1-32

(b)           The consent by the Term Loan Secured Parties to the execution and delivery of the ABL Documents and the grant to ABL Agent on behalf of the ABL Secured Parties of a Lien on the Collateral and all loans and other extensions of credit made or deemed made on and after the date hereof by the Term Loan Secured Parties to any Grantor shall be deemed to have been given and made in reliance upon this Agreement.

Section 10.02.    No Warranties or Liability.

(a)           Term Loan Agent, for itself and on behalf of the other Term Loan Secured Parties, acknowledges and agrees that each of ABL Agent and the other ABL Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the ABL Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Term Loan Agent agrees, for itself and on behalf of the other Term Loan Secured Parties, that the ABL Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the ABL Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the ABL Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that Term Loan Agent or any of the other Term Loan Secured Parties have in the Collateral or otherwise, except as otherwise provided in this Agreement. Neither ABL Agent nor any of the other ABL Secured Parties shall have any duty to Term Loan Agent or any of the other Term Loan Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the Term Loan Documents), regardless of any knowledge thereof which they may have or with which they may be charged.

(b)           ABL Agent, for itself and on behalf of the other ABL Secured Parties, acknowledges and agrees that each of Term Loan Agent and the other Term Loan Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Term Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. ABL Agent agrees, for itself and on behalf of the other ABL Secured Parties, that the Term Loan Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Term Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Term Loan Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that ABL Agent or any of the other ABL Secured Parties have in the Collateral or otherwise, except as otherwise provided in this Agreement. Neither Term Loan Agent nor any of the other Term Loan Secured Parties shall have any duty to ABL Agent or any of the other ABL Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the ABL Documents), regardless of any knowledge thereof which they may have or with which they may be charged.

Section 10.03.   No Waiver of Lien Priorities.

(a)           No right of ABL Agent or any of the other ABL Secured Parties to enforce any provision of this Agreement or any of the ABL Documents shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by ABL Agent or any other ABL Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the ABL Documents or any of the Term Loan Documents, regardless of any knowledge thereof which ABL Agent or any of the other ABL Secured Parties may have or be otherwise charged with.

D-1-33

(b)           No right of Term Loan Agent or any of the other Term Loan Secured Parties to enforce any provision of this Agreement or any of the Term Loan Documents shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by Term Loan Agent or any other Term Loan Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Term Loan Documents or any of the ABL Documents, regardless of any knowledge thereof which Term Loan Agent or any of the other Term Loan Secured Parties may have or be otherwise charged with.

(c)           Term Loan Agent agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

(d)           ABL Agent agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

Section 10.04.    Obligations Unconditional. All rights, interests, agreements and obligations of the ABL Agent, the ABL Secured Parties, the Term Loan Agent and the Term Loan Secured Parties hereunder shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any ABL Document or Term Loan Document;

(b)           any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Debt or Term Loan Debt, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of the terms of any ABL Document or Term Loan Document;

(c)           any exchange of any security interest in any Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Debt or Term Loan Debt or any guarantee thereof;

(d)           the commencement of any Insolvency Proceeding in respect of any Grantor; or

(e)           any other circumstance that otherwise might constitute a defense available to (i) any Grantor (other than the Discharge of ABL Debt or Discharge of Term Loan Debt, as applicable, subject to Sections 6.09 and 11.03) or (ii) a junior lienholder.

Section 10.05.    Amendments to ABL Documents. The ABL Documents may be amended, supplemented or otherwise modified in accordance with their terms and the ABL Agreement may be refinanced, in each case, without notice to, or the consent of the Term Loan Agent or the other Term Loan Secured Parties, all without affecting the lien subordination or other provisions set forth in this Agreement (even if any right of subrogation or other right or remedy of Term Loan Agent or any other Term Loan Secured Party is affected, impaired or extinguished thereby); provided, that the holders of the ABL Debt as so Refinanced bind themselves in a writing addressed to the Term Loan Agent to the terms of this Agreement and provided, further, that no such amendment, restatement, supplement, replacement, refinancing, extension, consolidation, restructuring, or modification shall have the effect of contravening the terms of this Agreement.

D-1-34

Section 10.06.    Amendments to Term Loan Documents. The Term Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Term Loan Agreement may be refinanced, in each case, without notice to, or the consent of the ABL Agent or the other ABL Secured Parties, all without affecting the lien subordination or other provisions set forth in the Intercreditor Agreement (even if any right of subrogation or other right or remedy of ABL Agent or any other ABL Secured Party is affected, impaired or extinguished thereby); provided, that the holders of the Term Loan Debt as so Refinanced bind themselves in a writing addressed to the ABL Agent to the terms of this Agreement and provided, further, that no such amendment, restatement, supplement, replacement, refinancing, extension, consolidation, restructuring, or modification shall have the effect of contravening the terms of this Agreement.

Article 11
Miscellaneous

Section 11.01.   Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the ABL Documents or the Term Loan Documents, the provisions of this Agreement shall govern.

Section 11.02.      Continuing Nature of this Agreement; Severability. This Agreement shall continue to be effective until the first to occur of (a) the Discharge of ABL Debt or (b) the Discharge of Term Loan Debt. This is a continuing agreement of lien subordination and the Secured Parties may continue, at any time and without notice to the other Secured Parties, to extend credit and other financial accommodations and lend monies to or for the benefit of any Grantor constituting ABL Debt and/or Term Loan Debt (as applicable) in reliance hereof. Each of Term Loan Agent, for itself and on behalf of the Term Loan Secured Parties, and ABL Agent, for itself and on behalf of the ABL Secured Parties, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.03.   Refinancing.

(a)           Refinancing Permitted. Without prejudice to any rights of the Secured Parties under the ABL Documents and Term Loan Documents, as applicable the ABL Debt and/or Term Loan Debt may be refinanced in whole or in part if the holders of such indebtedness, or a duly authorized agent on their behalf, agree in writing to be bound by the terms of this Agreement. ABL Agent, for itself and on behalf of the ABL Secured Parties, and Term Loan Agent, for itself and on behalf of the Term Loan Secured Parties, agree, in connection with any refinancing of the ABL Debt and/or the Term Loan Debt, promptly to enter into such documents and agreements (including amendments or supplements to this Agreement) as Grantors may reasonably request to reflect such refinancing; provided, that, the rights and powers of the Secured Parties contemplated hereby shall not be affected thereby.

(b)           Effect of Refinancing.

(i)             If substantially contemporaneously with the Discharge of ABL Debt, Grantors refinance in full the indebtedness outstanding under the ABL Documents in accordance with the provisions of Section 11.03(a), then after written notice to Term Loan Agent and delivery of a fully-executed Joinder substantially in the form of Exhibit B hereto, (A) the indebtedness and other obligations arising pursuant to such refinancing of the then outstanding indebtedness under the ABL Documents shall automatically be treated as ABL Debt for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (B) the credit agreement and the other loan documents evidencing such new indebtedness shall automatically be treated as the ABL Agreement and the ABL Documents for all purposes of this Agreement and (C) the agent under the new ABL Agreement shall be deemed to be ABL Agent for all purposes of this Agreement. Upon receipt of notice of such refinancing (including the identity of the new ABL Agent), Term Loan Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as Grantors or the new ABL Agent may reasonably request in order to provide to the new ABL Agent the rights of ABL Agent contemplated hereby.

D-1-35

(ii)            If substantially contemporaneously with the Discharge of Term Loan Debt, Grantors refinance in full the indebtedness outstanding under the Term Loan Documents in accordance with the provisions of Section 11.03(a), then after written notice to ABL Agent and delivery of a fully-executed Joinder substantially in the form of Exhibit B hereto, (A) the indebtedness and other obligations arising pursuant to such refinancing of the then outstanding indebtedness under the Term Loan Documents shall automatically be treated as Term Loan Debt for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (B) the credit agreement and the other loan documents evidencing such new indebtedness shall automatically be treated as the Term Loan Agreement and the Term Loan Documents for all purposes of this Agreement and (C) the agent under the new Term Loan Agreement shall be deemed to be Term Loan Agent for all purposes of this Agreement. Upon receipt of notice of such refinancing (including the identity of the new Term Loan Agent), ABL Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as Grantors or the new Term Loan Agent may reasonably request in order to provide to the new Term Loan Agent the rights of Term Loan Agent contemplated hereby.

Section 11.04.      Amendments; Waivers. No amendment or modification of any of the provisions of this Agreement by Term Loan Agent or ABL Agent shall be deemed to be made unless the same shall be in writing signed on behalf of the Company, the Term Loan Agent and the ABL Agent (in each case, as directed pursuant to the applicable Term Loan Documents or ABL Documents, as the case may be) (it being understood that the consent of the Company to any amendment or modification of this Agreement or any provision thereof shall only be required to the extent such amendment or modification adversely affects or impairs the rights of the Company or any Grantor (including rights hereunder, under the ABL Documents and under the Term Loan Documents) or imposes any additional obligation or liability upon the Company or any Grantor); provided, however, that this Agreement may be amended from time to time (x) as provided in Section 11.03 and (y) at the sole request and expense of the Company, and without the consent of any Secured Party, to add, pursuant to a Grantor Intercreditor Agreement Joinder substantially in the form of Exhibit C hereto, additional Grantors whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. No waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed by the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

D-1-36

Section 11.05.    Subrogation.

(a)           Term Loan Agent, for itself and on behalf of the Term Loan Secured Parties, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of ABL Debt has occurred.

(b)           ABL Agent, for itself and on behalf of the ABL Secured Parties, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Term Loan Debt has occurred.

Section 11.06.      Notices. All notices to the Term Loan Secured Parties and the ABL Secured Parties permitted or required under this Agreement may be sent to Term Loan Agent and ABL Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by courier service, facsimile or other electronic transmission or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a facsimile or other electronic transmission or four (4) Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

ABL Agent:	Bank of America, N.A. [__] [__] Attention of: [__] Fax No. [__] Email: [__]

Term Loan Agent:	[__] [__] [__] Attention of: [__] Fax No. [__] Email: [__]

(a)           Unless the parties agree otherwise, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

Section 11.07.   Further Assurances.

(a)           Term Loan Agent agrees that it shall, for itself and on behalf of the Term Loan Secured Parties, take such further action and shall execute and deliver to ABL Agent such additional documents and instruments (in recordable form, if requested) as ABL Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

D-1-37

(b)           ABL Agent agrees that it shall, for itself and on behalf of the ABL Secured Parties, take such further action and shall execute and deliver to Term Loan Agent such additional documents and instruments (in recordable form, if requested) as Term Loan Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.

Section 11.08.   Consent to Jurisdiction; Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND CONSENT THAT ALL SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL OR BY COURIER SERVICE DIRECTED TO SUCH PARTY AS PROVIDED IN SECTION 11.06 ABOVE FOR SUCH PARTY. THE PARTIES HERETO WAIVE ANY OBJECTION TO ANY ACTION INSTITUTED HEREUNDER BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO THE VENUE OF ANY ACTION INSTITUTED HEREUNDER. EACH OF THE PARTIES HERETO WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE TERM LOAN AGENT, ANY OTHER TERM LOAN SECURED PARTY, THE ABL AGENT OR ANY OTHER ABL SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY GRANTOR OR ANY OF ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

Section 11.09.   Governing Law. The validity, construction and effect of this Agreement shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or any other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

Section 11.10.   Binding on Successors and Assigns. This Agreement shall be binding upon ABL Agent, the other ABL Secured Parties, Term Loan Agent, the other Term Loan Secured Parties and their respective permitted successors and assigns.

Section 11.11.   Specific Performance.

(a)           ABL Agent may demand specific performance of this Agreement. Term Loan Agent, for itself and on behalf of the Term Loan Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by ABL Agent.

(b)           Term Loan Agent may demand specific performance of this Agreement. ABL Agent, for itself and on behalf of the ABL Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by Term Loan Agent.

Section 11.12.   Section Titles; Time Periods. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

D-1-38

Section 11.13.   Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by facsimile transmission or other electronic transmission (in pdf or tif format) shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 11.14.   Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

Section 11.15.   No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of the holders of ABL Debt and Term Loan Debt; provided that each Grantor is an intended third-party beneficiary of, and may assert the benefits of, Sections 2.01(c), 2.04, 3.02, 5.02, 10.05, 10.06, 11.03, 11.04, 11.08, 11.09 and this Section 11.15 of this Agreement. No other Person shall have or be entitled to assert rights or benefits hereunder.

[SIGNATURE PAGE FOLLOWS]

D-1-39

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ABL AGENT BANK OF AMERICA, N.A., as ABL Agent		TERM LOAN AGENT [__], as Term Loan Agent
By:		By:
	Name:		Name:
	Title:		Title:

By:		By:
	Name:		Name:
	Title:		Title:

[Signature Page to Intercreditor Agreement (Lucid)]

ACKNOWLEDGMENT AND AGREEMENT

Each of the undersigned hereby acknowledges and agrees to the terms and provisions of the Intercreditor Agreement, dated as of [_____], 202[__] (the “Intercreditor Agreement”), among Bank of America, N.A., in its capacity as administrative for the ABL Secured Parties (in such capacity, the “ABL Agent”) and [_____], in its capacity as administrative agent and collateral agent for the Term Loan Secured Parties (in such capacity, “Term Loan Agent”), of which this Acknowledgment and Agreement is a part. By its signature below, the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof and of the Intercreditor Agreement to the extent they purport to bind any Grantor.

Each of the undersigned agrees that (a) if either the ABL Agent or the Term Loan Agent holds Collateral it does so as gratuitous bailee (under the UCC) for the other and is hereby authorized to and may turn over to such other Secured Party upon request therefor any such Collateral, after all obligations and indebtedness of the undersigned to the bailee Secured Party have been fully paid and performed, or as otherwise provided in the Intercreditor Agreement, and (b) it will execute any and all further documents, agreements and instruments, and take all such further actions, that may be required under any applicable law, or which any Secured Party may reasonably request, to carry out the terms and conditions of the Intercreditor Agreement.

Each of the undersigned acknowledges and agrees that, although it may sign this Acknowledgment and Agreement, it is not a party to the Intercreditor Agreement and does not and will not receive any right, benefit, priority or interest under the Intercreditor Agreement because of the existence of this Acknowledgment and Agreement (other than (i) the right to approve any amendment, modification or waiver of any provision of the Intercreditor Agreement pursuant to Section 11.04 of the Intercreditor Agreement and (ii) pursuant to Section 11.15 of the Intercreditor Agreement).

This Acknowledgment and Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed counterpart of a signature page of this Acknowledgment and Agreement or any document or instrument delivered in connection herewith by facsimile transmission or other electronic transmission (in pdf or tif format) shall be effective as delivery of a manually executed counterpart of this Acknowledgment and Agreement or such other document or instrument, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in this Acknowledgment and Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[SIGNATURE PAGE FOLLOWS]

LUCID GROUP, INC.

By:
Name:
Title:

[______________]

By:
Name:
Title:

[Signature Page to Intercreditor Agreement (Lucid)]

Exhibit A
to
Intercreditor Agreement

Subsidiary Borrowers (ABL Facility)

[ ]

EX A-1

Exhibit B
to
Intercreditor Agreement

[FORM OF]
JOINDER

Reference is made to the Intercreditor Agreement, dated as of [__], 20[__] (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “ABL Intercreditor Agreement”), entered into by among Bank of America, N.A., as ABL Agent for the ABL Secured Parties referred to therein, and [___], as Term Loan Agent for the Term Loan Secured Parties referred to therein, Lucid Group, Inc., as the Company. and the Subsidiaries thereof party thereto from time to time.

Capitalized terms used but not otherwise defined herein shall have meaning set forth in the ABL Intercreditor Agreement. This Lien Sharing and Priority Confirmation Joinder is being executed and delivered pursuant to Section 11.03[a] [b] of the ABL Intercreditor Agreement as a condition to the debt for which the undersigned is acting as representative being entitled to the rights and obligations of being additional secured debt under the ABL Intercreditor Agreement.

1.         Joinder.  The undersigned, [                            ], a [                          ], (the “New Representative”) as [trustee] [collateral trustee] [administrative agent] [collateral agent] under that certain [described applicable indenture, credit agreement or other document governing the additional secured debt] hereby:

(a)       represents that the New Representative has been authorized to become a party to the ABL Intercreditor Agreement on behalf of the [ABL Secured Parties] [Term Loan Secured Parties] as [an ABL Agent] [a Term Loan Agent] under the ABL Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the ABL Intercreditor Agreement as fully as if the undersigned had executed and delivered the ABL Intercreditor Agreement as of the date thereof; and

(b)       agrees that its address for receiving notices pursuant to the ABL Intercreditor Agreement shall be as follows:

[Address];

2.         Lien Sharing and Priority Confirmation.

[Option A: to be used if new debt constitutes ABL Debt] The undersigned New Representative, on behalf of itself and each holder of ABL Debt for which the undersigned is acting as [collateral agent] hereby agrees, for the benefit of all Secured Parties and each future Agent, and as a condition to being treated as ABL Debt under the ABL Intercreditor Agreement, that the New Representative (and each holder of ABL Debt for which the undersigned is acting) is bound by the provisions of the ABL Intercreditor Agreement, including the provisions relating to the ranking of Liens in favor of the New Representative.

[or]

[Option B: to be used if new debt constitutes a Series of Term Loan Debt] The undersigned New Representative, on behalf of itself and each holder of Term Loan Debt in respect of the series of Term Loan Debt for which the undersigned is acting as Term Loan Agent hereby agrees, for the benefit of all Secured Parties and each future Agent, and as a condition to being treated as Term Loan Debt and Secured Obligations under the ABL Intercreditor Agreement.

EX B-1

3.         Governing Law and Miscellaneous Provisions.  The provisions of Article XI of the ABL Intercreditor Agreement will apply with like effect to this Joinder.

EX B-2

IN WITNESS WHEREOF, the parties hereto have caused this Lien Sharing and Priority Confirmation Joinder to be executed by their respective officers or representatives as of             , 20       ].

[insert name of New Representative]

By:
Name:
Title:

The undersigned Term Loan Agent hereby acknowledges receipt of this Lien Sharing and Priority Confirmation Joinder:

,
as Term Loan Agent

By:
Name:
Title:

The undersigned ABL Agent hereby acknowledges receipt of this Lien Sharing and Priority Confirmation Joinder:

,
as ABL Agent

By:
Name:
Title:

[Signature Page to Joinder to Intercreditor Agreement (Lucid)]

EXHIBIT C

to Intercreditor Agreement

[FORM OF]
GRANTOR INTERCREDITOR AGREEMENT JOINDER

The undersigned,                                , a                        , hereby agrees to become party as a [Grantor] under the Intercreditor Agreement, dated as of [__], 20[__], entered into by and among Bank of America, N.A., as ABL Agent for the ABL Secured Parties referred to therein, and [___], as Term Loan Agent for the Term Loan Secured Parties referred to therein, Lucid Group, Inc., as the Company. and the Subsidiaries thereof party thereto from time to time. (as amended, amended and restated, supplemented or otherwise modified from time to time, the “ABL Intercreditor Agreement”).

The provisions of Article XI of the ABL Intercreditor Agreement will apply with like effect to this Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this ABL Intercreditor Agreement Joinder to be executed by their respective officers or representatives as of                                                         , 20        .

[ ]

By:
Name:

Title:

[Signature Page to Joinder to Intercreditor Agreement (Lucid)]

Exhibit D-2

FORM OF JUNIOR LIEN INTERCREDITOR AGREEMENT

Junior Lien Intercreditor Agreement (this “Agreement”), dated as of [______________], 202[__], among BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, with its successors and assigns, and as more specifically defined below, the “First Priority Representative”) for the First Priority Secured Parties (as defined below), [________], as [________] (in such capacity, with its successors and assigns, and as more specifically defined below, the “Second Priority Representative”) for the Second Priority Secured Parties (as defined below), Lucid Group, Inc. (the “Company”) and each of the other Loan Parties (as defined below) party hereto.

WHEREAS, the Company, the other Borrowers (as defined therein) party thereto, the First Priority Representative and certain financial institutions and other entities are parties to the Credit Agreement, dated as of June 9, 2022 (as amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Existing First Priority Agreement”), pursuant to which such financial institutions and other entities have agreed to make loans and extend other financial accommodations to the Company and the other Borrowers (as defined therein);

WHEREAS, [the Company], the Second Priority Representative [and certain financial institutions and other entities] are parties to [IDENTIFY SECOND PRIORITY AGREEMENT] (as amended, restated, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Existing Second Priority Agreement”), pursuant to which [such financial institutions and other entities have agreed to make loans to the Company];1

WHEREAS, the Company and the other Loan Parties have granted to the First Priority Representative security interests in the Common Collateral as security for payment and performance of the First Priority Obligations;

WHEREAS, the Company and the other Loan Parties propose to grant to the Second Priority Representative junior security interests in the Common Collateral as security for payment and performance of the Second Priority Obligations; and

WHEREAS, the First Priority Creditors under the Existing First Priority Agreement have agreed to permit the grant of such junior security interests on the terms and conditions of the Existing First Priority Agreement and this Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:

Section 1. Definitions.

1.1.           Defined Terms. The following terms, as used herein, have the following meanings:

“Additional First Priority Agreement” means any agreement approved for designation as such by the First Priority Representative and the Second Priority Representative.

1 To be updated as necessary.

D-2-1

“Additional Second Priority Agreement” means any agreement approved for designation as such by the First Priority Representative and the Second Priority Representative.

“Banking Services Obligations” means, with respect to any Loan Party, any Banking Services (as defined in the First Priority Agreement) obligations of such Loan Party owed pursuant to a Banking Services Agreement (as defined in the First Priority Agreement).

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended, supplemented or modified from time to time.

“Common Collateral” means all assets that are both First Priority Collateral and Second Priority Collateral.

“Company” has the meaning set forth in the introductory paragraph hereof.

“Comparable Second Priority Security Document” means, in relation to any Common Collateral subject to any First Priority Security Document, that Second Priority Security Document that creates a security interest in the same Common Collateral, granted by the same Loan Party, as applicable.

“DIP Financing” has the meaning set forth in Section 5.2.

“Enforcement Action” means, with respect to the First Priority Obligations or the Second Priority Obligations, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies with respect to the Common Collateral under, as applicable, the First Priority Documents or the Second Priority Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction, under the Bankruptcy Code or other applicable law.

“Existing First Priority Agreement” has the meaning set forth in the first WHEREAS clause of this Agreement.

“Existing Second Priority Agreement” has the meaning set forth in the second WHEREAS clause of this Agreement.

“First Priority Agreement” means the collective reference to (a) the Existing First Priority Agreement, (b) any Additional First Priority Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing First Priority Agreement, any Additional First Priority Agreement or any other agreement or instrument referred to in this clause (c) unless such agreement or instrument expressly provides that it is not intended to be and is not a First Priority Agreement hereunder (a “Replacement First Priority Agreement”). Any reference to the First Priority Agreement hereunder shall be deemed a reference to any First Priority Agreement then extant.

“First Priority Collateral” means all assets, whether now owned or hereafter acquired by the Company or any other Loan Party, in which a Lien is granted or purported to be granted to any First Priority Secured Party as security for any First Priority Obligation including any assets in which the First Priority Representative is automatically deemed to have a Lien pursuant to the provisions of Section 2.4.

D-2-2

“First Priority Creditors” means the “Secured Parties” as defined in the First Priority Agreement, or any Persons that are designated under the First Priority Agreement as the “First Priority Creditors” for purposes of this Agreement.

“First Priority Documents” means the First Priority Agreement, each First Priority Security Document, each First Priority Guarantee and each other “Loan Document”, as defined in the Existing First Priority Agreement.

“First Priority Guarantee” means any guarantee by any Loan Party of any or all of the First Priority Obligations.

“First Priority Lien” means any Lien created by the First Priority Security Documents.

“First Priority Obligations” means all “Secured Obligations” as defined in the Existing First Priority Agreement and any equivalent term in any other First Priority Agreement, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any First Priority Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Second Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“First Priority Obligations Payment Date” means the first date on which (a) the First Priority Obligations (other than those that constitute Banking Services Obligations, Hedging Obligations or Unasserted Contingent Obligations) have been indefeasibly paid in cash in full (or cash collateralized or defeased in accordance with the terms of the First Priority Documents), (b) all commitments to extend credit under the First Priority Documents have been terminated, (c) there are no outstanding letters of credit or similar instruments issued under the First Priority Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the First Priority Security Documents), and (d) a written notice is delivered to the Second Priority Representative stating that the events described in clauses (a), (b) and (c) have occurred.

“First Priority Representative” has the meaning set forth in the introductory paragraph hereof. In the case of any Replacement First Priority Agreement, the First Priority Representative shall be the Person identified as such in such Agreement.

“First Priority Secured Parties” means the First Priority Representative, the First Priority Creditors, any other holders of the First Priority Obligations and each other “Secured Party”, as defined in the Existing First Priority Agreement.

“First Priority Security Documents” means the “Collateral Documents” as defined in the First Priority Agreement, and any other documents that are designated under the First Priority Agreement as “First Priority Security Documents” for purposes of this Agreement.

“Hedge Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or its subsidiaries shall be a Hedge Agreement.

D-2-3

“Hedging Obligations” means, with respect to any Loan Party, any Secured Swap Agreement Obligations (as defined in the First Priority Agreement) of such Loan Party owed to any First Priority Creditor (or any of its affiliates).

“Insolvency Proceeding” means any case or proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, assignment, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Party” means the Company and each direct or indirect affiliate or shareholder (or equivalent) of the Company or any of its affiliates that is now or hereafter becomes a party to any First Priority Document or Second Priority Document. All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.

“Person” means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity, party, including any government and any political subdivision, agency or instrumentality thereof.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.

“Replacement First Priority Agreement” has the meaning set forth in the definition of “First Priority Agreement”.

“Second Priority Agreement” means the collective reference to (a) the Existing Second Priority Agreement, (b) any Additional Second Priority Agreement and (c) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Second Priority Agreement, any Additional Second Priority Agreement or any other agreement or instrument referred to in this clause (c). Any reference to the Second Priority Agreement hereunder shall be deemed a reference to any Second Priority Agreement then extant.

“Second Priority Collateral” means all assets, whether now owned or hereafter acquired by the Company or any other Loan Party, in which a Lien is granted or purported to be granted to any Second Priority Secured Party as security for any Second Priority Obligation.

“Second Priority Creditors” means the “Secured Parties” as defined in the Second Priority Agreement, or any Persons that are designated under the Second Priority Agreement as the “Second Priority Creditors” for purposes of this Agreement.

D-2-4

“Second Priority Documents” means each Second Priority Agreement, each Second Priority Security Document and each Second Priority Guarantee.

“Second Priority Guarantee” means any guarantee by any Loan Party of any or all of the Second Priority Obligations.

“Second Priority Lien” means any Lien created by the Second Priority Security Documents.

“Second Priority Obligations” means (a) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all indebtedness under the Second Priority Agreement, and (b) all guarantee obligations, fees, expenses and other amounts payable from time to time pursuant to the Second Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Second Priority Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any First Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Second Priority Representative” has the meaning set forth in the introductory paragraph hereof, but shall also include any Person identified as a “Second Priority Representative” in any Second Priority Agreement other than the Existing Second Priority Agreement.

“Second Priority Secured Party” means the Second Priority Representative, the Second Priority Creditors and any other holders of the Second Priority Obligations.

“Second Priority Security Documents” means the “[Security Documents]” as defined in the Second Priority Agreement and any documents that are designated under the Second Priority Agreement as “Second Priority Security Documents” for purposes of this Agreement.

“Secured Parties” means the First Priority Secured Parties and the Second Priority Secured Parties.

“Unasserted Contingent Obligations” shall mean, at any time, First Priority Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (a) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any First Priority Obligation and (b) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of First Priority Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

1.2.           Amended Agreements. All references in this Agreement to agreements or other contractual obligations shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, supplemented, restated or otherwise modified from time to time.

D-2-5

Section 2. Lien Priorities.

2.1.           Subordination of Liens.

(a)           Any and all Liens now existing or hereafter created or arising in favor of any Second Priority Secured Party securing the Second Priority Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise are expressly junior in priority, operation and effect to any and all Liens now existing or hereafter created or arising in favor of the First Priority Secured Parties securing the First Priority Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any First Priority Document or Second Priority Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any First Priority Secured Party securing any of the First Priority Obligations are (x) subordinated to any Lien securing any obligation of any Loan Party other than the Second Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

(b)           No First Priority Secured Party or Second Priority Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any security interest in the Common Collateral granted to the other or the validity, allowability or enforceability of First Priority Obligations or Second Priority Obligations. Notwithstanding any failure by any First Priority Secured Party or Second Priority Secured Party to perfect its security interests in the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Common Collateral granted to the First Priority Secured Parties or the Second Priority Secured parties, the priority and rights as between the First Priority Secured Parties and the Second Priority Secured Parties with respect to the Common Collateral shall be as set forth herein.

2.2.           Nature of First Priority Obligations. The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties acknowledges that a portion of the First Priority Obligations represents debt that is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the First Priority Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the First Priority Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Second Priority Secured Parties and without affecting the provisions hereof. The lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the First Priority Obligations or the Second Priority Obligations, or any portion thereof.

D-2-6

2.3.           Agreements Regarding Actions to Perfect Liens.

(a)           The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties agrees that UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of the Second Priority Representative shall be in form satisfactory to the First Priority Representative.

(b)           In the event the First Priority Obligations are secured by any Common Collateral, the Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that all collateral documents now or hereafter filed against such Common Collateral in favor of or for the benefit of the Second Priority Representative shall be in form satisfactory to the First Priority Representative and shall contain the following notation:

“The lien created by this document on the property described herein is junior and subordinate to the lien on such property created by any similar instrument now or hereafter granted to Bank of America, N.A., as Administrative Agent, and its successors and assigns, in such property, in accordance with the provisions of the Junior Lien Intercreditor Agreement dated as of [__________], 202[__] among Bank of America, N.A., as Administrative Agent, [__________], as [__________], and the Loan Parties referred to therein, as amended from time to time. In the event of any conflict between the terms of the Junior Lien Intercreditor Agreement and the terms of this Agreement, the terms of the Junior Lien Intercreditor Agreement shall govern.”

(c)           The First Priority Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Common Collateral pursuant to the First Priority Security Documents, such possession or control is also for the benefit of the Second Priority Representative and the other Second Priority Secured Parties solely to the extent required to perfect their security interest in such Common Collateral. Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Representative (or any third party acting on its behalf) with respect to such Common Collateral or provide the Second Priority Representative or any other Second Priority Secured Party with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Second Priority Security Documents; provided that subsequent to the occurrence of the First Priority Obligations Payment Date, the First Priority Representative shall (i) deliver to the Second Priority Representative, at the Company’s sole cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Second Priority Documents or (ii) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs; provided, further, that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties and the Second Priority Secured Parties and shall not impose on the First Priority Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.

D-2-7

2.4.           No New Liens. So long as the First Priority Obligations Payment Date has not occurred, the parties hereto agree that (a) there shall be no Lien on any assets of any Loan Party securing any Second Priority Obligation if these same assets are not subject to, and do not become subject to, a Lien securing the First Priority Obligations and (b) if any Second Priority Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any Second Priority Obligation which assets are not also subject to the first-priority Lien of the First Priority Representative under the First Priority Documents, then the Second Priority Representative, upon demand by the First Priority Representative, will without the need for any further consent of any other Second Priority Secured Party, notwithstanding anything to the contrary in any other Second Priority Document, be deemed to also hold and have held such Lien for the benefit of the First Priority Representative and the other First Priority Secured Parties as security for the First Priority Obligations (subject to the lien priority and other terms hereof) and will either (i) release such Lien or (ii) assign it to the First Priority Representative as security for the First Priority Obligations (in which case the Second Priority Representative may retain a junior lien on such assets subject to the terms hereof); provided, however, notwithstanding the foregoing, the refusal of any First Priority Secured Party to accept a Lien on any asset of any Loan Party shall not prohibit the taking of a Lien on such asset by the holders of Second Priority Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Priority Secured Parties, the Second Priority Representative and the other Second Priority Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 4.1.

Section 3. Enforcement Rights.

3.1.           Exclusive Enforcement. Until the First Priority Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the First Priority Secured Parties shall have the exclusive right to take and continue any Enforcement Action with respect to the Common Collateral, without any consultation with or consent of any Second Priority Secured Party, but subject to the provisos set forth in Sections 3.2 and 5.1. Upon the occurrence and during the continuance of a default or an event of default under the First Priority Documents, the First Priority Representative and the other First Priority Secured Parties may take and continue any Enforcement Action with respect to the First Priority Obligations and the Common Collateral in such order and manner as they may determine in their sole discretion.

3.2.           Standstill and Waivers. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that, until the First Priority Obligations Payment Date has occurred, subject to the proviso set forth in Section 5.1:

(a)           they will not take or cause to be taken any Enforcement Action;

(b)           they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Second Priority Obligation pari passu with or senior to, or to give any Second Priority Secured Party any preference or priority relative to, the Liens with respect to the First Priority Obligations or the First Priority Secured Parties with respect to any of the Common Collateral;

D-2-8

(c)           they will not contest, oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Common Collateral by any First Priority Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) by or on behalf of any First Priority Secured Party;

(d)           they have no right to (i) direct either the First Priority Representative or any other First Priority Secured Party to exercise any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or (ii) consent or object to the exercise by the First Priority Representative or any other First Priority Secured Party of any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (c), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);

(e)           they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any First Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no First Priority Secured Party shall be liable for, any action taken or omitted to be taken by any First Priority Secured Party with respect to the Common Collateral or pursuant to the First Priority Documents; and

(f)           they will not seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Common Collateral;

provided that, notwithstanding the foregoing, any Second Priority Secured Party may exercise its rights and remedies in respect of the Common Collateral under the Second Priority Security Documents or applicable law after the passage of a period of 180 days (the “Standstill Period”) from the date of delivery of a notice in writing to the First Priority Representative of acceleration of the Second Priority Obligations following an Event of Default under the Second Priority Documents and its intention to exercise such rights and remedies, which notice may only be delivered following the occurrence of and during the continuation of an “Event of Default” under and as defined in the Second Priority Agreement and acceleration of the relevant Second Priority Obligations; provided, however, that, notwithstanding the foregoing, in no event shall any Second Priority Secured Party exercise or continue to exercise any such rights or remedies if, notwithstanding the expiration of the Standstill Period, (i) any First Priority Secured Party shall have commenced and be diligently pursuing the exercise of any of its rights and remedies with respect to any of the Common Collateral (prompt notice of such exercise to be given to the Second Priority Representative) or (ii) an Insolvency Proceeding in respect of any Loan Party shall have been commenced; and provided, further, that in any Insolvency Proceeding commenced by or against any Loan Party, the Second Priority Representative and the Second Priority Secured Parties may take any action expressly permitted by Section 5.

3.3.           Judgment Creditors. In the event that any Second Priority Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Priority Obligations) to the same extent as all other Liens securing the Second Priority Obligations are subject to the terms of this Agreement.

D-2-9

3.4.          Cooperation. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that each of them shall take such actions as the First Priority Representative shall request in connection with the exercise by the First Priority Secured Parties of their rights set forth herein.

3.5.          No Additional Rights for the Loan Parties Hereunder. Except as provided in Section 3.6, if any First Priority Secured Party or Second Priority Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Loan Party shall be entitled to use such violation as a defense to any action by any First Priority Secured Party or Second Priority Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any First Priority Secured Party or Second Priority Secured Party.

3.6.          Actions Upon Breach.

(a)            If any Second Priority Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Loan Party or the Common Collateral, such Loan Party, with the prior written consent of the First Priority Secured Representative, may interpose as a defense or dilatory plea the making of this Agreement, and any First Priority Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Loan Party.

(b)            Should any Second Priority Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any First Priority Secured Party (in its own name or in the name of the relevant Loan Party) or the relevant Loan Party may obtain relief against such Second Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Priority Representative on behalf of each Second Priority Secured Party that (i) the First Priority Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Priority Secured Party waives any defense that the Loan Parties and/or the First Priority Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

Section 4. Application of Proceeds of Common Collateral; Dispositions and Releases of Common Collateral; Inspection and Insurance.

4.1.          Application of Proceeds; Turnover Provisions. All proceeds of Common Collateral (including without limitation any interest earned thereon) resulting from the sale, collection or other disposition of Common Collateral in connection with an Enforcement Action, whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first to the First Priority Representative for application to the First Priority Obligations in accordance with the terms of the First Priority Documents, until the First Priority Obligations Payment Date has occurred and second, to the Second Priority Representative for application in accordance with the Second Priority Documents. Until the occurrence of the First Priority Obligations Payment Date, any Common Collateral, including without limitation any such Common Collateral constituting proceeds, that may be received by any Second Priority Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the First Priority Representative, for the benefit of the First Priority Secured Parties, in the same form as received, with any necessary endorsements, and each Second Priority Secured Party hereby authorizes the First Priority Representative to make any such endorsements as agent for the Second Priority Representative (which authorization, being coupled with an interest, is irrevocable).

D-2-10

4.2.          Releases of Second Priority Lien.

(a)            Upon any release, sale or disposition of Common Collateral (i) permitted pursuant to the terms of the First Priority Documents that results in the release of the First Priority Lien on any Common Collateral (excluding any sale or other disposition that is expressly prohibited by the Second Priority Agreement unless such sale or disposition is consummated in connection with an Enforcement Action or consummated after the institution of any Insolvency Proceeding) or (ii) made in connection with an Enforcement Action or consummated after the institution of any Insolvency Proceeding, in each case, the Second Priority Lien on such Common Collateral (excluding any portion of the proceeds of such Common Collateral remaining after the First Priority Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person.

(b)            The Second Priority Representative shall promptly execute and deliver such release documents and instruments and shall take such further actions as the First Priority Representative shall request to evidence any release of the Second Priority Lien described in paragraph (a). The Second Priority Representative hereby appoints the First Priority Representative and any officer or duly authorized person of the First Priority Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Second Priority Representative and in the name of the Second Priority Representative or in the First Priority Representative’s own name, from time to time, in the First Priority Representative’s sole discretion, for the purposes of carrying out the terms of this Section 4.2, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this Section 4.2, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.3.          Inspection Rights and Insurance.

(a)            Any First Priority Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Common Collateral, and the First Priority Representative may advertise and conduct public auctions or private sales of the Common Collateral, in each case without notice to, the involvement of or interference by any Second Priority Secured Party or liability to any Second Priority Secured Party.

D-2-11

(b)            Until the First Priority Obligations Payment Date has occurred, the First Priority Representative will have the sole and exclusive right to (i) be named as additional insured and loss payee under any insurance policies maintained from time to time by any Loan Party (except that the Second Priority Representative shall have the right to be named as additional insured and loss payee so long as its second lien status is identified in a manner satisfactory to the First Priority Representative), (ii) adjust or settle any insurance policy or claim covering the Common Collateral in the event of any loss thereunder and (iii) approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.

Section 5. Insolvency Proceedings.

5.1.          Filing of Motions. Until the First Priority Obligations Payment Date has occurred, the Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that no Second Priority Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case that (a) violates, or is prohibited by, this Section 5 (or, in the absence of an Insolvency Proceeding, otherwise would violate or be prohibited by this Agreement), (b) asserts any right, benefit or privilege that arises in favor of the Second Priority Representative or Second Priority Secured Parties, in whole or in part, as a result of their interest in the Common Collateral or in the Second Priority Lien (unless the assertion of such right is expressly permitted by this Agreement) or (c) challenges the validity, priority, enforceability or voidability of any Liens or claims held by the First Priority Representative or any other First Priority Secured Party, or the extent to which the First Priority Obligations constitute secured claims under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Second Priority Representative may file a claim, proof of claim or proof of interest in an Insolvency Proceeding, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Second Priority Representative imposed hereby.

5.2.          Financing Matters. If any Loan Party becomes subject to any Insolvency Proceeding, and if the First Priority Representative or the other First Priority Secured Parties desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code and/or to provide financing to any Loan Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Loan Party by any third party (any such financing, “DIP Financing”), then the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that each Second Priority Secured Party (a) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such DIP Financing, (b) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in Section 5.4, (c) will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens to (i) such DIP Financing on the same terms as the First Priority Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (ii) any adequate protection provided to the First Priority Secured Parties and (iii) any “carve-out” agreed to by the First Priority Representative or the other First Priority Secured Parties and (d) agrees that notice received two calendar days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice.

D-2-12

5.3.          Relief From the Automatic Stay. The Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that none of them will seek relief from the automatic stay in Section 362 of the Bankruptcy Code or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Common Collateral, without the prior written consent of the First Priority Representative.

5.4.          Adequate Protection. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that none of them shall object, contest, or support any other Person objecting to or contesting, (a) any request by the First Priority Representative or the other First Priority Secured Parties for adequate protection or any adequate protection provided to the First Priority Representative or the other First Priority Secured Parties, (b) any objection by the First Priority Representative or any other First Priority Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts to the First Priority Representative or any other First Priority Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding anything contained in this Section and in Section 5.2(b) (but subject to all other provisions of this Agreement, including, without limitation, Sections 5.2(a) and 5.3), in any Insolvency Proceeding, (i) if the First Priority Secured Parties (or any subset thereof) are granted adequate protection consisting of additional collateral (with replacement liens on such additional collateral) and super-priority administrative expense claims in connection with any DIP Financing or use of cash collateral, and the First Priority Secured Parties do not object to the adequate protection being provided to them, then in connection with any such DIP Financing or use of cash collateral the Second Priority Representative, on behalf of itself and any of the Second Priority Secured Parties, may seek or accept adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the Liens securing the First Priority Obligations and such DIP Financing on the same basis as the other Liens securing the Second Priority Obligations are so subordinated to the First Priority Obligations under this Agreement, (y) super-priority administrative expense claims junior in all respects to the super-priority administrative expense claims granted to the First Priority Secured Parties and (z) subject to the right of the First Priority Secured Parties to object thereto, the payment of post-petition interest at the non-default rate (provided, in the case of this clause (z), that the First Priority Secured Parties have been granted adequate protection in the form of post-petition interest at a rate no lower than the non-default rate), provided, further, however, that the Second Priority Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf of itself and the Second Priority Secured Parties, in any stipulation and/or order granting such adequate protection, that such junior super-priority administrative expense claims may be paid under any plan of reorganization or similar dispositive restructuring plan in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims and (ii) in the event the Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, seeks or accepts adequate protection in accordance with clause (i) above and such adequate protection is granted in the form of additional collateral, then the Second Priority Representative, on behalf of itself or any of the Second Priority Secured Parties, agrees that the First Priority Representative shall also be granted a senior Lien on such additional collateral as security for the First Priority Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Obligations shall be subordinated to the Liens on such collateral securing the First Priority Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the First Priority Secured Parties as adequate protection, with such subordination to be on the same terms that the other Liens securing the Second Priority Obligations are subordinated to such First Priority Obligations under this Agreement. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that except as expressly set forth in this Section none of them shall seek or accept adequate protection without the prior written consent of the First Priority Representative.

D-2-13

5.5.            A voidance Issues. If any First Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off, recoupment or otherwise, then the First Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First Priority Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Second Priority Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

5.6.            Asset Dispositions in an Insolvency Proceeding. In an Insolvency Proceeding, neither the Second Priority Representative nor any other Second Priority Secured Party shall oppose any sale or disposition of any assets of any Loan Party, including the procedures to be established therefor, that is supported by the First Priority Secured Parties, and the Second Priority Representative and each other Second Priority Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by the First Priority Secured Parties and to have released their Liens on such assets.

5.7.            Separate Grants of Security and Separate Classification. Each Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the First Priority Security Documents and the Second Priority Security Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Common Collateral, the First Priority Obligations and the Second Priority Obligations are fundamentally different from each other and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Priority Secured Parties and Second Priority Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Priority Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Loan Parties in respect of the Common Collateral, with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre- petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the claims held by the Second Secured Priority Secured Parties. The Second Priority Secured Parties hereby acknowledge and agree to turn over to the First Priority Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of the preceding sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties.

D-2-14

5.8.          No Waivers of Rights of First Priority Secured Parties. Nothing contained herein shall prohibit or in any way limit the First Priority Representative or any other First Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Second Priority Secured Party not expressly permitted hereunder, including the seeking by any Second Priority Secured Party of adequate protection (except as provided in Section 5.4).

5.9.          Other Matters. To the extent that the Second Priority Representative or any Second Priority Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Common Collateral, the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties not to assert any of such rights without the prior written consent of the First Priority Representative unless expressly permitted to do so hereunder, provided that if requested by the First Priority Representative, the Second Priority Representative shall timely exercise such rights in the manner requested by the First Priority Representative, including any rights to payments in respect of such rights.

5.10.        Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding.

5.11.        506(c) Claims. Until the First Priority Obligations Payment Date has occurred, the Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the First Priority Obligations for costs or expenses of preserving or disposing of any Common Collateral.

5.12.        Reorganization Securities; Voting.

(a)            If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed, confirmed, or adopted in an Insolvency Proceeding, on account of both the First Priority Obligations and the Second Priority Obligations, then, to the extent the debt obligations distributed on account of the First Priority Obligations and on account of the Second Priority Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

D-2-15

(b)            No Second Priority Secured Party (whether in the capacity of a secured creditor or an unsecured creditor) shall propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement that is inconsistent with the priorities or other provisions of this Agreement. Without limiting the generality of the foregoing, other than with the prior written consent of the First Priority Representative, no Second Priority Secured Party (whether in the capacity of a secured creditor or an unsecured creditor) shall vote in favor of any plan unless such plan (i) satisfies the First Priority Obligations in full in cash or (ii) is proposed or supported by the number of First Priority Secured Parties required under Section 1126(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law.

5.13.        Post-Petition Interest.

(a)            Neither the Second Priority Representative nor any other Second Priority Secured Party shall oppose or seek to challenge any claim by the First Priority Representative or any other First Priority Secured Party for allowance in any Insolvency Proceeding of First Priority Obligations consisting of claims for post-petition interest, fees, or expenses under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or otherwise.

(b)            Neither the First Priority Representative nor any other First Priority Secured Party shall oppose or seek to challenge any claim by the Second Priority Representative or any other Second Priority Secured Party for allowance in any Insolvency Proceeding of Second Priority Obligations consisting of claims for post-petition interest, fees, or expenses under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or otherwise, to the extent of the value of the Lien of the Second Priority Representative on behalf of the Second Priority Secured Parties on the Common Collateral (after taking into account the First Priority Obligations).

Section 6. Security Documents.

In the event the First Priority Representative enters into any amendment, waiver or consent in respect of any of the First Priority Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Security Document or changing in any manner the rights of any parties thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Priority Security Document without the consent of or action by any Second Priority Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that (other than with respect to amendments, modifications or waivers that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of the Second Priority Agreements), (a) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Second Priority Security Document, except to the extent that a release of such Lien is permitted by Section 4.2 and provided there is a corresponding release of the Lien securing the First Priority Obligations, (b) any such amendment, waiver or consent that materially and adversely affects the rights of the Second Priority Secured Parties and does not affect the First Priority Secured Parties in a like or similar manner shall not apply to the Second Priority Security Documents without the consent of the Second Priority Representative and (c) notice of such amendment, waiver or consent shall be given to the Second Priority Representative no later than 30 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

D-2-16

Section 7. Reliance; Waivers; etc.

7.1.          Reliance. The First Priority Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the First Priority Secured Parties. The Second Priority Documents are deemed to have been executed and delivered and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The First Priority Representative expressly waives all notices of the acceptance of and reliance by the Second Priority Representative and the Second Priority Secured Parties.

7.2.          No Warranties or Liability. The Second Priority Representative and the First Priority Representative acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any other First Priority Document or any Second Priority Document. Except as otherwise provided in this Agreement, the Second Priority Representative and the First Priority Representative will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

7.3.          No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the First Priority Documents or the Second Priority Documents.

Section 8. Obligations Unconditional.

8.1.          First Priority Obligations Unconditional. All rights and interests of the First Priority Secured Parties hereunder, and all agreements and obligations of the Second Priority Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:

(a)            any lack of validity or enforceability of any First Priority Document;

(b)            any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any First Priority Document;

(c)            prior to the First Priority Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the First Priority Obligations or any guarantee or guaranty thereof; or

(d)            any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the First Priority Obligations, or of any of the Second Priority Representative, or any Loan Party, to the extent applicable, in respect of this Agreement.

D-2-17

8.2.          Second Priority Obligations Unconditional. All rights and interests of the Second Priority Secured Parties hereunder, and all agreements and obligations of the First Priority Secured Parties (and, to the extent applicable, the Loan Parties) hereunder, shall remain in full force and effect irrespective of:

(a)            any lack of validity or enforceability of any Second Priority Document;

(b)            any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Second Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Second Priority Document;

(c)            any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Second Priority Obligations or any guarantee or guaranty thereof; or

(d)            any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Second Priority Obligations or any First Priority Secured Party in respect of this Agreement.

Section 9. Miscellaneous.

9.1.          Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Document or any Second Priority Document, the provisions of this Agreement shall govern.

9.2.          Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Priority Obligation Payment Date shall have occurred. This is a continuing agreement and the First Priority Secured Parties and the Second Priority Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, the Company or any other Loan Party on the faith hereof.

9.3.          Amendments; Waivers.

(a)            No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the Company, the First Priority Representative and the Second Priority Representative (it being understood that the consent of the Company to any amendment or modification of this Agreement or any provision thereof shall only be required to the extent such amendment or modification adversely affects or impairs the rights of the Company or any Loan Party (including rights hereunder, under the First Priority Documents and under the Second Priority Documents) or imposes any additional obligation or liability upon the Company or any Loan Party); provided, however, that this Agreement may be amended from time to time (x) as provided in Section 9.3(b) and (y) at the sole request and expense of the Company, and without the consent of any Secured Party, to add, pursuant to Section 9.13 and a Loan Party Intercreditor Agreement Joinder substantially in the form of Exhibit B hereto, any additional Loan Party whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof.

D-2-18

(b)            It is understood that, upon execution and delivery of a Lien Sharing and Priority Confirmation Joinder substantially in the form of Exhibit A hereto by the Company and the applicable First Priority Representative and/or the Second Priority Representative in respect of the applicable Additional First Priority Agreement and/or Additional Second Priority Agreement, as the case may be, and without the consent of any other First Priority Secured Party or Second Priority Secured Party, the additional indebtedness or other obligations (“Additional Debt”) of any of the Loan Parties in respect of such Additional First Priority Agreement and/or Additional Second Priority Agreement, as the case may be, shall become First Priority Obligations or Second Priority Obligations, as the case may be, under this Agreement; provided, that such Additional Debt is permitted to be incurred by the First Priority Agreement and Second Priority Agreement then extant.

9.4.          Information Concerning Financial Condition of the Company and the other Loan Parties. Each of the Second Priority Representative and the First Priority Representative hereby assume responsibility for keeping itself informed of the financial condition of the Company and each of the other Loan Parties and all other circumstances bearing upon the risk of nonpayment of the First Priority Obligations or the Second Priority Obligations. The Second Priority Representative and the First Priority Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Second Priority Representative or the First Priority Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (a) to provide any such information to such other party or any other party on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.

9.5.          Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

9.6.          Submission to Jurisdiction.

(a)            Each First Priority Secured Party, each Second Priority Secured Party and each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each such party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each such party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the any First Priority Secured Party or Second Priority Secured Party may otherwise have to bring any action or proceeding against any Loan Party or its properties in the courts of any jurisdiction.

D-2-19

(b)            Each First Priority Secured Party, each Second Priority Secured Party and each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so (i) any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding.

(c)            Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

9.7.          Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

9.8.          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Priority Secured Parties and Second Priority Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral.

9.9.          Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.10.       Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

D-2-20

9.11.       Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

9.12.        WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.13.        Additional Loan Parties. Each Person that becomes a Loan Party after the date hereof shall become a party to this Agreement upon execution and delivery by such Person of a Loan Party Intercreditor Agreement Joinder substantially in the form of Exhibit B hereto.

D-2-21

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BANK OF AMERICA, N.A., as First Priority Representative for and on behalf of the First Priority Secured Parties

By:
Name:
Title:

Address for Notices: Attention: Telecopy No.: ________________, as Second Priority Representative for and on behalf of the Second Priority Secured Parties

By:
Name:
Title:

Address for Notices: Attention: Telecopy No.: LUCID GROUP, INC. [LIST OTHER LOAN PARTIES]

By:
Name:
Title:

Address for Notices: Attention: Telecopy No.:

Signature Page to Intercreditor Agreement

EXHIBIT A to
Junior Lien Intercreditor Agreement

[FORM OF]
LIEN SHARING AND PRIORITY CONFIRMATION JOINDER

Reference is made to the Junior Lien Intercreditor Agreement, dated as of [  ], 20[__] (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Junior Lien Intercreditor Agreement”), entered into by among Bank of America, N.A., as First Priority Representative for the First Priority Secured Parties referred to therein, and [___], as Second Priority Representative for the Second Priority Secured Parties referred to therein, Lucid Group, Inc., as the Company. and the Subsidiaries thereof party thereto from time to time.

Capitalized terms used but not otherwise defined herein shall have meaning set forth in the Junior Lien Intercreditor Agreement. This Lien Sharing and Priority Confirmation Joinder is being executed and delivered pursuant to Section 9.3(b) of the Junior Lien Intercreditor Agreement as a condition to the debt for which the undersigned is acting as representative being entitled to the rights and obligations of being additional secured debt under the Junior Lien Intercreditor Agreement.

1.            Joinder.  The undersigned, [                              ], a [                            ], (the “New Representative”) as [trustee] [collateral trustee] [administrative agent] [collateral agent] under that certain [described applicable indenture, credit agreement or other document governing the additional secured debt] hereby:

(a)             represents that the New Representative has been authorized to become a party to the Junior Lien Intercreditor Agreement on behalf of the [First Priority Secured Parties] [Second Priority Secured Parties] as [a First Priority Representative] [a Second Priority Representative] under the Junior Lien Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Junior Lien Intercreditor Agreement as fully as if the undersigned had executed and delivered the Junior Lien Intercreditor Agreement as of the date thereof; and

(b)             agrees that its address for receiving notices pursuant to the Junior Lien Intercreditor Agreement shall be as follows:

[Address];

2.             Lien Sharing and Priority Confirmation.

[Option A: to be used if Additional Debt constitutes First Priority Obligations] The undersigned New Representative, on behalf of itself and each holder of First Priority Obligations for which the undersigned is acting as [collateral agent] hereby agrees, for the benefit of all Secured Parties and each future Representative, and as a condition to being treated as First Priority Obligations under the Junior Lien Intercreditor Agreement, that the New Representative (and each holder of First Priority Obligations for which the undersigned is acting) is bound by the provisions of the Junior Lien Intercreditor Agreement, including the provisions relating to the ranking of Liens in favor of the New Representative.

[or]

[Option B: to be used if Additional Debt constitutes a Series of Second Priority Obligations] The undersigned New Representative, on behalf of itself and each holder of Second Priority Obligations in respect of the series of Second Priority Obligations for which the undersigned is acting as Second Priority Representative hereby agrees, for the benefit of all Secured Parties and each future Representative, and as a condition to being treated as Second Priority Obligations and Secured Obligations under the Junior Lien Intercreditor Agreement.

3.              Governing Law and Miscellaneous Provisions.  The provisions of Article XI of the Junior Lien Intercreditor Agreement will apply with like effect to this Lien Sharing and Priority Confirmation Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Lien Sharing and Priority Confirmation Joinder to be executed by their respective officers or representatives as of                  , 20       ].

[insert name of New Representative]

By:
Name:
Title:

The undersigned Second Priority Representative hereby acknowledges receipt of this Lien Sharing and Priority Confirmation Joinder:

, as Second Priority Representative

By:
Name:
Title:

The undersigned First Priority Representative hereby acknowledges receipt of this Lien Sharing and Priority Confirmation Joinder:

, as First Priority Representative

By:
Name:
Title:

EXHIBIT B

to Junior Lien Intercreditor Agreement

[FORM OF]
GRANTOR INTERCREDITOR AGREEMENT JOINDER

The undersigned,                                       , a                          , hereby agrees to become party as a [Loan Party] under the Junior Lien Intercreditor Agreement, dated as of [__], 20[__], entered into by and among Bank of America, N.A., as First Priority Representative for the First Priority Secured Parties referred to therein, and [___], as Second Priority Representative for the Second Priority Secured Parties referred to therein, Lucid Group, Inc., as the Company. and the Subsidiaries thereof party thereto from time to time. (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Junior Lien Intercreditor Agreement”).

The provisions of Section 9 of the Junior Lien Intercreditor Agreement will apply with like effect to this Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Junior Lien Intercreditor Agreement Joinder to be executed by their respective officers or representatives as of                                                                  , 20             .

[ ]

By:
Name:

Exhibit D-3

[FORM OF] GLOBAL INTERCOMPANY NOTE

[__], 20[__]

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other Person listed on the signature pages hereto (each such borrower, in such capacity a “Payor”), hereby promises to pay on demand to the applicable Person listed on the signature pages hereto (each such lender, in such capacity a “Payee”), in lawful money of the United States of America, or in such other currency as agreed to by such Payor and such Payee, in immediately available funds, at such location as such Payee shall from time to time designate, the unpaid principal amount of all loans and advances (including trade payables) made by such Payee to such Payor. Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

Reference is made to that certain Credit Agreement dated as of June 9, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement” among Lucid Group, Inc., a Delaware corporation, as the Borrower Representative and a Borrower, the other Borrowers from time to time party thereto, the Lenders and Issuing Banks from time to time party thereto and Bank of America, N.A., as Administrative Agent.

When used herein, (i) the term “Loan Documents” shall mean the “Loan Documents” (as defined in the Credit Agreement, (ii) the term “Senior Collateral Documents” shall mean the “Collateral Documents” (as defined in Credit Agreement, collectively), (iii) the term “Senior Secured Obligations” shall mean the “Secured Obligations” (as defined in the Credit Agreement), (iv) the term “Senior Event of Default” shall mean any “Event of Default” (as defined in the Credit Agreement), (v) the term “Senior Secured Parties” shall mean the “Secured Parties” (as defined in the Credit Agreement) and (vi) the term “Senior Termination Date” shall mean the occurrence of “Payment in Full” (as defined in the Credit Agreement). Capitalized terms used in this intercompany promissory note (this “Note”) but not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

This Note shall be pledged by each Payee that is a Loan Party (a “Loan Party Payee”) to the Administrative Agent for the benefit of the Secured Parties, to the extent (but only to the extent) required of such Payee by the Senior Collateral Documents and/or the Credit Agreement, as collateral security for such Payee’s Senior Secured Obligations (in each case, as limited by the Senior Collateral Documents and the Credit Agreement). Each Payee hereby acknowledges and agrees that after the occurrence of and during the continuance of a Senior Event of Default, but subject to the terms of the Senior Collateral Documents, the Credit Agreements and any Acceptable Intercreditor Agreement, the Administrative Agent may, in accordance with and subject to the rights and remedies provided pursuant to the Senior Collateral Documents and otherwise available to it under applicable law, exercise all rights of the Loan Party Payees with respect to this Note.

Upon the commencement of any insolvency or bankruptcy proceeding, or any receivership, liquidation, reorganization or other similar proceeding in connection therewith, relating to any Payor owing any amounts evidenced by this Note to any Loan Party, or to any property of any such Payor, or upon the commencement of any proceeding for voluntary liquidation, dissolution or other winding up of any such Payor, but in each case subject to the terms of the Credit Agreement, the Collateral Documents and any Acceptable Intercreditor Agreement, all amounts evidenced by this Note owing by such Payor to any and all Loan Parties shall become immediately due and payable, without presentment, demand, protest or notice of any kind.

Anything in this Note to the contrary notwithstanding, each individual item of indebtedness evidenced by this Note that is owed by any Payor that is a Loan Party to any Payee that is not a Loan Party shall be subordinate and junior in right of payment (but only to the extent permitted by applicable Requirements of Law and not giving rise to adverse Tax consequences), to the extent and in the manner hereinafter set forth in clauses (i) through (ix) below, to all Senior Secured Obligations of such Payor to the Senior Secured Parties until the Senior Termination Date shall have occurred; provided that each Payor may make payments to the applicable Payee so long as no Senior Event of Default shall have occurred and be continuing and such Payor shall have received notice of such Senior Event of Default from the Administrative Agent (provided that no such notice shall be required to be given in the case of any Senior Event of Default arising under Sections 7.01(f) or 7.01(g) of the Credit Agreement with respect to any Borrower) (such Senior Secured Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”) (for avoidance of doubt, except to the extent set forth in clause (ii)(y) below, the subordination provisions set forth herein shall not apply to indebtedness evidenced by this Note (i) owed by any Payor that is not a Loan Party or (ii) owed by any Payor that is a Loan Party to any Payee that is a Loan Party:

(i)            In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relating to any Payor or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor (except as expressly permitted by the Credit Agreement), whether or not involving insolvency or bankruptcy, then, if any Senior Event of Default has occurred and is continuing, (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness (other than contingent obligations not yet due, Secured Banking Services Obligations and Secured Swap Agreement Obligations) before any Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness (other than contingent obligations not yet due, Secured Banking Services Obligations and Secured Swap Agreement Obligations), any payment or distribution to which such Payee would otherwise be entitled on account of this Note (other than debt securities of such Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness.

(ii)            If any Senior Event of Default occurs and is continuing and such Payor shall have received notice of such Senior Event of Default from the Administrative Agent (provided that no such notice shall be required to be given in the case of any Senior Event of Default arising under Section 7.01(f) or 7.01(g) of the Credit Agreement with respect to any Borrower), then (x) no payment or distribution of any kind or character shall be made by or on behalf of any Payor that is a Loan Party, or any other Person on its behalf, with respect to the indebtedness evidenced by this Note owed by any such Payor to any Payee that is not a Loan Party and (y) no amounts evidenced by this Note owing by any Payor to any Payee that is a Loan Party shall be forgiven or otherwise reduced in any way, other than as a result of payment in full thereof made in cash.

D-3-2

(iii)            If any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), and whether directly, by purchase, redemption, exercise of any right of setoff or otherwise, with respect to any amounts evidenced by this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) above prior to the Senior Termination Date, such payment or distribution shall be held by such Payee in trust (segregated from other property of such Payee) for the benefit of the Administrative Agent, and shall be paid over or delivered in accordance with the applicable Acceptable Intercreditor Agreement or, if no such agreement is in effect at such time, pursuant to the applicable Loan Documents.

(iv)            Each Payee agrees to file all claims against each relevant Payor in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Senior Indebtedness, and the Administrative Agent shall be entitled to all of such Payee’s rights thereunder. If for any reason a Payee fails to file such claim at least ten Business Days prior to the last date on which such claim should be filed, such Payee hereby irrevocably appoints the Administrative Agent as its true and lawful attorney-in-fact and the Administrative Agent is hereby authorized to act as attorney-in-fact in such Payee’s name to file such claim or, in the Administrative Agent’s discretion, to assign such claim to and cause proof of claim to be filed in the name of the Administrative Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Administrative Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Payee hereby assigns to the Administrative Agent all of such Payee’s rights to any payments or distributions to which such Payee otherwise would be entitled. If the amount so paid is greater than such Payee’s liability hereunder, the Administrative Agent shall pay the excess amount to the party entitled thereto under the Applicable Acceptable Intercreditor Agreement or, if no such agreement is in effect at such time, pursuant to the applicable Loan Documents, and applicable law. In addition, each Payee hereby irrevocably appoints the Administrative Agent as its attorney-in-fact to exercise all of such Payee’s voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of each relevant Payor.

(v)            Each Payee waives the right to compel that any property of any Payor or any property of any guarantor of any Senior Indebtedness or any other Person be applied in any particular order to discharge such Senior Indebtedness. Each Payee expressly waives the right to require the Administrative Agent or any other holder of Senior Indebtedness to proceed against any Payor, any guarantor of any Senior Indebtedness or any other Person, or to pursue any other remedy in its or their power that such Payee cannot pursue and that would lighten such Payee’s burden, notwithstanding that the failure of the Administrative Agent or any such other holder to do so may thereby prejudice such Payee. Each Payee agrees that it shall not be discharged, exonerated or have its obligations hereunder reduced by (x) the Administrative Agent’s or any other holders of Senior Indebtedness’ delay in proceeding against or enforcing any remedy against any Payor, any guarantor of any Senior Indebtedness or any other Person (y) the Administrative Agent or any holder of Senior Indebtedness releasing any Payor, any guarantor of any Senior Indebtedness or any other Person from all or any part of the Senior Indebtedness or (z) the discharge of any Payor, any guarantor of any Senior Indebtedness or any other Person by an operation of law or otherwise, with or without the intervention or omission of the Administrative Agent or any such holder.

D-3-3

(vi)            Each Payee waives all rights and defenses arising out of an election of remedies by the Administrative Agent or any other holder of Senior Indebtedness, even if that election of remedies, including any non-judicial foreclosure with respect to any property securing any Senior Indebtedness, has impaired the value of such Payee’s rights of subrogation, reimbursement, or contribution against any Payor, any guarantor of any Senior Indebtedness or any other Person. Each Payee expressly waives any rights or defenses it may have by reason of protection afforded to any Payor, any guarantor of any Senior Indebtedness or any other Person with respect to the Senior Indebtedness pursuant to any anti-deficiency laws or other laws of similar import that limit or discharge the principal debtor’s indebtedness upon judicial or non-judicial foreclosure of property or assets securing any Senior Indebtedness.

(vii)            Each Payee agrees that, without the necessity of any reservation of rights against it, and without notice to or further assent by it, any demand for payment of any Senior Indebtedness made by the Administrative Agent or any other holder of Senior Indebtedness may be rescinded in whole or in part by the Administrative Agent or such holder, and any Senior Indebtedness may be continued, and the Senior Indebtedness or the liability of any Payee, any guarantor thereof or any other Person obligated thereunder, or any right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other holder of Senior Indebtedness, in each case without notice to or further assent by such Payee, which will remain bound hereunder, and without impairing, abridging, releasing or affecting the subordination provided for herein.

(viii)            Each Payee waives any and all notice of the creation, renewal, extension or accrual of any Senior Indebtedness, and any and all notice of or proof of reliance by holders of Senior Indebtedness upon the subordination provisions set forth herein. The Senior Indebtedness shall be deemed conclusively to have been created, contracted or incurred, and the consent to create the obligations of any Payee evidenced by this Note shall be deemed conclusively to have been given, in reliance upon the subordination provisions set forth herein.

(ix)            To the maximum extent permitted by law, each Payee waives any claim it might have against the Administrative Agent or any other holder of Senior Indebtedness with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Administrative Agent or any such holder, or any of their Related Parties, with respect to any exercise of rights or remedies under the Loan Documents, except to the extent due to the gross negligence, bad faith or willful misconduct of the Administrative Agent or any such holder, as the case may be, or any of its Related Parties, as determined by a court of competent jurisdiction in a final and non-appealable judgment. None of the Administrative Agent, any other holder of Senior Indebtedness or any of their Related Parties shall be liable for failure to demand, collect or realize upon any guarantee of any Senior Indebtedness, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any property upon the request of any Payor, any Payee or any other Person or to take any other action whatsoever with regard to any such guarantee or any other property.

D-3-4

Each Payee acknowledges and agrees that the subordination provisions of this Note (a) constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code and (b) shall continue to be effective following the commencement of any bankruptcy or insolvency proceeding or be reinstated, as the case may be, if at any time any payment on account of the Senior Secured Obligations is rescinded, avoided, or must otherwise be returned by any holder thereof in connection with any bankruptcy or insolvency proceeding.

Each applicable Payee and each applicable Payor hereby agree that the subordination provisions set forth in this Note are for the benefit of the Administrative Agent and the other holders of Senior Indebtedness. The Administrative Agent and the other holders of Senior Indebtedness are obligees under this Note to the same extent as if their names were written herein as such and the Administrative Agent may, on behalf of itself and such other holders, proceed to enforce the subordination provisions set forth herein.

All rights and interests of the Administrative Agent and the other holders of Senior Indebtedness hereunder, and the subordination provisions and the related agreements of the Payors and Payees set forth herein, shall remain in full force and effect irrespective of:

(i)             any lack of validity or enforceability of the Credit Agreement or any other Loan Document;

(ii)            any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Indebtedness or any amendment or waiver or other modification, whether by course of conduct or otherwise, of, or consent to departure from, the Credit Agreement or any other Loan Document;

(iii)           any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of or consent to departure from, any guarantee of any Senior Indebtedness; or

(iv)           any other circumstances that might otherwise constitute a defense available to, or a discharge of, any Payor in respect of any Senior Indebtedness or of any Payee or any Payor in respect of the subordination provisions set forth herein.

The indebtedness evidenced by this Note (i) owed by any Payor that is not a Loan Party or (ii) owed by any Payor that is a Loan Party to any Payee that is a Loan Party shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.

D-3-5

Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein; provided that the failure of any Payee to record such information shall not affect any Payor’s obligations in respect of indebtedness extended by such Payee to such Payor.

Each Payor hereby waives diligence, presentment, demand, protest or notice of any kind whatsoever in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

It is understood and agreed that this Note shall only evidence Debt.

This Note shall be binding upon each Payor and its successors, and the terms and provisions of this Note shall inure to the benefit of each Payee and its successors. Notwithstanding anything to the contrary contained herein, in any other Loan Document or in any other promissory note or other instrument, this Note replaces and supersedes any and all promissory notes or other instruments which create or evidence any loans or advances made on, before or after the date hereof by any Payee to any Payor.

From time to time after the date hereof, additional Subsidiaries of the Company may become parties hereto (as Payor and/or Payee, as the case may be) by executing a counterpart signature page to this Note (each additional Subsidiary, an “Additional Party”). Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Party shall be a Payor and/or a Payee, as the case may be, and shall be as fully a party hereto as if such Additional Party were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor or Payee hereunder. This Note shall be fully effective as to any Payor or Payee that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payor or Payee hereunder.

No amendment, modification or waiver of, or consent with respect to, any provisions of this Note shall be effective unless the same shall be in writing and signed and delivered by each Payor and Payee whose rights or obligations shall be affected thereby; provided that, until such time as the Senior Termination Date shall have occurred, the Administrative Agent shall have provided its prior written consent to any such amendment, modification, waiver or consent that is adverse to the interests of the Senior Secured Parties (except that no such consent of the Administrative Agent shall be required to the extent such amendment, modification, waiver or consent is required to comply with any Requirement of Law or to avoid or minimize any materially adverse Tax consequences).

This Note may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

D-3-6

Notwithstanding anything herein to the contrary, the lien and security interest granted to the Administrative Agent in this Note pursuant to the Collateral Documents and the exercise of any right or remedy by the Administrative Agent thereunder are subject to the limitations and provisions of each Acceptable Intercreditor Agreement. In the event of any conflict between the terms of the any Acceptable Intercreditor Agreement and this Note, the terms of such Acceptable Intercreditor Agreement shall govern. Without limiting the generality of the foregoing and notwithstanding anything herein to the contrary, (i) no Payor or Payee shall be required to take any action with respect to this Note that is inconsistent with the provisions of any Acceptable Intercreditor Agreement, (ii) no inability by any Payor or Payee to comply with any terms hereunder as a result of any conflicting instructions of any “controlling authorized representative” (or like term) under any Acceptable Intercreditor Agreement, or any conflicting provisions of any Acceptable Intercreditor Agreement or any collateral documents relating to any “senior priority debt” (or like term), shall constitute a breach of the terms hereof and (iii) no breach of any of the terms hereunder as a result of the existence of any Acceptable Intercreditor Agreement and the rights and remedies of any other Person as a result thereof shall constitute a breach of the terms hereof.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

D-3-7

IN WITNESS WHEREOF, each of the undersigned in its capacity as a Payee and/or as a Payor has caused this Global Intercompany Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above.

[PAYOR/PAYEE]

By:
Name:
Title:

[PAYOR/PAYEE]

By:
Name:
Title:

[Signature Page to Global Intercompany Note]

ALLONGE

This allonge (this “Allonge”), by this reference is made a part of, that certain Global Intercompany Note, dated as of [●], 20[●] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among the undersigned, for the purpose of annexing thereto the following endorsement.

Pay to the order of ___________________________________________, its successors and assigns, without recourse or warranty.

Dated: __________________

IN WITNESS WHEREOF, the parties hereto have caused this Allonge to be duly executed and delivered as of the date first above written.

[PAYOR/PAYEE]

By:
Name:
Title:

[PAYOR/PAYEE]

By:
Name:
Title:

[Signature Page to Allonge]

Exhibit E

[FORM OF] COMPLIANCE CERTIFICATE

Reference is hereby made to the Credit Agreement dated as of June 9, 2022 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Lucid Group, Inc., a Delaware corporation, as the Borrower Representative and a Borrower, the other Borrowers from time to time party thereto, the Lenders and Issuing Banks from time to time party thereto and Bank of America, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Pursuant to Section 5.01(d) of the Credit Agreement, the undersigned, in his/her capacity as a Responsible Officer of the Company and not in any individual capacity, certifies as of the date hereof as follows:

[Prior to the occurrence of the FCCR Covenant Trigger Date:]

1.	[Attached hereto as Exhibit A are reasonably detailed calculations of Liquidity, the data and calculations of which are true, complete and correct in all material respects.]

2.	[Attached hereto as Exhibit C is a list, with respect to each Loan Party during the fiscal quarter ended [Month] [Day], 20[__], of acquisitions of interests in Material Real Property to the extent not previously disclosed in a written certification from a Responsible Officer of the Borrower Representative to the Administrative Agent.][1]

[Following the occurrence of the FCCR Covenant Trigger Date:]

1.	[Attached hereto as Exhibit A is a reasonably detailed calculation of Consolidated EBITDA, the data and calculations of which are true, complete and correct in all material respects.][2]

2.	[Attached hereto as Exhibit B is a reasonably detailed calculation of the Fixed Charge Coverage Ratio, the data and calculations of which are true, complete and correct in all material respects.][3]

3.	[Attached hereto as Exhibit C is a list, with respect to each Loan Party during the fiscal quarter ended [Month] [Day], 20[__], of acquisitions of interests in Material Real Property to the extent not previously disclosed in a written certification from a Responsible Officer of the Borrower Representative to the Administrative Agent.][4]

1 Only required to be included in Compliance Certificates delivered prior to the Fixed Asset Release Date.

2 Include only if a Compliance Period is in effect.

3 Include only if a Compliance Period is in effect.

4 Only required to be included in Compliance Certificates delivered prior to the Fixed Asset Release Date.

E-1

IN WITNESS WHEREOF, the undersigned, in his/her capacity as a Responsible Officer of the Company, has executed this certificate for and on behalf of the Company and has caused this certificate to be delivered this ____ day of _____________, 20__.

LUCID GROUP, INC.

By:
Name:
Title:

[Signature Page to Compliance Certificate]

Exhibit A

(a) [Liquidity calculations]1 [Consolidated EBITDA calculations]2

1 Only required to be included prior to the occurrence of the FCCR Covenant Trigger Date.

2 Only required to be included following the occurrence of the FCCR Covenant Trigger Date.

Exhibit B

[Reserved]1

[(a) Fixed Charge Coverage Ratio Calculations]2

1 Mark Exhibit B as [Reserved] prior to the occurrence of the FCCR Covenant Trigger Date.

2 Only required to be included following the occurrence of the FCCR Covenant Trigger Date.

Exhibit C

Material Real Property

Exhibit F-1

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement dated as of June 9, 2022 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Lucid Group, Inc., a Delaware corporation, as the Borrower Representative, the other Borrowers from time to time party thereto, the Lenders and Issuing Banks from time to time party thereto and Bank of America, N.A., as Administrative Agent for the Lenders and Issuing Banks. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code and (v) no payment under any Loan Document is effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Borrower Representative and the Administrative Agent with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform the Borrower Representative and the Administrative Agent in writing and deliver promptly to the Borrower Representative and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower Representative or the Administrative Agent) or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal ineligibility to do so and (2) the undersigned shall have at all times furnished the Borrower Representative and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which (and prior to the time) each payment is to be made to the undersigned, or either of the two calendar years preceding each payment.

[NAME OF LENDER]

By:
Name:
Title:

Date:_____________, 20[__]

Exhibit F-2

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement dated as of June 9, 2022 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Lucid Group, Inc., a Delaware corporation, as the Borrower Representative, the other Borrowers from time to time party thereto, the Lenders and Issuing Banks from time to time party thereto and Bank of America, N.A., as Administrative Agent for the Lenders and Issuing Banks. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code and (v) no payment under any Loan Document is effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W- 8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its legal ineligibility to do so and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which (and prior to the time) each payment is to be made to the undersigned, or either of the two calendar years preceding each payment.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:_____________, 20[__]

Exhibit F-3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement dated as of June 9, 2022 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Lucid Group, Inc., a Delaware corporation, as the Borrower Representative, the other Borrowers from time to time party thereto, the Lenders and Issuing Banks from time to time party thereto and Bank of America, N.A., as Administrative Agent for the Lenders and Issuing Banks. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) it and/or its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its direct or indirect partners/members claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members claiming the portfolio interest exemption on behalf of itself is a “10-percent shareholder” of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members claiming the portfolio interest exemption on behalf of itself is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code and (vi) no payment under any Loan Document is effectively connected with the conduct of a U.S. trade or business by the undersigned or any of its direct or indirect partners/members claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners.

The undersigned has furnished its participating Lender with an IRS Form W-8IMY accompanied by an IRS Form W-8BEN, W-8BEN-E or W-8IMY, as applicable, from each of its direct or indirect partners/members claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its legal ineligibility to do so and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which (and prior to the time) each payment is to be made to the undersigned, or either of the two calendar years preceding each payment.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:_____________, 20[__]

Exhibit F-4

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to that certain Credit Agreement dated as of June 9, 2022 (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Lucid Group, Inc., a Delaware corporation, as the Borrower Representative, the other Borrowers from time to time party thereto, the Lenders and Issuing Banks from time to time party thereto and Bank of America, N.A., as Administrative Agent for the Lenders and Issuing Banks. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any promissory note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it and/or its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any promissory note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its direct or indirect partners/members claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members claiming the portfolio interest exemption on behalf of itself is a “10-percent shareholder” of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members claiming the portfolio interest exemption on behalf of itself is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code and (vi) no payment under any Loan Document is effectively connected with the conduct of a U.S. trade or business by the undersigned or any of its direct or indirect partners/members claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners.

The undersigned has furnished the Borrower Representative and the Administrative Agent with an IRS Form W-8IMY accompanied by an IRS Form W-8BEN, W-8BEN-E or W-8IMY, as applicable, from each of its direct or indirect partners/members claiming the portfolio interest exemption on behalf of itself or any of its beneficial owners. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform the Borrower Representative and the Administrative Agent in writing and deliver promptly to the Borrower Representative and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower Representative or the Administrative Agent) or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal ineligibility to do so and (2) the undersigned shall have at all times furnished the Borrower Representative and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which (and prior to the time) each payment is to be made to the undersigned, or either of the two calendar years preceding each payment.

[NAME OF LENDER]

By:
Name:
Title:

Date:_____________, 20[__]

Exhibit 99.1

Lucid Announces $1.0B Revolving Credit Facility

NEWARK, Calif. — June 15, 2022 – Lucid Group, Inc. (NASDAQ: LCID) (“Lucid”), setting new standards with the longest-range, fastest-charging electric car on the market, today announced entry into a Credit Agreement (the “Credit Agreement”) on June 9, 2022. Bank of America, N.A. is the administrative agent and swingline lender on the transaction. Other lenders in the initial bank syndicate include Citigroup; Barclays Bank PLC; Goldman Sachs Bank USA; JPMorgan Chase Bank N.A.; BNP Paribas; Royal Bank of Canada, Capital Markets; HSBC Bank USA, N.A.; MUFG Bank, Ltd.; Sumitomo Mitsui Banking Corporation; and Wells Fargo Bank, N.A. This world-class syndicate of banks is providing a secured asset-based revolving credit facility with an initial committed amount of up to $1.0 billion (the “ABL Credit Facility”).

“We are pleased to complete this credit facility with an exceptional syndicate of banks, which illustrates our ability to access alternative forms of financing and provides us with further financial flexibility to scale our business,” said Sherry House, Lucid’s CFO. “We ended the first quarter of 2022 with close to $5.4 billion of cash on hand, which we expect will fund us well into 2023. We remain committed to scaling our business and are executing against our strategic objectives.”

Certain terms and covenants contained in the new ABL Credit Facility are summarized below:

•	Provides revolving credit under the facility with an initial committed amount of up to $1.0 billion, with availability based on the value of certain eligible assets included in the borrowing base from time to time, and includes a $350.0 million sublimit for letters of credit and a $100.0 million sublimit for swingline loans.

•	Provides for uncommitted incremental revolving commitments of up to an additional $500.0 million, plus certain other amounts, in each case subject to obtaining the commitments from lenders providing such incremental commitments.

•	The ABL Credit Facility has a stated term of five years, maturing on June 9, 2027.

About Lucid Group

Lucid’s mission is to inspire the adoption of sustainable energy by creating advanced technologies and the most captivating luxury electric vehicles centered around the human experience. The company’s first car, Lucid Air is a state-of-the-art luxury sedan with a California-inspired design that features luxurious full-size interior space in a mid-size exterior footprint. Underpinned by race-proven battery technology and proprietary powertrains developed entirely in-house, Lucid Air was named the 2022 MotorTrend Car of the Year®. The Lucid Air Grand Touring features an official EPA estimated 516 miles of range or 1,050 horsepower. Customer deliveries of Lucid Air, which is produced at Lucid's new factory in Casa Grande, Arizona, are underway.

Media Contact
media@lucidmotors.com

Investor Relations Contact
investor@lucidmotors.com

Trademarks

This communication contains trademarks, service marks, trade names and copyrights of Lucid Group, Inc. and its subsidiaries and other companies, which are the property of their respective owners.

Forward-Looking Statements

This communication includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target," "continue," "could," "may," "might," "possible," "potential," "predict" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding expectations and plans regarding the ABL Credit Facility, including the availability of the committed and uncommitted amounts and the financial flexibility the ABL Credit Facility may provide, Lucid’s ability to access alternative forms of financing, and the estimate of the length of time Lucid’s existing cash will be sufficient to fund planned operations. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Lucid's management. These forward-looking statements are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from these forward-looking statements. Many actual events and circumstances are beyond the control of Lucid. These forward-looking statements are subject to a number of risks and uncertainties, including those factors discussed under the heading "Risk Factors" in Part II, Item 1A of Lucid's Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as well as other documents Lucid has filed or will file with the Securities and Exchange Commission. If any of these risks materialize or Lucid's assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Lucid presently does not know or that Lucid currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Lucid's expectations, plans or forecasts of future events and views as of the date of this communication. Lucid anticipates that subsequent events and developments will cause Lucid's assessments to change. However, while Lucid may elect to update these forward-looking statements at some point in the future, Lucid specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Lucid's assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.